PROSPECTUS_____________________________________FILED PURSUANT TO RULE 424(B)(3)
                                                     REGISTRATION NO. 333-59807
                               OFFER TO EXCHANGE
             12 3/4% SENIOR NOTES DUE 2007 (THE "EXCHANGE NOTES")
    FOR ALL OUTSTANDING 12 3/4% SENIOR NOTES DUE 2007 (THE "PRIVATE NOTES")

                                      OF

                           ARCH COMMUNICATIONS, INC.

  THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME ON FEBRUARY 4, 1999 UNLESS EXTENDED.
                                ---------------

  Arch Communications, Inc., a Delaware corporation ("Arch"), hereby makes an Exchange Offer, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal, to exchange $1,000 principal amount of its 12 3/4% Senior Notes due 2007 (the "Exchange Notes"), which notes have been registered under the Securities Act of 1933, as amended, pursuant to a Registration Statement of which this Prospectus is a part, for each $1,000 principal amount of its outstanding 12 3/4% Senior Notes due 2007 (the "Private Notes"), of which $130.0 million in aggregate principal amount are outstanding as of the date hereof. The form and terms of the Exchange Notes are the same as the form and terms of the Private Notes except that (i) the Exchange Notes have been registered under the Securities Act and, therefore, the Exchange Notes will not bear legends restricting the transfer thereof, (ii) holders of the Exchange Notes will not be entitled to certain rights of holders of the Private Notes under the Exchange and Registration Rights Agreement described herein and (iii) certain provisions relating to an increase in the stated interest rate on the Private Notes provided for under certain circumstances will be eliminated. The Exchange Notes will evidence the same indebtedness as the Private Notes (which they replace) and will be entitled to the benefits of an Indenture dated as of June 29, 1998 governing the Private Notes and the Exchange Notes. The Private Notes and the Exchange Notes are sometimes referred to herein collectively as the "Notes". See "The Exchange Offer" and "Description of Notes".

  Arch, a wholly owned subsidiary of Arch Communications Group, Inc., a Delaware corporation ("Parent"), is an intermediate holding company with no material assets other than the stock of its subsidiaries. The Private Notes are, and the Exchange Notes will be, obligations of Arch; none of Arch's subsidiaries will have any obligation to pay any amounts due with respect to the Notes or to make any funds available therefor. The Private Notes are, and the Exchange Notes will be, structurally subordinated to all current or future liabilities of Arch's subsidiaries, including trade payables and indebtedness. At September 30, 1998, the Notes were structurally subordinated to $329.8 million of liabilities of Arch's subsidiaries. In addition, Parent will not have any obligation to pay any amounts due with respect to the Notes or to make any funds available therefor. At September 30, 1998, Parent had $373.6 million of liabilities (excluding liabilities of its subsidiaries and Parent's guarantees thereof). See "Risk Factors--Holding Company Structure and Structural Subordination of the Notes" and "Description of Notes--General". Parent has agreed to enter into a business combination involving MobileMedia Communications, Inc. ("MMC" and, together with its subsidiaries, "MobileMedia") and MMC's parent company, MobileMedia Corporation ("MMC Parent"), which, if consummated, will result in material increases in the outstanding indebtedness of Arch and its subsidiaries. See "Prospectus Summary--Recent Developments--Anticipated MobileMedia Transaction" and Annex A.

  Arch will not be required to make any mandatory redemption or sinking fund payment with respect to the Notes prior to maturity. The Notes will be redeemable at the option of Arch, in whole or in part, at any time after July 1, 2003 at the redemption prices set forth herein. In addition, at the option of Arch, up to 35% of the Notes may be redeemed prior to July 1, 2001 at the redemption price set forth herein with the net proceeds of an Equity Offering (as defined herein) by Arch or Parent, provided that at least $84.5 million aggregate principal amount of the Notes remains outstanding following each such redemption. Upon the occurrence of a Change of Control (as defined herein) at any time, Arch will be required to make an offer to repurchase each holder's Notes (each a "Holder") at a price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages (as defined herein), if any, to the date of purchase. The Notes will be senior unsecured obligations of Arch and will rank pari passu in right of payment with other existing and future senior unsecured indebtedness of Arch. See "Description of Notes".

  The Exchange Notes will bear interest at the same rate and on the same terms as the Private Notes. Consequently, the Exchange Notes will bear interest at the rate of 12 3/4% per annum from and including January 2, 1999 and the interest thereon will be payable semi-annually in arrears on January 1 and July 1 of each year, commencing July 1, 1999. The Private Notes bear interest from and including the date of issuance of the Private Notes (June 29, 1998). Interest accrued on Private Notes through January 1, 1999 was paid on January 1, 1999 to Holders of record on December 15, 1998. Holders whose Private Notes are accepted for exchange will exchange the right to receive interest accrued on the Private Notes from January 2, 1999, for the right to receive interest accrued on the Exchange Notes from such date.

                                ---------------

  SEE "RISK FACTORS", BEGINNING ON PAGE 15, FOR A DISCUSSION OF CERTAIN FACTORS THAT INVESTORS SHOULD CONSIDER IN CONNECTION WITH THE EXCHANGE OFFER AND AN INVESTMENT IN THE EXCHANGE NOTES.

                                ---------------

  THESE  SECURITIES  HAVE  NOT   BEEN  APPROVED  OR  DISAPPROVED  BY  THE
   SECURITIES   AND  EXCHANGE   COMMISSION  OR   ANY  STATE   SECURITIES
    COMMISSION  NOR HAS THE SECURITIES  AND EXCHANGE COMMISSION OR  ANY
     STATE SECURITIES COMMISSION PASSED  UPON THE ACCURACY OR ADEQUACY
      OF  THIS PROSPECTUS. ANY  REPRESENTATION TO  THE CONTRARY IS  A
       CRIMINAL OFFENSE.

                                ---------------

  ARCH WILL ACCEPT FOR EXCHANGE ANY AND ALL VALIDLY TENDERED PRIVATE NOTES NOT WITHDRAWN PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON FEBRUARY 4, 1999, UNLESS THE EXCHANGE OFFER IS EXTENDED BY ARCH IN ITS SOLE DISCRETION (THE "EXPIRATION DATE"). TENDERS OF PRIVATE NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE. THE EXCHANGE OFFER IS NOT CONDITIONED UPON ANY MINIMUM PRINCIPAL AMOUNT OF PRIVATE NOTES BEING TENDERED FOR EXCHANGE. PRIVATE NOTES MAY BE TENDERED ONLY IN INTEGRAL MULTIPLES OF $1,000. IN THE EVENT ARCH TERMINATES THE EXCHANGE OFFER AND DOES NOT ACCEPT FOR EXCHANGE ANY PRIVATE NOTES, ARCH WILL PROMPTLY RETURN ALL PREVIOUSLY TENDERED PRIVATE NOTES TO THE HOLDERS THEREOF. THE EXCHANGE OFFER IS SUBJECT TO CUSTOMARY CONDITIONS. SEE "THE EXCHANGE OFFER--CONDITIONS".

                                ---------------

                The date of this Prospectus is January 5, 1999

  Based on an interpretation by the staff of the Securities and Exchange Commission (the "SEC" or "Commission") set forth in no-action letters issued to third parties, Arch believes that the Exchange Notes issued pursuant to the Exchange Offer in exchange for Private Notes may be offered for resale, resold and otherwise transferred by a Holder (other than (i) a broker-dealer who purchases such Exchange Notes directly from Arch to resell pursuant to Rule 144A or any other available exemption under the Securities Act or (ii) a person that is an affiliate of Arch within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act; provided that the Holder is acquiring the Exchange Notes in the ordinary course of its business and is not participating, and has had no arrangement or understanding with any person to participate, in a distribution of the Exchange Notes. Holders of Private Notes wishing to accept the Exchange Offer must represent to Arch, as required by the Exchange and Registration Rights Agreement (as defined herein), that such conditions have been met. Arch believes that none of the registered holders of the Private Notes is an affiliate (as such term is defined in Rule 405) of Arch.

  Prior to the Exchange Offer, there has been no public market for the Notes. The Exchange Notes will not be listed on any securities exchange, but the Private Notes are eligible for trading in the National Association of Securities Dealers, Inc.'s Private Offerings, Resales and Trading through Automatic Linkages (PORTAL) market. There can be no assurance that an active market for the Notes will develop. To the extent that a market for the Notes does develop, the market value of the Notes will depend on market conditions (such as yields on alternative investments), general economic conditions, Arch's financial condition and certain other factors. Such conditions might cause the Notes, to the extent that they are traded, to trade at a significant discount from face value. See "Risk Factors--Absence of Public Market for Notes".

  Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer may be deemed to be an "underwriter" within the meaning of the Securities Act. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Private Notes where such Private Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. Arch has indicated its intention to make this Prospectus (as it may be amended or supplemented) available to any broker-dealer for use in connection with any such resale for a period of one year after the Expiration Date. See "The Exchange Offer--Resale of the Exchange Notes" and "Plan of Distribution".

  Arch will not receive any proceeds from, and has agreed to bear the expenses of, the Exchange Offer. No underwriter is being used in connection with the Exchange Offer. See "The Exchange Offer".

  THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL ARCH ACCEPT SURRENDERS FOR EXCHANGE FROM, HOLDERS OF PRIVATE NOTES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR BLUE SKY LAWS OF SUCH JURISDICTION.

  NO PERSON HAS BEEN AUTHORIZED IN CONNECTION WITH THE EXCHANGE OFFER TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS OR THE ACCOMPANYING LETTER OF TRANSMITTAL, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY ARCH. NEITHER THE DELIVERY OF THIS PROSPECTUS OR

THE ACCOMPANYING LETTER OF TRANSMITTAL, NOR ANY EXCHANGE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF ARCH, ITS SUBSIDIARIES OR PARENT SINCE THE DATE HEREOF OR THAT ANY INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO ITS DATE.

  UNTIL APRIL 5, 1999 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS OFFERING TRANSACTIONS IN THE EXCHANGE NOTES, WHETHER OR NOT PARTICIPATING IN THE EXCHANGE OFFER, MAY BE REQUIRED TO DELIVER A PROSPECTUS IN CONNECTION THEREWITH. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

  Arch expects that the Exchange Notes will be represented by a single, permanent global note, which will be deposited with the Trustee (as defined herein), as custodian for The Depository Trust Company ("DTC" or the "Depositary"), and registered in DTC's name or in the name of Cede & Co., its nominee, in each case for credit to an account of a direct or indirect participant in DTC, including Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System ("Euroclear") and Citibank, N.A., as depositary for Cedel Bank, Societe Anonyme ("Cedel Bank"). Subject to certain exceptions, beneficial interests in the global note representing the Exchange Notes will be shown on, and transfers thereof to qualified institutional buyers and non-U.S. Persons (as defined herein) only will be effected through, records maintained by DTC and its participants. See "Description of Notes".

                               ----------------

                      NOTICE TO UNITED KINGDOM RESIDENTS

  THESE SECURITIES MAY NOT BE OFFERED OR SOLD IN OR INTO THE UNITED KINGDOM EXCEPT TO PERSONS WHOSE ORDINARY ACTIVITIES INVOLVE THEM IN ACQUIRING, HOLDING, MANAGING OR DISPOSING OF INVESTMENTS (AS PRINCIPAL OR AGENT) FOR THE PURPOSES OF THEIR BUSINESSES (OR IN OTHER CIRCUMSTANCES THAT DO NOT CONSTITUTE AN OFFER TO THE PUBLIC IN THE UNITED KINGDOM FOR THE PURPOSE OF THE PUBLIC OFFERS OF SECURITIES REGULATIONS 1995), AND THIS DOCUMENT MAY ONLY BE ISSUED OR PASSED ON IN OR INTO THE UNITED KINGDOM TO ANY PERSON TO WHOM THE DOCUMENT MAY LAWFULLY BE ISSUED OR PASSED ON BY REASON OF, OR OF ANY REGULATION MADE UNDER, SECTION 58 OF THE FINANCIAL SERVICES ACT 1986.

                         NOTICE TO CANADIAN INVESTORS
 (PRIVATE NOTE OFFERING RESTRICTED TO BRITISH COLUMBIA, MANITOBA, ONTARIO AND
                                    QUEBEC)

PRIVATE NOTE OFFERING

  This Prospectus constitutes an offering of the securities described herein only in those Canadian jurisdictions and to those persons where and to whom they may be lawfully offered for sale, and therein only by persons permitted to sell such securities. This Prospectus is not, and under no circumstances is to be construed as, an advertisement or a public offering of the securities referred to herein. No securities commission or similar authority in Canada has reviewed or in any way passed upon this document or the merits of the securities described herein and any representation to the contrary is an offense. This Prospectus constitutes an offering in Canada of the securities described herein only in the provinces of British Columbia, Manitoba, Ontario and Quebec.

RESALE RESTRICTIONS

  The distribution of the Notes in Canada is being made only on a private placement basis and is exempt from the requirement that Arch prepare and file a prospectus with the relevant Canadian securities regulatory authorities. Accordingly, any resale of the Notes and, if applicable, the Exchange Notes (as defined herein) must be made in accordance with applicable securities laws, which will vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with exemptions from registration and prospectus requirements. Purchasers are advised to seek legal advice prior to any resale of the Notes and, if applicable, the Exchange Notes.

OBLIGATIONS OF PURCHASERS

  Each Canadian purchaser who acquires Exchange Notes will be deemed to have represented to Arch, the Initial Purchasers and any dealer who sells Notes to such purchaser that: (i) such purchaser has reviewed the terms referred to above under "--Resale Restrictions"; (ii) where required by law, such purchaser is purchasing as principal and not as agent; and (iii) such purchaser or any ultimate purchaser for which such purchaser is acting as agent is not an individual and is entitled under applicable Canadian securities laws to purchase such Notes without the benefit of a prospectus qualified under such securities laws, and (a) in the case of a purchaser located in a province other than Ontario, without the dealer having to be registered, (b) in the case of a purchaser located in Manitoba, such purchaser is purchasing for investment only and not with a view to resale or distribution, (c) in the case of a purchaser located in Ontario, such purchaser is a person to whom a dealer registered as an international dealer in Ontario may sell Notes, and (d) in the case of a purchaser located in Quebec, such purchaser is a "sophisticated purchaser" within the meaning of the Securities Act (Quebec).

TAXATION AND ELIGIBILITY FOR INVESTMENT

  Canadian purchasers of Notes should consult their own legal and tax advisers with respect to the tax consequences of an investment in the Exchange Notes, in their particular circumstances and with respect to the eligibility of the Exchange Notes for investment by such purchasers under relevant Canadian legislation.

ENFORCEMENT OF LEGAL RIGHTS

  Arch is organized under the laws of the State of Delaware. All of Arch's directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon Arch or such persons. All or a substantial portion of the assets of Arch and said persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against Arch or such persons in Canada or to enforce a judgment obtained in Canadian courts against Arch or such persons outside of Canada.

NO CONTRACTUAL RIGHT OF ACTION FOR RESCISSION OR DAMAGES IN ONTARIO

  The securities being offered are those of a foreign issuer and Ontario purchasers will not receive the contractual right of action prescribed by section 32 of the Regulation under the Securities Act (Ontario). As a result, Ontario purchasers must rely on other remedies that may be available, including common law rights of action for damages or rescission or rights of action under the civil liability provisions of the U.S. federal securities laws.

  THE FOREGOING SUMMARY IS SUBJECT TO THE EXPRESS PROVISIONS OF THE SECURITIES ACT (ONTARIO) AND THE RULES AND REGULATIONS THEREUNDER AND REFERENCE IS MADE TO THE COMPLETE TEXT OF SUCH PROVISIONS CONTAINED THEREIN. SUCH PROVISIONS MAY CONTAIN LIMITATIONS AND STATUTORY DEFENSES ON WHICH ARCH MAY RELY. THE ENFORCEABILITY OF THESE RIGHTS MAY BE LIMITED AS DESCRIBED HEREIN UNDER "-- ENFORCEMENT OF LEGAL RIGHTS".

  THE RIGHTS DISCUSSED ABOVE ARE IN ADDITION TO AND WITHOUT DEROGATION FROM ANY OTHER RIGHT OR REMEDY WHICH INVESTORS MAY HAVE AT LAW. IN LIGHT OF U.S. JURISPRUDENCE, INCLUDING A JUDGMENT FROM THE SUPREME COURT OF THE UNITED STATES, PROSPECTIVE PURCHASERS ARE ADVISED TO CONSULT THEIR OWN LEGAL ADVISORS AS TO WHICH, OR WHETHER ANY, OF SUCH RIGHTS MAY BE AVAILABLE TO THEM.

LANGUAGE OF DOCUMENTS

  You hereby acknowledge that you have expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Vous reconnaissez par les presentes que vous avez expressement exige que tous les documents faisant foi ou se rapportant de quelque maniere que ce soit a la vente des valeurs mobilieres decrites aux presentes (incluant, pour plus de certitude, toute confirmation d'achat ou tout avis) soient rediges en anglais seulement.


                               ----------------

                          FORWARD-LOOKING INFORMATION

  This Prospectus contains forward-looking statements and information relating to Arch, its subsidiaries and Parent that are based on the beliefs of Arch's management as well as assumptions made by and information currently available to Arch's management. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. When used herein, words such as "anticipate", "believe", "estimate", "expect", "intend" and similar expressions, as they relate to Arch, Parent or their management, identify forward-looking statements. Such statements reflect the current views of Arch with respect to future events and are subject to certain risks, uncertainties and assumptions, including but not limited to those factors set forth below under the caption "Risk Factors". Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described herein as anticipated, believed, estimated, expected or intended. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their respective dates. Arch undertakes no obligation to update or revise any forward-looking statements. All subsequent written or oral forward-looking statements attributable to Arch or persons acting on behalf of Arch are expressly qualified in their entirety by the discussion under "Risk Factors".

  For special considerations relating to forward-looking statements involving Arch and MobileMedia made in Annex A, see "Forward-Looking Statements" in Annex A.

                             AVAILABLE INFORMATION

  Arch and Parent are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, file reports, proxy statements and other information with the Securities and Exchange Commission. MMC and MMC Parent, two companies which are involved in the MobileMedia Transaction, are also subject to the informational requirements of the Exchange Act but have filed only limited reports since the commencement of their bankruptcy proceedings in January 1997. See "Annex A-- Business of MobileMedia--Events Leading up to MobileMedia's Bankruptcy Filings". Financial statements included in their periodic reports from February 1997 through June 1998 have not been prepared in accordance with generally accepted accounting principles ("GAAP") due to their inability at the time of such filings to determine the amount of an impairment loss related to long-lived assets pursuant to Financial Accounting Standard No. 121, are unaudited and have been revised periodically based on subsequent determinations of changes in facts and circumstances impacting previously filed unaudited financial statements. The audited financial statements of MMC included in Annex A reflect adjustments from the unaudited statements, including but not limited to an impairment adjustment of $792.5 million recorded as of December 31, 1996. The reports, proxy statements and other information filed with the SEC by Arch and Parent and, to the extent available, by MMC and MMC Parent, can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following Regional Offices of the SEC:
Seven World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material also can be obtained at prescribed rates from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549. Information on the operation of the SEC's public reference room is available by calling the SEC at 1-800-SEC-0330. In addition, Arch, Parent, MMC and MMC Parent, are required to file electronic versions of these documents with the SEC through the SEC's Electronic Data Gathering, Analysis and Retrieval system. The SEC maintains a World Wide Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. Parent's Common Stock is traded on the Nasdaq National Market under the symbol "APGR" and Parent maintains a World Wide Web site at http://www.arch.com. Parent's web site is not a part of this Prospectus. Reports and other information filed by Parent can also be inspected at the offices of the National Association of Securities Dealers, Inc., Reports Section, 1735 K Street, N.W., Washington, D.C. 20006. MMC Parent's Common Stock is not currently traded on any exchange.

  Arch has filed with the SEC a Registration Statement on Form S-4 under the Securities Act of 1933, as amended, with respect to the securities offered hereby. As used herein the term "Registration Statement" includes all amendments, exhibits, annexes and schedules thereto. As permitted by the rules and regulations of the SEC, this Prospectus omits certain information, exhibits and undertakings contained in the Registration Statement. For further information with respect to Arch, Parent, MMC Parent and MMC and the securities offered hereby, reference is made to the Registration Statement, including the exhibits thereto and the financial statements, notes and schedules filed as a part thereof. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

  NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY ARCH, PARENT, MMC AND MMC PARENT, OR ANY OTHER PERSON. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM IT IS NOT LAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION OF AN OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF ARCH, ITS SUBSIDIARIES, PARENT, MMC OR MMC PARENT, SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

  COPIES OF ARCH'S AND PARENT'S FILINGS WITH THE SEC MAY BE OBTAINED UPON WRITTEN OR ORAL REQUEST WITHOUT CHARGE FROM ARCH COMMUNICATIONS GROUP, INC., 1800 WEST PARK DRIVE, SUITE 250, WESTBOROUGH, MASSACHUSETTS 01581, ATTENTION:
INVESTOR RELATIONS, TELEPHONE (508) 870-6700. COPIES OF MMC PARENT'S AND MMC'S FILINGS WITH THE SEC MAY BE OBTAINED UPON WRITTEN OR ORAL REQUEST WITHOUT CHARGE FROM MOBILEMEDIA CORPORATION, FORT LEE EXECUTIVE PARK, ONE EXECUTIVE DRIVE, SUITE 500, FORT LEE, NEW JERSEY 07024, ATTENTION: SECRETARY, TELEPHONE
(201) 224-9200. TO OBTAIN TIMELY DELIVERY, FILINGS MUST BE REQUESTED NO LATER THAN JANUARY 24, 1999.

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
Prospectus Summary........................................................   1
 The Company..............................................................   1
 Recent Developments......................................................   2
  June 1998 Subsidiary Restructuring and Debt Financing...................   2
  Tower Site Sale.........................................................   2
  Anticipated MobileMedia Transaction.....................................   2
  Divisional Reorganization...............................................   3
 The Exchange Offer.......................................................   5
  The Exchange Offer......................................................   5
  Exchange and Registration Rights Agreement..............................   5
  Expiration Date.........................................................   5
  Accrued Interest on the Exchange Notes and the Private Notes............   6
  Conditions to the Exchange Offer........................................   6
  Procedures for Tendering Private Notes..................................   6
  Special Procedures for Beneficial Owners................................   7
  Guaranteed Delivery Procedures..........................................   7
  Acceptance of the Private Notes and Delivery of the Exchange Notes......   8
  Withdrawal Rights.......................................................   8
  Material Federal Income Tax Considerations..............................   8
  Exchange Agent..........................................................   8
 The Exchange Notes ......................................................   8
  Securities Offered......................................................   8
  Maturity................................................................   8
  Interest................................................................   9
  Ranking.................................................................   9
  Optional Redemption.....................................................   9
  Change of Control.......................................................   9
  Certain Covenants.......................................................  10
 Risk Factors.............................................................  10
 Summary Financial and Operating Data.....................................  11
 Corporate Structure......................................................  13
  Current Structure.......................................................  13
  Anticipated Structure...................................................  14
Risk Factors..............................................................  15
 Indebtedness and High Degree of Leverage.................................  15
 Holding Company Structure and Structural Subordination of the Notes......  15
 Debt Service; Limitations on Access to Cash Flow of Operating
  Subsidiaries............................................................  16
 Anticipated Effects of the MobileMedia Transaction.......................  16
 Credit Facility and Indenture Restrictions...............................  17
 Possible Inability to Repurchase Notes Upon Change of Control............  18
 Future Capital Needs.....................................................  18
 History of Losses........................................................  18
 Possible Fluctuations in Revenues and Operating Results..................  19
 Possible Acquisition Transactions........................................  19
 Possible Non-Consummation of the MobileMedia Transaction.................  20

                               TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
 Dependence on Key Personnel.............................................  20
 Competition and Technological Change....................................  20
 Subscriber Turnover.....................................................  21
 Dependence on Third Parties.............................................  21
 Government Regulation, Foreign Ownership and Possible Redemption........  21
 Impact of the Year 2000 Issue ..........................................  23
  Arch...................................................................  23
  MobileMedia............................................................  24
  Estimated Year 2000 Compliance Costs...................................  25
  Risks relating to Year 2000 Compliance Matters.........................  25
  Contingency Planning...................................................  25
 Absence of Public Market for Notes......................................  25
 Failure to Exchange Private Notes.......................................  26
The Exchange Offer.......................................................  27
 Purpose of the Exchange Offer...........................................  27
 Resale of the Exchange Notes............................................  27
 Terms of the Exchange Offer.............................................  27
 Expiration Date; Extensions; Amendments.................................  28
 Interest on the Exchange Notes..........................................  28
 Procedures for Tendering................................................  29
 Return of Private Notes.................................................  31
 Book-Entry Transfer.....................................................  31
 Guaranteed Delivery Procedures..........................................  31
 Withdrawal of Tenders...................................................  31
 Conditions..............................................................  32
 Liquidated Damages .....................................................  32
 Termination of Certain Rights ..........................................  33
 Exchange Agent .........................................................  34
 Fees and Expenses ......................................................  34
 Consequence of Failure to Exchange .....................................  34
 Accounting Treatment ...................................................  34
Use of Proceeds..........................................................  35
Capitalization...........................................................  36
Selected Consolidated Financial and Operating Data.......................  37
Management's Discussion and Analysis of Financial Condition and Results
 of Operations...........................................................  41
 Overview ...............................................................  41
 Shift in Operating Focus ...............................................  41
 Divisional Reorganization ..............................................  42
 Results of Operations ..................................................  43
  Nine Months Ended September 30, 1998 Compared with Nine Months Ended
   September 30, 1997 ...................................................  43
  Year Ended December 31, 1997 Compared with Year Ended December 31, 1996
   ......................................................................  44
  Year Ended December 31, 1996 Compared with Year Ended December 31, 1995
   ......................................................................  45
 Liquidity and Capital Resources ........................................  46
  Capital Expenditures and Commitments ..................................  47

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
  Other Commitments and Contingencies .....................................  47
  Credit Facility .........................................................  48
  Planned Arch Notes ......................................................  49
  Bridge Facility .........................................................  49
  Sources of Funds ........................................................  49
  Equity Investment .......................................................  49
  Acquisitions ............................................................  50
 Inflation ................................................................  51
 Recent and Pending Accounting Pronouncements .............................  51
Business...................................................................  52
 General ..................................................................  52
 Paging Industry Overview .................................................  53
 Business Strategy ........................................................  54
  Low-Cost Operating Structure ............................................  54
  Efficient Capital Deployment ............................................  54
  Fast Follower on N-PCS Opportunities ....................................  55
  Exploit Revenue Enhancement Opportunities ...............................  55
 Paging Operations ........................................................  55
 Investments in Narrowband PCS Licenses ...................................  56
  Benbow PCS Ventures, Inc. ...............................................  56
  CONXUS Communications, Inc ..............................................  57
 Subscribers and Marketing ................................................  58
 Competition ..............................................................  58
 Sources of Equipment .....................................................  59
 Regulation ...............................................................  59
  FCC Regulatory Approvals and Authorizations .............................  60
  Telecommunications Act of 1996 ..........................................  61
  Future Regulations ......................................................  62
  Foreign Ownership .......................................................  62
  State Regulation ........................................................  62
 Trademarks ...............................................................  63
 Properties ...............................................................  63
 Employees ................................................................  63
 Legal Proceedings ........................................................  63
 The Combined Company .....................................................  63
 Arch Management ..........................................................  65
  Directors and Executive Officers ........................................  65
 Certain Transactions .....................................................  67
 Board Committees .........................................................  67
 Indemnification and Director Liability ...................................  67
 Arch Executive Compensation ..............................................  68
  Summary Compensation Table ..............................................  68
  Executive Retention Agreements ..........................................  69
  Stock Option Grants .....................................................  69
  Option Exercises and Year-End Option Table ..............................  70
  Compensation Committee Interlocks and Insider Participation .............  70

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
 Principal Stockholders ..................................................  71
Description of Certain Indebtedness.......................................  73
 Credit Facility .........................................................  73
 Bridge Facility .........................................................  74
 9 1/2% Notes ............................................................  74
 14% Notes ...............................................................  76
 Parent Discount Notes ...................................................  77
 Parent Convertible Debentures ...........................................  79
Description of Notes......................................................  81
 General .................................................................  81
 Principal, Maturity and Interest ........................................  81
 Seniority; Ranking ......................................................  82
 Optional Redemption .....................................................  82
 Selection and Notice ....................................................  83
 Mandatory Redemption ....................................................  83
 Repurchase at the Option of Holders .....................................  83
  Change of Control ......................................................  83
  Asset Sales ............................................................  84
 Certain Covenants .......................................................  85
  Restricted Payments ....................................................  85
  Incurrence of Indebtedness .............................................  88
  Liens ..................................................................  89
  Dividend and Other Payment Restrictions Affecting Restricted
   Subsidiaries ..........................................................  89
  Consolidation, Merger or Sale of Assets ................................  90
  Transactions with Affiliates and Related Persons .......................  91
  Limitation on Issuances and Sales of Capital Stock of Restricted
   Subsidiaries ..........................................................  91
  Subsidiary Guarantees ..................................................  91
  Unrestricted Subsidiaries ..............................................  91
  Payments for Consent ...................................................  92
  Reports ................................................................  92
 Events of Default and Remedies ..........................................  92
 No Personal Liability of Directors, Officers, Employees, Incorporators
  and Stockholders .......................................................  94
 Legal Defeasance or Covenant Defeasance .................................  94
 Satisfaction and Discharge ..............................................  95
 Transfer and Exchange ...................................................  96
 Amendment, Supplement and Waiver ........................................  96
 Concerning the Trustee ..................................................  96
 Additional Information ..................................................  97
 Book-Entry, Delivery and Form ...........................................  97
  The Global Note ........................................................  97
 Additional Information Concerning Euroclear and Cedel Bank ..............  99
 Certificated Securities ................................................. 100
 Same-Day Settlement and Payment ......................................... 100
 Registration Rights; Liquidated Damages ................................. 101
 Certain Definitions ..................................................... 102

                               TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
 Governing Law .......................................................... 109
Material Federal Income Tax Considerations............................... 110
 United States Holders .................................................. 110
  Payment of Interest ................................................... 110
  Original Issue Discount ............................................... 111
  Market Discount ....................................................... 111
  Bond Premium .......................................................... 111
  Sale, Exchange or Redemption of Notes ................................. 112
  Information Reporting and Backup Withholding .......................... 112
 Non-United States Holders .............................................. 112
  Payment of Interest ................................................... 112
  Sale, Exchange or Redemption of Notes ................................. 113
  Information Reporting and Backup Withholding .......................... 113
Plan of Distribution..................................................... 115
Legal Matters............................................................ 116
Experts.................................................................. 116
Glossary of Defined Terms ............................................... 117
Index to Financial Statements............................................ F-1
Annex A- Additional Information about MobileMedia and about Arch
 Following the MobileMedia Transaction................................... A-1

                               PROSPECTUS SUMMARY

  The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements, including the notes thereto, contained elsewhere in this Prospectus, including Annex A hereto. As used in this Prospectus, unless the context otherwise requires, (i) the terms "Arch" or the "Company" refer to Arch Communications, Inc. and, for periods prior to the Subsidiary Restructuring (as defined herein), its predecessors on a combined basis, together with their wholly owned direct and indirect subsidiaries, (ii) the term "Parent" refers to Arch Communications Group, Inc. and does not include its subsidiaries, (iii) "MobileMedia" refers to MobileMedia Communications, Inc., a Delaware corporation, together with its subsidiaries, and (iv) the "MobileMedia Transaction" refers to (A) the proposed merger pursuant to which MobileMedia would become a wholly owned subsidiary of API (as defined herein) and
(B) associated debt and equity financings, as described under "--Recent Developments--Anticipated MobileMedia Transaction". Certain terms not otherwise defined herein are defined in the Glossary of Defined Terms located on page 117.

                                  THE COMPANY

  Arch is a leading provider of wireless messaging services, primarily paging services, and is the third largest paging company in the United States based on pagers in service. Arch had 4.2 million pagers in service at September 30, 1998. Arch operates in 41 states and more than 180 of the 200 largest markets in the United States. Arch offers local, regional and nationwide paging services employing digital networks covering approximately 85% of the United States population. Arch offers four types of paging services through its networks: digital display, alphanumeric display, tone-only and tone-plus-voice. Arch also offers enhanced and complementary services, including voice mail, personalized greeting, message storage and retrieval, pager loss protection and pager maintenance.

  Arch has achieved significant growth in pagers in service through a combination of internal growth and acquisitions. From January 1, 1995 through September 30, 1998, Arch's total number of subscribers grew at a compound rate on an annualized basis of 73.1%. For the same period on an annualized basis, Arch's compound rate of internal subscriber growth (excluding pagers added through acquisitions) was 52.8%. From commencement of operations in September 1986, Arch has completed 33 acquisitions representing an aggregate of 1.7 million pagers in service at the time of purchase. Arch's net loss, for the years December 31, 1995, December 31, 1996 and December 31, 1997 was $36.6 million, $114.7 million and $181.9 million, respectively. Arch's net loss for the nine months ended September 30, 1998 was $157.8 million.

  Arch's strategic objective is to strengthen its position as one of the leading nationwide paging companies in the United States. Arch believes that larger, multi-market paging companies enjoy a number of competitive advantages, including: (i) operating efficiencies resulting from more intensive utilization of existing paging systems; (ii) economies of scale in purchasing and administration; (iii) broader geographic coverage of paging systems; (iv) greater access to capital markets and lower costs of capital; (v) the ability to obtain additional radio spectrum; (vi) the ability to offer high-quality services at competitive prices; and (vii) enhanced ability to attract and retain management personnel. Arch believes that the current size and scope of its operations afford it many of these advantages and that it has the scope and presence to effectively compete on a national level. In addition, Arch believes that the paging industry will undergo further consolidation, and Arch expects to participate in such consolidation, either as an acquiror or an acquiree. See "--Recent Developments--Anticipated MobileMedia Acquisition" and "Risk Factors--Possible Acquisition Transactions".

  Arch's operating objectives are to increase its earnings before interest, taxes, depreciation and amortization ("EBITDA"), deploy its capital efficiently, reduce its financial leverage and expand its customer relationships. To achieve its operating objectives, Arch: (i) has selected a low-cost operating strategy as its principal competitive tactic; (ii) is seeking to reduce its financial leverage by reducing capital requirements and increasing EBITDA; (iii) has focused its capital and marketing resources on one-way paging and enhanced services while taking steps to position itself to participate in new and emerging services and applications in narrowband wireless personal communications; and (iv) is pursuing new revenue opportunities associated with its 4.2 million pagers in service.

                              RECENT DEVELOPMENTS

JUNE 1998 SUBSIDIARY RESTRUCTURING AND DEBT FINANCING

  On June 29, 1998, Parent effected a number of restructuring transactions involving certain of its direct and indirect wholly owned subsidiaries (the "Subsidiary Restructuring"). As a result, Arch, a wholly owned subsidiary of Parent, is now an intermediate holding company which owns directly or indirectly all of the stock of its principal operating subsidiary, Arch Paging, Inc. ("API") and other operating subsidiaries. See "--Corporate Structure", "Risk Factors--Holding Company Structure and Structural Subordination of Notes" and "Business--General".

  Contemporaneously with the Subsidiary Restructuring, an existing credit facility was amended and restated to establish senior secured revolving credit and term loan facilities with API as borrower in the aggregate amount of $400.0 million (collectively, the "Credit Facility") consisting of (i) a $175.0 million reducing revolving credit facility, (ii) a $100.0 million 364-day revolving credit facility under which the principal amount outstanding on June 27, 1999 will convert to a term loan and (iii) a $125.0 million term loan which was available in a single drawing on June 29, 1998. See "Description of Certain Indebtedness--Credit Facility".

  Contemporaneously with the Subsidiary Restructuring, Arch issued and sold $130.0 million principal amount of Private Notes to Bear, Stearns & Co., Inc., Barclays Capital Inc., RBC Dominion Securities Corporation, BNY Capital Markets, Inc. and TD Securities (USA) Inc. (the "Initial Purchasers") for net proceeds of $122.6 million (after deducting the discount to the Initial Purchasers and estimated offering expenses payable by Arch) in a private placement (the "Private Note Offering") made pursuant to Rule 144A under the Securities Act. The Private Notes were sold at an initial price to investors of 98.049% of their principal amount. The proceeds of the Private Note Offering were applied as described in "Use of Proceeds".

  Contemporaneously with the Subsidiary Restructuring, Parent contributed $24.0 million of the net proceeds from a private placement of Series C Convertible Preferred Stock of Parent ("Series C Preferred Stock") to Arch as an equity investment (the "Equity Investment"), Arch contributed such amount to API as an equity investment and API used such amount to repay indebtedness under a former credit facility as part of the establishment of the Credit Facility. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources--Equity Investment".

ANTICIPATED MOBILEMEDIA TRANSACTION

  Parent has agreed to acquire MobileMedia, one of the largest paging companies in the United States, as part of the MobileMedia Transaction, in which, among other things, Parent would issue certain stock, warrants and stock purchase rights, pay $479.0 million in cash to certain creditors of MobileMedia, pay approximately $85.0 million of administrative, transactional and related costs, raise $217.0 million in cash through rights offerings of its stock, and cause Arch and API to borrow a total of approximately $350.0 to $355.0 million. After consummation of the MobileMedia Transaction, which is expected to occur during the first quarter of 1999, MMC would become a wholly owned subsidiary of API. See the chart set forth under "--Corporate Structure". Following consummation of the MobileMedia Transaction, Parent, through its Arch subsidiaries (collectively, Arch, Parent, the Arch subsidiaries and MobileMedia are referred to as the "Combined Company"), would be the second largest paging operator in the United States as measured by pagers in service and net revenues (total revenues less cost of products sold). See "Business--The Combined Company" and Annex A. Parent believes that the MobileMedia Transaction, if effected, would result in a reduction in the overall financial leverage of Parent and its subsidiaries, on a consolidated basis, as well as certain anticipated operating synergies and cost savings.

  MobileMedia and MMC Parent are operating as debtors-in-possession in connection with their pending insolvency proceedings under Chapter 11 of the U.S. Bankruptcy Code. Consummation of the MobileMedia Transaction is subject to Bankruptcy Court approval, approval by Parent's stockholders and MobileMedia's creditors, approval by the Federal Communications Commission, performance by third parties of their contractual obligations, the availability of sufficient financing and other conditions. THERE CAN BE NO ASSURANCE THAT PARENT WILL ACQUIRE MOBILEMEDIA OR THAT, IF PARENT ACQUIRES MOBILEMEDIA, PARENT WOULD REALIZE ITS ANTICIPATED IMPROVEMENTS IN FINANCIAL LEVERAGE, OPERATING SYNERGIES OR COST SAVINGS. An acquisition of MobileMedia by Parent will increase Arch's and API's indebtedness and will involve significant operational and financial risks. See "Risk Factors--Possible Acquisition Transactions". If Parent does not acquire MobileMedia, Parent will in most circumstances be solely responsible for its own fees and expenses, estimated at between $15.0 million and $30.0 million (depending on the date of termination) and in certain specified circumstances Parent will also be obligated to pay MobileMedia
$32.5 million in cash. See "Risk Factors--Possible Non-Consummation of the MobileMedia Transaction".

  Parent expects to issue securities constituting a majority of Parent's equity to MobileMedia's creditors in connection with the MobileMedia Transaction. However, Parent does not intend to issue equity securities in a manner that would constitute a "change of control" under any of the indentures governing its or Arch's financing arrangements. Parent's present management and Board of Directors would continue to control Parent if Parent acquires MobileMedia. See "Description of Certain Indebtedness".

DIVISIONAL REORGANIZATION

  In June 1998, Parent's Board of Directors approved a reorganization of Arch's operations (the "Divisional Reorganization"). As part of the Divisional Reorganization, which is being implemented over a period of 18 to 24 months, Arch has consolidated its former Midwest, Western and Northern divisions into four existing operating divisions and is in the process of consolidating certain regional administrative support functions, such as customer service, collections, inventory and billing, to reduce redundancy and take advantage of various operating efficiencies. Arch estimates that the Divisional Reorganization, once fully implemented, will result in annual cost savings of approximately $15.0 million. These cost savings will consist primarily of a reduction in compensation expense of approximately $11.5 million and a reduction in rental expense of facilities and general and administrative costs of approximately $3.5 million. Arch expects to reinvest a portion of these cost savings to expand its sales activities; however, the extent and cost of this reinvestment has not yet been determined.

  In connection with the Divisional Reorganization, Parent (i) anticipates a net reduction of approximately 10% of its workforce, (ii) plans to close certain office locations and redeploy other assets and (iii) recorded a restructuring charge of $16.1 million during the second quarter of 1998. The restructuring charge consisted of approximately (i) $9.7 million for employee severance, (ii) $3.5 million for lease obligations and terminations, (iii) $1.4 million for the writedown of fixed assets and (iv) $1.5 million of other costs. The severance costs and lease obligations will require cash outlays through the 18 to 24 month restructuring period. Management anticipates that the cash requirements for these items will be relatively consistent from quarter to quarter throughout the Divisional Reorganization period. These cash outlays will be funded from operations or the Credit Facility.

  There can be no assurance that the desired cost savings will be achieved or that the Divisional Reorganization will be accomplished smoothly, expeditiously or successfully. The difficulties of effecting the Divisional Reorganization may be increased by the need to integrate MobileMedia's operations in multiple locations and to combine two corporate cultures. The inability to successfully integrate the operations of MobileMedia could have a material adverse effect on Arch following the MobileMedia Transaction. See Note 9 to Arch's Consolidated Financial Statements. See also "Management's Discussion and Analysis of Financial Condition and Results of Operations--Divisional Reorganization" and "Business".

TOWER SITE SALE

  In April 1998, Parent announced an agreement to sell certain of Arch's tower site assets (the "Tower Site Sale") for approximately $38.0 million in cash (subject to adjustment). In the Tower Site Sale, Arch is selling communications towers, real estate, site management contracts and/or leasehold interests involving 133 sites in 22 states and will rent space on the towers on which it currently operates communications equipment to service its own paging network. Arch is using its net proceeds from the Tower Site Sale (estimated to be $36.0 million) to repay indebtedness. Arch held the initial closing of the Tower Site Sale on June 26, 1998 with gross proceeds to Arch of approximately $12.0 million (excluding $1.3 million which was paid to entities affiliated with Benbow PCS Ventures, Inc. ("Benbow") for certain assets owned by such entities and sold as part of the initial closing), held a second closing on September 29, 1998 with gross proceeds to Arch of $20.4 million and currently expects to hold the final closing for the balance of the transaction in the fourth quarter of 1998, although no assurance can be given that the final closing will be held as expected. The final closing of the Tower Site Sale is subject to receipt of certain customary regulatory approvals and other conditions. See "Capitalization", "Management's Discussion and Analysis of Financial Condition and Results of Operations--Shift in Operating Focus" and "Business-- Properties".

                              --------------------

  Arch was incorporated in Delaware in 1988 as USA Mobile Communications, Inc. II and changed its name to Arch Communications, Inc. in June 1998. See "Business--General". Arch's principal offices are located at 1800 West Park Drive, Suite 250, Westborough, Massachusetts 01581, and its telephone number is
(508) 870-6700.

                               THE EXCHANGE OFFER

THE EXCHANGE OFFER..........
                              Arch is offering to exchange $1,000 principal amount of Exchange Notes for each $1,000 principal amount of Private Notes that are properly tendered and accepted. Arch will issue Exchange Notes on or promptly after the Expiration Date. There is $130.0 million aggregate principal amount of Private Notes outstanding. See "The Exchange Offer--Purpose of the Exchange Offer".

                              Based on an interpretation by the staff of the Commission set forth in no-action letters issued to third parties, Arch believes that the Exchange Notes issued pursuant to the Exchange Offer in exchange for Private Notes may be offered for resale, resold and otherwise transferred by a Holder (other than (i) a broker-dealer who purchases such Exchange Notes directly from Arch to resell pursuant to Rule 144A or any other available exemption under the Securities Act or
                              (ii) a person that is an affiliate of Arch within the meaning of Rule 405), without compliance with the registration and prospectus delivery provisions of the Securities Act; provided that the Holder is acquiring Exchange Notes in the ordinary course of its business and is not participating, and had no arrangement or understanding with any person to participate, in a distribution of the Exchange Notes. Each broker-dealer that receives Exchange Notes for its own account in exchange for Private Notes, where such Private Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer may be deemed to be an "underwriter" within the meaning of the Securities Act. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. See "The Exchange Offer--Resale of the Exchange Notes".

EXCHANGE AND REGISTRATION
RIGHTS AGREEMENT............  The Private Notes were sold by Arch on June 29,
                              1998 to the Initial Purchasers pursuant to a Purchase Agreement, dated June 24, 1998, by and among Arch and the Initial Purchasers (the "Purchase Agreement"). Pursuant to the Purchase Agreement, Arch and the Initial Purchasers entered into an Exchange and Registration Rights Agreement, dated as of June 24, 1998 (the "Exchange and Registration Rights Agreement"), which grants the holders of the Private Notes certain exchange and registration rights. The Exchange Offer is intended to satisfy such rights, which rights will terminate upon the consummation of the Exchange Offer. See "The Exchange Offer--Termination of Certain Rights".

EXPIRATION DATE.............  The Exchange Offer will expire at 5:00 p.m., New
                              York City time, on February 4, 1999, unless the Exchange Offer is extended by Arch in its sole discretion, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended. See "The Exchange Offer--Expiration Date;
                              Extensions; Amendments".

ACCRUED INTEREST ON THE
EXCHANGE NOTES AND THE
PRIVATE NOTES...............  The Exchange Notes will bear interest from and including January 2, 1999. The Private Notes bear interest from and including the date of issuance of the Private Notes (June 29, 1998). The Notes also reflect additional interest which has accrued on the Private Notes since October 27, 1998 at a rate of 0.25% per annum as liquidated damages ("Liquidated Damages") due to delays in the registration of the Exchange Notes under the Securities Act. Interest and Liquidated Damages accrued on Private Notes through January 1, 1999 was paid on January 1, 1999 to holders of record on December 15, 1998. Holders whose Private Notes are accepted for exchange will exchange the right to receive any interest and Liquidated Damages accrued on the Private Notes from January 2, 1999 for the right to receive interest and Liquidation Damages accrued on the Exchange Notes from such date. See "The Exchange Offer--Interest on the Exchange Notes".

CONDITIONS TO THE EXCHANGE
OFFER.......................  Arch reserves the right in its sole and absolute discretion, subject to applicable law, at any time and from time to time, (i) to delay the acceptance of the Private Notes for exchange,
                              (ii) to terminate the Exchange Offer if certain specified conditions have not been satisfied,
                              (iii) to extend the Expiration Date of the Exchange Offer and retain all Private Notes tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Private Notes to withdraw their tendered Private Notes, or (iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any respect. See "The Exchange Offer--Terms of the Exchange Offer". In addition, the Exchange Offer is subject to certain customary conditions that may be waived by Arch. The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Private Notes being tendered for exchange. See "The Exchange Offer--Conditions".

PROCEDURES FOR TENDERING
PRIVATE NOTES...............  Each holder of Private Notes wishing to accept the Exchange Offer must complete, sign and date the Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with such Private Notes and any other required documentation to U.S. Bank Trust National Association, as exchange agent (the "Exchange Agent"), at the address set forth herein. By executing the Letter of Transmittal, the holder will represent to and agree with Arch that, among other things, (i) the Exchange Notes to be acquired by such holder of Private Notes in connection with the Exchange Offer are being acquired by such holder in the ordinary course of its business, (ii) if such holder is not a broker-dealer, such holder is not currently participating in, does not intend to participate in, and has no arrangement or understanding with any person to participate in a distribution of the Exchange Notes, (iii) if such holder is a broker-dealer registered under the Exchange Act or is participating in the Exchange Offer for the purpose of distributing the Exchange Notes, such holder will comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the Exchange Notes acquired by such person and cannot rely on the position of the staff of the Commission set forth in no-action letters (see "The Exchange Offer--Resale of the Exchange Notes"), (iv) such holder understands that a secondary resale transaction described in clause (iii) above and any resales of Exchange Notes obtained by such holder in exchange for Private Notes acquired by such holder directly from Arch should be covered by an effective registration statement containing the selling securityholder information required by
                              Item 507 or Item 508, as applicable, of
                              Regulation S-K of the Commission and (v) such holder is not an "affiliate", as defined in Rule 405, of Arch. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer may be deemed to be an "underwriter" within the meaning of the Securities Act. If the holder is a broker-dealer that will receive Exchange Notes for its own account in exchange for Private Notes that were acquired as a result of market-making activities or other trading activities, such holder will be required to acknowledge in the Letter of Transmittal that such holder will deliver a prospectus in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, such holder will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. See "The Exchange Offer-- Procedures for Tendering".

SPECIAL PROCEDURES FOR
BENEFICIAL OWNERS...........  Any beneficial owner whose Private Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender such Private Notes in the Exchange Offer should contact such registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. Holders who intend to tender Private Notes through the DTC's Automated Tender Offer Program ("ATOP") procedures need not submit a Letter of Transmittal. If such beneficial owner wishes to tender on such owner's own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering such owner's Private Notes, either make appropriate arrangements to register ownership of the Private Notes in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the Expiration Date. See "The Exchange Offer--Procedures for Tendering".

GUARANTEED DELIVERY
PROCEDURES..................  Holders of Private Notes who wish to tender their
                              Private Notes and whose Private Notes are not immediately available or who cannot deliver their Private Notes, the Letter of Transmittal or any other documentation required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date must tender their Private Notes according to the guaranteed delivery procedures set forth under "The Exchange Offer--Guaranteed Delivery Procedures".

ACCEPTANCE OF THE PRIVATE
NOTES AND DELIVERY OF THE
EXCHANGE NOTES .............  Subject to the satisfaction or waiver of the conditions to the Exchange Offer, Arch will accept for exchange any and all Private Notes that are properly tendered in the Exchange Offer prior to the Expiration Date. The Exchange Notes issued pursuant to the Exchange Offer will be delivered on the earliest practicable date following the Expiration Date. See "The Exchange Offer--Terms of the Exchange Offer".

WITHDRAWAL RIGHTS...........  Tenders of Private Notes may be withdrawn at any time prior to the Expiration Date. See "The
                              Exchange Offer--Withdrawal of Tenders".

MATERIAL FEDERAL INCOME TAX
CONSIDERATIONS .............  The exchange of Private Notes for Exchange Notes should be non-taxable for federal income tax purposes. As a result, no material federal income tax consequences should result to Holders exchanging Private Notes for Exchange Notes. See "Material Federal Income Tax Considerations".

EXCHANGE AGENT..............  U.S. Bank Trust National Association, the Trustee
                              under the Indenture, is serving as the Exchange Agent in connection with the Exchange Offer. The mailing address of the Exchange Agent is 180 E. 5th Street, St. Paul, Minnesota 55101. For assistance and requests for additional copies of this Prospectus, the Letter of Transmittal or the Notice of Guaranteed Delivery, contact Melina Black. The telephone number for the Exchange Agent is (651) 244-8161, and the facsimile number for the Exchange Agent is (651) 244-1537.

                               THE EXCHANGE NOTES

  The Exchange Offer applies to the entire aggregate principal amount of the Private Notes. The form and terms of the Exchange Notes are the same as the form and terms of the Private Notes except that (i) the Exchange Notes have been registered under the Securities Act and, therefore, the Exchange Notes will not bear legends restricting the transfer thereof, (ii) Holders of the Exchange Notes will not be entitled to certain rights of Holders of the Private Notes under the Exchange and Registration Rights Agreement and (iii) certain provisions relating to an increase in the stated interest rate on the Private Notes provided for under certain circumstances will be eliminated. The Exchange Notes will evidence the same debt as the Private Notes (which they replace) and will be issued under, and be entitled to the benefits of, the Indenture governing the Notes. For further information and for definitions of certain capitalized terms used below, see "Description of the Notes".


SECURITIES OFFERED..........  $130.0 million aggregate principal amount of 12
                              3/4% Senior Notes due 2007.

MATURITY....................  July 1, 2007.

INTEREST....................  The Notes will bear interest at a rate of 12 3/4%
                              per annum, payable semi-annually in arrears on January 1 and July 1 of each year, commencing January 1, 1999. In addition, Liquidated Damages have accrued at a rate of 0.25% per annum since October 27, 1998 and will continue to accrue until consummation of the Exchange Offer (increasing to a rate of 0.50% per annum after January 25, 1999).

RANKING.....................  The Notes will be senior unsecured obligations of
                              Arch and will rank pari passu in right of payment with other existing and future senior unsecured indebtedness of Arch. Arch is an intermediate holding company with no material assets other than the stock of its subsidiaries. The Notes will be structurally subordinated to all current or future liabilities of Arch's subsidiaries, including trade payables and indebtedness. At September 30, 1998, the Notes were structurally subordinated to $329.8 million of liabilities of Arch's subsidiaries. In addition, Parent will not have any obligation to pay any amounts due with respect to the Notes or to make any funds available therefor. At September 30, 1998, Parent had $373.6 million of liabilities (excluding liabilities of its subsidiaries and Parent's guarantees thereof). The MobileMedia Transaction, if consummated, is expected to increase Arch's indebtedness by approximately $350.0 million to $355.0 million, although the debt-to-equity ratio and ratio of total debt to annualized EBITDA for Parent and Arch, each on a consolidated basis, are expected to decrease (and the ratio of EBITDA to interest expense is expected to increase). See "Risk Factors--Holding Company Structure and Structural Subordination of the Notes".

OPTIONAL REDEMPTION.........  Except as set forth below, the Notes will not be redeemable at the option of Arch prior to July 1, 2003. Thereafter, the Notes will be subject to redemption at the option of Arch, in whole or in part, at the redemption prices set forth herein plus accrued and unpaid interest and Liquidated Damages, if any, to the applicable redemption date. Notwithstanding the foregoing, at any time prior to July 1, 2001, Arch may redeem up to 35% of the Notes at a redemption price of 112 3/4% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the net cash proceeds of an Equity Offering (as defined in the Indenture governing the Notes) by Arch or Parent; provided that at least $84.5 million aggregate principal amount of the Notes originally issued under the Indenture remain outstanding immediately after the occurrence of each such redemption; and provided further, that such redemption shall occur within 75 days following the date of the consummation of each such Equity Offering. See "Description of Notes--Optional Redemption".

CHANGE OF CONTROL...........  Upon the occurrence of a Change of Control (as defined in the Indenture governing the Notes) at any time, Arch will be obligated to make an offer to repurchase each Holder's Notes at a price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase. There can be no assurance that Arch will have the financial resources to repurchase the Notes upon such a Change of Control. See "Description of Notes-- Repurchase at the Option of Holders--Change of Control".


CERTAIN COVENANTS...........  The Indenture governing the Notes contains certain covenants that, among other things, limit the ability of Arch to incur additional indebtedness, issue preferred stock, pay dividends or make other distributions, repurchase Capital Stock (as defined herein), repay subordinated indebtedness or make other Restricted Payments (as defined herein), create certain liens, enter into certain transactions with affiliates, sell assets, issue or sell Capital Stock of Arch's Restricted Subsidiaries (as defined herein) or enter into certain mergers and consolidations. See "Description of Notes-- Certain Covenants".

                                  RISK FACTORS

  See "Risk Factors" beginning on page 15 of this Prospectus and page A-4 of Annex A for a discussion of risk factors that should be considered in connection with an investment in the Exchange Notes offered hereby.

                      SUMMARY FINANCIAL AND OPERATING DATA

  Prior to consummation of the Subsidiary Restructuring, Arch Communications Enterprises, Inc. ("ACE") and USA Mobile Communications, Inc. II ("USAM"), Arch's predecessors by merger, were wholly owned subsidiaries of Parent. The Subsidiary Restructuring has been accounted for under the pooling of interests method. The following summary financial and operating data reflects the consolidated results and operating data of ACE and USAM as if Arch had been formed on January 1, 1994, the earliest date presented herein.

  The following summary financial and operating data as of December 31, 1996 and 1997 and for each of the years in the three-year period ended December 31, 1997 has been derived from Arch's audited Consolidated Financial Statements and Notes thereto included elsewhere in this Prospectus. The following summary financial information and operating data as of and for the year ended December 31, 1994 has been derived from unaudited financial statements that have been prepared on the same basis as the audited financial statements and, in the opinion of Arch's management, contain all adjustments, consisting only of normal recurring accruals, necessary for the fair presentation of the results of operations for such period. The following summary financial and operating data as of September 30, 1998 and for the nine-month periods ended September 30, 1997 and 1998 have been derived from Arch's unaudited Consolidated Financial Statements and Notes thereto included elsewhere in this Prospectus. The following consolidated financial information should be read in conjunction with "Selected Consolidated Financial and Operating Data", "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Arch's Consolidated Financial Statements and Notes thereto included elsewhere in this Prospectus.

                                                                     NINE MONTHS ENDED
                                YEAR ENDED DECEMBER 31,                SEPTEMBER 30,
                         -----------------------------------------  --------------------
                         1994 (1)  1995 (1)     1996       1997       1997       1998
                         --------  ---------  ---------  ---------  ---------  ---------
                                           (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS
 DATA:
 Service, rental and
  maintenance revenues.. $ 61,529  $ 138,466  $ 291,399  $ 351,944  $ 261,570  $ 277,826
 Product sales..........   14,374     24,132     39,971     44,897     34,029     31,811
                         --------  ---------  ---------  ---------  ---------  ---------
 Total revenues.........   75,903    162,598    331,370    396,841    295,599    309,637
 Cost of products sold..  (12,787)   (20,789)   (27,469)   (29,158)   (22,044)   (21,863)
                         --------  ---------  ---------  ---------  ---------  ---------
                           63,116    141,809    303,901    367,683    273,555    287,774
 Depreciation and
  amortization..........   18,321     60,037    191,101    231,376    179,188    164,290
 Operating income
  (loss)................     (352)   (12,851)   (85,300)  (101,044)   (82,757)   (74,857)
 Interest and non-
  operating expenses,
  net...................   (4,973)   (20,397)   (49,060)   (62,884)   (47,015)   (50,344)
 Equity in loss of
  affiliate (2).........      --         --      (1,968)    (3,872)    (2,828)    (2,219)
 Net income (loss)......   (6,462)   (30,332)   (87,025)  (146,628)  (116,700)  (129,140)
OTHER OPERATING DATA:
 Adjusted EBITDA (3).... $ 17,969  $  47,186  $ 105,801  $ 130,332  $  96,431  $ 105,533
 Adjusted EBITDA margin
  (4)...................       28%        33%        35%        35%        35%        37%
 Capital expenditures,
  excluding
  acquisitions.......... $ 33,450  $  60,468  $ 155,575  $ 102,767  $  74,672  $  85,785
 Cash flows provided by
  operating activities..   14,155     16,874     40,476     64,606     45,135     91,819
 Cash flows used in
  investing activities..  (55,860)  (192,549)  (480,995)  (102,767)   (74,672)   (85,785)
 Cash flows provided by
  (used in) financing
  activities............   29,454    176,966    438,163     38,777     31,430     (3,387)
 Pagers in service at
  end of period.........  538,000  2,006,000  3,295,000  3,890,000  3,781,000  4,211,000
 Ratio of EBITDA to
  interest expense......                                                            2.1x
 Ratio of total debt to
  annualized EBITDA
  (5)...................                                                            4.4x

                                                        AS OF SEPTEMBER 30, 1998
                                                        ------------------------
                                                         (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA:
 Current assets........................................         $ 53,778
 Total assets..........................................          931,796
 Current maturities of long-term debt..................              --
 Long-term debt, less current maturities...............          619,534
 Stockholder's equity..................................          197,564

--------------------
(1) Arch Communications Group, Inc. ("Old Parent") was incorporated in January 1986 in Delaware and conducted its operations through wholly owned direct and indirect subsidiaries. On September 7, 1995, Old Parent completed its acquisition of USA Mobile Communications Holdings, Inc. ("USA Mobile") through the merger (the "USA Mobile Merger") of Old Parent with and into USA Mobile, which simultaneously changed its name to Arch Communications Group, Inc. and continued in existence as a Delaware corporation. In accordance with GAAP, Old Parent was treated as the acquirer in the USA Mobile Merger for accounting and financial reporting purposes, and Parent reports the historical financial statements of Old Parent as the historical financial statements of Parent. USAM was a wholly owned subsidiary of USA Mobile and subsequently a wholly owned subsidiary of Parent; ACE did not conduct operations prior to the USA Mobile Merger. Effective January 1, 1995, Parent changed its fiscal year end from August 31 to December 31.
(2) Represents Arch's share of the losses of Benbow, in which Arch holds a 49.9% equity interest, since Arch's acquisition of Westlink Holdings, Inc. in May 1996. See "Business--General" and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resourses--Acquisitions".
(3) Adjusted EBITDA consists of EBITDA (net of restructuring charges, equity in loss of affiliates, income tax benefit, interest and non-operating expenses
    (net) and extraordinary items). EBITDA, as determined by Arch, does not reflect restructuring charge, equity in loss of affiliate, income tax benefit, interest and non-operating expenses, net and extraordinary items; consequently EBITDA may not necessarily be comparable to similarly titled data of other paging companies. EBITDA is commonly used by analysts and investors as a principal measure of financial performance in the paging industry. EBITDA is also one of the primary financial measures used to calculate whether Arch and its subsidiaries are in compliance with covenants under their respective indebtedness which covenants, among other things, limit the ability of Arch and its subsidiaries to: incur additional indebtedness, advance funds to Benbow, pay dividends, grant liens on its assets, merge, sell or acquire assets, repurchase or redeem capital stock, incur capital expenditures and prepay certain indebtedness. EBITDA is also one of the financial measures used by analysts to value Arch. Therefore Arch management believes that the presentation of EBITDA provides relevant information to investors. EBITDA should not be construed as an alternative to operating income or cash flows from operating activities as determined in accordance with GAAP or as a measure of liquidity. Amounts reflected as EBITDA or Adjusted EBITDA are not necessarily available for discretionary use as a result of, among other things, restrictions imposed by the terms of existing indebtedness or limitations imposed by applicable law upon the payment of dividends or distributions. See "Management's Discussion and Analysis of Financial Condition and Results of Operation".

  The following table reconciles net income to the presentation of Adjusted
EBITDA:

                                                                  NINE MONTHS ENDED
                               YEAR ENDED DECEMBER 31,              SEPTEMBER 30,
                         --------------------------------------  --------------------
                          1994      1995      1996      1997       1997       1998
                         -------  --------  --------  ---------  ---------  ---------
                                         (DOLLARS IN THOUSANDS)
Net income (loss)....... $(6,462) $(30,332) $(87,025) $(146,628) $(116,700) $(129,140)
Interest and non-
 operating expenses,
 net....................   4,973    20,397    49,060     62,884     47,015     50,344
Income tax benefit......     --     (4,600)  (51,207)   (21,172)   (15,900)       --
Depreciation and
 amortization...........  18,321    60,037   191,101    231,376    179,188    164,290
Restructuring charge....     --        --        --         --         --      16,100
Equity in loss of
 affiliate..............     --        --      1,968      3,872      2,828      2,219
Extraordinary Item......   1,137     1,684     1,904        --         --       1,720
                         -------  --------  --------  ---------  ---------  ---------
Adjusted EBITDA......... $17,969  $ 47,186  $105,801  $ 130,332  $  96,431  $ 105,533
                         =======  ========  ========  =========  =========  =========

(4) Calculated by dividing Adjusted EBITDA by total revenues less cost of products sold. EBITDA margin is a measure commonly used in the paging industry to evaluate a company's EBITDA relative to net revenues as an indicator of the efficiency of a company's operations.
(5) Calculated by dividing total debt by annualized EBITDA for the nine months ended September 30, 1998.

                              CORPORATE STRUCTURE

CURRENT STRUCTURE

  The following chart summarizes (i) the current organizational structure of Parent, Arch and Arch's operating subsidiaries and (ii) their respective debt obligations and guarantees thereof. See "--Recent Developments", "Capitalization", "Description of Certain Indebtedness", "Description of Notes" and Arch's Consolidated Financial Statements and Notes thereto. The chart which appears on page 14 illustrates the organizational structure of Parent and its subsidiaries following consummation of the MobileMedia Transaction, if effected as currently contemplated.


                        ARCH COMMUNICATIONS GROUP, INC.

                    10  7/8% Senior Discount Notes due 2008
              6  3/4% Convertible Subordinated Debentures due 2003
                        Guarantee of Credit Facility(1)


                           ARCH COMMUNICATIONS, INC.


        12  3/4% SENIOR NOTES DUE 2007(PRIVATE NOTES AND EXCHANGE NOTES)
                        9  1/2% Senior Notes due 2004(2)
                         14 % Senior Notes due 2004(2)
                          Guarantee of Credit Facility

(1) This obligation is secured by Parent's pledge of the capital stock and notes of Arch.
(2) The Notes rank pari passu in right of payment with this obligation.
                               ARCH PAGING, INC.
(3) The Notes are structurally subordinated in right of payment to this obligation. This obligation is secured by a pledge of the capital stock of Arch.

                               Credit Facility(3)

(4) Consists of the former ACE operating subsidiaries and Benbow Investments. Arch consolidated certain of ACE's former operating subsidiaries into a single subsidiary as of January 1, 1999.

                      FORMER ACE OPERATING SUBSIDIARIES(4)

(5) Certain of ACE's former operating subsidiaries have provided guarantees which are secured by a security interest in those assets of such subsidiaries which were pledged under ACE's former credit facility.
                        Guarantee of Credit Facility(5)

ANTICIPATED STRUCTURE

  The following chart summarizes (i) the organizational structure of Parent, Arch and their respective operating subsidiaries and (ii) their respective debt obligations and guarantees thereof, as in effect if the MobileMedia Transaction is consummated in the manner currently contemplated. See "--Recent Developments", "Capitalization", "Description of Notes" and Arch's Consolidated Financial Statements and Notes thereto. The chart on the previous page illustrates the current organizational structure and debt obligations of Parent and its subsidiaries.


                        ARCH COMMUNICATIONS GROUP, INC.

                    10  7/8% Senior Discount Notes due 2008
              6  3/4% Convertible Subordinated Debentures due 2003
                        Guarantee of Credit Facility(1)

                           ARCH COMMUNICATIONS, INC.

                        12  3/4% Senior Notes due 2007
                      (Private Notes and Exchange Notes)
                        9  1/2% Senior Notes due 2004(2)
                         14 % Senior Notes due 2004(2)
                             Planned Arch Notes(3)
                          Guarantee of Credit Facility


                               ARCH PAGING, INC.

                        Credit Facility, reflecting the
                          Credit Facility Increase(4)




  FORMER ACE OPERATING SUBSIDIARIES(5)      MOBILEMEDIA COMMUNICATIONS, INC.
    Guarantee of Credit Facility(6)           Guarantee of Credit Facility



                                           MOBILEMEDIA OPERATING SUBSIDIARIES

                                              Guarantee of Credit Facility

--------------------
(1) This obligation is secured by Parent's pledge of the capital stock and notes of Arch.
(2) The Notes rank pari passu in right of payment with this obligation.
(3) Expected to rank pari passu in right of payment with the Notes; may be replaced by the Bridge Facility described under "Description of Certain Indebtedness--Bridge Facility".
(4) The Notes are structurally subordinated in right of payment to this obligation. This obligation is secured by a pledge of the capital stock of the former Arch operating subsidiaries.
(5) Consists of the former ACE operating subsidiaries and Benbow Investments. Arch consolidated certain of ACE's former operating subsidiaries into a single subsidiary as of January 1, 1999.
(6) Certain of ACE's former operating subsidiaries have provided guarantees which are secured by a security interest in those assets of such subsidiaries which were pledged under Arch's former credit facility.

                                 RISK FACTORS

  Before making an investment in the Exchange Notes, prospective investors should carefully consider the following matters, as well as the other information contained in this Prospectus.

INDEBTEDNESS AND HIGH DEGREE OF LEVERAGE

  Arch is highly leveraged. At September 30, 1998, after giving effect to the Private Note Offering and application of the net proceeds therefrom as described under "Use of Proceeds", the Subsidiary Restructuring, borrowings pursuant to the Credit Facility and the Equity Investment and application of the proceeds therefrom, Arch had outstanding $619.5 million of total debt, including (i) $125.0 million principal amount of 9 1/2% Senior Notes due 2004 (the "9 1/2 % Notes"), (ii) $100.0 million principal amount of 14 % Senior Notes due 2004 (the "14 % Notes" and, collectively with the 9 1/2% Notes, the "USAM Notes"), (iii) $127.5 million principal amount of Private Notes and (iv) $267.0 million of borrowings under the Credit Facility. Arch's high degree of leverage may have adverse consequences for Arch, including: (i) the ability of Arch and its subsidiaries to obtain additional financing for acquisitions, working capital, capital expenditures or other purposes, if necessary, may be impaired or such financing may not be available on acceptable terms, if at all; (ii) a substantial portion of the Adjusted EBITDA of Arch and its subsidiaries will be required to pay interest expense, which will reduce the funds which would otherwise be available for operations and future business opportunities; (iii) the Credit Facility, the Indenture and the indentures under which the USAM Notes are outstanding contain financial and restrictive covenants, the failure to comply with which may result in an event of default which, if not cured or waived, could have a material adverse effect on Arch;
(iv) Arch may be more highly leveraged than its competitors which may place it at a competitive disadvantage; (v) Arch's high degree of leverage will make it more vulnerable to a downturn in its business or the economy generally; and
(vi) Arch's high degree of leverage may impair its ability to participate in future consolidation of the paging industry. In April 1997, Parent reordered its operating priorities to improve capital efficiency and strengthen its balance sheet by placing a higher priority on leverage reduction than subscriber unit growth. As part of its reordered operating priorities, Parent has implemented various initiatives to reduce capital costs while endeavouring to sustain acceptable levels of unit and revenue growth. As a result, Arch's rate of internal growth in pagers in service has slowed and is expected to remain below the rates of internal growth previously achieved by Arch, but Arch has not yet been able to reduce its financial leverage significantly. There can be no assurance that Arch will be able to reduce its financial leverage significantly or that Arch will achieve an appropriate balance between growth which it considers acceptable and future reductions in financial leverage. If Arch is not able to achieve continued growth in EBITDA, it may be precluded from incurring additional indebtedness due to cash flow coverage requirements under existing debt instruments, including Parent's 10 7/8% Senior Discount Notes due 2008 (the "Parent Discount Notes"). The anticipated effects of the MobileMedia Transaction on Arch's indebtedness and financial leverage are discussed under "--Anticipated Effects of the MobileMedia Transaction". EBITDA is not a measure defined in GAAP and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. Adjusted EBITDA, as determined by Arch, may not necessarily be comparable to similarly titled data of other paging companies. See "Use of Proceeds", "Capitalization", "Selected Consolidated Financial and Operating Data", "Management's Discussion and Analysis of Financial Condition and Results of Operations", "Description of Certain Indebtedness" and Arch's Consolidated Financial Statements and Notes thereto.

HOLDING COMPANY STRUCTURE AND STRUCTURAL SUBORDINATION OF THE NOTES

  Arch is an intermediate holding company with no material assets other than the capital stock of its subsidiaries. Arch's subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due with respect to the Notes or to make any funds available therefor, whether by dividends, loans or other payments. The Notes are structurally subordinated to all current or future liabilities of Arch's subsidiaries, including trade payables and indebtedness. Any right of Arch to receive assets of any subsidiary upon such subsidiary's liquidation or reorganization (and the consequent right of the Holders of the Notes to participate in any distribution of those assets) is structurally subordinated to the claims of that subsidiary's creditors, except to the extent that Arch is itself recognized as a creditor of such subsidiary, in which case the claims of Arch would still be subject to any security interests in the assets of such subsidiary and any liabilities of such subsidiary senior to that held by Arch and may otherwise be challenged in a liquidation or reorganization proceeding. At September 30, 1998, after giving effect to the Private Note Offering and application of the net proceeds therefrom as described herein under "Use of Proceeds", borrowings pursuant to the Credit Facility and the Equity Investment, the Notes were structurally subordinated to $329.8 million of liabilities of Arch's subsidiaries. Although the Notes rank pari passu in right of payment with the USAM Notes, if the lenders under the Credit Facility are granted a security interest in certain additional assets not currently pledged thereunder, the USAM Notes would be entitled, and the Notes would not be entitled, to be secured equally and ratably with the lenders under the Credit Facility to the extent of such additional assets. In that event, the Notes would be structurally subordinated to the USAM Notes to the extent of the additional collateral securing the USAM Notes so long as the USAM Notes are outstanding. See "Description of Notes--Certain Covenants-- Liens".

  In addition, Parent does not have any obligation to pay any amounts due with respect to the Notes or to make any funds available therefor. At September 30, 1998, Parent had $373.6 million of liabilities (excluding liabilities of its subsidiaries and Parent's guarantees thereof). Parent expects to service the interest payments of $50.8 million annually, commencing September 15, 2001, on its $467.4 million principal amount at maturity of the Parent Discount Notes out of cash made available to it by Arch and Arch's subsidiaries, but there can be no assurance that Arch and Arch's subsidiaries will be able to generate sufficient cash flow to service such interest payments. In addition, limitations contained in the indentures under which the USAM Notes are outstanding would not currently permit Arch and its subsidiaries to make sufficient payments to Parent to enable Parent to pay interest on the Parent Discount Notes. Arch may need to modify the Credit Facility, amend the indentures under which the USAM Notes are outstanding or redeem the USAM Notes in order to make payments to enable Parent to pay interest on the Parent Discount Notes. No assurance can be given that, if necessary, Arch would be able to modify the Credit Facility, amend such indentures or redeem the USAM Notes. A default by Parent in its payment obligations under the Parent Discount Notes could have a material adverse effect on the business, financial condition, results of operations or prospects of Parent or Arch, or Arch's ability to make payments with respect to the Notes when due. See "Capitalization", "Selected Consolidated Financial and Operating Data", "Description of Certain Indebtedness" and "Description of Notes".

DEBT SERVICE; LIMITATIONS ON ACCESS TO CASH FLOW OF OPERATING SUBSIDIARIES

  Arch expects to service the interest payments on the Notes, which commence January 1, 1999 and total $16.6 million annually, out of cash made available to it by its subsidiaries. The ability of Arch to make payments of principal and interest on the Notes will be dependent upon Arch's subsidiaries achieving and sustaining levels of performance in the future that would permit such subsidiaries to pay dividends, distributions or fees to Arch which are sufficient to permit such payments on the Notes. Many factors, some of which will be beyond Arch's control, such as prevailing economic conditions, will affect the performance of Arch's subsidiaries. There can be no assurance that Arch's subsidiaries will be able to generate sufficient cash flow to cover required interest and principal payments on their current and future indebtedness or the Notes. If Arch is unable to meet interest and principal payments in the future, it may, depending upon the circumstances which then exist, seek additional equity or debt financing, attempt to refinance its existing indebtedness or sell all or part of its business or assets to raise funds to repay its indebtedness. There can be no assurance that sufficient equity or debt financing will be available or, if available, that it will be on terms acceptable to Arch, that Arch will be able to refinance its existing indebtedness or that sufficient funds could be raised through asset sales. See "Use of Proceeds", "Selected Consolidated Financial and Operating Data", "Management's Discussion and Analysis of Financial Condition and Results of Operations", "Description of Certain Indebtedness" and Arch's Consolidated Financial Statements and Notes thereto.

ANTICIPATED EFFECTS OF THE MOBILEMEDIA TRANSACTION

  The MobileMedia Transaction, if consummated, is expected to increase Arch's indebtedness by approximately $200.0 million and API's indebtedness by approximately $150.0 million, and will cause API to own additional subsidiaries having liabilities of their own. The debt-to-equity ratio for Arch (without regard to its subsidiaries) is expected to increase, although the debt-to-equity ratio and the ratio of the total debt to annualized EBITDA for Parent and for Arch, each on a consolidated basis, is expected to decrease (and the ratio of EBITDA to interest expense is expected to increase). The Notes will not be guaranteed by API's new MobileMedia subsidiaries following consummation of the MobileMedia Transaction. For the reasons described under "--Holding Company Structure and Structural Subordination of the Notes", the assets and EBITDA of API's new MobileMedia subsidiaries will primarily benefit the creditors of API and only indirectly benefit the holders of the Notes or other creditors of Arch, if at all. See the chart which appears on page 14.

  To fund the estimated cash payments required by the MobileMedia Transaction of approximately $347.0 million (net of the expected proceeds of Parent's proposed rights offering), API and The Bank of New York, Toronto Dominion (Texas), Inc., Royal Bank of Canada and Barclays Bank, PLC have executed a commitment letter for a $200.0 million increase to the Credit Facility (the "Credit Facility Increase"), API intends to borrow an additional $150.0 million under the Credit Facility and Arch intends to issue $200.0 million of new senior notes (the "Planned Arch Notes"). In addition, there can be no assurance that Arch will complete an offering of the Planned Arch Notes on terms satisfactory to it, or at all. As a result, Arch and The Bear Stearns Companies, Inc., TD Securities (USA), Inc. The Bank of New York and Royal Bank of Canada (the "Bridge Lenders") have executed a commitment letter for a $120.0 million bridge facility (the "Bridge Facility") which would be available to Arch in the absence of an offering of the Planned Arch Notes. The Planned Arch Notes, the Bridge Facility and the MobileMedia Transaction each require approval by the Required Lenders (as defined in the Credit Facility), and there can be no assurance such approval will be granted on a timely basis, if at all. See "Description of Certain Indebtedness--Bridge Facility". If API's lenders do not grant the foregoing approvals, and Parent is not able to arrange alternative financing to make the cash payments required in connection with the MobileMedia Transaction and therefore cannot consummate the MobileMedia Transaction, and Parent's failure to perform its obligation to do so is not otherwise excused, Parent will be liable to pay a fee of $32.5 million to MMC. See "--Possible Non-Consummation of the MobileMedia Transaction".

CREDIT FACILITY AND INDENTURE RESTRICTIONS

  The Credit Facility and the Indenture governing the Notes impose certain operating and financial restrictions on Arch. The Credit Facility requires API, and in certain cases Arch, to maintain specified financial ratios, among other obligations, including a maximum leverage ratio and a minimum fixed charge coverage ratio, each as defined in the Credit Facility. In addition, the Credit Facility limits or restricts, among other things, API's ability to:
(i) declare dividends or redeem or repurchase capital stock; (ii) prepay, redeem or purchase debt; (iii) incur liens and engage in sale/leaseback transactions; (iv) make loans and investments; (v) incur indebtedness and contingent obligations; (vi) amend or otherwise alter debt and other material agreements; (vii) engage in mergers, consolidations, acquisitions and asset sales; (viii) engage in transactions with affiliates; and (ix) alter its lines of business or accounting methods. In addition, the Indenture limits, among other things: (i) the incurrence of additional indebtedness by Arch and its Restricted Subsidiaries (as defined therein); (ii) the payment of dividends and other restricted payments by Arch and its Restricted Subsidiaries; (iii) asset sales; (iv) transactions with affiliates; (v) the incurrence of liens; and (vi) mergers and consolidations. Arch's ability to comply with such covenants may be affected by events beyond its control, including prevailing economic and financial conditions. A breach of any of these covenants could result in a default under the Credit Facility and/or Indenture. Upon the occurrence of an event of default under the Credit Facility or the Indenture governing the Notes, the lenders under the Credit Facility could elect to declare all amounts outstanding under the Credit Facility, together with accrued and unpaid interest, to be immediately due and payable. If Arch were unable to repay any such amounts, the lenders could proceed against the collateral securing such indebtedness. If the lenders under the Credit Facility accelerate the payment of such indebtedness, there can be no assurance that the assets of Arch would be sufficient to repay in full such indebtedness and the other indebtedness of Arch, including the Notes. In addition, because the Credit Facility and the Indenture governing the Notes limit the ability of Arch to engage in certain transactions except under certain circumstances, Arch may be prohibited from entering into transactions that could be beneficial to Arch. See "Description of Certain Indebtedness" and "Description of Notes".

  The Bridge Facility contains restrictions that are substantially similar to those contained in the Credit Facility, including, without limitation, restrictions that, among other things, limit additional indebtedness and encumbrances on assets, cash dividends and other distributions; mergers and sales of assets; the repurchase or redemption of capital stock; investments; acquisitions and mergers; and transactions with affiliates or between Parent and its subsidiaries. In addition, the Bridge Facility requires Arch and its subsidiaries to meet certain financial covenants, including covenants with respect to ratios of EBITDA to fixed charges, EBITDA to debt service, EBITDA to interest expense and total indebtedness to EBITDA.

POSSIBLE INABILITY TO REPURCHASE NOTES UPON CHANGE OF CONTROL

  The Credit Facility limits the ability of Arch to repurchase any of the Notes, and also provides that certain change of control events with respect to Arch will constitute a default thereunder. Any future credit agreements or other agreements relating to indebtedness to which Arch becomes a party may contain similar restrictions and provisions. In the event such a change of control event occurs at a time when Arch is prohibited from repurchasing the Notes, Arch could seek the consent of its lenders to repurchase the Notes or could attempt to refinance the borrowings that contain such prohibition. If Arch does not obtain such consent or repay such borrowings, Arch will remain prohibited from repurchasing the Notes by the terms of the relevant indebtedness. In such case, Arch's failure to repurchase the tendered Notes would constitute an event of default under the Indenture governing the Notes which would, in turn, constitute a default under the Credit Facility and could constitute a default under other indebtedness. Furthermore, no assurance can be given that Arch will have sufficient funds available to satisfy its repurchase obligation with respect to the Notes following such a change of control event. Arch believes that consummation of the MobileMedia Transaction will not constitute such a change in control event; however, there can be no assurance that creditors of Arch will not allege that the MobileMedia Transaction constitutes a change in control event. See "Description of Certain Indebtedness" and "Description of Notes".

FUTURE CAPITAL NEEDS

  Arch's business strategy requires the availability of substantial funds to finance the continued development and further growth and expansion of its operations, including possible acquisitions. The amount of capital required by Arch will depend upon a number of factors, including subscriber growth, the type of paging devices and services demanded by customers, service revenues, technological developments, marketing and sales expenses, competitive conditions, the nature and timing of Arch's narrowband personal communications services ("N-PCS") strategy and acquisition strategies and opportunities. No assurance can be given that additional equity or debt financing will be available to Arch when needed on acceptable terms, if at all. The unavailability of sufficient financing when needed would have a material adverse effect on the business, financial condition, results of operations or prospects of Arch or its ability to make payments with respect to the Notes when due. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources", "Business", "Description of Certain Indebtedness" and "Description of Notes". For a discussion of the anticipated effects of the MobileMedia Transaction on Arch's capital needs and capital resources, see "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources".

HISTORY OF LOSSES

  Arch has not reported any net income since its inception. Arch reported net losses of $30.3 million, $87.0 million, $146.6 million and $129.4 million in the years ended December 31, 1995, 1996 and 1997 and the nine months ended September 30, 1998, respectively. These net losses resulted principally from substantial depreciation and amortization expense, primarily related to intangible assets and pager depreciation, interest expense and other costs of growth. Substantial and increased amounts of debt are expected to be outstanding for the foreseeable future, which will result in significant additional interest expense which could have a material adverse effect on the business, financial condition, results of operations or prospects of Arch or its ability to make payments with respect to the Notes when due. Arch expects to continue to report net losses for the foreseeable future. See "Selected Consolidated Financial and Operating Data", "Management's Discussion and

Analysis of Financial Condition and Results of Operations" and Arch's Consolidated Financial Statements and Notes thereto.

POSSIBLE FLUCTUATIONS IN REVENUES AND OPERATING RESULTS

  Arch believes that future fluctuations in its revenues and operating results are possible as the result of many factors, including competition, subscriber turnover, new service developments and technological change. Arch's current and planned debt repayment levels are, to a large extent, fixed in the short term, and are based in part on its expectations as to future revenues, and Arch may be unable to adjust spending in a timely manner to compensate for any revenue shortfall. Due to the foregoing or other factors, it is possible that due to future fluctuations Arch's revenue or operating results may not meet the expectations of securities analysts or investors. See "Management's Discussion and Analysis of Financial Condition and Results of Operations".

POSSIBLE ACQUISITION TRANSACTIONS

  Arch believes that the paging industry will undergo further consolidation, and Arch expects to participate in such continued industry consolidation. Arch has evaluated and expects to continue to evaluate possible acquisition transactions on an ongoing basis and at any given time may be engaged in discussions with respect to possible acquisitions or other business combinations. The process of integrating acquired paging businesses may involve unforeseen difficulties and may require a disproportionate amount of the time and attention of Arch's management and of Arch's financial and other resources. No assurance can be given that suitable acquisition transactions can be identified, financed and completed on acceptable terms, that Arch's future acquisitions will be successful, or that Arch will participate in any future consolidation of the paging industry. See "Business".

  An acquisition of MobileMedia by Parent will increase the indebtedness of Arch and its subsidiaries and will involve significant operational and financial risks, including but not limited to the risks associated with integrating MobileMedia's operations with the current operations of Parent and its subsidiaries. These risks may be exacerbated by the fact that MobileMedia is currently operating under the jurisdiction of the Bankruptcy Court. See "Prospectus Summary--Recent Developments--Anticipated MobileMedia Transaction" and Annex A.

  There can be no assurance that Parent's expectations regarding future operations following the MobileMedia Transaction will be fulfilled. The success of the MobileMedia Transaction will depend in part on the ability of Parent to effectively integrate the businesses of Arch and MobileMedia. The process of integrating the businesses of Arch and MobileMedia may involve unforeseen difficulties and may require a disproportionate amount of time and attention of Arch's management and financial and other resources of Arch following the MobileMedia Transaction. Although it is anticipated that the MobileMedia Transaction will provide the opportunity for synergies and efficiencies, there can be no assurance as to the timing or amount of synergies or efficiencies that may ultimately be attained. Certain of the anticipated benefits of the MobileMedia Transaction may not be achieved if Arch's and MobileMedia's existing operations are not successfully integrated in a timely manner. The difficulties of such integration may initially be increased by the necessity of coordinating geographically separate organizations and integrating personnel with disparate business backgrounds and corporate cultures. There can be no assurance that Arch will be able to successfully integrate MobileMedia's operations or, even if successfully integrated, that Arch's operating performance after the MobileMedia Transaction will be successful. If Arch is not successful in integrating MobileMedia's operations or if the integrated operations fail to achieve market acceptance, Arch would be materially adversely affected. In addition, following the MobileMedia Transaction, the implementation of Arch's business strategy will be subject to numerous other contingencies beyond the control of Arch, including general and regional economic conditions, interest rates, competition, changes in regulation and the ability to attract and maintain skilled employees. As a result, no assurance can be given that the MobileMedia Transaction will be successful or that Arch's business strategies will prove effective or that Arch will achieve its goals after the MobileMedia Transaction. See also "Risk Factors" in Annex A.

POSSIBLE NON-CONSUMMATION OF THE MOBILEMEDIA TRANSACTION

  Consummation of the MobileMedia Transaction is subject to Bankruptcy Court approval, approval by Parent's stockholders and MobileMedia's creditors, Federal Communications Commission ("FCC") approval, performance by third parties of their contractual obligations, the availability of sufficient financing and other conditions. THERE CAN BE NO ASSURANCE THAT PARENT WILL ACQUIRE MOBILEMEDIA OR THAT, IF PARENT ACQUIRES MOBILEMEDIA, PARENT WOULD REALIZE ITS ANTICIPATED IMPROVEMENTS IN FINANCIAL LEVERAGE, OPERATING SYNERGIES OR COST SAVINGS. See Annex A.

  If MobileMedia terminates the MobileMedia Transaction as the result of Parent being in material breach of its representations, warranties and covenants, the failure of Parent's Board of Directors to recommend the MobileMedia Transaction for stockholder approval or the failure of the MobileMedia Transaction to be approved by Parent's stockholders, or Parent or MobileMedia terminates the MobileMedia Transaction as a result of Parent's failure to obtain the financing necessary to effect the MobileMedia Transaction (when all other conditions to Parent's obligations to close have been satisfied), and at the time of such termination MobileMedia is not in material breach of any material covenant or obligation required to be performed by MobileMedia thereunder at or before such time and is not in breach of its representations and warranties (except where the matters in respect of which such representations and warranties are in breach would not in the aggregate have a material adverse effect on MobileMedia), then Parent must pay to MobileMedia as promptly as practicable after demand therefor (but in no event later than the third business day thereafter) the amount of $32.5 million in cash (the "MobileMedia Breakup Fee"). Parent would also be solely responsible for its own fees and expenses in connection with the MobileMedia Transaction, which are estimated at between $15.0 million and $30.0 million (depending on the date of termination). If the MobileMedia Transaction is terminated for reasons that do not require payment of a MobileMedia Breakup Fee by Parent, Parent would be responsible for its own fees and expenses, subject in certain specified circumstances to payment by MobileMedia of a breakup fee to Parent in the amount of $25.0 million.

DEPENDENCE ON KEY PERSONNEL

  The success of Arch will be dependent, to a significant extent, upon the continued services of a relatively small group of executive personnel. Arch does not have employment agreements with, or maintain key man life insurance on, any of its current executive officers, although certain executive officers have entered into non-competition agreements and all executive officers have entered into executive retention agreements with Arch. The loss or unavailability of one or more of its executive officers or the inability to attract or retain key employees in the future could have a material adverse effect on the business, financial condition, results of operations or prospects of Arch or its ability to make payments with respect to the Notes when due. See "Business--Arch Management--Directors and Executive Officers".

COMPETITION AND TECHNOLOGICAL CHANGE

  Arch faces competition from other paging service providers in all markets in which it operates as well as from certain competitors who hold nationwide licenses. Monthly fees for basic paging services have, in general, declined in recent years, due in part to competitive conditions, and Arch may face significant price-based competition in the future which could have a material adverse effect on Arch. Certain of Arch's competitors possess greater financial, technical and other resources than Arch. A trend towards increasing consolidation in the paging industry in particular and the wireless communications industry in general in recent years has led to competition from increasingly larger and better capitalized competitors. If any of such competitors were to devote additional resources to the paging business or focus its strategy on Arch's markets, there could be a material adverse effect on the business, financial condition, results of operations or prospects of Arch or its ability to make payments with respect to the Notes when due.

  Competitors are currently using and developing a variety of two-way paging technologies. Arch does not presently provide such two-way services, other than as a reseller. Although such services generally are higher priced than traditional one-way paging services, technological improvements could result in increased capacity and efficiency for such two-way paging technologies and, accordingly, could result in increased competition for Arch. Future technological advances in the telecommunications industry could increase new services or products competitive with the paging services provided by Arch or could require Arch to reduce the price of its paging services or incur additional capital expenditures to meet competitive requirements. Recent and proposed regulatory changes by the FCC are aimed at encouraging such technological advances and new services. Other forms of wireless two-way communications technology, including cellular and broadband personal communications services ("PCS"), and specialized mobile radio services, also compete with the paging services that Arch provides. While such services are primarily focused on two-way voice communications, service providers are, in many cases, electing to provide paging services as an adjunct to their primary services. Technological change also may affect the value of the pagers owned by Arch and leased to its subscribers. If Arch's subscribers requested more technologically advanced pagers, including but not limited to two-way pagers, Arch could incur additional inventory costs and capital expenditures if it were required to replace pagers leased to its subscribers within a short period of time. Such additional investment or capital expenditures could have a material adverse effect on the business, financial condition, results of operations or prospects of Arch or its ability to make payments with respect to the Notes when due. There can be no assurance that Arch will be able to compete successfully with its current and future competitors in the paging business or with competitors offering alternative communication technologies. See "Business--Competition".

SUBSCRIBER TURNOVER

  The results of operations of wireless messaging service providers, such as Arch, can be significantly affected by subscriber cancellations. The sales and marketing costs associated with attracting new subscribers are substantial relative to the costs of providing service to existing customers. Because the paging business is characterized by high fixed costs, cancellations directly and adversely affect EBITDA. An increase in the subscriber cancellation rate could have a material adverse effect on the business, financial condition, results of operations or prospects of Arch or its ability to make payments with respect to the Notes when due. See "Business".

DEPENDENCE ON THIRD PARTIES

  Arch does not manufacture any of the pagers used in its paging operations. Arch buys pagers primarily from Motorola, Inc. and NEC America, Inc. and therefore is dependent on such manufacturers to obtain sufficient pager inventory for new subscriber and replacement needs. In addition, Arch purchases terminals and transmitters primarily from Glenayre Technologies, Inc. and Motorola and thus is dependent on such manufacturers for sufficient terminals and transmitters to meet its expansion and replacement requirements. To date, Arch has not experienced significant delays in obtaining pagers, terminals or transmitters, but there can be no assurance that Arch will not experience such delays in the future. Arch's purchase agreement with Motorola expires on June 19, 1999, although it contains a provision for one-year term renewals. There can be no assurance that Arch's agreement with Motorola will be renewed or, if renewed, that such agreement will be on terms and conditions as favorable to Arch as those under the current agreement. Although Arch believes that sufficient alternative sources of pagers, terminals and transmitters exist, there can be no assurance that Arch would not be materially adversely affected if it were unable to obtain these items from current supply sources or on terms comparable to existing terms. See "Business--Sources of Equipment". Arch also relies on third parties to provide satellite transmission for some aspects of its paging services. To the extent there are satellite outages or if satellite coverage is otherwise impaired, Arch may experience a loss of service until such time as satellite coverage is restored, which could have an adverse material effect on Arch. See also "-- Impact of the Year 2000 Issue".

GOVERNMENT REGULATION, FOREIGN OWNERSHIP AND POSSIBLE REDEMPTION

  The paging operations of Arch and MobileMedia are subject to regulation by the FCC and various state regulatory agencies. The FCC paging licenses granted to Arch and MobileMedia are for varying terms of up to 10 years, at the end of which renewal applications must be approved by the FCC. In the past, paging license renewal applications generally have been granted by the FCC upon a showing of compliance with FCC regulations and of adequate service to the public. With the exception of the pending FCC proceeding regarding MobileMedia's qualifications to remain an FCC licensee (see "MobileMedia Management's Discussion and Analysis of Financial Condition and Results of Operations--Pending FCC Action Against MobileMedia" in Annex A). Arch and MobileMedia are unaware of any circumstances which would prevent the grant of any pending or future renewal applications; however, no assurance can be given that any of Arch's or MobileMedia's renewal applications will be free of challenge or will be granted by the FCC. It is possible that there may be competition for radio spectrum associated with licenses as they expire, thereby increasing the chances of third party interventions in the renewal proceedings. Other than those renewal applications still pending, the FCC has thus far granted each license renewal application that Arch and MobileMedia have filed. There can be no assurance that the FCC and various state regulatory agencies will not propose or adopt regulations or take actions that would have a material adverse effect on Arch or MobileMedia or, if the Merger is consummated, on the Combined Company following the Merger.

  The FCC's review and revision of rules affecting paging companies is ongoing and the regulatory requirements to which Arch and MobileMedia are subject may change significantly over time. For example, the FCC has decided to adopt a market area licensing scheme for all paging channels under which carriers would be licensed to operate on a particular channel throughout a broad geographic area (for example, a Major Trading Area as defined by Rand McNally) rather than being licensed on a site-by-site basis. These geographic area licenses will be awarded pursuant to auction. Incumbent paging licensees that do not acquire licenses at auction will be entitled to interference protection from the market area licensee. Arch and MobileMedia are each participating actively in this proceeding in order to protect their existing operations and retain flexibility, on an interim and long-term basis, to modify systems as necessary to meet subscriber demands. The FCC has issued a Further Notice of Proposed Rulemaking in which the FCC seeks comments on, among other matters, whether it should impose coverage requirements on licensees with nationwide exclusivity (such as Arch and MobileMedia), whether these coverage requirements should be imposed on a nationwide or regional basis, and whether--if such requirements are imposed--failure to meet the requirements should result in a revocation of the entire nationwide license or merely a portion of the license. If the FCC were to impose stringent coverage requirements on licensees with nationwide exclusivity, Arch and MobileMedia might have to accelerate the build-out of their systems in certain areas.

  Changes in regulation of Arch's and MobileMedia's paging businesses or the allocation of radio spectrum for services that compete with Arch's and MobileMedia's business could adversely affect their results of operations. In addition, some aspects of the Telecommunications Act of 1996 (the "Telecommunications Act") may place additional burdens upon Arch and MobileMedia or subject them to increased competition. For example, the FCC has adopted new rules that govern compensation to be paid to pay phone providers which has resulted in increased costs for certain paging services including toll-free 1-800 number paging. Arch and MobileMedia have generally passed these costs on to their subscribers, which makes their services more expensive and which could affect the attraction or retention of customers; however, there can be no assurance that Arch and MobileMedia will be able to continue to pass on these costs. These rules are the subject of several judicial appeals. In addition, the FCC also has adopted new rules regarding payments by telecommunications companies into a revamped fund that will provide for the widespread availability of telecommunications services, including to low-income consumers ("Universal Service"). Prior to the implementation of the Telecommunications Act, Universal Service obligations largely were met by local telephone companies, supplemented by long-distance telephone companies. Under the new rules, certain telecommunications carriers, including Arch and MobileMedia, are required to contribute to a revised fund created for Universal Service (the "Universal Service Fund"). In addition, certain state regulatory authorities have enacted, or have indicated that they intend to enact, similar contribution requirements based on state revenues. Neither Arch nor MobileMedia can yet know the impact of these state contribution requirements, if enacted and applied to Arch and MobileMedia. Moreover, neither Arch nor MobileMedia is able at this time to estimate the amount of any such payments that it will be able to bill to their subscribers; however, payments into the Universal Service Fund will likely increase the cost of doing business.

  Moreover, in a rulemaking proceeding pertaining to interconnection between local exchange carriers ("LECs") and commercial mobile radio services ("CMRS") providers such as MobileMedia and Arch, the FCC has concluded that LECs are required to compensate CMRS providers for the reasonable costs incurred by such providers in terminating traffic that originates on LEC facilities, and vice versa. Consistent with this ruling, the FCC has determined that LECs may not charge a CMRS provider or other carrier for terminating LEC-originated traffic or for dedicated facilities used to deliver LEC-originated traffic to one-way paging networks. Nor may LECs charge CMRS providers for number activation and use fees. These interconnection issues are still in dispute, and it is unclear whether the FCC will maintain its current position. Depending on further FCC disposition of these issues, Arch and MobileMedia may or may not be successful in securing refunds, future relief or both, with respect to charges for termination of LEC-originated local traffic. If these issues are ultimately resolved by the FCC in favor of CMRS providers, then Arch and MobileMedia will pursue relief through settlement negotiations, administrative complaint procedures or both. If these issues are ultimately decided in favor of the LECs, Arch and MobileMedia likely would be required to pay all past due contested charges and may also be assessed interest and late charges for the withheld amounts. Although these requirements have not to date had a material adverse effect on Arch or MobileMedia, these or similar requirements could in the future have a material adverse effect on Arch or MobileMedia. See "Business--Regulation".

  The Communications Act also limits foreign investment in and ownership of entities that are licensed as radio common carriers by the FCC. Arch and MobileMedia own or control several radio common carriers and are accordingly subject to these foreign investment restrictions. Because Arch and MobileMedia are each individually parents of radio common carriers (but are not radio common carriers themselves), Arch and MobileMedia may not have more than 25% of their stock owned or voted by aliens or their representatives, a foreign government or its representatives or a foreign corporation if the FCC finds that the public interest would be served by denying such ownership. In connection with the World Trade Organization Agreement (the "WTO Agreement")-- agreed to by 69 countries--the FCC adopted rules effective February 9, 1998 that create a very strong presumption in favor of permitting a foreign interest in excess of 25% if the foreign investor's home market country signed the WTO Agreement. Arch's and MobileMedia's subsidiaries that are radio common carrier licensees are subject to more stringent requirements and may have only up to 20% of their stock owned or voted by aliens or their representatives, a foreign government or their representatives or a foreign corporation. This ownership restriction is not subject to waiver. See "Business--Paging Industry Overview" and "Business--Regulation". Arch's Restated Certificate of Incorporation permits the redemption of shares of Arch's capital stock from foreign stockholders where necessary to protect FCC licenses held by Arch or its subsidiaries, but such redemption would be subject to the availability of capital to Arch and any restrictions contained in applicable debt instruments and under the DGCL (which currently would not permit any such redemptions). The failure to redeem such shares promptly could jeopardize the FCC licenses held by Arch or its subsidiaries (including MobileMedia following the Merger). See "--Indebtedness and High Degree of Leverage", "--Competition and Technological Change" and "Business--Regulation".

IMPACT OF THE YEAR 2000 ISSUE

  The Year 2000 problem is the result of computer programs being written using two digits (rather than four) to define the applicable year. Any of the Combined Company's programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices or engage in similar normal business activities. As a result, within the next year the computerized systems (including both information and non-information technology systems) and applications used by the Combined Company will need to be reviewed, evaluated and, if and where necessary, modified or replaced to ensure that all financial, information and operating systems are Year 2000 compliant.

 Arch

  Arch has created a cross-functional project group (the "Y2K Project Group") to work on the Year 2000 problem. The Y2K Project Group is finishing its analysis of external and internal areas likely to be affected by the Year 2000 problem. It has classified the identified areas of concern into either a mission critical or non-mission critical status. For the external areas, Arch has distributed vendor surveys to its primary and secondary vendors. The surveys requested information about hardware and/or software supplied by information technology vendors as well as non-information technology system vendors that might use embedded technologies in their systems or products. Information was requested regarding the vendor's Year 2000 compliance planning, timing, status, testing and contingency planning. As part of its evaluation of Year 2000 vulnerability related to its pager and paging equipment vendors, Arch has discussed with them their efforts to identify potential issues associated with their equipment and/or software and has concluded that, to the extent any vulnerability exists, it has been addressed. Internally, Arch has initiated an inventory audit of hardware and software testing for both its corporate and divisional operations. These areas of operation include: information systems, finance, operations, inventory, billing, pager activation and purchasing. Additional testing is scheduled to conclude in the first quarter of 1999.

  Arch expects that it will incur costs to replace existing hardware, software and paging equipment, which will be capitalized and amortized in accordance with Arch's existing accounting policies, while maintenance or modification costs will be expensed as incurred. Arch has upgraded hardware to enable compliance testing to be performed on dedicated test equipment in an isolated production-like environment. Based on Arch's costs incurred to date, as well as estimated costs to be incurred over the next fourteen months, Arch does not expect that resolution of the Year 2000 problem will have a material adverse effect on its results of operations and financial condition. Costs of the Year 2000 project are based on current estimates and actual results may vary significantly from such estimates once detailed plans are developed and implemented.

  While it is Arch's stated goal to be compliant, on an internal basis, by September 30, 1999, Arch may face the possibility that one or more of its mission critical vendors, such as its utility providers, telephone carriers or satellite carriers, may not be Year 2000 compliant. Because of the unique nature of such vendors, alternative providers of these services may not be available. Additionally, although Arch has initiated its test plan for its business-related hardware and software applications, there can be no assurance that such testing will detect all applications that may be affected by the Year 2000 problem. Lastly, Arch does not manufacture any of the pagers or paging-related equipment used by its customers or for its own paging operations. Although Arch has initiated testing of such equipment it has relied to a large extent on the representations of its vendors with respect to their readiness. Arch can offer no assurances as to the accuracy of such vendors' representations.

  Arch has initiated the process of designing and implementing contingency plans relating to the Year 2000 problem. To this end, each department will identify the likely risks and determine commercially reasonable solutions. The Y2K Project Group will collect and review the determinations on both a department-by-department and company-wide basis. Arch intends to complete its Year 2000 contingency planning during calendar year 1999.

 MobileMedia

  MobileMedia has formed an internal task force comprised of representatives of its various relevant departments to address Year 2000 compliance matters. The task force has undertaken a preliminary review of internal and external areas that are likely to be affected by Year 2000 compliance matters and has classified the various areas as mission critical, important or non-critical/non-important. MobileMedia also expects to hire outside consultants to review MobileMedia's testing methodology and test results, to assess its contingency planning and to provide general oversight relating to Year 2000 compliance matters.

  With respect to internal matters, MobileMedia has completed a review of its hardware and software to determine whether its business-related applications (including applications relating to distribution, finance, inventories, operations, pager activation, purchasing and sales/marketing) will be year 2000 compliant. In addition, in the last quarter of 1998, programs designed to identify Year 2000 problems associated with dates embedded in certain business-related files were created and run to identify any Year 2000 compliance issues. While the results of the tests are still being analyzed, relatively few Year 2000 problems were identified. Additional testing is scheduled for the first quarter of 1999, including testing of MobileMedia's financial and human resource software packages. There can be no assurance, however, that such testing has, or will, detect all compliance issues related to the Year 2000 problem.

  With respect to external matters, MobileMedia has distributed questionnaires and requests for certification to its mission critical vendors and is in the process of obtaining and reviewing the responses thereto. The questionnaires have requested information concerning embedded technologies of such vendors, the hardware and software applications used by such vendors and the Year 2000 compliance efforts of such vendors relating thereto.

 Estimated Year 2000 Compliance Costs

  MobileMedia has an information technology staff of approximately 68 people that has addressed technical issues relating to the Year 2000 compliance matters. To date, MobileMedia has incurred approximately $50,000 in costs (excluding in-house labor and hardware) in connection with Year 2000 compliance matters. In addition, MobileMedia has purchased upgraded hardware at a cost of approximately $150,000 for use as redundant equipment in testing for Year 2000 problems in an isolated production environment. MobileMedia estimates that it will expend approximately $200,000 on additional software and other items related to the Year 2000 compliance matters.

  In addition, MobileMedia estimates that it will incur approximately $200,000 in costs relating to Year 2000 remediation efforts for its paging network hardware. MobileMedia has also upgraded its paging network hardware over the fiscal year 1998 and plans further upgrades in fiscal year 1999. Such upgrades have not been and are not expected to be purchased solely for remediation of the Year 2000 compliance problems; such upgrades are not themselves expected to have Year 2000 compliance problems.

 Risks relating to Year 2000 Compliance Matters

  MobileMedia has a goal to become Year 2000 compliant with respect to internal matters during calendar year 1999. Although MobileMedia has begun and is undertaking testing of its internal business-related hardware and software applications, there can be no assurance that such testing will detect all applications that may be affected by Year 2000 compliance problems. With respect to external matters, due to the multi-dependent and interdependent issues raised by Year 2000 compliance, including many factors beyond its control, MobileMedia may face the possibility that one or more of its mission critical vendors, such as its utilities, telephone carriers, equipment manufacturers or satellite carriers, may not be Year 2000 compliant on a timely basis. Because of the unique nature of such vendors, alternate providers may not be available. Finally, MobileMedia does not manufacture any of the pagers, paging-related hardware or network equipment used by MobileMedia or its customers in connection with MobileMedia's paging operations. Although MobileMedia has tested such equipment, it has also relied upon the representations of its vendors with respect to their Year 2000 readiness. MobileMedia can give no assurance as to the accuracy of such vendors' representations.

 Contingency Planning

  MobileMedia has begun the process of assessing contingency plans that might be available in the event of either internal or external Year 2000 compliance problems. To this end, MobileMedia's various internal departments have begun to prepare assessments of potential contingency alternatives. The task force will undertake a review of these assessments in respect of application of contingency plans on a department-by-department basis and on a company-wide basis. MobileMedia intends to complete its contingency planning in respect of Year 2000 compliance during calendar year 1999.

ABSENCE OF PUBLIC MARKET FOR NOTES

  The Private Notes have not been registered under the Securities Act or any state securities law and, unless so registered, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any applicable state securities laws. Although the Exchange Notes may be resold or otherwise transferred by the holders (who are not affiliates of Arch) without compliance with the registration requirements under the Securities Act, they will be new securities for which there is currently no established trading market. Arch does not intend to apply for listing of the Exchange Notes on a national securities exchange or for quotation of the Exchange Notes on an automated dealer quotation system. Although the Initial Purchasers in the offering of the Private Notes have informed Arch that they currently intend to make a market in the Exchange Notes, they are not obligated to do so, and any such market-making, if initiated, may be discontinued at any time without notice. The liquidity of market for the Exchange Notes will depend upon the number of holders of the Exchange Notes, the interest of securities dealers in making a market in the Exchange Notes and other factors. Accordingly, there can be no assurance as to the development or liquidity of any market for the Exchange Notes. If an active trading market for the Exchange Notes does not develop, the market price and liquidity of the Exchange Notes may be adversely affected. If the Exchange Notes are traded, they may trade at a discount from their face value, depending upon prevailing interest rates, the market for similar securities, the performance of Arch and certain other factors. Notwithstanding the registration of the Exchange Notes under the Securities Act, Holders who are "affiliates" (as defined under Rule 405 of the Securities
Act) of Arch may publicly offer for sale or resell the Exchange Notes only in compliance with the provisions of Rule 144 under the Securities Act.

FAILURE TO EXCHANGE PRIVATE NOTES

  Exchange Notes will be issued in exchange for Private Notes only after timely receipt by the Exchange Agent of such Private Notes, a properly completed and duly executed Letter of Transmittal and all other required documentation. Therefore, holders of Private Notes desiring to tender such Private Notes in exchange for Exchange Notes should allow sufficient time to ensure timely delivery. Neither the Exchange Agent nor Arch is under any duty to give notification of defects or irregularities with respect to tenders of Private Notes for exchange. Private Notes that are not tendered or are tendered but not accepted will, following consummation of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof. In addition, any holder of Private Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives Exchange Notes for its own account in exchange for Private Notes, where such Private Notes were acquired by such broker-dealer as a result of market-making activities or any other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer may be deemed to be an "underwriter" within the meaning of the Securities Act. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. To the extent that Private Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Private Notes could be adversely affected due to the limited amount, or "float", of the Private Notes that are expected to remain outstanding following the Exchange Offer. Generally, a lower "float" of a security could result in less demand to purchase such security and could, therefore, result in lower prices for such security. For the same reason, to the extent that a large amount of Private Notes are not tendered or are tendered and not accepted in the Exchange Offer, the trading market for the Exchange Notes could be adversely affected. See "The Exchange Offer" and "Plan of Distribution".

                              THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

  The Private Notes were sold by Arch on June 29, 1998 (the "Closing Date") to the Initial Purchasers pursuant to the Purchase Agreement. The Initial Purchasers subsequently sold the Private Notes to "qualified institutional buyers" ("QIBs"), as defined in Rule 144A under the Securities Act, in reliance on Rule 144A. As a condition to the sale of the Private Notes, Arch and the Initial Purchasers entered into the Exchange and Registration Rights Agreement on June 24, 1998. Pursuant to the Exchange and Registration Rights Agreement, Arch agreed that, unless the Exchange Offer is not permitted by applicable law or Commission policy, it would (i) file with the Commission a Registration Statement under the Securities Act with respect to the Exchange Notes within 30 days after the Closing Date, and (ii) use its best efforts to cause such Registration Statement to become effective under the Securities Act within 120 days after the Closing Date. A copy of the Exchange and Registration Rights Agreement has been filed as an exhibit to the Registration Statement. The Registration Statement is intended to satisfy certain of Arch's obligations under the Exchange and Registration Rights Agreement and the Purchase Agreement.

RESALE OF THE EXCHANGE NOTES

  With respect to the Exchange Notes, based upon an interpretation by the staff of the Commission set forth in certain no-action letters issued to third parties, Arch believes that a Holder (other than (i) a broker-dealer who purchases such Exchange Notes directly from Arch to resell pursuant to Rule 144A or any other available exemption under the Securities Act) or (ii) any such Holder that is an "affiliate" of Arch within the meaning of Rule 405 under the Securities Act) who exchanges Private Notes for Exchange Notes in the ordinary course of business and who is not participating, does not intend to participate, and has no arrangement with any person to participate, in a distribution of the Exchange Notes, will be allowed to resell Exchange Notes to the public without further registration under the Securities Act and without delivering to the purchasers of the Exchange Notes a prospectus that satisfies the requirements of Section 10 of the Securities Act. However, if any holder acquires Exchange Notes in the Exchange Offer for the purpose of distributing or participating in the distribution of the Exchange Notes or is a broker-dealer, such holder cannot rely on the position of the staff of the Commission enumerated in certain no-action letters issued to third parties and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available. Each broker-dealer that receives Exchange Notes for its own account in exchange for Private Notes, where such Private Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Private Notes where such Private Notes were acquired by such broker-dealer as a result of market-making or other trading activities. Pursuant to the Exchange and Registration Rights Agreement, Arch has agreed to make this Prospectus, as it may be amended or supplemented from time to time, available to broker-dealers for use in connection with any resale for a period of one year after the Expiration Date. See "Plan of Distribution".

TERMS OF THE EXCHANGE OFFER

  Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, Arch will accept any and all Private Notes validly tendered and not withdrawn prior to the Expiration Date. Arch will issue $1,000 principal amount of Exchange Notes in exchange for each $1,000 principal amount of outstanding Private Notes surrendered pursuant to the Exchange Offer. Private Notes may be tendered only in integral multiples of $1,000.

  The form and terms of the Exchange Notes are the same as the form and terms of the Private Notes except that (i) the Exchange Notes have been registered under the Securities Act and, therefore, the Exchange Notes will not bear legends restricting the transfer thereof and (ii) Holders of the Exchange Notes will not be entitled to any of the rights of holders of the Private Notes under the Exchange and Registration Rights Agreement. The Exchange Notes will evidence the same indebtedness as the Private Notes (which they replace) and will be issued under, and be entitled to the benefits of, the Indenture governing the Notes, which also authorized the issuance of the Private Notes, such that both series of Notes will be treated as a single class of debt securities under the Indenture.

  As of the date of this Prospectus, $130.0 million in aggregate principal amount of the Private Notes are outstanding. Only a registered holder of the Private Notes (or such holder's legal representative or attorney-in-fact) as reflected on the records of the Trustee under the Indenture may participate in the Exchange Offer. There will be no fixed record date for determining registered holders of the Private Notes entitled to participate in the Exchange Offer.

  Holders of the Private Notes do not have any appraisal or dissenters' rights under the Indenture in connection with the Exchange Offer. Arch intends to conduct the Exchange Offer in accordance with the provisions of the Exchange and Registration Rights Agreement and the applicable requirements of the Securities Act, the Exchange Act of 1934, and the rules and regulations of the Commission thereunder.

  Arch shall be deemed to have accepted validly tendered Private Notes when, as and if Arch has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders of Private Notes for the purposes of receiving the Exchange Notes from Arch.

  Holders who tender Private Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Private Notes pursuant to the Exchange Offer. Arch will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. See "--Fees and Expenses".

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

  The term "Expiration Date" shall mean 5:00 p.m., New York City time on February 4, 1999, unless Arch, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended.

  In order to extend the Exchange Offer, Arch will (i) notify the Exchange Agent of any extension by oral or written notice, and (ii) mail to the registered holders an announcement thereof which shall include disclosure of the approximate number of Private Notes deposited to date, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

  Arch reserves the right, in its reasonable discretion, (i) to delay accepting any Private Notes, (ii) to extend the Exchange Offer or (iii) if any conditions set forth below under "--Conditions" shall not have been satisfied, to terminate the Exchange Offer by giving oral or written notice of such delay, extension or termination to the Exchange Agent. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders. If the Exchange Offer is amended in a manner determined by Arch to constitute a material change, Arch will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered Holders, and Arch will extend the Exchange Offer for a period of five to ten business days, depending upon the significance of the amendment and the manner of disclosure to the registered Holders, if the Exchange Offer would otherwise expire during such five to ten business day period.

INTEREST ON THE EXCHANGE NOTES

  The Exchange Notes will bear interest at a rate equal to 12 3/4% per annum from and including January 2, 1999. Interest on the Exchange Notes will be payable semi-annually on each January 1 and July 1, commencing July 1, 1999. Holders of Private Notes on the record date of December 15, 1998 received interest on January 1,

1999 from and including the date of initial issuance of the Private Notes through and including January 1, 1999, plus an amount equal to the accrued Liquidated Damages on the Private Notes. Holders of Private Notes that are accepted for exchange will exchange the right to receive any interest or Liquidated Damages accrued on the Private Notes from January 2, 1999 for the right to receive interest and Liquidated Damages accrued on the Exchange Notes from January 2, 1999.

PROCEDURES FOR TENDERING

  Only a registered Holder of Private Notes may tender Private Notes in the Exchange Offer. To tender in the Exchange Offer, a Holder must complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal or such facsimile to the Exchange Agent at the address set forth below under "Exchange Agent" for receipt prior to the Expiration Date. In addition, either (i) certificates for such Private Notes must be received by the Exchange Agent along with the Letter of Transmittal, (ii) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Private Notes, if such procedure is available, into the Exchange Agent's account at the Depositary pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent prior to the Expiration Date or (iii) the holder must comply with the guaranteed delivery procedures described below.

  The tender by a Holder that is not withdrawn prior to the Expiration Date will constitute an agreement between such Holder and Arch in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

  THE METHOD OF DELIVERY OF PRIVATE NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDER. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE, PROPERLY INSURED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR PRIVATE NOTES SHOULD BE SENT TO ARCH. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

  Any beneficial owner of the Private Notes whose Private Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. Holders who intend to tender Private Notes through DTC's ATOP procedures need not submit a Letter of Transmittal. If such beneficial owner wishes to tender on such owner's own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering such owner's Private Notes, either make appropriate arrangements to register ownership of the Private Notes in such owner's name or obtain a properly completed bond power from the registered Holder. The transfer of registered ownership may take considerable time.

  Signatures on a Letter of Transmittal or a notice of withdrawal described below (see "--Withdrawal of Tenders"), as the case may be, must be guaranteed by an Eligible Institution (as defined below) unless the Private Notes tendered pursuant thereto are tendered (i) by a registered Holder who has not completed the box titled "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution (as defined below). In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be made by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act which is a member of one of the recognized signature guarantee programs identified in the Letter of Transmittal (an "Eligible Institution").

  If the Letter of Transmittal is signed by a person other than the registered Holder of any Private Notes listed therein, such Private Notes must be endorsed or accompanied by a properly completed bond power, signed by such registered Holder as such registered holder's name appears on such Private Notes.

  If the Letter of Transmittal or any Private Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by Arch, evidence satisfactory to Arch of their authority to so act must be submitted with the Letter of Transmittal.

  The Exchange Agent and the Depositary have confirmed that any financial institution that is a participant in the Depositary's system may utilize the Depositary's ATOP procedures to tender Private Notes. All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered Private Notes will be determined by Arch in its sole discretion, which determination will be final and binding. Arch reserves the absolute right to reject any and all Private Notes not properly tendered or any Private Notes Arch's acceptance of which would, in the opinion of counsel for Arch, be unlawful. Arch also reserves the right to waive any defects, irregularities or conditions of tender as to particular Private Notes. Arch's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Private Notes must be cured within such time as Arch shall determine. Although Arch intends to notify holders of defects or irregularities with respect to tenders of Private Notes, neither Arch, the Exchange Agent nor any other person shall incur any liability for failure to give such notification. Tenders of Private Notes will not be deemed to have been made until such defects or irregularities have been cured or waived.

  While Arch has no present plan to acquire any Private Notes that are not tendered in the Exchange Offer or to file a registration statement to permit resales of any Private Notes that are not tendered pursuant to the Exchange Offer, Arch reserves the right in its sole discretion to purchase or make offers for any Private Notes that remain outstanding subsequent to the Expiration Date or, as set forth below under "--Conditions", to terminate the Exchange Offer and, to the extent permitted by applicable law, purchase Private Notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ from the terms of the Exchange Offer.

  By tendering, each Holder of Private Notes will represent to Arch that, among other things, (i) the Exchange Notes to be acquired by such Holder of Private Notes in connection with the Exchange Offer are being acquired by such Holder in the ordinary course of the business of such Holder, (ii) such Holder has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes, (iii) such Holder acknowledges and agrees that any person who is a broker-dealer registered under the Exchange Act or is participating in the Exchange Offer for the purposes of distributing the Exchange Notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the Exchange Notes acquired by such Holder and cannot rely on the position of the staff of the Commission set forth in certain no-action letters, (iv) such Holder understands that a secondary resale transaction described in clause (iii) above and any resales of Exchange Notes obtained by such Holder in exchange for Private Notes acquired by such Holder directly from Arch should be covered by an effective registration statement containing the selling securityholder information required by Item 507 or Item 508, as applicable, of Regulation S-K of the Commission and (v) such Holder is not an "affiliate", as defined in Rule 405, of Arch, that it is not a broker-dealer that owns Private Notes acquired directly from Arch or an affiliate of Arch, that it is acquiring the Exchange Notes in the ordinary course of the undersigned's business and that it has no defined arrangement with any person to participate in the distribution of the Exchange Notes. If the Holder is a broker-dealer that will receive Exchange Notes for such Holder's own account in exchange for Private Notes that were acquired as a result of market-making activities or other trading activities, such Holder will be required to acknowledge in the Letter of Transmittal that such Holder will deliver a prospectus in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, such Holder will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

RETURN OF PRIVATE NOTES

  If any tendered Private Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Private Notes are withdrawn or are submitted for a greater principal amount than the holders desire to exchange, such unaccepted, withdrawn or non-exchanged Private Notes will be returned without expense to the tendering holder thereof (or, in the case of Private Notes tendered by book-entry transfer into the Exchange Agent's account at the Depositary pursuant to the book-entry transfer procedures described below, such Private Notes will be credited to an account maintained with the Depositary) as promptly as practicable.

BOOK-ENTRY TRANSFER

  The Exchange Agent will make a request to establish an account with respect to the Private Notes at the Depositary for purposes of the Exchange Offer within two business days after the date of this Prospectus, and any financial institution that is a participant in the Depositary's systems may make book-entry delivery of Private Notes by causing the Depositary to transfer such Private Notes into the Exchange Agent's account at the Depositary in accordance with the Depositary's procedures for transfer. However, although delivery of Private Notes may be effected through book-entry transfer at the Depositary, the Letter of Transmittal or facsimile thereof, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the Exchange Agent at the address set forth below under "--Exchange Agent" on or prior to the Expiration Date or pursuant to the guaranteed delivery procedures described below.

GUARANTEED DELIVERY PROCEDURES

  Holders who wish to tender their Private Notes and (i) whose Private Notes are not immediately available or (ii) who cannot deliver their Private Notes, the Letter of Transmittal or any other required documents to the Exchange Agent prior to the Expiration Date, may effect a tender if:

  (a) The tender is made through an Eligible Institution;

  (b) Prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery substantially in the form provided by Arch (by facsimile transmission, mail or hand delivery) setting forth the name and address of the Holder, the certificate number(s) of such Private Notes and the principal amount of Private Notes tendered, stating that the tender is being made thereby and guaranteeing that, within five New York Stock Exchange trading days after the Expiration Date, the Letter of Transmittal (or a facsimile thereof), together with the certificate(s) representing the Private Notes in proper form for transfer or a Book-Entry Confirmation, as the case may be, and any other documents required by the Letter of Transmittal, will be deposited by the Eligible Institution with the Exchange Agent; and

  (c) Such properly executed Letter of Transmittal (or facsimile thereof), as well as the certificate(s) representing all tendered Private Notes in proper form for transfer and all other documents required by the Letter of Transmittal are received by the Exchange Agent within five New York Stock Exchange trading days after the Expiration Date.

  Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to Holders who wish to tender their Private Notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

  Except as otherwise provided herein, tenders of Private Notes may be withdrawn at any time prior to 5:00 p.m. on the Expiration Date.

  To withdraw a tender of Private Notes in the Exchange Offer, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the Holder having deposited the Private Notes to be withdrawn (the "Depositor"), (ii) identify the Private Notes to be withdrawn (including the certificate number or numbers and principal amount of such Private Notes) and (iii) be signed by such Holder in the same manner as the original signature on the Letter of Transmittal by which such Private Notes were tendered (including any required signature guarantees). All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by Arch in its sole discretion, whose determination shall be final and binding on all parties. Any Private Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no Exchange Notes will be issued with respect thereto unless the Private Notes so withdrawn are validly retendered. Properly withdrawn Private Notes may be retendered by following one of the procedures described above under "--Procedures for Tendering" at any time prior to the Expiration Date.

CONDITIONS

  Notwithstanding any other term of the Exchange Offer, Arch shall not be required to accept for exchange, or exchange the Exchange Notes for, any Private Notes, and may terminate the Exchange Offer as provided herein before the acceptance of such Private Notes, if the Exchange Offer violates applicable law, rules or regulations or an applicable interpretation of the staff of the SEC.

  If Arch reasonably determines that such condition (that the Exchange Offer not violate applicable law, rules, regulations or interpretation of the staff of the SEC) is not satisfied, Arch may (i) refuse to accept any Private Notes and return all tendered Private Notes to the tendering holders or (ii) extend the Exchange Offer and retain all Private Notes tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of Holders to withdraw such Private Notes (see "--Withdrawal of Tenders").

LIQUIDATED DAMAGES

  Arch has filed with the SEC the Registration Statement of which this Prospectus is a part, in order to register the Exchange Notes as required by the Exchange and Registration Rights Agreement. If (i) Arch is not permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or SEC policy or (ii) any holder of Private Notes that constitute Transfer Restricted Securities (as defined herein) notifies Arch prior to the 20th day following consummation of the Exchange Offer that (a) it is prohibited by law or SEC policy from participating in the Exchange Offer or
(b) that it may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and this Prospectus is not appropriate or available for such resales or (c) that it is a broker-dealer and owns Notes acquired directly from Arch or an affiliate of Arch, Arch will file with the SEC a shelf registration statement (the "Shelf Registration Statement") to cover resales of the Notes by the holders thereof who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement. Arch must use its best efforts to cause the applicable registration statement to be declared effective as promptly as possible by the SEC. For purposes of the foregoing, "Transfer Restricted Securities" means each Note until (i) the date on which a Private Note has been exchanged by a person other than a broker-dealer for an Exchange Note in the Exchange Offer, (ii) following the exchange by a broker-dealer in the Exchange Offer of a Private Note for an Exchange Note, the date on which such Exchange Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of this Prospectus, (iii) the date on which such Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iv) the date on which such Note is distributed to the public pursuant to Rule 144 under the Securities Act.

  The Exchange and Registration Rights Agreement provides that (i) Arch must have filed the Registration Statement of which this Prospectus is a part with the SEC on or prior to July 29, 1998 (ii) Arch must have used its best efforts to have the Exchange Offer Registration Statement declared effective by the Commission on or prior to October 27, 1998, (iii) unless the Exchange Offer would not be permitted by applicable law or Commission policy, Arch will commence the Exchange Offer and use its best efforts to issue, on or prior to 30 business days after the date on which the Registration Statement was declared effective by the Commission, Exchange Notes in exchange for all Private Notes tendered prior thereto in the Exchange Offer and (iv) if obligated to file the Shelf Registration Statement, Arch shall file the Shelf Registration Statement with the Commission on or prior to 30 days after such filing obligation arises and use its best efforts to cause the Shelf Registration to be declared effective by the Commission on or prior to 90 days after such obligation arises. If (a) Arch fails to file any registration statement required by the Exchange and Registration Rights Agreement on or before the date specified for such filing, (b) any such registration statement is not declared effective by the Commission on or prior to the date specified for such effectiveness (the "Effectiveness Target Date"), (c) Arch fails to consummate the Exchange Offer within 30 business days of the Effectiveness Target Date or (d) any such registration statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in the Exchange and Registration Rights Agreement (each such event referred to in clauses (a) through (d) above a "Registration Default"), then Arch will pay Liquidated Damages to each holder of Notes, with respect to the first 90-day period, or any portion thereof, immediately following the occurrence of such a Registration Default, in an amount equal to 25 basis points per annum of the principal amount of Notes held by such holder. The amount of the Liquidated Damages will increase by an additional 25 basis points per annum of the principal amount of Notes with respect to each subsequent 90-day period, or any portion thereof, until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages of 100 basis points per annum of the principal amount of Notes. All accrued and unpaid Liquidated Damages will be paid by Arch on each Interest Payment Date to the Global Note holder by wire transfer of immediately available funds or by federal funds check and to holders of Certificated Securities by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified. Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.

  Pursuant to the foregoing provisions, Liquidated Damages totalling $0.4583 per $1,000 of principal have accrued on the Notes between October 27, 1998 and January 1, 1999 due to the Registration Default caused by delays in the effectiveness of the Registration Statement. Such amount will be paid in the same manner as accrued interest on the Notes. Liquidated Damages will continue to accrue on the Exchange Notes (and on all Private Notes that are not accepted for exchange) until the Exchange Offer has been consummated, at a rate of 0.25% per annum through January 25, 1999 and 0.50% per annum thereafter.

  The summary herein of certain provisions of the Exchange and Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Exchange and Registration Rights Agreement, a copy of which is available upon request to Arch.

TERMINATION OF CERTAIN RIGHTS

  All rights under the Exchange and Registration Rights Agreement (including registration rights) of Holders of the Private Notes eligible to participate in the Exchange Offer will terminate upon consummation of the Exchange Offer except with respect to Arch's continuing obligations (i) to indemnify such Holders (including any broker-dealers) and certain parties related to such Holders against certain liabilities (including liabilities under the Securities Act), (ii) to provide, upon the request of any Holder of a Transfer-Restricted Security, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Private Notes pursuant to Rule 144A, (iii) use its best efforts to keep the Registration Statement of which this Prospectus is a part effective and to amend and supplement this Prospectus in order to permit this Prospectus to be lawfully delivered by all persons subject to the prospectus delivery requirements of the Securities Act for such period of time as such persons must comply with such requirement in order to resell the Exchange Notes and (iv) to provide copies of the latest version of this Prospectus to broker-dealers upon their request for a period of not less than 180 days after the Expiration Date.

EXCHANGE AGENT

  U.S. Bank Trust National Association has been appointed as Exchange Agent of the Exchange Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notice of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

     By Registered or Certified        By Facsimile:
     Mail or                           (651) 244-1537
     Overnight Delivery:               Attn: Melina Black

     U.S. Bank Trust National
     Association
     180 E. 5th Street                 Confirm by Telephone:
     St. Paul, Minnesota 55101         (651) 244-8161
     Attn: Specialized Finance
     Department

  Delivery of the Letter of Transmittal to an address other than as set forth above or transmission of instructions via facsimile other than as set forth above does not constitute a valid delivery of such Letter of Transmittal.

FEES AND EXPENSES

  The expenses of soliciting tenders will be borne by Arch. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telephone or in person by officers and regular employees of Arch and its affiliates.

  Arch has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers or others soliciting acceptances of the Exchange Offer. Arch, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

  The cash expenses to be incurred in connection with the Exchange Offer will be paid by Arch and are estimated in the aggregate to be approximately $125,000. Such expenses include registration fees, fees and expenses of the Exchange Agent and the Trustee, accounting and legal fees and printing costs, among others.

  Arch will pay all transfer taxes, if any, applicable to the exchange of Private Notes pursuant to the Exchange Offer. If, however, a transfer tax is imposed for any reason other than the exchange of the Private Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered Holder or any other persons) will be payable by the tendering Holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering Holder.

CONSEQUENCE OF FAILURE TO EXCHANGE

  Participation in the Exchange Offer is voluntary. Holders of the Private Notes are urged to consult their financial and tax advisors in making their own decisions on what action to take.

  The Private Notes that are not exchanged for the Exchange Notes pursuant to the Exchange Offer will remain restricted securities. Accordingly, such Private Notes may be resold only (i) to an entity which the seller reasonably believes is a QIB in a transaction meeting the requirements of Rule 144A under the Securities Act, (ii) in a transaction meeting the requirements of Rule 144 under the Securities Act, (iii) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act, (iv) in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if Arch so requests), (v) to Arch or (vi) pursuant to an effective registration statement and, in each case, in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction.

ACCOUNTING TREATMENT

  For accounting purposes, Arch will recognize no gain or loss as a result of the Exchange Offer. The expenses of the Exchange Offer will be amortized over the term of the Exchange Notes.

                                USE OF PROCEEDS

  Arch will not receive any proceeds from the Exchange Offer. In consideration for issuing the Exchange Notes as contemplated in this Prospectus, Arch will receive in exchange Private Notes in like principal amount, the terms of which are identical in all material respects to the Exchange Notes except that (i) the Exchange Notes have been registered under the Securities Act and, therefore, the Exchange Notes are not subject to transfer restrictions and
(iii) the provisions relating to Liquidated Damages (through an increase in the stated interest rate on the Private Notes provided for under certain circumstances) will be eliminated (although accrued Liquidated Damages accrued between October 27, 1998 and January 1, 1999 were paid on January 1, 1999 to persons who were Holders of Private Notes on the record date of December 15, 1998 and Liquidated Damages will continue to accrue on Exchange Notes and on all Private Notes that are not accepted for exchange until the Exchange Offer has been consummated). The Private Notes surrendered in exchange for Exchange Notes will be retired and cancelled and cannot be reissued. Accordingly, issuance of the Exchange Notes will not result in a change in the outstanding indebtedness of Arch. See "The Exchange Offer".

  The net proceeds of the Private Note Offering (after deducting the discount to the Initial Purchasers and Private Note Offering expenses paid by Arch) were $122.6 million. Arch has used such net proceeds, together with borrowings under the Credit Facility and the proceeds from the Equity Investment, to repay a portion of the indebtedness under ACE's previous credit facility (the "ACE Credit Facility") and all outstanding indebtedness under USAM's previous credit facility (the "USAM Credit Facility"). Amounts not repaid under the ACE Credit Facility became outstanding under the Credit Facility.

  The ACE Credit Facility provided for borrowings of up to $450.0 million consisting of (i) a $212.2 million reducing revolving credit facility (the "ACE Revolver"), (ii) a $138.8 million term loan and (iii) a $99.0 million term loan. The ACE Credit Facility bore interest at either (i) the alternative base rate of The Bank of New York or (ii) such bank's reserve-adjusted London Interbank Offered Rate ("LIBOR") rate, in each case plus a margin based on the ratio of Arch's total debt to annualized EBITDA. For the year ended December 31, 1997, the average borrowing rate was 8.76%. The ACE Revolver and the $138.8 million term loan were scheduled to mature on December 31, 2002 and the $99.0 million term loan was scheduled to mature on December 31, 2003. The ACE Credit Facility was amended and restated to create the Credit Facility upon consummation of the Private Note Offering. As of September 30, 1998, $267.0 million of indebtedness was outstanding under the Credit Facility.

  The USAM Credit Facility provided for borrowings of up to $110.0 million and bore interest at either (i) the alternative base rate of the Bank of New York or (ii) such bank's reserve-adjusted LIBOR rate, in each case plus a margin based on the ratio of total debt to annualized EBITDA. For the year ended December 31, 1997, the average borrowing rate was 8.55%. The USAM Credit Facility was scheduled to mature on June 30, 2000 but was terminated upon the establishment of the Credit Facility.

  For additional information regarding the ACE Credit Facility and the USAM Credit Facility, see Note 3 of Notes to Arch's Consolidated Financial Statements. For a description of the Credit Facility, see "Description of Certain Indebtedness--Credit Facility".

                                CAPITALIZATION

  The following table sets forth the capitalization of Arch at September 30, 1998 reflecting, among other things, (a) the Private Note Offering and application of the net proceeds therefrom, (b) the Subsidiary Restructuring,
(c) borrowings pursuant to the Credit Facility and (d) the Equity Investment and application of the net proceeds therefrom. See "Prospectus Summary--Recent Developments", "Use of Proceeds" and "Description of Notes". This table should be read in conjunction with the other financial information appearing elsewhere in this Prospectus.

                                                        AS OF SEPTEMBER 30, 1998
                                                        ------------------------
                                                         (DOLLARS IN THOUSANDS)
Current maturities of long-term debt...................         $    --
                                                                ========
Long-term debt, less current maturities:
  Credit Facility(1)(2)................................         $267,000(3)
  12 3/4% Senior Notes due 2007........................          127,534
  9 1/2% Senior Notes due 2004(4) .....................          125,000
  14% Senior Notes due 2004(4) ........................          100,000
                                                                --------
    Total long-term debt...............................          619,534(3)
Stockholder's equity:
  Common stock--$.01 par value,
   authorized 1,000 shares, issued and
   outstanding 849 shares..............................              --
  Additional paid-in capital...........................          642,225
  Accumulated deficit..................................         (444,661)
                                                                --------
                                                                 197,564
                                                                --------
    Total capitalization...............................         $817,098
                                                                ========

--------
(1) The Notes are structurally subordinated in right of payment to this obligation. This obligation is secured by certain assets and pledges of certain capital stock and benefits from certain guarantees. See "Prospectus Summary--Corporate Structure".
(2) Does not reflect Arch's use of the net proceeds from the final closing of the Tower Site Sale. Arch will use such net proceeds (estimated to be $4.0 million) to temporarily repay indebtedness under the Credit Facility until such amounts are used to purchase assets for use in Arch's business.
(3) If the MobileMedia Transaction is consummated, Arch expects to increase its total borrowings by approximately $350.0 to $355.0 million, consisting of either (a) approximately $150.0 million under the Credit Facility and approximately $200.0 million of Planned Arch Notes or (b) approximately $235.0 million under the Credit Facility and approximately $120.0 million under the Bridge Facility.
(4) The Notes rank pari passu in right of payment with this obligation.

              SELECTED CONSOLIDATED FINANCIAL AND OPERATING DATA

  Prior to the Subsidiary Restructuring, ACE and USAM were wholly owned subsidiaries of Parent. The Subsidiary Restructuring has been accounted for under the pooling of interests method. The following selected summary financial and operating data reflects the consolidated results and operating data of ACE and USAM as if Arch had been formed on September 1, 1992, the earliest date presented herein. See "Prospectus Summary--Recent Developments-- Anticipated MobileMedia Transaction".

  The following summary financial and operating data as of December 31, 1996 and 1997 and for each of the years in the three-year period ended December 31, 1997 has been derived from Arch's audited Consolidated Financial Statements and Notes thereto included elsewhere in this Prospectus. The following summary financial information and operating data as of and for the four months ended December 31, 1993 and 1994 and the year ended December 31, 1994 and each of the years in the two-year period ended August 31, 1994 has been derived from Parent's consolidated financial statements which are not included in this Prospectus. The following summary financial and operating data as of September 30, 1998 and for the nine-month periods ended September 30, 1997 and 1998 have been derived from Arch's unaudited Consolidated Financial Statements and Notes thereto included elsewhere in this Prospectus. For certain other predecessor information, see footnote (8) to the following table. The following consolidated financial information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Arch's Consolidated Financial Statements and Notes thereto included elsewhere in this Prospectus.

                                         FOUR MONTHS                                                    NINE MONTHS
                      YEAR ENDED            ENDED                                                          ENDED
                    AUGUST 31, (1)    DECEMBER 31, (1)           YEAR ENDED DECEMBER 31,               SEPTEMBER 30,
                   -----------------  ------------------  ----------------------------------------  --------------------
                    1993      1994      1993      1994    1994 (1)  1995 (1)    1996       1997       1997       1998
                   -------  --------  --------  --------  --------  --------  ---------  ---------  ---------  ---------
                                                      (DOLLARS IN THOUSANDS)
STATEMENT OF
 OPERATIONS DATA:
 Service, rental
  and maintenance
  revenues.......  $39,610  $ 55,139  $ 16,457  $ 22,847  $61,529   $138,466  $ 291,399  $ 351,944  $ 261,570  $ 277,826
 Product sales...    5,698    12,108     2,912     5,178   14,374     24,132     39,971     44,897     34,029     31,811
                   -------  --------  --------  --------  -------   --------  ---------  ---------  ---------  ---------
 Total revenues..   45,308    67,247    19,369    28,025   75,903    162,598    331,370    396,841    295,599    309,637
 Cost of products
  sold...........   (4,031)  (10,124)   (2,027)   (4,690) (12,787)   (20,789)   (27,469)   (29,158)   (22,044)   (21,863)
                   -------  --------  --------  --------  -------   --------  ---------  ---------  ---------  ---------
                    41,277    57,123    17,342    23,335   63,116    141,809    303,901    367,683    273,555    287,774
 Operating
  expenses:
 Service, rental
  and
  maintenance....    9,532    13,123     3,959     5,231   14,395     29,673     64,957     79,836     59,227     60,812
 Selling.........    7,307    10,243     3,058     4,338   11,523     24,502     46,962     51,474     39,019     36,902
 General and
  administrative..  13,123    17,717     5,510     7,022   19,229     40,448     86,181    106,041     78,878     84,527
 Depreciation and
  amortization...   13,764    16,997     5,549     6,873   18,321     60,037    191,101    231,376    179,188    164,290
 Restructuring
  Charge.........      --        --        --        --       --         --         --         --         --      16,100
                   -------  --------  --------  --------  -------   --------  ---------  ---------  ---------  ---------
 Operating income
  (loss).........   (2,449)     (957)     (734)     (129)    (352)   (12,851)   (85,300)  (101,044)   (82,757)   (74,857)
 Interest and
  non-operating
  expenses, net..   (2,861)   (4,112)   (1,132)   (1,993)  (4,973)   (20,397)   (49,060)   (62,884)   (47,015)   (50,344)
 Equity in loss
  of affiliate
  (2)............      --        --        --        --       --         --      (1,968)    (3,872)    (2,828)    (2,219)
                   -------  --------  --------  --------  -------   --------  ---------  ---------  ---------  ---------
 Income (loss)
  before income
  tax benefit and
  extraordinary
  item...........   (5,310)   (5,069)   (1,866)   (2,122)  (5,325)   (33,248)  (136,328)  (167,800)  (132,600)  (127,420)
 Income tax
  benefit........      --        --        --        --       --       4,600     51,207     21,172     15,900        --
                   -------  --------  --------  --------  -------   --------  ---------  ---------  ---------  ---------
 Income (loss)
  before
  extraordinary
  item...........   (5,310)   (5,069)   (1,866)   (2,122)  (5,325)   (28,648)   (85,121)  (146,628)  (116,700)  (127,420)
 Extraordinary
  item (3).......     (415)      --        --     (1,137)  (1,137)    (1,684)    (1,904)       --         --      (1,720)
                   -------  --------  --------  --------  -------   --------  ---------  ---------  ---------  ---------
 Net income
  (loss).........  $(5,725) $ (5,069) $ (1,866) $ (3,259) $(6,462)  $(30,332) $ (87,025) $(146,628) $(116,700) $(129,140)
                   =======  ========  ========  ========  =======   ========  =========  =========  =========  =========

---------------------
(footnotes on following page)

                                              FOUR MONTHS                                                     NINE MONTHS
                           YEAR ENDED            ENDED                                                           ENDED
                         AUGUST 31, (1)    DECEMBER 31, (1)           YEAR ENDED DECEMBER 31,                SEPTEMBER 30,
                         ----------------  ------------------  -----------------------------------------  --------------------
                          1993     1994      1993      1994    1994 (1)  1995 (1)     1996       1997       1997       1998
                         -------  -------  --------  --------  --------  ---------  ---------  ---------  ---------  ---------
                                                            (DOLLARS IN THOUSANDS)
OTHER OPERATING DATA:
 Adjusted EBITDA (4).... $11,315  $16,040    $4,815    $6,744  $17,969     $47,186   $105,801   $130,332    $96,431   $105,533
 Adjusted EBITDA margin
  (5)...................      27%      28%       28%       29%      28%         33%        35%        35%        35%        37%
 Capital expenditures,
  excluding
  acquisitions.......... $20,853  $25,657    $7,486   $15,279  $33,450     $60,468   $155,575   $102,767    $74,672    $85,756
 Cash flows provided by
  operating activities..   8,721   14,781     5,306     4,680   14,155      16,874     40,476     64,606     45,135     91,819
 Cash flows used in
  investing activities.. (30,998) (28,982)   (7,486)  (34,364) (55,860)  (192,549)   (480,995)  (102,767)   (74,672)   (85,785)
 Cash flows provided by
  financing activities..  11,268   14,636    11,290    26,108   29,454     176,966    438,163     38,777     31,430     (3,387)
 Pagers in service at
  end of period......... 254,000  410,000   288,000   538,000  538,000   2,006,000  3,295,000  3,890,000  3,781,000  4,211,000
 Ratio of earnings to
  fixed
  charges (6)(7)........     --       --        --        --       --          --         --         --         --         --

                              AS OF
                         AUGUST 31, (1)             AS OF DECEMBER 31,
                         ---------------  ---------------------------------------       AS OF
                          1993    1994      1994     1995      1996       1997    SEPTEMBER 30, 1998
                         ------- -------  -------- -------- ---------- ---------- ------------------
                                                   (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA:
 Current assets......... $ 4,690 $ 6,751  $  8,483 $ 33,655 $   41,385 $   49,584      $ 53,778
 Total assets...........  62,209  76,255   117,858  784,019  1,134,328  1,010,046       931,796
 Long-term debt, less
  current maturities....  49,748  67,328    93,420  429,559    605,513    623,000       619,534
 Stockholder's equity...   1,563  (3,304)    9,368  276,543    451,847    302,042       197,564

---------------------
(1) Old Parent was incorporated in January 1986 in Delaware and conducted its operations through wholly owned direct and indirect subsidiaries. On September 7, 1995, Old Parent completed the USA Mobile Merger. In accordance with GAAP, Old Parent was treated as the acquirer in the USA Mobile Merger for accounting and financial reporting purposes, and Parent reports the historical financial statements of Old Parent as the historical financial statements of Parent. Effective January 1, 1995, Parent changed its fiscal year end from August 31 to December 31.
(2) Represents Arch's share of Benbow's losses since Arch's acquisition of Westlink Holdings, Inc. in May 1996. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources --Acquisitions".
(3) Reflects extraordinary charge resulting from prepayment of indebtedness. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Results of Operations".
(4) Adjusted EBITDA consists of EBITDA (net of restructuring charges, equity in loss of affiliates, income tax benefit, interest and non-operating expenses (net) and extraordinary items). EBITDA, as determined by Arch, does not reflect restructuring charge, equity in loss of affiliate, income tax benefit, interest and non-operating expenses, net and extraordinary items; consequently EBITDA may not necessarily be comparable to similarly titled data of other paging companies. EBITDA is commonly used by analysts and investors as a principal measure of financial performance in the paging industry. EBITDA is also one of the primary financial measures used to calculate whether Arch and its subsidiaries are in compliance with covenants under their respective indebtedness which covenants, among other things, limit the ability of Arch and its subsidiaries to: incur additional indebtedness, advance funds to Benbow, pay dividends, grant liens on its assets, merge, sell or acquire assets, repurchase or redeem capital stock, incur capital expenditures and prepay certain indebtedness. EBITDA is also one of the financial measures used by analysts to value Arch. Therefore Arch management believes that the presentation of EBITDA provides relevant information to investors. EBITDA should not be construed as an alternative to operating income or cash flows from operating activities as determined in accordance with GAAP or as a measure of liquidity. Amounts reflected as EBITDA or Adjusted EBITDA are not necessarily available for discretionary use as a result of, among other things, restrictions imposed by the terms of existing indebtedness or limitations imposed by applicable law upon the payment of dividends or distributions. See "Management's Discussion and Analysis of Financial Condition and Results of Operation".

The following table reconciles net income to the presentation of Adjusted
EBITDA:

                                                                     NINE MONTHS
                                     YEAR ENDED                         ENDED
                                    DECEMBER 31,                    SEPTEMBER 30,
                         --------------------------------------  --------------------
                          1994      1995      1996      1997       1997       1998
                         -------  --------  --------  ---------  ---------  ---------
                                                 (DOLLARS IN THOUSANDS)
 Net income (loss)...... $(6,462) $(30,332) $(87,025) $(146,628) $(116,700) $(129,140)
 Interest and non-
  operating.............   4,973    20,397    49,060     62,884     47,015     50,344
 Income tax benefit.....     --     (4,600)  (51,207)   (21,172)   (15,900)       --
 Depreciation and
  amortization..........  18,321    60,037   191,101    231,376    179,188    164,290
 Restructuring charge...     --        --        --         --         --      16,100
 Equity in loss of
  affiliate.............     --        --      1,968      3,872      2,828      2,219
 Extraordinary Item.....   1,137     1,684     1,904        --         --       1,720
                         -------  --------  --------  ---------  ---------  ---------
  Adjusted EBITDA....... $17,969  $ 47,186  $105,801   $130,332    $96,431   $105,533
                         =======  ========  ========  =========  =========  =========

(5) Calculated by dividing Adjusted EBITDA by total revenues less cost of products sold. EBITDA margin is a measure commonly used in the paging industry to evaluate a company's EBITDA relative to net revenues as an indicator of the efficiency of a company's operations.
(6) For the purpose of this calculation, "earnings" consist of net income
    (loss) before income taxes, restructuring charges and fixed charges. "Fixed charges" consist of interest expense and amortization of debt discount and related expenses believed by management to be representative of the interest factor thereon.
(7) Earnings were insufficient to cover fixed charges for the years ended August 31, 1993 and 1994, the four months ended December 31, 1993 and 1994, the years ended December 31, 1994, 1995, 1996 and 1997 and the nine months ended September 30, 1997 and 1998 by $5.7 million, $5.1 million, $1.9 million, $3.3 million, $6.5 million, $34.9 million, $138.2 million, $167.8 million, $132.6 million and $129.1 million, respectively.
(8) As described in footnote (1), summary Statement of Operations Data in the foregoing table reports the historical financial information of Old Parent as the historical financial information of Arch. Set forth below is summary Statement of Operations Data for USAM prior to the USA Mobile Merger. In connection with the USA Mobile Merger, Parent applied purchase accounting adjustments to the historical USAM data which primarily resulted in higher values being assigned to intangible assets and related increases in amortization expense. As a result, the following information is not comparable to the financial statements of USAM subsequent to the USA Mobile Merger:

                                  YEAR ENDED DECEMBER 31,      PERIOD FROM
                                  ------------------------  JANUARY 1, 1995 TO
                                     1993         1994      SEPTEMBER 7, 1995
                                  -----------  -----------  ------------------
                                            (DOLLARS IN THOUSANDS)
   STATEMENT OF OPERATIONS DATA:
    Service, rental and
     maintenance revenues........ $    42,249  $    52,688       $ 72,185
    Product sales................       5,770        8,482          9,996
                                  -----------  -----------       --------
    Total revenues...............      48,019       61,170         82,181
    Cost of products sold........      (3,289)      (5,663)        (6,726)
                                  -----------  -----------       --------
                                       44,730       55,507         75,455
    Operating expenses:
    Service, rental and
     maintenance.................       7,306        9,895         13,875
    Selling......................       7,596        7,996         11,916
    General and administrative...      11,323       13,710         19,267
    Depreciation and
     amortization................      12,805       17,491         29,239
                                  -----------  -----------       --------
    Operating income (loss)......       5,700        6,415          1,158
    Interest and non-operating
     expenses, net...............      (8,565)     (16,260)       (26,366)
                                  -----------  -----------       --------
    Income (loss) before income
     tax benefit and
     extraordinary item..........      (2,865)      (9,845)       (25,208)
    Income tax benefit...........         --           --           2,675
                                  -----------  -----------       --------
    Net income (loss)............ $    (2,865) $    (9,845)      $(22,533)
                                  ===========  ===========       ========
   OTHER OPERATING DATA:
    Adjusted EBITDA.............. $    18,505  $    23,906       $ 30,397
    EBITDA margin................          41%          43%            40%
    Capital expenditures,
     excluding acquisitions...... $    16,126  $    33,887       $ 36,856
    Pagers in service at end of
     period......................     354,000      720,000        959,000

                                                         AS OF DECEMBER 31,
                                                       ------------------------
                                                          1993         1994
                                                       -----------  -----------
                                                       (DOLLARS IN THOUSANDS)
   BALANCE SHEET DATA:
    Current assets.................................... $     7,411  $    52,918
    Total assets......................................      51,453      272,245
    Long-term debt, less current maturities...........       1,826      228,305
    Stockholders' equity (deficit)....................     (84,801)      (4,051)

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

OVERVIEW

  The following discussion and analysis should be read in conjunction with Arch's Consolidated Financial Statements and Notes thereto included elsewhere in this Prospectus.

  Arch is a leading provider of wireless messaging services, primarily paging services, and is the third largest paging company in the United States (based on pagers in service). Arch had 4.2 million pagers in service at September 30, 1998. From January 1, 1995 through September 30, 1998, Arch's total number of subscribers grew at a compound rate on an annualized basis of 73.1%. For the same period on an annualized basis, Arch's compound rate of internal subscriber growth (excluding pagers added through acquisitions) was 52.8%.

  Arch derives the majority of its revenues from fixed periodic (usually monthly) fees, not dependent on usage, charged to subscribers for paging services. As long as a subscriber remains on service, operating results benefit from the recurring payments of the fixed periodic fees without incurrence of additional selling expenses by Arch. Arch's service, rental and maintenance revenues and the related expenses exhibit substantially similar growth trends. Arch's average revenue per subscriber has declined over the last three years for two principal reasons: (i) an increase in the number of subscriber owned and reseller owned pagers for which Arch receives no recurring equipment revenue and (ii) an increase in the number of reseller customers whose airtime is purchased at wholesale rates. The reduction in average paging revenue per subscriber resulting from these trends has been more than offset by the elimination of associated expenses so that Arch's margins have improved over such period. Furthermore, recent data indicates such rate of decline has slowed.

  Arch has achieved significant growth in pagers in service and EBITDA through a combination of internal growth and acquisitions, including USA Mobile in September 1995 and Westlink Holdings, Inc. ("Westlink") in May 1996. Arch's total revenues have increased from $162.6 million in the year ended December 31, 1995 to $331.4 million in the year ended December 31, 1996 and to $396.8 million in the year ended December 31, 1997. Over the same periods, through operating efficiencies and economies of scale, Arch has been able to reduce its per pager operating costs to enhance its competitive position in its markets. Due to the rapid growth in its subscriber base, Arch has incurred significant selling expenses, which are charged to operations in the period incurred. Arch had net losses of $30.3 million, $87.0 million and $146.6 million in the years ended December 31, 1995, 1996 and 1997, respectively, as a result of significant depreciation and amortization expenses related to acquired and developed assets and interest charges associated with indebtedness. However, as its subscriber base has grown, Arch's operating results have improved, as evidenced by an increase in its Adjusted EBITDA from $47.2 million in the year ended December 31, 1995 to $105.8 million in the year ended December 31, 1996 and to $130.3 million in the year ended December 31, 1997.

  EBITDA is a commonly used measure of financial performance in the paging industry and also is one of the financial measures used to calculate whether Arch and its subsidiaries are in compliance with the covenants under their respective debt agreements, but EBITDA should not be construed as an alternative to operating income or cash flows from operating activities as determined in accordance with GAAP. One of Arch's financial objectives is to increase its EBITDA, as such earnings are a significant source of funds for servicing indebtedness and for investment in continued growth, including purchase of pagers and paging system equipment, construction and expansion of paging systems, and possible acquisitions. EBITDA, as determined by Arch, may not necessarily be comparable to similarly titled data of other paging companies. Amounts reflected as EBITDA are not necessarily available for discretionary use as a result of restrictions imposed by the terms of existing or future indebtedness (including the repayment of such indebtedness or the payment of interest thereon), limitations imposed by applicable law upon the payment of dividends or distributions or capital expenditure requirements.

SHIFT IN OPERATING FOCUS

  In April 1997, Parent reordered its operating priorities to improve capital efficiency and strengthen its balance sheet by placing a higher priority on leverage reduction than subscriber unit growth. As part of its reordered operating priorities, Parent has implemented various initiatives to reduce capital costs while endeavouring to sustain acceptable levels of unit and revenue growth. As a result, Arch's rate of internal growth in pagers in service slowed during the second half of 1997 and is expected to remain below the rates of internal growth previously achieved by Arch. Parent is also reviewing the possible sale of non-strategic assets. In April 1998, Parent announced an agreement to sell certain of Arch's tower site assets in the Tower Site Sale for approximately $38.0 million in cash (subject to adjustment). In the Tower Site Sale, Arch is selling communications towers, real estate, site management contracts and/or leasehold interests involving 133 sites in 22 states and will rent space on the towers on which it currently operates communications equipment to service its own paging network. Arch is using its net proceeds from the Tower Site Sale (estimated to be $36.0 million) to repay indebtedness. Arch held the initial closing of the Tower Site Sale on June 26, 1998 with gross proceeds to Arch of approximately $12.0 million (excluding $1.3 million which was paid to entities affiliated with Benbow for certain assets owned by such entities and sold as part of the initial closing), held a second closing on September 29, 1998 with gross proceeds to Arch of $20.4 million and currently expects to hold the final closing for the balance of the transaction in the fourth quarter of 1998, although no assurance can be given that the final closing will be held as expected. The closing of the Tower Site Sale is subject to receipt of customary regulatory approvals and other conditions. See "Business-- Investments in Narrowband PCS Licenses".

DIVISIONAL REORGANIZATION


  In June 1998, Parent's Board of Directors approved the Divisional Reorganization. As part of the Divisional Reorganization, which is being implemented over a period of 18 to 24 months, Parent has consolidated its former Midwest, Western and Northern divisions into four existing operating divisions and is in the process consolidating certain regional administrative support functions, such as customer service, collections, inventory and billing to reduce redundancy and take advantage of various operating efficiencies.

  Arch estimates that the Divisional Reorganization, once fully implemented, will result in annual cost savings of approximately $15.0 million. These cost savings will consist primarily of a reduction in compensation expense of approximately $11.5 million and a reduction in rental expense of facilities and general and administrative costs of approximately $3.5 million. Arch expects to reinvest a portion of these cost savings to expand its sales activities; however, to date the extent of this reinvestment and therefore the cost has not yet been determined.

  In connection with the Divisional Reorganization, Parent (i) anticipates a net reduction of approximately 10% of its workforce, (ii) plans to close certain office locations and redeploy other real estate assets and (iii) recorded a restructuring charge of $16.1 million during the second quarter of 1998. The restructuring charge consisted of approximately (i) $9.7 million for employee severance, (ii) $3.5 million for lease obligations and terminations
(iii) $1.4 million for the writedown of fixed assets and (iv) $1.5 million of other costs. The severance costs and lease obligations will require cash outlays throughout the 18 to 24 month restructuring period. Management anticipates the cash requirements for these items to be relatively consistent from quarter to quarter throughout the Divisional Reorganization period. These cash outlays will be funded from operations or the Credit Facility. There can be no assurance that the desired cost savings will be achieved or that the anticipated reorganization of Arch's business will be accomplished smoothly, expeditiously or successfully. The difficulties of such reorganization may be increased by the need to integrate MobileMedia's operations in multiple locations and to combine two corporate cultures. The inability to successfully integrate the operations of MobileMedia could have a material adverse effect on Arch following the MobileMedia Transaction. See Note 9 to Arch's Consolidated Financial Statements.

  The Subsidiary Restructuring is described under "Business--General".

RESULTS OF OPERATIONS

  The following table presents certain items from Arch's Consolidated Statements of Operations as a percentage of net revenues (total revenues less cost of products sold) and certain other information for the periods indicated:

                                                                NINE MONTHS
                                                                   ENDED
                            YEAR ENDED DECEMBER 31,            SEPTEMBER 30,
                         ---------------------------------   -------------------
                           1995        1996        1997        1997       1998
                         ---------   ---------   ---------   --------   --------
Total revenues..........     114.7 %     109.0 %     107.9 %    108.1 %    107.6 %
Cost of products sold...     (14.7)       (9.0)       (7.9)      (8.1)      (7.6)
                         ---------   ---------   ---------   --------   --------
Net revenues............     100.0       100.0       100.0      100.0      100.0
Operating expenses:
  Service, rental and
   maintenance..........      20.9        21.4        21.7       21.6       21.1
  Selling...............      17.3        15.4        14.0       14.3       12.8
  General and
   administrative.......      28.5        28.4        28.9       28.8       29.4
  Depreciation and
   amortization.........      42.4        62.9        62.9       65.5       57.1
  Restructuring charge..       --          --          --           0        5.6
                         ---------   ---------   ---------   --------   --------
Operating income
 (loss).................      (9.1)%     (28.1)%     (27.5)%    (30.2)%    (26.0)%
                         =========   =========   =========   ========   ========
Net income (loss).......     (21.4)%     (28.6)%     (39.9)%    (42.7)%    (44.9)%
                         =========   =========   =========   ========   ========
Adjusted EBITDA.........      33.3 %      34.8 %      35.4 %     35.3 %     36.7 %
                         =========   =========   =========   ========   ========
Cash flows provided by
 operating activities... $  16,874   $  40,476   $  64,606   $ 45,135   $ 91,819
Cash flows used in
 investing activities... $(192,549)  $(480,995)  $(102,767)  $(74,672)  $(85,785)
Cash flows provided by
 (used in) financing
 activities............. $ 176,966   $ 438,163   $  38,777   $ 31,430   $ (3,387)
Annual service, rental
 and maintenance
 expenses per pager..... $      28   $      25   $      22   $     22   $     20

 Nine Months Ended September 30, 1998 Compared with Nine Months Ended September 30, 1997

  Total revenues increased $14.0 million, or 4.7%, to $309.6 million in the nine months ended September 30, 1998 from $295.6 million in the nine months ended September 30, 1997, and net revenues (total revenues less cost of products sold) increased $14.2 million, or 5.2%, from $273.6 million to $287.8 million over the same period. Service, rental and maintenance revenues, which consist primarily of recurring revenues associated with the sale or lease of pagers, increased $16.3 million, or 6.2%, to $277.8 million in the nine months ended September 30, 1998 from $261.6 million in the nine months ended September 30, 1997. These increases in revenues were due primarily to an increase through internal growth in the number of pagers in service from 3.8 million at September 30, 1997 to 4.2 million at September 30, 1998. Maintenance revenues represented less than 10% of total service, rental and maintenance revenues in the nine months ended September 30, 1998 and 1997. Arch does not differentiate between service and rental revenues. Product sales, less cost of products sold, decreased 17.0% to $9.9 million in the nine months ended September 30, 1998 from $12.0 million in the nine months ended September 30, 1997 as a result of a decline in the average revenue per pager sold.

  Service, rental and maintenance expenses, which consist primarily of telephone line and site rental expenses, increased to $60.8 million (21.1% of net revenues) in the nine months ended September 30, 1998 from $59.2 million (21.6% of net revenues) in the nine months ended September 30, 1997. The increase was due primarily to increased expenses associated with system expansions and the provision of paging services to a greater number of subscribers. As existing paging systems become more populated through the addition of new subscribers, the fixed costs of operating these paging systems are spread over a greater subscriber base. Annualized service, rental and maintenance expenses per subscriber decreased to $20.00 in the nine months ended September 30, 1998 from $22.00 in the nine months ended September 30, 1997.

  Selling expenses decreased to $36.9 million (12.8% of net revenues) in the nine months ended September 30, 1998 from $39.0 million (14.3% of net revenues) in the nine months ended September 30, 1997. The decrease was due primarily to a decrease in the number of net new subscriber additions and nonrecurring marketing costs incurred in 1997 to promote Arch's new Arch Paging brand identity. The number of net new pagers in service resulting from internal growth decreased by 34.0% in the nine months ended September 30, 1998 compared to the nine months ended September 30, 1997. Most selling expenses are directly related to the number of net new subscribers added.

  General and administrative expenses increased to $84.5 million (29.4% of net revenues) in the nine months ended September 30, 1998 from $78.9 million (28.8% of net revenues) in the nine months ended September 30, 1997. The increase was due primarily to administrative and facility costs associated with supporting more pagers in service.

  Depreciation and amortization expenses decreased to $164.3 million in the nine months ended September 30, 1998 from $179.2 million in the nine months ended September 30, 1997. These expenses reflect Arch's acquisitions of paging businesses in prior periods, accounted for as purchases, and investment in pagers and other system expansion equipment to support growth.

  Operating loss decreased to $74.9 million in the nine months ended September 30, 1998 from $82.8 million in the nine months ended September 30, 1997 as a result of the factors outlined above.

  Net interest expense increased to $50.3 million in the nine months ended September 30, 1998 from $47.0 million in the nine months ended September 30, 1997. The increase was attributable to an increase in Arch's average outstanding debt.

  Arch recognized an income tax benefit of $15.9 million in the nine months ended September 30, 1997 representing the tax benefit of operating losses incurred subsequent to the acquisitions of USA Mobile and Westlink which were available to offset deferred tax liabilities arising from Arch's acquisition of USA Mobile in September 1995 and Westlink in May 1996. The tax benefit of these operating losses was fully recognized during 1997. Accordingly, Arch has established a valuation reserve against its deferred tax asset which reduced the income tax benefit to zero. Arch does not expect to recover, in the foreseeable future, its deferred tax asset and will continue to increase its valuation reserve accordingly.

  In June 1998, Arch recognized an extraordinary charge of $1.7 million representing the write-off of unamortized deferred financing costs associated with the prepayment of indebtedness under prior credit facilities.

  Net loss increased to $129.1 million in the nine months ended September 30, 1998 from $116.7 million in the nine months ended September 30, 1997 as a result of the factors outlined above.

 Year Ended December 31, 1997 Compared with Year Ended December 31, 1996

  Total revenues increased $65.5 million, or 19.8%, to $396.8 million in the year ended December 31, 1997 from $331.4 million in the year ended December 31, 1996 and net revenues increased $63.8 million, or 21.0%, from $303.9 million to $367.7 million over the same period. Service, rental and maintenance revenues increased $60.5 million, or 20.8%, to $351.9 million in the year ended December 31, 1997 from $291.4 million in the year ended December 31, 1996. These increases in revenues were due primarily to the increase in the number of pagers in service from 3.3 million at December 31, 1996 to 3.9 million at December 31, 1997 and the full year impact of the Westlink acquisition which was completed in May 1996. Maintenance revenues represented less than 10% of total service, rental and maintenance revenues in the years ended December 31, 1996 and 1997. Product sales, less cost of products sold, increased 25.9% to $15.7 million in the year ended December 31, 1997 from $12.5 million in the year ended December 31, 1996 as a result of a greater number of pager unit sales.

  Service, rental and maintenance expenses increased to $79.8 million (21.7% of net revenues) in the year ended December 31, 1997 from $65.0 million (21.4% of net revenues) in the year ended December 31, 1996. The increase was due primarily to increased expenses associated with system expansions and the provision of paging services to a greater number of subscribers. Annual service, rental and maintenance expenses per subscriber decreased to $22.00 in the year ended December 31, 1997 from $25.00 in the year ended December 31, 1996.

  Selling expenses increased to $51.5 million (14.0% of net revenues) in the year ended December 31, 1997 from $47.0 million (15.4% of net revenues) in the year ended December 31, 1996. The increase in selling expenses was due to the full year impact of the Westlink acquisition and the marketing costs incurred to promote Arch's Arch Paging brand identity. Arch's selling cost per net new pager in service increased to $87.00 in the year ended December 31, 1997 from $58.00 in the year ended December 31, 1996, primarily due to fixed selling costs and increased marketing costs being spread over fewer net new pagers put into service.

  General and administrative expenses increased to $106.0 million (28.9% of net revenues) in the year ended December 31, 1997 from $86.2 million (28.4% of net revenues) in the year ended December 31, 1996. The increase in absolute dollars was due primarily to increased expenses associated with supporting more pagers in service, including the full year impact of Westlink, as well as expenses associated with the establishment of Arch's National Services Division. See "Business--Subscribers and Marketing".

  Depreciation and amortization expenses increased to $231.4 million (62.9% of net revenues) in the year ended December 31, 1997 from $191.1 million (62.9% of net revenues) in the year ended December 31, 1996. These expenses reflect Arch's acquisitions of paging businesses, accounted for as purchases, and continued investment in pagers and other system expansion equipment to support continued growth.

  Operating loss increased to $101.0 million in the year ended December 31, 1997 from $85.3 million in the year ended December 31, 1996 as a result of the factors outlined above.

  Net interest expense increased to $62.9 million in the year ended December 31, 1997 from $49.1 million in the year ended December 31, 1996. The increase was attributable to an increase in Arch's average outstanding debt. See Note 3 to Arch's Consolidated Financial Statements.

  During the years ended December 31, 1997 and 1996, Arch recognized income tax benefits of $21.2 million and $51.2 million, respectively, representing the tax benefit of operating losses subsequent to the acquisitions of USA Mobile in September 1995 and Westlink in May 1996 which were available to offset deferred tax liabilities arising from Arch's acquisitions of USA Mobile and Westlink.

  During 1996, Arch recognized an extraordinary charge of $1.9 million, representing the write-off of unamortized deferred financing costs associated with the prepayment of indebtedness under a prior credit facility.

  Net loss increased to $146.6 million in the year ended December 31, 1997 from $87.0 million in the year ended December 31, 1996 as a result of the factors outlined above. Included in the net loss for the years ended December 31, 1997 and 1996 were charges of $3.9 million and $2.0 million, respectively, representing Arch's pro rata share of Benbow's losses since the Westlink acquisition in May 1996.

 Year Ended December 31, 1996 Compared with Year Ended December 31, 1995

  Total revenues increased $168.8 million, or 103.8%, to $331.4 million in the year ended December 31, 1996 from $162.6 million in the year ended December 31, 1995 and net revenues increased $162.1 million, or 114.3%, from $141.8 million to $303.9 million over the same period. Service, rental and maintenance revenues increased $152.9 million, or 110.4%, to $291.4 million in the year ended December 31, 1996 from $138.5 million in the year ended December 31, 1995. These increases in revenues were due primarily to the increase in the number of pagers in service from 2.0 million at December 31, 1995 to 3.3 million at December 31, 1996. Acquisitions of paging companies added 0.5 million pagers in service during 1996, with the remaining 0.8 million pagers added through internal growth. Maintenance revenues represented less than 10% of total service, rental and maintenance revenues in the years ended December 31, 1995 and 1996. Product sales, less cost of products sold, increased 274.0% to $12.5 million in the year ended December 31, 1996 from $3.3 million in the year ended December 31, 1995 as a result of a greater number of pager unit sales.

  Service, rental and maintenance expenses increased to $65.0 million (21.4% of net revenues) in the year ended December 31, 1996 from $29.7 million (20.9% of net revenues) in the year ended December 31, 1995. The increase was due primarily to increased expenses associated with system expansions and the provision of paging services to a greater number of subscribers. Annual service, rental and maintenance expenses per subscriber decreased to $25 in the year ended December 31, 1996 from $28 in the year ended December 31, 1995.

  Selling expenses increased to $47.0 million (15.4% of net revenues) in the year ended December 31, 1996 from $24.5 million (17.3% of net revenues) in the year ended December 31, 1995. The increase in selling expenses was due to the addition of sales personnel to support continued growth in the subscriber base, as the number of net new pagers in service resulting from internal growth increased by 122.7% from the year ended December 31, 1995 to the year ended December 31, 1996. Arch's selling cost per net new pager in service decreased to $58.00 in the year ended December 31, 1996 from $67.00 in the year ended December 31, 1995, primarily due to increased sales through indirect distribution channels.

  General and administrative expenses increased to $86.2 million (28.4% of net revenues) in the year ended December 31, 1996 from $40.4 million (28.5% of net revenues) in the year ended December 31, 1995. The increase was due primarily to increased expenses associated with supporting more pagers in service.

  Depreciation and amortization expenses increased to $191.1 million (62.9% of net revenues) in the year ended December 31, 1996 from $60.0 million (42.4% of net revenues) in the year ended December 31, 1995. These expenses reflect Arch's acquisitions of paging businesses, accounted for as purchases, and continued investment in pagers and other system expansion equipment to support continued growth.

  Operating loss increased to $85.3 million in the year ended December 31, 1996 from $12.9 million in the year ended December 31, 1995 as a result of the factors outlined above.

  Net interest expense increased to $49.1 million in the year ended December 31, 1996 from $20.4 million in the year ended December 31, 1995. The increase was attributable to an increase in Arch's average outstanding debt.

  During the years ended December 31, 1996 and 1995, Arch recognized income tax benefits of $51.2 million and $4.6 million, respectively, representing the tax benefit of operating losses subsequent to the acquisitions of USA Mobile and Westlink which were available to offset deferred tax liabilities arising from Arch's acquisitions of USA Mobile and Westlink.

  During 1996 and 1995, Arch recognized an extraordinary charge of $1.9 million and $1.7 million, respectively, representing the write-off of unamortized deferred financing costs associated with the prepayment of indebtedness under separate prior credit facilities.

  Net loss increased to $87.0 million in the year ended December 31, 1996 from $30.3 million in the year ended December 31, 1995 as a result of the factors outlined above. Included in the net loss for the year ended December 31, 1996 was a charge of $2.0 million representing Arch's pro rata share of Benbow's losses since the Westlink acquisition in May 1996.

LIQUIDITY AND CAPITAL RESOURCES

  Arch's business strategy requires the availability of substantial funds to finance the expansion of existing operations, to fund capital expenditures for pagers and paging system equipment, to service debt and to finance acquisitions.

 Capital Expenditures and Commitments

  Excluding acquisitions of paging businesses, Arch's capital expenditures were $60.5 million in the year ended December 31, 1995, $155.6 million in the year ended December 31, 1996, $102.8 million in the year ended December 31, 1997 and $85.8 million in the nine months ended September 30, 1998. To date, Arch has funded its capital expenditures with net cash provided by operating activities, the incurrence of debt and advances from Parent.

  Arch currently anticipates capital expenditures (excluding deferred financing costs) of approximately $85.0 million to $90.0 million for the year ending December 31, 1998, primarily for the purchase of pagers, paging system equipment and transmission equipment, as well as expenditures for information systems and advances to Benbow (as described below). Such amounts are subject to change based on Arch's internal growth rate and acquisition activity, if any, during 1998. Included in Arch's anticipated capital expenditures for 1998 is funding to upgrade hardware and to internally develop software for a centralized billing and management information system which is expected to offer the back office capability to support significant future growth. See "Risk Factors--Impact of the Year 2000 Issue". Arch believes that it will have sufficient cash available from operations and credit facilities to fund these expenditures.

  Parent is obligated, to the extent such funds are not available to Benbow from other sources and subject to the approval of Arch's designee on Benbow's Board of Directors, to advance to Benbow sufficient funds to service its FCC license-related debt obligations incurred by Benbow in connection with its acquisition of its N-PCS licenses and to finance construction of an N-PCS system. Arch estimates that the total cost to Benbow of servicing its debt obligations and constructing an N-PCS system (including the effect of Benbow's acquisition of Page Call, Inc. ("Page Call")) will be approximately $100.0 million over the next five years. Arch currently anticipates that approximately $40.0 million (approximately $10.0 million in each of the next four years) of such amount will be funded by Arch and the balance will be funded through vendor financing and other sources. Arch is also funding ongoing obligations in connection with Benbow's recent acquisition of Page Call. See "Business--Investments in Narrowband PCS Licenses".

  The amount of capital required by Parent if the MobileMedia Transaction is consummated will depend upon a number of factors, including subscriber growth, the type of paging devices and services demanded by customers, service revenues, technological developments, marketing and sales expenses, competitive conditions, the nature and timing of Parent's N-PCS strategy, acquisition strategies and opportunities.

 Other Commitments and Contingencies

  Commencing January 1, 1999, interest payments on the Notes equal to $8.3 million will be payable semi-annually in arrears on January 1 and July 1 of each year until scheduled maturity on July 1, 2007. Arch expects to service the interest payments on the Notes out of cash made available to it by its subsidiaries. The ability of Arch to make payments of principal and interest on the Notes will be dependent upon Arch's subsidiaries achieving and sustaining levels of performance in the future that would permit such subsidiaries to pay dividends, distributions or fees to Arch which are sufficient to permit such payments on the Notes. Many factors, some of which will be beyond Arch's control, such as prevailing economic conditions, will affect the performance of Arch's subsidiaries. There can be no assurance that Arch's subsidiaries will be able to generate sufficient cash flow to cover required interest and principal payments on their current and future indebtedness or the Notes. If Arch is unable to meet interest and principal payments in the future, it may, depending upon the circumstances which then exist, seek additional equity or debt financing, attempt to refinance its existing indebtedness or sell all or part of its business or assets to raise funds to repay its indebtedness. There can be no assurance that sufficient equity or debt financing will be available or, if available, that it will be on terms acceptable to Arch, that Arch will be able to refinance its existing indebtedness or that sufficient funds could be raised through asset sales. See "Risk Factors--Debt Service; Limitations on Access to Cash Flow of Operating Subsidiaries".

  Interest payments on the $467.4 million principal amount at maturity of Parent Discount Notes commence September 15, 2001. Parent expects to service such interest payments out of cash made available to it by Arch and Arch's subsidiaries. Based on the principal amount of Parent Discount Notes presently outstanding, such interest payments will equal $25.4 million on March 15 and September 15 of each year until scheduled maturity on March 15, 2008. Limitations contained in the Credit Facility, the Indenture and the indentures under which the 9 1/2% Notes and the 14% Notes are outstanding would not currently permit Arch and its subsidiaries to make sufficient payments to Parent to enable Parent to pay interest on the Parent Discount Notes. Arch may need to modify the Credit Facility, amend the indentures under which the USAM Notes are outstanding or redeem the USAM Notes in order to make payments to enable Parent to pay interest on the Parent Discount Notes. No assurance can be given that, if necessary, Arch would be able to modify the Credit Facility, amend such indentures or redeem the USAM Notes. A default by Parent in its payment obligations under the Parent Discount Notes could have a material adverse effect on the business, financial condition, results of operations or prospects of Parent or Arch or Arch's ability to make payments with respect to the Notes when due. See "Risk Factors--Holding Company Structure and Structural Subordination of the Notes".

  If the MobileMedia Transaction is consummated, Parent will be obligated to pay $479.0 million to creditors of MobileMedia, pay approximately $85.0 million of administrative, transactional and related costs, raise $217.0 million through a rights offering of its stock, cause Arch and API to borrow an estimated total of $350.0 to $355.0 million, and issue certain stock, warrants and stock purchase rights.

  If MobileMedia terminates the MobileMedia Transaction as the result of Parent being in material breach of its representations, warranties and covenants, the failure of Parent's Board of Directors to recommend the MobileMedia Transaction for stockholder approval or the failure of the MobileMedia Transaction to be approved by Parent's stockholders, or if MMC Parent or MobileMedia terminates the MobileMedia Transaction as a result of Parent's failure to obtain the financing necessary to effect the MobileMedia Transaction (when all other conditions to Parent's obligations to close have been satisfied), and at the time of such termination MobileMedia is not in material breach of any material covenant or obligation required to be performed by MobileMedia thereunder at or before such time and is not in breach of its representations and warranties (except where the matters in respect of which such representations and warranties are in breach would not in the aggregate have a material adverse effect on MobileMedia), then Parent will be required to pay to MobileMedia as promptly as practicable after demand therefor (but in no event later than the third business day thereafter) the $32.5 million MobileMedia Breakup Fee. Parent would also be solely responsible for its own fees and expenses in connection with the MobileMedia Transaction, which are estimated at between $15.0 million and $30.0 million (depending on the date of termination). If the MobileMedia Transaction is terminated for reasons that do not require payment of a MobileMedia Breakup Fee by Parent, Parent would be responsible for its own fees and expenses, subject in certain specified circumstances to payment by MobileMedia of a breakup fee to Parent in the amount of $25.0 million.

 Credit Facility

  On June 29, 1998, the Credit Facility was amended and restated to establish a $400.0 million Credit Facility consisting of (i) a $175.0 million reducing revolving credit facility (the "Tranche A Facility"), (ii) a $100.0 million 364-day revolving credit facility under which the principal amount outstanding on June 27, 1999 will convert to a term loan (the "Tranche B Facility") and
(iii) a $125.0 million term loan which was available in a single drawing on June 29, 1998 (the "Tranche C Facility").

  The Tranche A Facility will be subject to scheduled quarterly reductions commencing on September 30, 2000 and will mature on June 30, 2005. The term loan portion of the Tranche B Facility will be amortized in quarterly installments commencing September 30, 2000, with an ultimate maturity date of June 30, 2005. The Tranche C Facility will be amortized in annual installments commencing December 31, 1999, with an ultimate maturity date of June 30, 2006. See "Description of Certain Indebtedness--Credit Facility".

  On November 16, 1998, all API lenders approved an increase to the Credit Facility which will result in up to a $25.0 million increase in the Tranche A Facility, up to a $25.0 million increase in the Tranche B Facility and up to a $200.0 million increase in the Tranche C Facility, for a total increase of up to $250.0 million. See "Description of Certain Indebtedness-- Credit Facility" and "Risk Factors--Credit Facility and Indenture
Restrictions".

 Planned Arch Notes

  Arch intends to seek to issue approximately $200.0 million of unsecured Planned Arch Notes to institutional investors in one or more private placements to be effected prior to consummation of the MobileMedia Transaction during the first quarter of 1999. The interest rate, maturity, redemption rights (if any) and other financial terms of such Notes would be negotiated with prospective investors prior to issuance in light of then prevailing market conditions. No assurance can be given that Arch will be able to issue such Notes on satisfactory terms, if at all.

 Bridge Facility

  Effective as of August 8, 1998, ACI and the Bridge Lenders executed a commitment letter for the Bridge Facility pursuant to which a $120.0 million term loan will be available for a single drawing on the closing date of the MobileMedia transaction. See "Description of Certain Indebtedness--Bridge Facility" and "Risk Factors--Credit Facility and Indenture Restrictions".

 Sources of Funds

  Arch's net cash provided by operating activities was $16.9 million, $40.5 million and $64.6 million in the years ended December 31, 1995, 1996 and 1997, respectively, and $91.8 million in the nine months ended September 30, 1998.

  Arch believes that its capital needs for the foreseeable future will be funded with borrowings under current and future credit facilities, net cash provided by operations and, depending on Arch's needs and market conditions, possible sales of equity or debt securities. For additional information, see
Note 3 of Notes to Arch's Consolidated Financial Statements. Arch's ability to access future borrowings will be dependent, in part, on its ability to continue to grow its EBITDA. After giving effect to the Private Note Offering and application of the net proceeds therefrom as described under "Use of Proceeds", borrowings pursuant to the Credit Facility and the completion of the Equity Investment and application of the net proceeds therefrom, Arch had $287.0 million outstanding, and approximately $67.3 million in immediately available borrowing capacity, under the $400.0 million Credit Facility. See "Risk Factors--Indebtedness and High Degree of Leverage".

  After giving pro forma effect to the MobileMedia Transaction and assuming an offering of the Planned Arch Notes, Arch estimates it will have $415.0 million outstanding under the Credit Facility, and approximately $185.0 million in available borrowing capacity under the Credit Facility. If Arch is unable to complete the Planned Arch Notes offering and therefore borrows under the Bridge Facility, Arch estimates that the principal amount outstanding under the Credit Facility would increase to $495.0 million and available borrowing capacity would be reduced to approximately $105.0 million.

 Equity Investment

  On June 29, 1998, two partnerships managed by Sandler Capital Management Company, an investment management firm ("Sandler"), together with certain other private investors, made an equity investment of $25.0 million in Parent in the form of Series C Preferred Stock. Simultaneously, Parent contributed to Arch as the Equity Investment $24.0 million of the net proceeds from the sale of Series C Preferred Stock, Arch contributed such amount to API as an equity investment and API used such amount to repay indebtedness under ACE's former credit facility as part of the establishment of the Credit Facility.

  The Series C Preferred Stock: (i) is convertible into Common Stock of Parent at an initial conversion price of $5.50 per share, subject to certain adjustments; (ii) bears dividends at an annual rate of 8.0%, (A) payable quarterly in cash or, at Parent's option, through the issuance of shares of Parent's Common Stock valued at 95% of the then prevailing market price or (B) if not paid quarterly, accumulating and payable upon redemption or conversion of the Series C Preferred Stock or liquidation of Parent; (iii) permits the holders after seven years to require Parent, at Parent's option, to redeem the Series C Preferred Stock for cash or convert such shares into Parent's Common Stock valued at 95% of the then prevailing market price of Parent's Common Stock; (iv) is subject to redemption for cash or conversion into Parent's Common Stock at Arch's option in certain circumstances; (v) in the event of a "Change of Control" as defined in the Indenture governing the Parent Discount Notes (the "Parent Discount Notes Indenture"), requires Parent, at its option, to redeem the Series C Preferred Stock for cash or convert such shares into Parent's Common Stock valued at 95% of the then prevailing market price of Parent's Common Stock, with such cash redemption or conversion being at a price equal to 105% of the sum of the original purchase price plus accumulated dividends; (vi) limits certain mergers or asset sales by Parent; (vii) so long as at least 50% of the Series C Preferred Stock remains outstanding, limits the incurrence of indebtedness and "restricted payments" in the same manner as contained in the Parent Discount Notes Indenture; and (viii) has certain voting and preemptive rights. The holders of the Series C Preferred Stock also received customary registration and information rights. See "Description of Certain Indebtedness--Parent Discount Notes".

  So long as at least 50% of the Series C Preferred Stock remains outstanding, the holders of the Series C Preferred Stock have the right, voting as a separate class, to designate one member of the Boards of Directors of Parent and Arch, and such director will have the right to be a member of any committee of such Boards of Directors. See "Business--Arch Management-- Directors and Executive Officers".

  Immediately prior to the Series C Preferred Stock financing, partnerships managed by Sandler owned 4.3% of Parent's outstanding Common Stock. After giving effect to the issuance of the Series C Preferred Stock, the holders of the Series C Preferred Stock beneficially owned (including the Common Stock owned by partnerships managed by Sandler) 21.3% of Parent's Common Stock. The investors in the Series C Preferred Stock financing agreed to certain "standstill" provisions limiting their beneficial ownership in Parent to 24.99% (provided that the receipt of Parent's Common Stock in payment of dividends on the Series C Preferred Stock does not constitute a breach of this limitation).

 Acquisitions

  In May 1996, Arch completed its acquisition of Westlink for aggregate consideration of $325.4 million in cash (including direct transaction costs). In September 1995, Parent completed its acquisition of USA Mobile (USAM's former parent) for an aggregate consideration of $582.2 million, consisting of $88.9 million in cash (including direct transaction costs), 7,599,493 shares of Parent's Common Stock valued at $209.0 million on the date of completion and the assumption of liabilities of $284.3 million, including $241.2 million of long-term debt. During 1995, Arch also completed five additional acquisitions for aggregate consideration of $36.1 million in cash plus the issuance of 395,000 shares of Parent's Common Stock valued at $6.9 million on the date of completion. See Note 2 of Notes to Arch's Consolidated Financial Statements.

  Arch believes that the paging industry will undergo further consolidation, and Arch expects to participate in such consolidation, either as an acquiror or an acquiree. Arch has evaluated and expects to continue to evaluate possible acquisition transactions on an ongoing basis and, at the present time is, and at any given time may be, engaged in discussions with respect to possible acquisitions or other business combinations. See "Prospectus Summary--Recent Developments--Anticipated MobileMedia Transaction" and "Risk Factors--Possible Acquisition Transactions".

  For a description of the proposed MobileMedia Transaction and certain of its anticipated effects on Parent and Arch, see "--Other Commitments and Contingencies", "Prospectus Summary--Anticipated MobileMedia Transaction" and "Risk Factors--Possible Acquisition Transactions" and "Risk Factors--Possible Non-Consummation of the MobileMedia Transaction".

INFLATION

  Inflation has not had a material effect on Arch's operations to date. Paging systems equipment and operating costs have not increased in price and Arch's pager costs have declined substantially in recent years. This reduction in costs has generally been reflected in lower pager prices charged to subscribers who purchase their pagers. Arch's general operating expenses, such as salaries, employee benefits and occupancy costs, are subject to normal inflationary pressures.

RECENT AND PENDING ACCOUNTING PRONOUNCEMENTS

  In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 130 "Reporting Comprehensive Income". SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components (revenues, expenses, gains and losses) in a set of general-purpose financial statements. Arch adopted SFAS No. 130 in 1998. The adoption of this standard did not have an effect on its reporting of income.

  In June 1997, the Financial Accounting Standards Board issued SFAS No. 131 "Disclosures about Segments of an Enterprise and Related Information". SFAS No. 131 establishes standards for reporting information about operating segments in annual financial statements and requires selected information about operating segments in interim financial reports. SFAS No. 131 also establishes standards for related disclosures about products and services, geographic areas and major customers. Arch intends to adopt SFAS No. 131 for its year ending December 31, 1998. Arch has not completed its review of SFAS No. 131 but adoption of this standard is not expected to have a significant impact on its reporting.

  In March 1998, the Accounting Standards Committee of the Financial Accounting Standards Board issued Statement of Position 98-1 ("SOP 98-1") "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." SOP 98-1 establishes criteria for capitalizing costs of computer software developed or obtained for internal use. Arch adopted SOP 98-1 in 1998. The adoption of SOP 98-1 has not had a material effect on Arch's financial position or results of operations.

  In April 1998, the Accounting Standards Executive Committee of the Financial Accounting Standards Board issued Statement of Position 98-5 ("SOP 98-5") "Reporting on the Costs of Start-Up Activities". SOP 98-5 requires costs of start-up activities and organization costs to be expensed as incurred. Initial application of SOP 98-5 will be reported as the cumulative effect of a change in accounting principle. Arch intends to adopt SOP 98-5 effective January 1, 1999. The adoption of SOP 98-5 is not expected to have a material effect on Arch's financial position or results of operations.

  In June 1998, the Financial Accounting Standards Board issued SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities". SFAS No. 133 requires that every derivative instrument be recorded in the balance sheet as either an asset or liability measured at its fair value and that changes in the derivative's fair value be recognized currently in earnings. Arch intends to adopt this standard effective January 1, 2000. Arch has not yet quantified the impact of adopting SFAS No. 133 on its financial statements, however, adopting SFAS No. 133 could increase volatility in earnings and other comprehensive income.

                                   BUSINESS

GENERAL

  Arch is a leading provider of wireless messaging services, primarily paging services, and is the third largest paging company in the United States (based on pagers in service). Arch had 4.2 million pagers in service at September 30, 1998. Arch operates in 41 states and more than 180 of the 200 largest markets in the United States. Arch offers local, regional and nationwide paging services employing digital networks covering approximately 85% of the United States population. Arch offers four types of paging services through its networks: digital display, alphanumeric display, tone-only and tone-plus-voice. Arch also offers enhanced and complementary services, including voice mail, personalized greeting, message storage and retrieval, pager loss protection and pager maintenance.

  Arch has achieved significant growth in pagers in service and operating cash flow through a combination of internal growth and acquisitions. From January 1, 1995 through September 30, 1998, Arch's total number of subscribers grew at a compound rate on an annualized basis of 73.1%. For the same period on an annualized basis, Arch's compound rate of internal subscriber growth (excluding pagers added through acquisitions) was 52.8%. From commencement of operations in September 1986, Arch has completed 33 acquisitions representing an aggregate of 1.7 million pagers in service at the time of purchase.

  The following table sets forth certain information regarding the approximate number of pagers in service with Company subscribers and net increases in number of pagers through internal growth and acquisitions during the periods indicated:

                         PAGERS IN SERVICE   NET INCREASE IN
                          AT BEGINNING OF     PAGERS THROUGH       INCREASE IN PAGERS     PAGERS IN SERVICE
YEAR ENDED AUGUST 31,         PERIOD       INTERNAL GROWTH  (1) THROUGH ACQUISITIONS  (2) AT END OF PERIOD
---------------------    ----------------- -------------------- ------------------------- -----------------
1987....................         4,000             3,000                   12,000                19,000
1988....................        19,000             8,000                    3,000                30,000
1989....................        30,000            14,000                   34,000                78,000
1990....................        78,000            20,000                    4,000               102,000
1991....................       102,000            24,000                    1,000               127,000
1992....................       127,000            33,000                      --                160,000
1993....................       160,000            70,000                   24,000               254,000
1994....................       254,000           138,000                   18,000               410,000
FOUR MONTHS ENDED
DECEMBER 31,
-----------------
1994....................       410,000            64,000                   64,000               538,000
YEAR ENDED DECEMBER 31,
-----------------------
1995....................       538,000           366,000                1,102,000             2,006,000
1996....................     2,006,000           815,000                  474,000             3,295,000
1997....................     3,295,000           595,000                      --              3,890,000
NINE MONTHS ENDED
SEPTEMBER 30,
-----------------
1998....................     3,890,000           321,000                      --              4,211,000

---------------------
(1) Includes internal growth in acquired paging businesses after their acquisition by Arch. Increases in pagers through internal growth are net of subscriber cancellations during each applicable period.
(2) Based on pagers in service of acquired paging businesses at the time of their acquisition by Arch.

  Old Parent was incorporated in January 1986 in Delaware and conducted its operations through wholly-owned direct and indirect subsidiaries. In September 1995, Old Parent completed the USA Mobile Merger. In accordance with GAAP, Old Parent was treated as the acquirer in the USA Mobile Merger for accounting and financial reporting purposes, and Parent reports the historical financial statements of Old Parent as the historical financial statements of Parent.

  On June 29, 1998, Arch effected the Subsidiary Restructuring involving certain of its direct and indirect wholly owned subsidiaries. In the ACE/USAM Merger, ACE was merged with API, which was then a subsidiary of USAM. In connection with the ACE/USAM Merger, USAM changed its name to Arch Communications, Inc. and issued 100 shares of its common stock to Parent. Immediately prior to and in connection with the ACE/USAM Merger, (i) USAM contributed its operating assets and liabilities to an existing subsidiary of USAM, (ii) The Westlink Company, which held ACE's 49.9% equity interest in Benbow, distributed its Benbow assets and liabilities to a new subsidiary of ACE, The Westlink Company II, (iii) ACE contributed its operating assets and liabilities to an existing subsidiary of ACE, (iv) all of USAM's subsidiaries were merged into API, and (v) The Westlink Company II was merged into a new API subsidiary, Benbow Investments, Inc.

PAGING INDUSTRY OVERVIEW

  Paging is a method of wireless communication which uses an assigned radio frequency to contact a paging subscriber anywhere within a designated service area. A subscriber carries a pager which receives messages by the broadcast of a one-way radio signal. To contact a subscriber, a message is usually sent by placing a telephone call to the subscriber's designated telephone number. The telephone call is received by an electronic paging switch which generates a signal that is sent to radio transmitters in the service area. Depending upon the topography of the service area, the operating radius of a radio transmitter typically ranges from three to 20 miles. The transmitters broadcast a signal that is received by the pager a subscriber carries, which alerts the subscriber by a tone or vibration that there is a voice, tone, digital or alphanumeric message.

  The paging industry has been in existence since 1969 when the FCC allocated a group of radio frequencies for use in providing one-way and two-way types of mobile communications services. Throughout its history, the paging industry has been characterized by consolidation, substantial growth and technological change. Historically, the paging industry has been highly fragmented, with a large number of small, local operators. Since the 1980s, concentration in the paging industry has increased as paging companies continue to grow rapidly either internally or through acquisitions.

  Arch believes that paging is the most cost-effective form of mobile wireless communications. Paging has an advantage over conventional telephone service because a pager's reception is not restricted to a single location, and over a cellular telephone or broadband PCS handset because a pager is smaller, has a longer battery life and, most importantly, because pagers and air time required to transmit an average message cost less than equipment and air time for cellular telephones or broadband PCS handsets. Paging subscribers generally pay a flat monthly service fee for pager services, regardless of the number of messages, unlike cellular telephone or broadband PCS subscribers, whose bills typically have a significant variable usage component. For these reasons, some cellular subscribers use a pager in conjunction with their cellular telephone to screen incoming calls and thus lower the expense of cellular telephone service, and to a lesser extent, some broadband PCS subscribers use a pager in conjunction with their broadband PCS handsets, which often incorporate messaging functions, but have a much shorter battery life.

  Industry sources estimate that, since 1992, the number of pagers in service in the United States has grown at an annual rate of approximately 25% and will continue to grow at an annual rate of approximately 8% through the year 2001. Based on industry sources, Arch believes that there were in excess of 49.0 million pagers in service in the United States at December 31, 1997. Factors contributing to this growth include: (i) a continuing shift towards a service-based economy; (ii) increasing mobility of workers and the population at large; (iii) increasing awareness of the benefits of mobile communications among the population at large; (iv) the relatively high cost of two-way mobile communications, such as cellular telephone services; (v) introduction of new or enhanced paging services, including nationwide paging capability; (vi) continuing improvements in the performance of paging equipment; and (vii) significant price/performance improvements in paging services. The paging industry has undergone substantial consolidation over the past ten years, and Arch believes that the top five paging carriers represent approximately 50% of the pagers in service. Nonetheless, Arch believes that the paging industry remains fragmented, with more than 300 licensed carriers in the United States, and will continue to undergo consolidation.

  The paging industry has benefited from technological advances resulting from research and development conducted by vendors of pagers and transmission equipment. Such advances include microcircuitry, liquid crystal display technology and standard digital encoding formats, which have enhanced the capability and capacity of paging services while lowering equipment and air time costs. Technological improvements have enabled Arch to provide better quality services at lower prices to its subscribers and have generally contributed to strong growth in the market for paging services.

  The paging industry has traditionally distributed its services through direct marketing and sales activities. In recent years, additional channels of distribution have evolved, including: (i) carrier-operated stores; (ii) resellers, who purchase paging services on a wholesale basis from carriers and resell those services on a retail basis to their own customers; (iii) agents who solicit customers for carriers and are compensated on a commission basis;
(iv) retail outlets that often sell a variety of merchandise, including pagers and other telecommunications equipment; and (v) most recently, the Internet. While most paging subscribers traditionally have been business users, industry observers believe that pager use among consumers has increased significantly in recent years. In addition, paging subscribers have increasingly chosen to purchase rather than lease their pagers. These trends are expected to continue.

BUSINESS STRATEGY

  Arch's strategic objective is to strengthen its position as one of the leading nationwide paging companies in the United States. Arch believes that larger, multi-market paging companies enjoy a number of competitive advantages, including: (i) operating efficiencies resulting from more intensive utilization of existing paging systems; (ii) economies of scale in purchasing and administration; (iii) broader geographic coverage of paging systems; (iv) greater access to capital markets and lower costs of capital;
(v) the ability to obtain additional radio spectrum; (vi) the ability to offer high-quality services at competitive prices; and (vii) enhanced ability to attract and retain management personnel. Arch believes that the current size and scope of its operations afford it many of these advantages, and that it has the scope and presence to effectively compete on a national level. In addition, Arch believes that the paging industry will undergo further consolidation, and Arch expects to participate in such consolidation. See "Prospectus Summary--Recent Developments--Anticipated MobileMedia Transaction" and "Risk Factors--Possible Acquisition Transactions".

  Arch's operating objectives are to increase its EBITDA, deploy its capital efficiently, reduce its financial leverage and expand its customer relationships. Arch pursues the following strategies to achieve its operating objectives:

 Low-Cost Operating Structure

  Arch has selected a low-cost operating strategy as its principal competitive tactic. Arch believes that a low-cost operating structure, compared to the other two fundamental competitive tactics in the paging industry (differentiated premium pricing and niche positioning), maximizes its flexibility to offer competitive prices while still achieving target margins and EBITDA. Arch maintains a low-cost operating structure through a combination of (i) the consolidation of certain operating functions, including centralized purchases from key vendors, to achieve economies of scale, and
(ii) the installation of technologically advanced and reliable transmission systems. In June 1998, Parent's Board of Directors approved the Divisional Reorganization, as part of which Parent plans, over a period of 18 to 24 months, to consolidate its seven operating divisions into four operating divisions and consolidate certain regional administrative support functions, resulting in various operating efficiencies. Arch estimates that the Divisional Reorganization, once fully implemented, will result in annual cost savings of approximately $15.0 million (approximately $11.5 million for salary and employee benefits and $3.5 million for lease obligations). See "Prospectus Summary--Recent Developments--Divisional Reorganization".

 Efficient Capital Deployment

  Arch's principal financial objective is to reduce its financial leverage by reducing capital requirements and increasing EBITDA. To reduce capital expenditures, Arch has implemented a company-wide focus on the sale, rather than lease, of pagers, since subscriber-owned units require a lower level of capital investment than Company-owned units. As a result of these efforts, the number of subscriber-owned pagers, as a percentage of net new pagers in service, increased from 53.7% in the nine months ended September 30, 1997 to 70.1% in the nine months ended September 30, 1998. In addition, Arch has modified its incentive compensation programs for line managers so that bonuses are based, in part, on capital efficiency.

 Fast Follower on N-PCS Opportunities

  Consistent with its low-cost provider competitive tactic, Arch has focused its capital and marketing resources on one-way paging and other enhanced services rather than N-PCS services. However, Arch recognizes the potential benefits to current and prospective customers and the associated market opportunities from certain N-PCS applications, such as two-way text and voice messaging services. Arch has taken steps to position itself to participate in new and emerging N-PCS services and applications, including marketing N-PCS services as a reseller and its 49.9% equity interest in Benbow. See"-- Investments in Narrowband PCS Licenses".

 Exploit Revenue Enhancement Opportunities

  Arch believes there are a number of new revenue opportunities associated with its 4.2 million pagers in service, including increasing the proportion of subscribers utilizing alphanumeric display services, which generate higher revenue, and selling value-added, non-facilities based enhanced services such as voicemail, resale of long-distance service and fax storage and retrieval. See "--Paging Operations".

PAGING OPERATIONS

  Arch currently provides four basic types of paging services: digital display, alphanumeric display, tone-only and tone-plus-voice. Depending upon the type of pager used, a subscriber may receive information displayed or broadcast by the pager or may receive a signal from the pager indicating that the subscriber should call a prearranged number or a company operator to retrieve a message.

  A digital display pager permits a caller to transmit to the subscriber a numeric message that may consist of a telephone number, an account number or coded information, and has the capability to store several such numeric messages in memory for later recall by the subscriber. An alphanumeric display pager allows subscribers to receive and store messages consisting of both numbers and letters. A tone-only pager notifies the subscriber that a call has been received by emitting an audible beeping sound or vibration. A tone-plus-voice pager emits a beeping sound followed by a brief voice message. Arch provides digital display, alphanumeric display and tone-only service in all of its markets and tone-plus-voice service in only a few markets.

  Digital display paging service, which was introduced by the paging industry nearly 20 years ago, has in recent years grown at a faster rate than tone-only or tone-plus-voice service and currently represents a majority of all pagers in service. The growth of alphanumeric display service, which was introduced in the mid-1980s, has been constrained by its difficult data-input and specialized equipment requirements and its relatively high use of system capacity during transmission. The following table summarizes the types of Arch's pagers in service at the dates indicated:

                                        DECEMBER 31,
                          -------------------------------------------  SEPTEMBER 30,
                              1995           1996           1997           1998
                          -------------  -------------  -------------  -------------
                            UNITS    %     UNITS    %     UNITS    %     UNITS    %
                          --------- ---  --------- ---  --------- ---  --------- ---
Digital display.........  1,755,000  87% 2,796,000  85% 3,284,000  85% 3,536,000  84%
Alphanumeric display....    171,000   9    395,000  12    524,000  13    603,000  14
Tone-only...............     37,000   2     54,000   2     43,000   1     38,000   1
Tone-plus-voice.........     43,000   2     50,000   1     39,000   1     34,000   1
                          --------- ---  --------- ---  --------- ---  --------- ---
 Total..................  2,006,000 100% 3,295,000 100% 3,890,000 100% 4,211,000 100%
                          ========= ===  ========= ===  ========= ===  ========= ===

  Arch provides paging service to subscribers for a monthly fee. Subscribers either lease the pager from Arch for an additional fixed monthly fee or they own the pager, having purchased it either from Arch or from another vendor. The monthly service fee is generally based upon the type of service provided, the geographic area covered, the number of pagers provided to the customer and the period of the subscriber's commitment. Subscriber-owned pagers provide a more rapid recovery of Arch's capital investment than pagers owned and maintained by Arch, but may generate less recurring revenue. Arch also sells pagers to third-party resellers who lease or resell pagers to their own subscribers and resell Arch's paging services under marketing agreements. The following table summarizes the number of Arch-owned and leased, subscriber-owned and reseller-owned pagers in service at the dates indicated:

                                        DECEMBER 31,
                          -------------------------------------------  SEPTEMBER 30,
                              1995           1996           1997           1998
                          -------------  -------------  -------------  -------------
                            UNITS    %     UNITS    %     UNITS    %     UNITS    %
                          --------- ---  --------- ---  --------- ---  --------- ---
Arch-owned and leased...    902,000  45% 1,533,000  47% 1,740,000  45% 1,836,000  44%
Subscriber-owned........    596,000  30    914,000  28  1,087,000  28  1,130,000  27
Reseller-owned..........    508,000  25    848,000  25  1,063,000  27  1,245,000  29
                          --------- ---  --------- ---  --------- ---  --------- ---
 Total..................  2,006,000 100% 3,295,000 100% 3,890,000 100% 4,211,000 100%
                          ========= ===  ========= ===  ========= ===  ========= ===

  Arch provides enhancements and ancillary services such as voice mail, personalized greetings, message storage and retrieval, pager loss protection and pager maintenance services. Voice mail allows a caller to leave a recorded message that is stored in Arch's computerized message retrieval center. When a message is left, the subscriber can be automatically alerted through the subscriber's pager and can retrieve the stored message by calling Arch's paging terminal. Personalized greetings allow the subscriber to record a message to greet callers who reach the subscriber's pager or voice mail box. Message storage and retrieval allows a subscriber who leaves Arch's service area to retrieve calls that arrived during the subscriber's absence from the service area. Pager loss protection allows subscribers who lease pagers to limit their costs of replacement upon loss or destruction of a pager. Pager maintenance services are offered to subscribers who own their own equipment. Arch is also in the process of test marketing various non-facilities-based value-added services that can be integrated with existing paging services. These include, among other services, voicemail, resale of long distance service and fax storage and retrieval.

INVESTMENTS IN NARROWBAND PCS LICENSES

  Arch has taken the following steps to position itself to participate in new and emerging N-PCS services and applications.

 Benbow PCS Ventures, Inc.

  In connection with Arch's May 1996 acquisition of Westlink, Arch acquired a 49.9% equity interest in Benbow. Benbow holds exclusive rights to a 50 KHz outbound/12.5 KHz inbound N-PCS license in each of the five regions of the United States directly or through Page Call, which Benbow acquired on June 29, 1998 for certain preferred stock and a promissory note in the aggregate principal amount of $17.2 million with a 12% annual return. Benbow is a "designated entity" (a small, minority-controlled or female-controlled business) under FCC rules and is entitled to discounts and installment payment schedules in the payment of its N-PCS licenses. Arch has the right to designate one of Benbow's three directors and veto rights with respect to specified major business decisions by Benbow. Parent is obligated, to the extent such funds are not available to Benbow from other sources and subject to the approval of Arch's designee on Benbow's Board of Directors, to advance to Benbow sufficient funds to service debt obligations incurred by Benbow in connection with the acquisition of its N-PCS licenses and to finance construction of an N-PCS system. The total purchase price for Benbow's licenses (together with the purchase price of licenses acquired from Page
Call), net of the discounts, was $42.5 million. Arch estimates that the total cost to Benbow of servicing its license related debt obligations and constructing such N-PCS system (including the effect of the Page Call acquisition) will be approximately $100.0 million over the next five years. Arch's advances to Benbow are secured by Benbow's assets, bear interest at an interest rate equal to that paid by Arch on its senior debt, are due on demand and must be repaid prior to any distribution of profits by Benbow. With certain exceptions, Arch has agreed not to exercise its right to demand repayment of such advances prior to the occurrence of a default (as defined therein). As of September 30, 1998, Arch had advanced $20.4 million to Benbow.

  Pursuant to a five-year agreement with Benbow expiring on October 1, 2000, Arch provides, subject to Benbow's ultimate control, management services and is paid a management fee and is reimbursed for its expenses. Arch also has a right of first refusal to provide Benbow with design, engineering and construction services for its N-PCS system as well as to lease certain equipment to Benbow for use in connection with such system. Arch has a right of first refusal with respect to any transfer of shares held by June Walsh, who holds the remaining 50.1% equity interest in Benbow, and Ms. Walsh has the right to require Parent, commencing January 23, 2000 (or sooner under certain circumstances), to repurchase her Benbow shares for an amount equal to the greater of (i) an amount between $3.5 million and $5.0 million, depending on the timing and circumstances under which Ms. Walsh exercises her put option, and (ii) the fair market value of her shares (as determined by arbitration absent agreement of the parties). If Arch exercises its right of first refusal or Ms. Walsh exercises her put option, Benbow could lose some of the benefits of the discounts and installment payment schedules for its FCC payments unless another "designated entity" acquired control of Benbow under FCC rules. See
Note 1 of Notes to Arch's Consolidated Financial Statements.

  Benbow needs to construct its N-PCS system (or make other arrangements) before it can offer N-PCS services. Benbow has indicated that it plans to roll out its services over time to reach approximately one-third of the population in the licensed areas by the end of 1999. Benbow's network will use a Reflex 25 paging protocol. Arch believes that Benbow will provide Arch with a platform for a new generation of wireless messaging services, including two-way messaging and other enhanced services, and that the value of its Benbow relationship will be significantly enhanced by the completion of the Page Call acquisition.

  On June 29, 1998, Benbow acquired Page Call's outstanding stock by issuing to Page Call's former stockholders preferred stock and a promissory note in the aggregate face amount of $17.2 million with a 12% annual return. Upon the closing, Benbow entered into a five-year consulting agreement with one of Page Call's stockholders requiring consulting payments in the aggregate amount of $911,000. Benbow's preferred stock and promissory note are exchangeable for Common Stock of Parent (i) at any time at the option of the holders thereof, at an exchange price equal to the higher of (A) $13.00 per share or (B) the market price of Parent's Common Stock, (ii) mandatorily on April 8, 2000, at the then prevailing market price of Parent's Common Stock, or (iii) automatically at an exchange price of $13.00 per share, if the market price of Parent's Common Stock equals or exceeds $13.00 for 20 consecutive trading days. Parent is permitted to require Benbow to redeem its preferred stock and promissory note at any time for cash. Parent entered into guarantees (payable in Parent's Common Stock or cash, at Parent's election) of all obligations of Benbow under the Benbow preferred stock, promissory note and consulting agreement described above. Benbow's redemption of its preferred stock and promissory note for cash, or Parent's payment of cash pursuant to its guarantees of Benbow's preferred stock and promissory note, would be subject to the availability of capital and any restrictions contained in applicable debt instruments and under applicable law (which currently would not permit any such cash redemptions or payments). If Parent issues Common Stock or pays cash pursuant to its guarantees, Parent will receive from Benbow a promissory note and non-voting, non-convertible preferred stock of Benbow with an annual yield of 14.5% payable upon an acquisition of Benbow or earlier to the extent that available cash and applicable law permit. Page Call's stockholders received customary registration rights with respect to any shares of Parent's Common Stock issued in exchange for Benbow's preferred stock and promissory note or pursuant to Parent's guarantees thereof.

 CONXUS Communications, Inc.

  Arch currently holds a 10.5% equity interest in CONXUS Communications, Inc. ("Conxus"), formerly known as PCS Development Corporation, which holds exclusive rights to a 50 KHz outbound/50 KHz inbound two-way messaging license throughout the United States. Conxus, like Benbow, is a "designated entity" under FCC rules and is entitled to discounts and installment payment schedules.

  Each stockholder of Conxus is entitled to purchase services from Conxus at "most favored customer" rates, based on like services. Conxus and Arch have agreed to negotiate in good faith to enter into "mutually acceptable intercarrier, network access and similar agreements". If Arch wishes to purchase N-PCS services of the kind offered by Conxus, Arch has agreed to contract exclusively with Conxus for such services so long as such services are competitive in price and quality with comparable services offered by others. Arch is currently acting as a reseller of voice messaging services through Conxus in a limited number of markets.

SUBSCRIBERS AND MARKETING

  Arch's paging accounts are generally businesses with employees who travel frequently but must be immediately accessible to their offices or customers. Arch's subscribers include proprietors of small businesses, professionals, management and medical personnel, field sales personnel and service forces, members of the construction industry and trades, and real estate brokers and developers. Arch believes that pager use among consumers will increase significantly in the future, although consumers do not currently account for a substantial portion of Arch's subscriber base.

  Although today Arch operates in more than 180 of the 200 largest U.S. markets, Arch historically has focused on medium-sized and small market areas with lower rates of pager penetration and attractive demographics. Arch believes that such markets will continue to offer significant opportunities for growth, and that its national scope and presence will also provide Arch with growth opportunities in larger markets.

  Arch markets its paging services through a direct marketing and sales organization which, as of September 30, 1998, operated approximately 200 retail stores. Arch also markets its paging services indirectly through independent resellers, agents and retailers. Arch typically offers resellers paging services in large quantities at wholesale rates that are lower than retail rates, and resellers offer the services to end-users at a mark-up. Arch's costs of administering and billing resellers are lower than the costs of direct end-users on a per pager basis.

  Arch also acts as a reseller of other paging carriers' services when existing or potential Arch customers have travel patterns that require paging service beyond the coverage of Arch's own networks.

  In May 1997, Arch established a single national identity, Arch Paging, for its paging services which previously had been marketed under various trademarks. As part of this branding initiative, Arch adopted a new corporate logo, announced a corporate-wide positioning strategy tied to customer service delivery, and launched its Internet Web site at www.arch.com. Arch believes that its unified branding identity will give the Arch name national exposure for the first time and result in significant economic leverage in its marketing and communications efforts.

COMPETITION

  The paging industry is highly competitive with price being the primary means of differentiation among providers of numeric display paging services. Companies in the industry also compete on the basis of coverage area offered to subscribers, available services offered in addition to basic numeric or tone paging, transmission quality, system reliability and customer service.

  Arch competes by maintaining competitive pricing of its products and service offerings, by providing high-quality, reliable transmission networks and by furnishing subscribers a superior level of customer service. Several hundred licensed paging companies provide only local basic numeric or tone paging service. Compared to these companies, Arch offers wireless messaging services on a local, regional and nationwide basis. In addition, Arch offers enhanced services such as alphanumeric paging, voice mail and voice mail notifications, news, sports, weather reports and stock quotes.

  Arch competes with one or more competitors in all markets in which it operates. Although some of Arch's competitors are small, privately owned companies serving one market area, others are large diversified telecommunications companies serving numerous markets. Some of Arch's competitors possess financial, technical and other resources greater than those of Arch. Major paging carriers that currently compete in one or more of Arch's markets include MobileMedia, Paging Network, Inc., Metrocall, Inc., and AirTouch Communications, Inc.

  As paging services become increasingly interactive, and as two-way services become increasingly competitive, the scope of competition for communications service customers in Arch's markets may broaden. For example, the FCC has created potential sources of competition by auctioning new spectrum for Wireless Communications Services and Local Multipoint Distribution Service and holding an auction in the 220-222 MHZ service. Further, the FCC has announced plans to auction licenses in the General Wireless Communications Services, a service created from spectrum reallocated from federal government use in 1995. Moreover, entities offering service on wireless two-way communications technology, including cellular, broadband PCS and specialized mobile radio services, as well as mobile satellite service providers, also compete with the paging services that Arch provides. See "Risk Factors--Competition and Technological Change."

  Arch believes that competition for paging subscribers is based on quality of service, geographic coverage and price. Arch believes it generally competes effectively based on these factors.

SOURCES OF EQUIPMENT

  Arch does not manufacture any of the pagers or other equipment used in its paging operations. The equipment used in Arch's paging operations is generally available for purchase from multiple sources. Arch centralizes price and quantity negotiations for all of its operating subsidiaries in order to achieve cost savings from volume purchases. Arch buys pagers primarily from Motorola and NEC and purchases terminals and transmitters primarily from Glenayre and Motorola. Arch anticipates that equipment and pagers will continue to be available in the foreseeable future, consistent with normal manufacturing and delivery lead times. See "Risk Factors--Dependence on Third Parties".

  Because of the high degree of compatibility among different models of transmitters, computers and other paging equipment manufactured by suppliers, Arch is able to design its systems without being dependent upon any single source of such equipment. Arch routinely evaluates new developments in paging technology in connection with the design and enhancement of its paging systems and selection of products to be offered to subscribers. Arch believes that its paging system equipment is among the most technologically sophisticated in the paging industry.

REGULATION

  Paging companies historically have been subject to different federal regulatory requirements depending upon whether they were providing service as a Radio Common Carrier ("RCC"), a Private Carrier Paging Operator ("PCP") or as a reseller. Arch's and MobileMedia's paging operations encompass RCC, PCP and resale operations. However, federal legislation enacted in 1993 required the FCC to reduce the disparities in the regulatory treatment of similar mobile services (such as RCC and PCP services), and the FCC has taken, and continues to take, actions to implement this legislation. Under the new regulatory structure, all of Arch's and MobileMedia's paging services are classified as CMRS. As CMRS providers, Arch and MobileMedia are regulated as common carriers, except that the FCC has exempted paging services, which have been found to be highly competitive, from some typical common carrier regulations, such as tariff filing and resale requirements.

  The classification of Arch's and MobileMedia's paging operations as CMRS affects the level of permissible foreign ownership, as discussed below, and the nature and extent of the state regulation to which both may be subject. In addition, the FCC now is required to resolve competing requests for CMRS spectrum by conducting auctions, which may have the effect of increasing the costs of acquiring additional spectrum in markets in which Arch and MobileMedia operate. Also, Arch and MobileMedia are obligated to pay certain regulatory fees in connection with their paging operations.

 FCC Regulatory Approvals and Authorizations

  The Communications Act requires radio licensees such as Arch and MobileMedia to obtain prior approval from the FCC for the assignment or transfer of control of any construction permit or station license or authorization or any rights thereunder. This statutory requirement attaches to acquisitions of other paging companies (or other radio licensees) by Arch and MobileMedia as well as transfers of a controlling interest in any of Arch's or MobileMedia's licenses, construction permits or any rights thereunder. To date, the FCC has approved each assignment and transfer of control for which Arch and MobileMedia have sought approval. Although there can be no assurance that any future requests for approval of transfers of control and/or assignments of license will be acted upon in a timely manner by the FCC, or that the FCC will grant the approval requested, with the exception of the pending FCC investigation into MobileMedia's qualification to continue to be an FCC licensee, neither Arch nor MobileMedia knows of any reason that any such applications will not be approved or granted.

  Effective April 2, 1998, the FCC's Wireless Telecommunications Bureau, which directly regulates Arch's and MobileMedia's paging activities, announced that it will forbear from enforcing its filing requirements with respect to pro forma assignments and transfers of control of certain wireless authorizations, such as Arch's and MobileMedia's RCC and PCP licenses. Pursuant to this decision, wireless telecommunications carriers now only have to file a written notification of a pro forma transaction within 30 days after the transaction is completed. This decision will expedite the process and reduce the costs related to corporate reorganizations; however, Arch and MobileMedia may still be required to obtain prior FCC approval for the pro forma assignment or transfer of control of some of their licenses not covered by the forbearance decision, such as certain business radio authorizations.

  The FCC paging licenses granted to Arch and MobileMedia are for varying terms of up to 10 years, at the end of which renewal applications must be approved by the FCC. In the past, paging license renewal applications generally have been granted by the FCC upon a showing of compliance with FCC regulations and of adequate service to the public. With the exception of the pending FCC proceeding regarding MobileMedia's qualifications to remain an FCC licensee, Arch and MobileMedia are unaware of any circumstances which would prevent the grant of any pending or future renewal applications; however, no assurance can be given that any of Arch's or MobileMedia's renewal applications will be free of challenge or will be granted by the FCC. It is possible that there may be competition for radio spectrum associated with licenses as they expire, thereby increasing the chances of third-party interventions in the renewal proceedings. Other than those renewal applications still pending, the FCC has thus far granted each license renewal application that Arch or MobileMedia have filed.

  On February 13, 1997, in connection with its filing for protection under the Bankruptcy Code, MobileMedia sought a grant of permission from the FCC to execute an involuntary, pro forma assignment of its licenses to MobileMedia as debtors-in-possession. On March 3, 1997, the FCC granted such permission with respect to MobileMedia's earth stations, on April 3, 1997, the FCC granted such permission for the assignment of MobileMedia's microwave licenses and on May 26, 1998 and July 17, 1998, the FCC granted such permission with respect to MobileMedia's paging, air-to-ground and narrowband PCS licenses. In addition, as noted above, FCC approval of the transfer of MobileMedia's licenses pursuant to the Merger Agreement and the Amended Plan (on terms that do not impair the feasibility of the Amended Plan and permit it to be implemented and consummated) is a condition to consummation of the MobileMedia Transaction.

  The FCC's review and revision of rules affecting paging companies is ongoing and the regulatory requirements to which Arch and MobileMedia are subject may change significantly over time. For example, the FCC has decided to adopt a market area licensing scheme for all paging channels under which carriers would be licensed to operate on a particular channel throughout a broad geographic area (for example, a Major Trading Area as defined by Rand McNally) rather than being licensed on a site-by-site basis. These geographic area licenses will be awarded pursuant to auction. Incumbent paging licensees that do not acquire licenses at auction will be entitled to interference protection from the market area licensee. Arch and MobileMedia are participating actively in this proceeding in order to protect their existing operations and retain flexibility, on an interim and long-term basis, to modify systems as necessary to meet subscriber demands.

  Currently, however, the Communications Act requires that Arch and MobileMedia obtain licenses from the FCC to use radio frequencies to conduct their paging operations at specified locations. FCC licenses issued to Arch and MobileMedia set forth the technical parameters, such as power strength and tower height, under which Arch and MobileMedia are authorized to use those frequencies. In many instances, Arch and MobileMedia require the prior approval of the FCC before they can implement any significant changes to their radio systems. Once the FCC's market area licensing rules are implemented, however, these site-specific licensing obligations will be eliminated, with the exception of applications still required by Section 22.369 of the FCC rules (request for authority to operate in a designated Quiet Zone), Section
90.77 (request for authority to operate in a protected radio receiving location) and Section 1.1301 et seq. (construction/modification that may have a significant environmental impact) or for coordination with Canada or Mexico.

  The FCC has issued a Further Notice of Proposed Rulemaking in which the FCC seeks comments on, among other matters, whether it should impose coverage requirements on licensees with nationwide exclusivity (such as Arch and MobileMedia), whether these coverage requirements should be imposed on a nationwide or regional basis, and whether--if such requirements are imposed-- failure to meet the requirements should result in a revocation of the entire nationwide license or merely a portion of the license. If the FCC were to impose stringent coverage requirements on licensees with nationwide exclusivity, Arch and MobileMedia might have to accelerate the build-out of their systems in certain areas.

 Telecommunications Act of 1996

  The Telecommunications Act directly affects Arch and MobileMedia. Some aspects of the Telecommunications Act may place financial obligations upon each of Arch and MobileMedia or subject them to increased competition. For example, the FCC has adopted new rules that govern compensation to be paid to pay phone providers which has resulted in increased costs for certain paging services including toll-free 1-800 number paging. Arch and MobileMedia have generally passed these costs on to their subscribers, which makes their services more expensive and which could affect the attraction or retention of customers; however, there can be no assurance that Arch or MobileMedia will be able to continue to pass on these costs. These rules are the subject of several judicial appeals. In addition, the FCC also has adopted new rules regarding payments by telecommunications companies into a revamped fund that will provide for the widespread availability of telecommunications services including Universal Service. Prior to the implementation of the Telecommunications Act, Universal Service obligations largely were met by local telephone companies, supplemented by long-distance telephone companies. Under the new rules, all telecommunications carriers, including paging companies, will be required to contribute to the Universal Service Fund. In addition, certain state regulatory authorities have enacted, or have indicated that they intend to enact, similar contribution requirements based on intrastate revenues. Neither Arch nor MobileMedia can yet know the impact of these state contribution requirements, if enacted and applied to Arch and MobileMedia. Moreover, Arch and MobileMedia are unable at this time to estimate the amount of any such payments that it will be able to bill to their subscribers; however, payments into the Universal Service Fund will likely increase the cost of doing business.

  Some aspects of the Telecommunications Act could have a beneficial effect on Arch's and MobileMedia's business. For example, proposed federal guidelines regarding antenna siting issues may remove local and state barriers to the construction of communications facilities, although states and municipalities continue to exercise significant control with regard to such siting issues.

  Moreover, in a rulemaking proceeding pertaining to interconnection between LECs and CMRS providers such as MobileMedia and Arch, the FCC has concluded that LECs are required to compensate CMRS providers for the reasonable costs incurred by such providers in terminating traffic that originates on LEC facilities, and vice versa. Consistent with this ruling, the FCC has determined that LECs may not charge a CMRS provider or other carrier for terminating LEC-originated traffic or for dedicated facilities used to deliver LEC-originated traffic to one-way paging networks. Nor may LECs charge CMRS providers for number activation and use fees. These interconnection issues are still in dispute, and it is unclear whether the FCC will maintain its current position.

 Future Regulation

  From time to time, legislation which could potentially affect Arch and MobileMedia, either beneficially or adversely, is proposed by federal or state legislators. There can be no assurance that legislation will not be enacted by the federal or state governments, or that regulations will not be adopted or actions taken by the FCC or state regulatory authorities, which might materially adversely affect the business of Arch and/or MobileMedia. Changes such as the allocation by the FCC of radio spectrum for services that compete with Arch's and MobileMedia's business could adversely affect Arch's and MobileMedia's results of operations. See "Risk Factors--Risks Common to Arch and MobileMedia--Government Regulation, Foreign Ownership and Possible Redemption."

  Depending on further FCC disposition of these issues, Arch and MobileMedia may or may not be successful in securing refunds, future relief or both, with respect to charges for termination of LEC-originated local traffic. If the FCC ultimately reaches an unfavorable resolution, then Arch believes that it and MobileMedia would pursue relief through settlement negotiations, administrative complaint procedures or both. If these issues are ultimately decided in favor of the LECs, Arch and MobileMedia likely would be required to pay all past due contested charges and may also be assessed interest and late charges for amounts withheld.

 Foreign Ownership

  The Communications Act limits foreign investment in and ownership of entities that are licensed as radio common carriers by the FCC. Arch and MobileMedia own or control several radio common carriers and are accordingly subject to these foreign investment restrictions. Because Arch and MobileMedia are each individually parents of radio common carriers (but are not radio common carriers themselves), Arch and MobileMedia may not have more than 25% of their stock owned or voted by aliens or their representatives, a foreign government or its representatives or a foreign corporation if the FCC finds that the public interest would be served by denying such ownership. In connection with the WTO Agreement--agreed to by 69 countries--the FCC adopted rules effective February 9, 1998 that create a very strong presumption in favor of permitting a foreign interest in excess of 25% if the foreign investor's home market country signed the WTO Agreement. Arch's and MobileMedia's subsidiaries that are radio common carrier licensees are subject to more stringent requirements and may have only up to 20% of their stock owned or voted by aliens or their representatives, a foreign government or their representatives or a foreign corporation. This ownership restriction is not subject to waiver. See "--Paging--Industry Overview". The Arch Certificate permits the redemption of shares of Arch's capital stock from foreign stockholders where necessary to protect FCC licenses held by Arch or its subsidiaries, but such redemption would be subject to the availability of capital to Arch and any restrictions contained in applicable debt instruments and under the Delaware General Corporation Law ("DGCL"), which currently would not permit any such redemptions. The failure to redeem such shares promptly could jeopardize the FCC licenses held by Arch or its subsidiaries (including MobileMedia following the Merger). See "--Competition", "--Regulation" and "Risk Factors--Anticipated Effects of the MobileMedia Transaction".

STATE REGULATION

  In addition to regulation by the FCC, certain states impose various regulations on the common carrier paging operations of Arch and MobileMedia. Regulation in some states historically required Arch and MobileMedia to obtain certificates of public convenience and necessity before constructing, modifying or expanding paging facilities or offering or abandoning paging services. Rates, terms and conditions under which Arch and MobileMedia provided services, or any changes to those rates, have also been subject to state regulation. However, as a general rule, states are preempted from exercising rate and entry regulation of CMRS, but may choose to regulate other terms and conditions of service (for example, requiring the identification of an agent to receive complaints). States also are accorded an opportunity to petition the FCC for authority to continue to regulate CMRS rates if certain conditions are met. State filings seeking rate authority have all been denied by the FCC, although new petitions seeking such authority may be filed in the future. The preemption of state entry regulation was confirmed in the Telecommunications Act. In certain instances, the construction and operation of radio transmitters also will be subject to zoning, land use, public health and safety, consumer protection and other state and local taxes, levies and ordinances. Further, some states and localities continue to exert jurisdiction over (i) approval of acquisitions and transfers of wireless systems; and (ii) resolution of consumer complaints. Arch and MobileMedia believe that to date all required filings for Arch's and MobileMedia's paging operations have been made.

TRADEMARKS

  Arch owns the service marks "Arch" and "Arch Paging", and holds a federal registration for the service mark "Arch Nationwide Paging" as well as various other trademarks.

PROPERTIES

  At September 30, 1998, Arch owned five office buildings and leased office space (including its executive offices) in over 200 localities in 35 states for use in conjunction with its paging operations. Arch leases transmitter sites and/or owns transmitters on commercial broadcast towers, buildings and other fixed structures in approximately 3,200 locations in 45 states. Arch's leases are for various terms and provide for monthly lease payments at various rates. Arch believes that it will be able to obtain additional space as needed at acceptable cost. In April 1998, Parent announced an agreement for the Tower Site Sale for approximately $38.0 million in cash (subject to adjustment). In the Tower Site Sale, Arch is selling communications towers, real estate, site management contracts and/or leasehold interests involving 133 sites in 22 states, and renting space on the towers on which it currently operates communications equipment to service its own paging network. Arch is using its net proceeds from the Tower Site Sale (estimated to be $36.0 million) to repay indebtedness. Arch held the initial closing of the Tower Site Sale on June 26, 1998 with gross proceeds to Arch of approximately $12.0 million (excluding $1.3 million which was paid to entities affiliated with Benbow for certain assets owned by such entities and sold as part of the initial closing), held a second closing on September 29, 1998 with gross proceeds to Arch of $20.4 million and currently expects to hold the final closing for the balance of the transaction in the fourth quarter of 1998, although no assurance can be given that the final closing will be held as expected. The final closing of the Tower Site Sale is subject to receipt of customary regulatory approvals and other conditions. As part of the Divisional Reorganization, Arch will close certain office locations and redeploy other real estate assets. See "Prospectus Summary--Recent Developments--Tower Site Sale" and "Management's Discussion and Analysis of Financial Condition and Results of Operations-- Divisional Reorganization".

EMPLOYEES

  At September 30, 1998, Arch employed approximately 2,700 persons. None of Arch's employees is represented by a labor union. Arch believes that its employee relations are good. As part of the Divisional Reorganization, Arch anticipates a net reduction of approximately 10% of its workforce. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Divisional Reorganization".

LEGAL PROCEEDINGS

  Arch, from time to time, is involved in lawsuits arising in the normal course of business. Arch believes that its currently pending lawsuits will not have a material adverse effect on Arch.

THE COMBINED COMPANY

  After giving effect to the MobileMedia Transaction, the Combined Company would be the second largest paging operator in the United States as measured by pagers in service, net revenues (total revenues less cost of products sold) and EBITDA. On a pro forma basis (but excluding the impact of expected operational cost synergies), at and for the nine months ended September 30, 1998, the Combined Company would have had approximately 7.1 million pagers in service and net revenues of $605.3 million.

  Arch believes that the Combined Company will be well positioned to compete effectively in the highly competitive paging industry for the following reasons. The combination of MobileMedia's market presence in major metropolitan markets with Arch's historical emphasis on middle and small markets will significantly broaden the geographic scope of Arch's marketing presence and should position the Combined Company to compete more effectively for large corporate customers with diverse geographic operations. With a significantly larger subscriber base, the Combined Company should be better able to serve strategic distribution arrangements, as well as amortize marketing investments over a larger revenue base. In addition, MobileMedia's third party retail distribution agreements, which serve the more rapidly growing consumer market, should complement Arch's over 200 company-owned retail outlets. Similarly, MobileMedia's two nationwide paging networks (and the potential for higher revenue nationwide services) should enhance Arch's local coverage and provide the opportunity to take advantage of Arch's distribution platforms. MobileMedia's plan to deploy its nationwide N-PCS spectrum over its existing network infrastructure should permit Arch to market enhanced N-PCS services (primarily multi-market alphanumeric and text messaging services) sooner than it would otherwise be able to, and these services are expected to provide higher revenue and more growth potential than basic paging services. Finally, MobileMedia's investments to date in two national call centers should supplement Arch's own call center and complement Arch's strategy of evolving to "scalable" regional customer service centers. See "The Combined Company."

  Each of Parent, MobileMedia and Arch is, and after giving the consummation of the MobileMedia Transaction Parent expects the Combined Company will continue to be, highly leveraged. At September 30, 1998, Parent and its subsidiaries had total consolidated debt of $992.8 million compared with total assets of $942.4 million and latest nine-month annualized Adjusted EBITDA of $140.7 million. MobileMedia's total debt was $905.7 million compared with total assets of $577.3 million and latest nine-month annualized Adjusted MobileMedia EBITDA (as defined below) of $124.1 million at September 30, 1998. After giving effect to the MobileMedia Transaction, the contemplated elimination of certain indebtedness of MobileMedia and the incurrence of additional indebtedness by Arch and API on a pro forma basis (but excluding the impact of expected operational cost synergies), the Combined Company would have had long-term debt of $1.3 billion compared with total assets of $1.6 billion, and latest nine-month annualized Adjusted Pro Forma EBITDA (as defined below) at September 30, 1998 of $254.6 million. Arch itself would continue to have no assets or EBITDA of its own, apart from the assets and EBITDA of its subsidiaries, and its long-term debt (exclusive of the long-term debt of its subsidiaries) would increase from $0.4 billion to $0.6 billion as a result of the MobileMedia Transaction. MobileMedia Adjusted EBITDA represents earnings before other income (expense), taxes, depreciation, amortization, amortization of deferred gain on tower sale and restructuring costs. Adjusted Pro Forma EBITDA represents the net of restructuring charges and bankruptcy related expenses, equity in loss of affiliates, income tax benefit, interest and non-operating expenses (net), extraordinary items and amortization of deferred gain on the Tower Site Sale.

  Additional information about the Combined Company, including pro forma financial statements and financial projections for Arch following the MobileMedia Transaction, together with historical financial statements for MobileMedia, is contained in Annex A.

  THERE CAN BE NO ASSURANCE THAT PARENT WILL ACQUIRE MOBILEMEDIA OR THAT, IF PARENT ACQUIRES MOBILEMEDIA, PARENT WOULD REALIZE ITS ANTICIPATED IMPROVEMENTS IN FINANCIAL LEVERAGE, OPERATING SYNERGIES OR COST SAVINGS. SEE "RISK FACTORS--POSSIBLE ACQUISITION TRANSACTIONS".

ARCH MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

  The following table sets forth certain information as of September 30, 1998 with respect to the individuals who are the directors and executive officers of Parent and Arch.

          NAME            AGE                          POSITION
          ----            ---                          --------
C. Edward Baker, Jr.....   48 Chairman of the Board, Chief Executive Officer and Director
Lyndon R. Daniels.......   45 President and Chief Operating Officer
John B. Saynor..........   58 Executive Vice President and Director
J. Roy Pottle...........   39 Executive Vice President and Chief Financial Officer
Paul H. Kuzia...........   56 Executive Vice President/Technology and Regulatory Affairs
R. Schorr Berman(1)(2)..   50 Director
James S. Hughes(1)......   56 Director
Allan L. Rayfield(2)....   63 Director
John A. Shane(1)(2).....   65 Director
John Kornreich..........   52 Director

--------
(1) Member of the Audit Committee of Parent.
(2) Member of the Executive Compensation and Stock Option Committee of Parent.

  C. EDWARD BAKER, JR. has served as Chief Executive Officer and a director of Parent since 1988 and of Arch since 1995. Mr. Baker became Chairman of the Board of Parent in 1989 and of Arch in 1995. He also served as President of Parent from 1988 to January 1998 and of Arch from 1995 to January 1998. From 1986 until joining Arch in March 1988, Mr. Baker was President and Chief Executive Officer of US West Paging.

  LYNDON R. DANIELS joined Parent and Arch in January 1998 as President and Chief Operating Officer. From November 1993 to January 1998, Mr. Daniels was the President and Chief Executive Officer of Pacific Bell Mobile Services, a subsidiary of SBC Communications Inc. From May 1988 until November 1993, Mr. Daniels was the Chief Financial Officer of Pactel Corp., a mobile telephone company.

  JOHN B. SAYNOR has served as a director of Parent since 1988 and of Arch since 1995. Mr. Saynor has served as Executive Vice President of Arch since 1995 and of Parent since 1990. Mr. Saynor is a founder of Parent and served as President and Chief Executive Officer of Parent from 1986 to March 1988 and as Chairman of the Board from 1986 until May 1989.

  J. ROY POTTLE joined Parent and Arch in February 1998 as Executive Vice President and Chief Financial Officer. From October 1994 to February 1998, Mr. Pottle was Vice President/Treasurer of Jones Intercable, Inc., a cable television operator. From September 1989 to October 1994, he served as Vice President and Relationship Manager at The Bank of Nova Scotia, New York Agency.

  PAUL H. KUZIA has served as Executive Vice President/Technology and Regulatory Affairs of Parent and Arch since September 1996. He served as Vice President/Engineering and Regulatory Affairs of Parent from 1988 to September 1996 and of Arch from 1995 to September 1996. Prior to 1988, Mr. Kuzia was director of operations at Message Center Inc.

  R. SCHORR BERMAN has been a director of Parent since 1986 and of Arch since 1995. Since 1987, he has been the President and Chief Executive Officer of MDT Advisers, Inc., an investment adviser. He is a director of Mercury Computer Systems, Inc. as well as a number of private companies.

  JAMES S. HUGHES has been a director of Parent since 1986 and of Arch since 1995. Since 1987, he has been President and Chief Executive Officer of Norwich Corporation, a real estate investment and service firm, and, since 1992, he has served as President and Managing Director of Inventa Corporation, an international business development firm.

  ALLAN L. RAYFIELD has been a director of Parent since 1997 and of Arch since 1998. He has been a consultant since 1995. From November 1993 until December 1994, Mr. Rayfield served as Chief Executive Officer of M/A Com Inc., a microwave electrical manufacturing company. From April 1991 until November 1993, he served as Chief Operating Officer of M/A Com Inc. He is a director of Parker Hannifin Corporation and Acme Metals Incorporated.

  JOHN A. SHANE has been a director of Parent since 1988 and of Arch since 1995. He has been the President of Palmer Service Corporation since 1972. He has been a general partner of Palmer Partners L.P., a venture capital firm, since 1981. He serves as a director of Overland Data, Inc., Summa Four, Inc., United Asset Management Corporation and Gensym Corporation and as a trustee of Nvest Funds.

  JOHN KORNREICH has been a director of Parent and Arch since June 1998. Mr. Kornreich has served as a Managing Director of Sandler Capital Management Co., Inc. since 1988.

  Arch's directors are elected by Parent, its sole stockholder, and hold office until their successors are elected or their earlier death, resignation or removal. Arch and Parent currently have the same directors. Parent's Restated Certificate of Incorporation and By-Laws provide that Parent has a classified Board of Directors composed of three classes, each of which serves for three years, with one class being elected each year. The term of Messrs. Hughes and Rayfield will expire at Parent's annual meeting of stockholders to be held in 1999, the term of Messrs. Saynor and Shane will expire at Parent's annual meeting of stockholders to be held in 2000 and the term of Messrs. Baker, Berman and Kornreich will expire at Parent's annual meeting of stockholders to be held in 2001.

  So long as at least 50% of Parent's Series C Preferred Stock remains outstanding, the holders thereof have the right, voting as a separate class, to elect one member of the Boards of Directors of Parent and Arch, and such director has the right to be a member of any committee of such Boards of Directors. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources--Equity Investment". In June 1998, John Kornreich was elected a director of Parent and Arch pursuant to these arrangements.

  In connection with the MobileMedia Transaction, designees of W.R. Huff Management Co., L.L.C. and Whippoorwill Associates, Inc. are expected to be elected to the Boards of Directors of Parent and Arch. The expected nominees are:

  EDWIN M. BANKS has been employed by W.R. Huff since 1988 and currently serves as a portfolio manager. From 1985 until he joined W.R. Huff, Mr. Banks was employed by Merrill Lynch & Company. Mr. Banks received his B.A. degree from Rutgers College and his MBA degree from Rutgers University. Mr. Banks also serves as a director of Magellan Health Services (formerly Charter Medical Corporation) and e.SPIRE Corporation (formerly American Communications Services, Inc.)

  H. SEAN MATHIS has been Chairman of the Board and Chief Executive Officer of Allis Chalmers, Inc. since January 1996 and previously served as a Vice President of such company since 1989. From July 1996 to September 1997, Mr. Mathis was Chairman of the Board of Universal Gym Equipment Inc., a privately owned company which filed for protection under the Bankruptcy Code in July 1997. From 1991 to 1993, Mr. Mathis was President of RCL Acquisition Corp., and from 1993 to 1995 he was President and a director of RCL Capital Corporation, which was merged into DISC Graphics in November 1995. Previously, Mr. Mathis was a director and Chief Operating Officer of Ameriscribe Corporation. Mr. Mathis was the President of a predecessor to, and currently is a director of, Allied Digital Technologies. He is also a director of Thousand Trails, Inc.

  Arch's executive officers are elected by its Board of Directors and hold office until their successors are elected or until their earlier death, resignation or removal.

  Certain of Arch's executive officers have entered into non-competition agreements with Arch which provide that, for a minimum period of one year following termination, they will not compete with Arch nor, for a period of three years following termination, recruit or hire any other Arch employee. See "--Executive Retention Agreements."

CERTAIN TRANSACTIONS

  Parent and three other entities have co-founded an offshore corporation to pursue wireless messaging opportunities in Latin America. Parent and Mr. Hughes each contributed $250,000 to this offshore corporation and each owns 13.3% of its equity.

  Between August 6, 1998 and October 28, 1998 the Parent's Board of Directors approved three full recourse, unsecured demand loans totaling $279,500 from the Parent to C. Edward Baker, Jr., Chief Executive Officer and director of Parent and Arch. The loans bear interest at approximately 5% annually.

BOARD COMMITTEES

  Arch's Board of Directors has no standing committees. Parent's Board of Directors has an Audit Committee and an Executive Compensation and Stock Option Committee. There is no standing nominating committee of Parent's Board of Directors. The Audit Committee reviews the annual consolidated financial statements of Parent and its subsidiaries (including Arch) prior to their submission to the Board of Directors and consults with Parent's independent public accountants to review financial results, internal financial controls and procedures, audit plans and recommendations. The Audit Committee also recommends the selection, retention or termination of independent public accountants and approves services provided by independent public accountants prior to the provision of such services. The Compensation Committee recommends to Parent's Board of Directors the compensation of executive officers, key managers and directors and administers Parent's stock option plans.

INDEMNIFICATION AND DIRECTOR LIABILITY

  Arch's Restated Certificate of Incorporation provides that Arch will, to the fullest extent permitted by the DGCL, indemnify all persons whom it has the power to indemnify against all costs, expenses and liabilities incurred by them by reason of having been officers or directors of Arch, any subsidiary of Arch or any other corporation for which such persons acted as an officer or director at the request of Arch.

  Arch's Restated Certificate of Incorporation also provides that the directors of Arch will not be personally liable for monetary damages to Arch or its stockholders for any act or omission, provided that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to Arch or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to illegal dividends or stock redemptions) or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to permit further elimination or limitation of the personal liability of directors, then the liability of a director of Arch shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

ARCH EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

  The following table sets forth certain information with respect to the annual and long-term compensation of Arch's Chief Executive Officer and other executive officers (the "Named Executive Officers") for the years ended December 31, 1995, 1996 and 1997:

                           SUMMARY COMPENSATION TABLE

                                                                        LONG-TERM
                                        ANNUAL COMPENSATION            COMPENSATION
                              --------------------------------------- --------------
NAME AND PRINCIPAL                                   OTHER ANNUAL
POSITION DURING 1997     YEAR SALARY $ BONUS $(1) COMPENSATION ($)(2) OPTIONS (#)(3)
--------------------     ---- -------- ---------- ------------------- --------------
C. Edward Baker, Jr..... 1997 $353,317  $227,500         $600            459,324(4)
 Chairman, President and 1996  329,050    36,833          600            268,860(5)(6)
 Chief Executive Officer 1995  281,650   106,000          600             40,000(7)
Lyndon R. Daniels....... 1997      --        --           --                 --
 President and Chief
 Operating Officer
 (joined Arch in January
 1998)
J. Roy Pottle........... 1997      --        --           --                 --
 Executive Vice
 President and Chief
 Financial Officer
 (joined Arch in
 February 1998)
John B. Saynor.......... 1997  153,188    72,900          600             51,810(8)
 Executive Vice
  President              1996  146,867    15,300          600             20,000(6)
                         1995  131,870    50,000          600             20,000(7)
Paul H. Kuzia........... 1997  157,633    77,400          600             86,574(9)
 Executive Vice
  President/Technology   1996  133,800    14,620          600              8,000(6)
 and Regulatory Affairs  1995  123,300    46,000          600              8,000(7)
William A. Wilson....... 1997  133,599   150,500          600             32,836
 Former Executive Vice
  President and          1996  203,133    19,833          600            170,000(10)
 Chief Financial
  Officer(11)            1995  157,300    58,000          600             20,000(7)

--------
 (1) Represents bonus paid in such fiscal year with respect to prior year.
 (2) Represents Parent's matching contributions paid under Parent's 401(k) plan.
 (3) No restricted stock awards or stock appreciation rights ("SARs") were granted to any of the Named Executive Officers during the years ended December 31, 1995, 1996 or 1997.
 (4) Includes options to purchase 409,688 shares granted as part of Parent's January 16, 1998 option repricing program.
 (5) Includes options to purchase 106,860 shares replaced in connection with Parent's October 23, 1996 option repricing program.
 (6) Option replaced in connection with Parent's January 16, 1998 option repricing program.
 (7) Option replaced in connection with Parent's October 23, 1996 option repricing program.
 (8) Includes options to purchase 35,905 shares granted as part of Parent's January 16, 1998 option repricing program.
 (9) Includes options to purchase 69,687 shares granted as part of Parent's January 16, 1998 option repricing program.
(10) Includes options to purchase 75,000 shares replaced in connection with Parent's October 23, 1996 option repricing program.
(11) Mr. Wilson resigned on June 30, 1997.

EXECUTIVE RETENTION AGREEMENTS

  Arch is a party to Executive Retention Agreements (the "Retention Agreements") for a total of 16 executives (the "Arch Executives"), including Messrs. Baker, Daniels, Kuzia, Pottle and Saynor.

  The purpose of the Retention Agreements is to assure the continued employment and dedication of the Arch Executives without distraction from the possibility of a Change in Control (as defined in the Retention Agreements) of Arch. In the event of a Change in Control, and the termination of the Arch Executive's employment by Arch at any time within the 12-month period thereafter (other than for cause, disability or death) or by the Arch Executive for Good Reason (as defined in the Retention Agreements), the Arch Executive shall be eligible to receive (i) a cash severance payment equal to the Arch Executive's base salary plus any other amounts earned through the date of termination (to the extent not previously paid), (ii) an additional lump sum cash payment equal to a specified multiple of the sum of (a) the Arch Executive's annual base salary in effect at the time of the Change in Control and (b) the average bonus paid for the three calendar years immediately preceding the calendar year during which the Change in Control occurs, and
(iii) any amounts or benefits required to be paid or provided to the Arch Executive or which the Arch Executive is eligible to receive following the Arch Executive's termination under any plan, program, policy, practice, contract or agreement of Arch. In addition, until the earlier of (a) 12 months after termination or (b) the Arch Executive becomes reemployed with another employer and is eligible to receive substantially equivalent benefits, to arrange to provide the Arch Executive with life, disability, accident and health insurance benefits similar to those previously maintained. The multiple for Messrs. Baker, Daniels, Kuzia, Pottle and Saynor is three, and the multiple for the other Arch Executives is one or two. Good Reason is defined to include, among other things, a material reduction in employment responsibilities, compensation or benefits or, in the case of Mr. Baker, the failure to become the Chief Executive Officer of any entity succeeding or controlling Arch.

STOCK OPTION GRANTS

  The following table summarizes certain information regarding options granted to the Named Executive Officers during the year ended December 31, 1997. No SAR's were granted during the year ended December 31, 1997.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                 POTENTIAL
                                                                                REALIZABLE
                                                                             VALUE AT ASSUMED
                                                                              ANNUAL RATES OF
                                                                                STOCK PRICE
                                                                               APPRECIATION
                                         INDIVIDUAL GRANTS                  FOR OPTIONS TERM(3)
                         -------------------------------------------------- -------------------
                                        PERCENT OF
                                          TOTAL
                                       OPTIONS/SARS
                         OPTIONS/SARS   GRANTED TO  EXERCISE OR
                           GRANTED     EMPLOYEE IN   BASE PRICE  EXPIRATION
                            (#)(1)     FISCAL YEAR  ($/SHARE)(2)    DATE     5% ($)   10% ($)
                         ------------  ------------ ------------ ---------- -------- ----------
C. Edward Baker, Jr. ...    49,636(4)      2.89        $6.875     03/05/07  $214,609 $  543,861
                           409,688(5)     23.89        5.0625     01/16/08   553,600  2,110,041
Lyndon R. Daniels.......       --           --            --           --        --         --
J. Roy Pottle...........       --           --            --           --        --         --
John B. Saynor..........    15,905(4)      0.93         6.875     03/05/07    68,768    174,271
                            35,905(5)      2.09        5.0625     01/16/08    48,517    184,924
Paul H. Kuzia...........    16,887(4)      0.98         6.875     03/05/07    73,013    185,031
                            69,687(5)      4.06        5.0625     01/16/08    94,166    358,913
William A. Wilson.......    32,836         1.92         6.875     03/05/07   141,971    359,783

--------
(1) Options generally become exercisable at a rate of 20% of the shares subject to the option on the first anniversary of the date of grant and 5% of the shares subject to the option per calendar quarter thereafter.
(2) The exercise price is equal to the fair market value of Parent's Common Stock on the date of grant.

(3) Amounts represent hypothetical gains that could be achieved for the options if exercised at the end of the option terms. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted and are not intended to forecast future appreciation of the price of the Common Stock. The Named Executive Officers will realize no gain upon the exercise of these options without an increase in the price of Parent's Common Stock, which increase will benefit all stockholders of Parent proportionately.
(4) Option replaced as part of Parent's January 16, 1998 option repricing program.
(5) Option granted as part of Parent's January 16, 1998 option repricing program.

OPTION EXERCISES AND YEAR-END OPTION TABLE

  The following table sets forth certain information regarding the exercise of stock options during the year ended December 31, 1997 and stock options held as of December 31, 1997 by the Named Executive Officers. All stock options have been granted by Parent.

             AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTIONS VALUES

                                                 NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                           SHARES                 UNDERLYING OPTIONS             IN-THE-MONEY OPTIONS
                         ACQUIRED ON  VALUE   OPTIONS AT FISCAL YEAR-END          AT FISCAL YEAR-END
                          EXERCISE   REALIZED (EXERCISABLE/UNEXERCISABLE)    (EXERCISABLE/UNEXERCISABLE)
          NAME               (#)      ($)(1)              (#)                           ($)(2)
          ----           ----------- -------- ------------------------------ ------------------------------
C. Edward Baker, Jr ....     --        --           314,904(3)       188,816 $        188,064         --
Lyndon R. Daniels.......     --        --               --               --               --          --
John B. Saynor..........     --        --             4,000           31,905              --          --
J. Roy Pottle...........     --        --               --               --               --          --
Paul H. Kuzia...........     --        --            46,400           23,287              --          --
William A. Wilson.......     --        --               --               --               --          --

--------
(1) Represents the difference between the exercise price and the fair market value of Parent's Common Stock on the date of exercise.
(2) Based on the fair market value of Parent's Common Stock on December 31, 1997 ($5.125 per share) less the option exercise price.
(3) Subsequent to December 31, 1997, Mr. Baker exercised an option for 94,032 shares.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The current members of Parent's Compensation Committee are R. Schorr Berman, Allan L. Rayfield and John A. Shane. Messrs. Berman and Shane served on the Compensation Committee throughout 1997, and Mr. Rayfield joined the Compensation Committee upon his election as a director in July 1997.

  C. Edward Baker, Jr., the Chairman and Chief Executive Officer of Parent, makes recommendations and participates in discussions regarding executive compensation, but he does not participate directly in discussions regarding his own compensation. No current executive officer of Parent has served as a director or member of the Compensation Committee (or other committee serving an equivalent function) of any other entity, any of whose executive officers has served as a director of Parent or as a member of the Compensation Committee of Parent.

PRINCIPAL STOCKHOLDERS

  All of the outstanding capital stock of Arch is beneficially owned by Parent. The following table sets forth certain information with respect to the beneficial ownership of Parent's Common Stock, as of September 30, 1998, by
(i) each person who is known by Arch to beneficially own more than 5% of its outstanding shares of Parent's Common Stock, (ii) each current director of Parent and Arch, (iii) Parent's and Arch's Chief Executive Officer and the other Named Executive Officers and (iv) all current directors and executive officers of Parent and Arch as a group.

                        PRE-MERGER BENEFICIAL OWNERSHIP


                                                       NUMBER OF
                          NAME                         SHARES(1) PERCENTAGE(2)
   --------------------------------------------------- --------- -------------
   Sandler Capital Management (3) .................... 4,674,433     18.2%
   Franklin Resources, Inc. (4)....................... 2,514,080      9.8
   Memorial Drive Trust (5)........................... 1,947,990      7.6
   State of Wisconsin Investment Board (6)............ 1,388,000      5.4
   Dimensional Fund Advisors Inc. (7)................. 1,304,900      5.1
   Goldman, Sachs & Co. (8)........................... 1,225,500      4.8
   C. Edward Baker, Jr. ..............................   220,679      0.9
   Lyndon R. Daniels..................................    12,000        *
   John B. Saynor.....................................   197,924      0.8
   J. Roy Pottle......................................        --       --
   Paul H. Kuzia......................................    20,840        *
   R. Schorr Berman (9)............................... 1,962,140      7.6
   James S. Hughes....................................    81,837        *
   John Kornreich (10) ............................... 4,911,574     19.1
   Allan L. Rayfield..................................     3,250        *
   John A. Shane (11).................................    39,188        *
   William A. Wilson (12).............................       600        *
   All current directors and executive officers of
    Arch as a group (10 persons) (13)................. 7,449,432     28.8

---------------------
 *  Less than 0.5%
 (1) Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with his spouse) with respect to all shares of capital stock listed as owned by such person or entity.
 (2) Assumes the conversion of Series C Preferred Stock into Parent's Common Stock at the initial conversion price of $5.50 per share. See "-- Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources".
 (3) The business address of Sandler is 767 Fifth Avenue, 45th Floor, New York, New York 10153. Sandler has sole voting and investment power over 348,000 of such shares and shared voting and investment power over 4,326,433 of such shares.
 (4) The business address of Franklin Resources, Inc. is 777 Mariners Island Boulevard, San Mateo, California 94404. Franklin Advisers, Inc., a subsidiary of Franklin Resources, Inc., has sole voting power and sole investment power with respect to 2,493,700 shares. Franklin Management, Inc., a subsidiary of Franklin Resources, Inc., has sole investment power with respect to 20,380 shares. Franklin Resources, Inc., the principal shareholders thereof, Franklin Advisers, Inc. and Franklin Management, Inc. disclaim beneficial ownership of these securities. This information is based on Amendment No. 1 to Schedule 13G filed by Franklin Resources, Inc. with the SEC on January 26, 1998.
 (5) The business address of Memorial Drive Trust is 125 Cambridge Park Drive, Cambridge, Massachusetts 02140. All shares listed in the above table as held by Memorial Drive Trust are held by MD Co. as nominee for Memorial Drive Trust, a trust holding assets of a qualified profit sharing plan for employees of Arthur D. Little, Inc., over which Mr. Berman may be deemed to share voting and investment power. See footnote (10).
 (6) The business address of the State of Wisconsin Investment Board is P.O. Box 7842, Madison, Wisconsin 53707. This information is based on the
     Schedule 13G filed by the State of Wisconsin Investment Board with the SEC on January 27, 1998.
 (7) The business address of Dimensional Fund Advisors Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401. Dimensional Fund Advisors Inc. has sole voting power with respect to 860,800 shares and sole investment power with respect to all 1,304,900 shares. Officers of Dimensional Fund Advisors Inc. also serve as officers of DFA Investment Dimensions Group Inc. and The DFA Investment Trust Company, each an open-end management investment company. These officers have sole voting power with respect to 139,100 shares owned by DFA Investment Dimensions Group Inc. and 305,000 shares owned by The DFA Investment Trust Company. All of these securities are owned by advisory clients of Dimensional Fund Advisors Inc., none of which, to the knowledge of Dimensional Fund Advisors Inc., owns more than 5% of the class. Dimensional Fund Advisors Inc. disclaims beneficial ownership of such securities. This information is based on the Schedule 13G filed by Dimensional Fund Advisors Inc. with the SEC on February 10, 1998.
 (8) The business address of Goldman, Sachs & Co. and its parent holding company, The Goldman Sachs Group, L.P. (collectively "Goldman Sachs"), is 85 Broad Street, New York, New York 10004. Goldman Sachs has shared voting power with respect to 854,100 shares and shared investment power with respect to all 1,225,500 shares. Goldman Sachs disclaims beneficial ownership of the shares beneficially owned by (i) managed accounts and
     (ii) certain investment limited partnerships, of which a subsidiary of Goldman Sachs is the general partner or managing general partner, to the extent partnership interests in such partnerships are held by persons other than Goldman Sachs or their affiliates. This information is based on the Schedule 13G filed by Goldman Sachs with the SEC on February 17, 1998.
 (9) Includes 1,947,990 shares held by Memorial Drive Trust, over which Mr. Berman may be deemed to share voting and investment power as Administrator and Chief Executive Officer of Memorial Drive Trust. Mr. Berman disclaims beneficial ownership of such shares held by Memorial Drive Trust.
(10) Includes 4,674,433 shares beneficially owned by Sandler, over which Mr. Kornreich may be deemed to have voting and investment power as Managing Director, and 190,000 shares beneficially owned by two limited partnerships, over which Mr. Kornreich may be deemed to have voting and investment power as a general partner. Mr. Kornreich disclaims beneficial ownership of all such shares.
(11) Includes 1,051 shares owned by Palmer Service Corporation, over which Mr. Shane may be deemed to have voting and investment power as President and sole stockholder of Palmer Service Corporation, and 3,104 shares issuable upon conversion of $52,000 principal amount of Arch's 6 3/4% Convertible Subordinated Debentures due 2003 held by Palmer Partners, L.P., of which Mr. Shane is the general partner. See "Description of Certain Indebtedness--Parent Convertible Debentures".
(12) Consists of 600 shares held by or jointly with Mr. Wilson's children.
(13) Includes (i) 4,674,433 shares beneficially owned by Sandler and 190,000 shares beneficially owned by two limited partnerships of which Mr. Kornreich is a general partner, (ii) 1,947,990 shares held by Memorial Drive Trust, (iii) 1,051 shares held by Palmer Service Corporation, (iv) 3,104 shares issuable upon conversion of $52,000 principal amount of Arch's 6 3/4% Convertible Subordinated Debentures due 2003 held by Palmer Partners, L.P. and (v) 108,379, 4,000, 19,520, 11,250, 11,250, 750,
     2,250, 11,250, and 168,649 shares issuable upon the exercise of outstanding stock options held by Messrs. Baker, Saynor, Kuzia, Berman, Hughes, Kornreich, Rayfield, Shane and all current directors and executive officers of Arch as a group, respectively, exercisable within 60 days after September 30, 1998.

  See also "Summary of Terms of MobileMedia Transaction -- Stockholdings Before and After the Merger" in Annex A.

                      DESCRIPTION OF CERTAIN INDEBTEDNESS

CREDIT FACILITY

  Contemporaneously with the Subsidiary Restructuring, ACE's former credit facility was amended and restated to establish the $400.0 million Credit Facility with API, as borrower, and The Bank of New York, Royal Bank of Canada and Toronto Dominion (Texas), Inc., as managing agents, consisting of (i) the Tranche A Facility, a $175.0 million reducing revolving credit facility (ii) the Tranche B Facility, a $100.0 million 364-day revolving credit facility under which the principal amount outstanding on June 27, 1999 will convert to a term loan and (iii) the Tranche C Facility, a $125.0 million term loan which was available in a single drawing on June 29, 1998.

  The Tranche A Facility will be subject to scheduled quarterly reductions commencing on September 30, 2000 and will mature on June 30, 2005. The term loan portion of the Tranche B Facility will be amortized in quarterly installments commencing September 30, 2000, with an ultimate maturity date of June 30, 2005. The Tranche C Facility will be amortized in annual installments commencing December 31, 1999, with an ultimate maturity date of June 30, 2006.

  API's obligations under the Credit Facility are secured by its pledge of the capital stock of the former ACE operating subsidiaries. The Credit Facility is guaranteed by Parent, Arch and the former ACE operating subsidiaries. Parent's guarantee is secured by a pledge of Parent's stock and notes in Arch, and the guarantees of the former ACE operating subsidiaries are secured by a security interest in those assets of such subsidiaries which were pledged under ACE's former credit facility. See "Prospectus Summary--Corporate Structure". Lenders representing 40% of the Credit Facility have the right to require Arch and its subsidiaries to grant security interests in certain additional assets not currently pledged thereunder, subject to granting a ratable security interest to holders of the 9 1/2% Notes and the 14% Notes.

  Borrowings under the Credit Facility bear interest based on a reference rate equal to either the Bank's Alternate Base Rate or LIBOR rate, in each case plus a margin based on Arch's or API's ratio of total debt to annualized operating cash flow.

  The Credit Facility requires payment of fees on the daily average amount available to be borrowed under the Tranche A Facility and the Tranche B Facility, which fees vary depending on Arch's or API's ratio of total debt to annualized operating cash flow.

  The Credit Facility contains restrictions that limit, among other things: additional indebtedness and encumbrances on assets; cash dividends and other distributions; mergers and sales of assets; the repurchase or redemption of capital stock; investments; acquisitions that exceed certain dollar limitations without the lenders' prior approval; and prepayment of indebtedness other than indebtedness under the Credit Facility. In addition, the Credit Facility requires Arch and its subsidiaries to meet certain financial covenants, including covenants with respect to ratios of operating cash flow to fixed charges, operating cash flow to debt service, operating cash flow to interest service and total indebtedness to operating cash flow. See "Risk Factors--Credit Facility and Indenture Restrictions".

  On November 16, 1998, all API Lenders approved an increase to the Credit Facility from $400.0 million to $600.0 million. The $200.0 million increase will be allocated as follows: (i) the Tranche A Facility will increase by up to $25.0 million to a maximum of $200.0 million, (ii) the Tranche B Facility will increase by up to $25.0 million to a maximum of $125.0 million and (iii) the Tranche C Facility will increase by up to $200.0 million to a maximum of $325.0 million. API's new MobileMedia subsidiaries will guarantee API's obligations under the Credit Facility. All other terms and conditions of the Credit Facility will remain unchanged except for minor changes to Arch's permitted ratio of total debt to annualized EBITDA and the margins on which the interest rates on borrowings are based. See "Risk Factors--Anticipated Effects of the MobileMedia Transaction".

BRIDGE FACILITY

  Arch and the Bridge Lenders (consisting of The Bear Stearns Companies, Inc., the Bank, TD Securities (USA) Inc. and Royal Bank of Canada) have executed a commitment letter for the Bridge Facility on the following terms. Under the Bridge Facility, the Bridge Loan will be available to Arch as a $120.0 million term loan in a single drawing upon the closing of the MobileMedia Transaction. The Bridge Loan will bear interest equal to LIBOR plus 500 basis points (currently a total of 10.19%), increasing by 50 basis points each quarter after funding to a maximum rate of 18%. If not paid on or before maturity 180 days after the closing of the MobileMedia Transaction, the Bridge Loan will convert into a term loan (the "Term Loan") due in December 2006. The Term Loan will bear interest at the interest rate under the Bridge Facility at the maturity of the Bridge Loan plus 50 basis points increasing by 50 basis points each quarter after funding to a maximum rate of 18%. Parent will be required to grant warrants (the "Bridge Warrants") to the Bridge Lenders for the purchase of 5.0% of Parent's common stock on a fully diluted basis if the Bridge Loan has not been repaid prior to the Bridge Loan maturity date. Upon notice from the Bridge Lenders given (a) prior to the MobileMedia Transaction but subsequent to the earlier to occur of (i) January 29, 1999 and (ii) the 30th day prior to the targeted date of the MobileMedia Transaction or (b) at any time after the funding of the Bridge Loan and prior to the Bridge Loan maturity date, Arch must issue and sell Planned Arch Notes in an amount at least sufficient to substitute for or refinance the Bridge Loans on such terms and conditions as may be specified by the Bridge Lenders, provided however that the interest rate on the Planned Arch Notes shall be determined by the Bridge Lenders in light of the then prevailing market conditions, but in no event shall the yield on the Planned Arch Notes exceed a rate equal to an agreed upon margin over the yield to worst on the Arch 12 3/4% Notes. In the event that Planned Arch Notes are issued after the MobileMedia Transaction, the Bridge Lenders may direct Arch to issue all or a portion of the Bridge Warrants to the purchasers of the Planned Arch Notes rather than the Bridge Lenders. The Bridge Facility requires payment of certain fees to the Bridge Lenders. The fees will vary based on the amount and timing of the Bridge Facility and the Bridge Loan. The Bridge Lenders have agreed to refund a portion of the fees if the Bridge Loan is repaid prior to maturity. In addition, Arch has agreed to permit the Bridge Lenders to act as placement agents for the conversion of the Bridge Loan into the Term Loan or the issuance of the Planned Arch Notes for a fee equal to 3.0% of the principal amount so converted or issued.

  The Bridge Facility contains restrictions that are substantially similar to those contained in the Credit Facility, including without limitation restrictions that, among other things limit additional indebtedness and encumbrances on assets, cash dividends and other distributions; mergers and sales of assets; the repurchase or redemption of capital stock; investments; acquisitions and mergers; and transactions with affiliates or between Arch and its subsidiaries. In addition, the Bridge Facility requires Arch and its subsidiaries to meet certain financial covenants, including covenants with respect to ratios of EBITDA to fixed charges, EBITDA to debt service, EBITDA to interest expense and total indebtedness to EBITDA.

9 1/2% NOTES

  Arch has outstanding $125.0 million in aggregate principal amount of 9 1/2% Notes. The 9 1/2% Notes accrue interest at the rate of 9.5% per annum, payable semi-annually on February 1 and August 1. The 9 1/2% Notes are scheduled to mature on February 1, 2004.

  Arch, at its option, may redeem the 9 1/2% Notes as a whole, or from time to time in part, on or after February 1, 1999 at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period beginning February 1 of the years indicated below (in each case together with accrued and unpaid interest to the redemption date):

   YEAR                                                         REDEMPTION PRICE
   ----                                                         ----------------
   1999........................................................     104.750%
   2000........................................................     103.167%
   2001........................................................     101.583%
   2002 and thereafter.........................................     100.000%

  The covenants in the indenture under which the 9 1/2% Notes are outstanding (the "9 1/2% Notes Indenture") limit the ability of Arch and its subsidiaries to pay dividends to Parent. Additionally, the 9 1/2% Notes Indenture imposes limitations on the incurrence of indebtedness, whether secured or unsecured, by Arch and its subsidiaries, on the disposition of assets, on transactions with affiliates, on guarantees of the obligations of Arch by any of its subsidiaries, on the sale or issuance of stock by the subsidiaries of Arch and on the merger, consolidation or sale of substantially all of the assets of Arch.

  Upon the occurrence of a "Change of Control", as defined in the 9 1/2% Notes Indenture, each holder of 9 1/2% Notes has the right to require that Arch repurchase such holder's 9 1/2% Notes at a repurchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase. The following constitute a Change of Control under the 9 1/2% Notes Indenture: (i) the acquisition by a person or group of beneficial ownership of the majority of the securities of Arch or Parent having the right to vote in the election of directors; (ii) certain changes in the boards of directors of Arch or Parent; (iii) the sale or transfer of all or substantially all of the assets of Arch; or (iv) the merger or consolidation of Arch or Parent with or into another corporation with the effect that a person or group shall have become the beneficial owner of a majority of the securities of the surviving corporation having the right to vote in the election of directors. The Subsidiary Restructuring did not constitute a Change of Control under the 9 1/2% Notes Indenture. Parent expects to issue securities constituting a majority of Parent's equity to certain of MobileMedia's creditors in connection with the MobileMedia Transaction. However, Parent does not intend to issue equity securities in a manner that would constitute a Change in Control. Parent's present management and Board of Directors would continue to control Parent if Parent acquires MobileMedia.

  The following constitute "Events of Default" under the 9 1/2% Notes
Indenture: (i) a default in the payment of any installment of interest upon any of the 9 1/2% Notes as and when the same shall become due and payable, and continuance of such default for a period of 30 days; (ii) a default in the payment of all or any part of the principal of, or premium, if any, on any of the 9 1/2% Notes as and when the same shall become due and payable either at maturity, upon redemption or repurchase, by declaration or otherwise; (iii) the failure on the part of Arch duly to observe or perform any other of the covenants or agreements on the part of Arch in the 9 1/2% Notes or in the 9 1/2% Notes Indenture for a period of 60 days after the date on which written notice specifying such failure, stating that such notice is a "Notice of Default" and demanding that Arch remedy the same, shall have been given by registered or certified mail, return receipt requested, to Arch by the Trustee (as defined in the 9 1/2% Notes Indenture), or to Arch and the Trustee by the holders of at least 25% in aggregate principal amount of the 9 1/2% Notes at the time outstanding; (iv) certain events of bankruptcy, insolvency or reorganization in respect of Arch or any of its restricted subsidiaries; (v)
(A) a default in payment of the principal of, premium, if any, or interest on any indebtedness for borrowed money of Arch or any restricted subsidiary in principal amount aggregating $5.0 million or more, whether such indebtedness now exists or is hereafter created, when the same shall become due and payable and continuation of such default after any applicable period of grace or (B) an event of default as defined in any indenture or instrument evidencing or under which Arch or any restricted subsidiary has at the date of the indenture or shall thereafter have outstanding at least $5.0 million aggregate principal amount of indebtedness for borrowed money shall happen and be continuing and such indebtedness shall have been accelerated so that the same shall be or become due and payable, and in any case referred to in the foregoing clause
(A) or (B) such non-payment or acceleration shall not be rescinded or annulled within 10 days after notice of such default in payment or event of default shall have been given to Arch by the Trustee (if such event is known to it), or to Arch and the Trustee by the holders of at least 25% in aggregate principal amount of the 9 1/2% Notes at the time outstanding; (vi) one or more judgments, orders or decrees for the payment of money (provided that the amount of such money judgment shall be calculated net of any insurance coverage that the insurer has irrevocably acknowledged to Arch as covering such money judgment in whole or in part) in excess of $5.0 million, whether individually or in an aggregate amount, shall be entered against Arch or any restricted subsidiary of Arch or any of their respective properties and shall not be discharged and there shall have been a period of 60 days during which a stay of enforcement of such judgment or order, by reason of pending appeal or otherwise, shall not be in effect; or (vii) the holder of any indebtedness of Arch or any restricted subsidiary aggregating at least $5.0 million in principal amount that is secured by a lien on the property or assets of Arch or any restricted subsidiary (or any agent of such holder of such debt or the trustee or other representative then acting under any indenture or other instrument under which such debt is outstanding) shall commence any proceeding, or take any action (including by way of set-off) to retain in satisfaction of such debt or to collect on, seize, dispose of or apply in satisfaction of such debt, property or assets of Arch or any of its restricted subsidiaries having a fair market value in excess of $5.0 million individually or in the aggregate (including funds on deposit or held pursuant to lock-box or other similar arrangements).

14% NOTES

  Arch has outstanding $100.0 million in aggregate principal amount of 14% Notes. The 14% Notes accrue interest at the rate of 14% per annum, payable semi-annually on May 1 and November 1. The 14% Notes are scheduled to mature on November 1, 2004.

  Arch may, at its option, redeem the 14% Notes as a whole, or from time to time in part, at the redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period beginning November 1 of the years indicated below (in each case together with accrued and unpaid interest to the redemption date):

   YEAR                                                         REDEMPTION PRICE
   ----                                                         ----------------
   1999........................................................     107.000%
   2000........................................................     104.625%
   2001........................................................     102.375%
   2002 and thereafter.........................................     100.000%

  The covenants in the indenture under which the 14% Notes are outstanding (the "14% Notes Indenture") limit the ability of Arch and its subsidiaries to pay dividends to Parent. Additionally, the 14% Notes Indenture imposes limitations on the incurrence of indebtedness, whether secured or unsecured, by Arch and its subsidiaries, on the disposition of assets, on transactions with affiliates, on guarantees of the obligations of Arch by any of its subsidiaries, on the sale or issuance of stock by the subsidiaries of Arch and on the merger, consolidation or sale of substantially all of the assets of Arch.

  Upon the occurrence of a "Change of Control", as defined in the 14% Notes Indenture, each holder of 14% Notes has the right to require that Arch repurchase such holder's 14% Notes at a repurchase price in cash equal to 102% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase. The following constitute a Change of Control under the 14% Notes Indenture: (i) the acquisition by a person or group of beneficial ownership of the majority of the securities of Arch or Parent having the right to vote in the election of directors; (ii) certain changes in the boards of directors of Arch or Parent; (iii) the sale or transfer of all or substantially all of the assets of Arch; or (iv) the merger or consolidation of Arch or Parent with or into another corporation with the effect that (A) a person or group shall have become the beneficial owner of a majority of the securities of the surviving corporation having the right to vote in the election of directors or (B) the securities of Parent or Arch outstanding immediately prior to such transaction and which represent 100% of the voting securities having the right to vote in the election of directors are exchanged for cash, securities or property unless such securities are changed into or exchanged for securities of the surviving corporation representing a majority of the voting securities having the right to vote in the election of directors. The Subsidiary Restructuring did not constitute a Change of Control under the 14% Notes Indenture. Parent expects to issue securities constituting a majority of Parent's equity to certain of MobileMedia's creditors in connection with the MobileMedia Transaction. However, Parent does not intend to issue equity securities in a manner that would constitute a Change in Control. Parent's present management and Board of Directors would continue to control Parent if Parent acquires MobileMedia.

  The following constitute "Events of Default" under the 14% Notes Indenture:
(i) a default in the payment of any installment of interest upon any of the 14% Notes as and when the same shall become due and payable, and continuance of such default for a period of 30 days; (ii) a default in the payment of all or any part of the principal of, or premium, if any, on any of the 14% Notes as and when the same shall become due and payable either at maturity, upon any redemption or repurchase, by declaration or otherwise; (iii) the failure of Arch to comply with the covenants limiting mergers and sales of assets; (iv) the failure of Arch to comply with certain other covenants limiting its ability to incur debt, make restricted payments, impose dividend restrictions on its subsidiaries, dispose of assets, transact with affiliates, grant liens, obtain guarantees from its subsidiaries, permit its subsidiaries to issue stock or suffer a change of control, for a period of 30 days after notice; (v) the failure on the part of Arch duly to observe or perform any other of the covenants or agreements on the part of Arch in the 14% Notes or in the 14% Notes Indenture for a period of 60 days after the date on which written notice specifying such failure, stating that such notice is a "Notice of Default" and demanding that Arch remedy the same, shall have been given by registered or certified mail, return receipt requested, to Arch by the Trustee, or Arch and the Trustee by the holders of at least 25% in aggregate principal amount of the 14% Notes at the time outstanding; (vi) certain events of bankruptcy, insolvency or reorganization in respect of Arch or any of its restricted subsidiaries; (vii) (A) a default in payment of the principal of, premium if any, or interest on any indebtedness for borrowed money of Arch or any restricted subsidiary in principal amount aggregating $5.0 million or more, whether such indebtedness now exists or is hereafter created, when the same shall become due and payable and continuation of such default after any applicable period of grace or (B) an event of default as defined in any indenture or instrument evidencing or under which Arch or any restricted subsidiary has at the date of the indenture of shall thereafter have outstanding at least $5.0 million aggregate principal amount of indebtedness for borrowed money shall happen and be continuing and such indebtedness shall have been accelerated so that the same shall be or become due and payable, and in any case referred to in the foregoing clause (A) or
(B) such non-payment or acceleration shall not be rescinded or annulled within 10 days after notice of such default in payment or event of default shall have been given to Arch by the Trustee (if such event is known to it), or to Arch and the Trustee by the holders of at least 25% in aggregate principal amount of the Arch 14% Notes at the time outstanding; (viii) one or more judgments, orders or decrees for the payment of money (provided that the amount of such money judgment shall be calculated net of any insurance coverage that the insurer has irrevocably acknowledged to Arch as covering such money judgment in whole or in part) in excess of $5.0 million, whether individually or in an aggregate amount, shall be entered against Arch or any restricted subsidiary of Arch or any of their respective properties and shall not be discharged and there shall have been a period of 60 days during which a stay of enforcement of such judgment or order, by reason of pending appeal or otherwise, shall not be in effect; or (ix) the holder of any indebtedness of Arch or any restricted subsidiary aggregating at least $5.0 million in principal amount that is secured by a lien on the property or assets of Arch or any restricted subsidiary (or any agent of such holder of such debt or the trustee or other representative then acting under any indenture or other instrument under which such debt is outstanding) shall commence any proceeding, or take any action (including by way of set-off) to retain in satisfaction of such debt or to collect on, seize, dispose of or apply in satisfaction of such debt, property or assets of Arch or any of its restricted subsidiaries having a fair market value in excess of $5.0 million individually or in the aggregate (including funds on deposit or held pursuant to lock-box or other similar arrangements).

PARENT DISCOUNT NOTES

  In March 1996, Parent issued $467.4 million in aggregate principal amount at maturity of Parent Discount Notes. The Parent Discount Notes are scheduled to mature on March 15, 2008. The Parent Discount Notes were issued at a substantial discount from the principal amount due at maturity. Interest does not accrue on the Parent Discount Notes prior to March 15, 2001. Thereafter, interest on the Parent Discount Notes will accrue at the rate of 10 7/8% per annum, payable semi-annually on March 15 and September 15, commencing September 15, 2001.

  Parent, at its option, may redeem the Parent Discount Notes as a whole or from time to time in part at any time on or after March 15, 2001 at the following redemption prices (expressed as percentages of principal amount) if redeemed during the twelve month period beginning on March 15 of the years indicated below (in each case together with accrued and unpaid interest to the redemption date):

   YEAR                                                         REDEMPTION PRICE
   ----                                                         ----------------
   2001........................................................     104.078%
   2002........................................................     102.719%
   2003........................................................     101.359%
   2004 and thereafter.........................................     100.000%

  In addition, on or prior to March 15, 1999, Parent, at its option, may redeem the Parent Discount Notes, in part, with the proceeds of a qualifying equity offering at a redemption price equal to 110.875% of the accreted value (as defined therein) to the date of redemption provided that, immediately after giving effect to such redemption, Parent Discount Notes with an aggregate principal amount at maturity at least equal to 66 2/3% of the original principal amount at maturity of the Parent Discount Notes remain outstanding. Parent is not, however, obligated to redeem any Parent Discount Notes with the proceeds of any equity offering.

  The covenants in the Parent Discount Notes Indenture under which the Parent Discount Notes were issued limit the ability of Parent to pay dividends to its stockholders. Additionally, the Parent Discount Notes Indenture imposes limitations on the incurrence of indebtedness, whether secured or unsecured, by Parent and its subsidiaries, on the disposition of assets, on the incurrence of liens, on transactions with affiliates, on the sale or issuance of stock by the subsidiaries of Parent and on the merger or consolidation of Parent and its subsidiaries or sale of substantially all of the assets of Parent.

  Upon the occurrence of a "Change of Control", as defined in the Parent Discount Notes Indenture, each holder of Parent Discount Notes has the right to require Parent to repurchase such holder's Parent Discount Notes at a repurchase price in cash equal to 101% of the accrued principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase. The following constitute a Change of Control under the Parent Discount Notes
Indenture: (i) the acquisition by a person or group of beneficial ownership of a majority of the securities of Parent having the right to vote in the election of directors; (ii) certain changes in the Board of Directors of Parent; (iii) the sale or transfer of all or substantially all of the assets of Parent or the merger or consolidation of Parent with or into another corporation with the effect that the outstanding voting stock of Parent is converted into or exchanged for cash, securities or other property other than certain transactions in which (i) the voting stock of Parent is exchanged for or converted into either capital stock of the transferee or survivor entity or, under limited circumstances, cash, securities or other property and (ii) no person or group shall have become the beneficial owner of a majority of the securities of the surviving corporation having the right to vote in the election of directors. The Subsidiary Restructuring did not constitute a Change of Control under the Parent Discount Notes Indenture. Parent expects to issue securities constituting a majority of Parent's equity to certain of MobileMedia's creditors in connection with the MobileMedia Transaction. However, Parent does not intend to issue equity securities in a manner that would constitute a Change in Control. Parent's present management and Board of Directors would continue to control Parent if Parent acquires MobileMedia.

  The following constitute "Events of Default" under the Parent Discount Notes
Indenture: (i) a default in the payment of any installment of interest upon any of the Parent Discount Notes as and when the same shall become due and payable, and continuance of such default for a period of 30 days; (ii) a default in the payment of all or any part of the principal of, or premium, if any, on any of the Parent Discount Notes as and when the same shall become due and payable either at maturity, upon any redemption or repurchase, by declaration or otherwise; (iii) the failure of Parent to comply with the covenants limiting mergers and sales of assets; (iv) the failure of the part of Parent duly to observe or perform any other of the covenants or agreements on the part of Parent in the Parent Discount Notes or in the Parent Discount Notes Indenture for a period of 60 days after the date on which written notice specifying such failure shall have been given by registered or certified mail, return receipt requested, to Parent by the Trustee, or Parent and the Trustee by the holders of at least 25% in aggregate principal amount of the Parent Discount Notes at the time outstanding; (v) certain events of bankruptcy, insolvency or reorganization in respect of Parent or any of its restricted subsidiaries;
(vii) (A) a default in any payment when due at final maturity on any indebtedness for borrowed money of Parent or any restricted subsidiary in principal amount aggregating $5.0 million or (B) an event of default as defined in any indenture or instrument evidencing or under which Parent or any restricted subsidiary has outstanding at least $5.0 million aggregate principal amount of indebtedness for borrowed money shall happen and such indebtedness shall have been accelerated so that the same shall be or become due and payable prior to the date on which it would otherwise become due and payable; (viii) one or more judgments, orders or decrees for the payment of money in excess of $5.0 million, whether individually or in an aggregate amount, shall be entered against Parent or any restricted subsidiary of Parent and shall not be discharged and there shall have been a period of 60 days during which a stay of enforcement of such judgment or order, by reason of pending appeal or otherwise, shall not be in effect; or (ix) the holder of any indebtedness of Parent or any restricted subsidiary aggregating at least $5.0 million in principal amount that is secured by a lien on the property or assets of Parent or any restricted subsidiary shall notify the Trustee of the intended sale or disposition of any assets of Parent of any restricted subsidiary that have been pledged to or for the benefit of such holder or shall commence any proceeding, or take any action to retain in satisfaction of such debt or to collect on, seize, dispose of or apply in satisfaction of such debt, property or assets of Parent or any of its restricted subsidiaries pursuant to the terms of any agreement or instrument evidencing any such debt of Parent or any restricted subsidiary or in accordance with applicable law.

PARENT CONVERTIBLE DEBENTURES

  As of September 30, 1998, there was outstanding $13.4 million in principal amount of 6 3/4% Convertible Subordinated Debentures due 2003 of Parent (the "Parent Convertible Debentures"). The Parent Convertible Debentures accrue interest at the rate of 6.75% per annum, payable semi-annually on June 1 and December 1. The Parent Convertible Debentures are scheduled to mature on December 1, 2003. The principal amount of the Parent Convertible Debentures is convertible into Common Stock at a conversion price of $16.75 per share at any time prior to redemption or maturity.

  The Parent Convertible Debentures may be redeemed at any time at the option of Parent, in whole or from time to time in part, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period beginning December 1 of the years indicated below (in each case together with accrued and unpaid interest to the redemption date):

   YEAR                                                         REDEMPTION PRICE
   ----                                                         ----------------
   1997........................................................     104.050%
   1998........................................................     103.375%
   1999........................................................     102.700%
   2000........................................................     102.025%
   2001........................................................     101.350%
   2002........................................................     100.675%
   2003 and thereafter.........................................     100.000%

  Upon the occurrence of a "Fundamental Change", as defined in the indenture under which the Parent Convertible Debentures were issued (the "Parent Debenture Indenture"), each holder of Parent Convertible Debentures has the right, at the holder's option, to require Parent to repurchase all of such holder's Parent Convertible Debentures, or any portion thereof, at a price equal to 100% of the principal amount of the Parent Convertible Debentures, plus accrued interest to the repurchase date. The following constitute a Fundamental Change under the Parent Debenture Indenture: (i) the acquisition by a person or group of beneficial ownership of capital stock of Parent entitled to exercise more than 50% of the total voting power of all capital stock (unless such beneficial ownership is approved by the Board of Directors of Parent prior to such person or group acquiring such beneficial ownership);
(ii) certain changes in Parent's Board of Directors; (iii) a share exchange of Parent with, or the merger of Parent into, any other person, any merger of another person into Parent, or any sale or transfer of all or substantially all of the assets of Parent to another person (subject in each case to certain exceptions); (iv) the purchase by Parent of beneficial ownership in shares of its Common Stock if such purchase would result in a default under any senior debt agreements to which Parent is a party; or (v) certain distributions by Parent of its Common Stock. The Subsidiary Restructuring did not, and the MobileMedia Transaction is not intended to, constitute a Fundamental Change under the Parent Debenture Indenture.

  The Parent Convertible Debentures represent senior unsecured obligations of Parent and are subordinated to "Senior Indebtedness" of Parent, as defined in the Parent Debenture Indenture. The Parent Debenture Indenture does not contain any limitation or restriction on the incurrence of Senior Indebtedness or other indebtedness or securities of Parent or its subsidiaries.

  The following constitute "Events of Default" under the Parent Debenture
Indenture: (i) a default in the payment of any interest on the Parent Convertible Debentures that continues for 30 days after the date when due;
(ii) a default in the payment of principal of or premium, if any, on any Parent Convertible Debenture when due and payable, whether at maturity, upon redemption or otherwise; (iii) a default in the performance of any other covenant or agreement of Parent that continues for 30 days after written notice of such default, requiring Parent to remedy the same; (iv) a default under any indebtedness for money borrowed by Parent, which default results in such indebtedness in an amount exceeding $5.0 million becoming or being declared due any payable prior to the date on which it would otherwise have become due and payable, if such indebtedness is not discharged, or such acceleration is not annulled, within 30 days after written notice of such default, requiring Parent to remedy the same; or (v) the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to Parent.

                             DESCRIPTION OF NOTES

  The definitions of certain terms used in the following summary are set forth below under "--Certain Definitions". Capitalized terms not otherwise defined below or elsewhere in this Prospectus have the meanings given them in the Indenture.

GENERAL

  The Notes were issued pursuant to the Indenture, dated as of June 29, 1998 between Arch and U.S. Bank Trust National Association, as trustee (the "Trustee"). The Exchange Notes will be issued under the same Indenture. The Exchange Notes will be issued solely in exchange for an equal principal amount of Private Notes pursuant to the Exchange Offer. The form and terms of the Exchange Notes will be identical in all material respects to the form and terms of the Private Notes except that (i) of the Exchange Notes have been registered under the Securities Act, (ii) the Exchange Notes will not be subject to transfer restrictions and (iii) certain provisions relating to an increase in the stated interest rate on the Private Notes provided for under certain circumstances will be eliminated.

  The Private Notes and the Exchange Notes will constitute a single series of debt securities under the Indenture. Upon consummation of the Exchange Offer, Holders of Private Notes who do not exchange their Private Notes for Exchange Notes will vote together with holders of the Exchange Notes for all relevant purposes under the Indenture. In that regard, the Indenture requires that certain actions by the Holders thereunder (including acceleration following an Event of Default) must be taken, and certain rights must be exercised, by specified minimum percentages of the aggregate principal amount of the outstanding securities issued under the Indenture. In determining whether holders of the requisite percentage in principal amount have given any notice, consent or waiver or taken any other action permitted under the Indenture, any Private Notes that remain outstanding after the Exchange Offer will be aggregated with the Exchange Notes, and the holders of such Private Notes and the Exchange Notes will vote together as a single series for all such purposes. Accordingly, all references herein to specified percentages in aggregate principal amount of the outstanding Notes shall be deemed to mean, at any time after the Exchange Offer is consummated, such percentages in aggregate principal amount of the Private Notes and the Exchange Notes then outstanding.

  The terms of the Notes include those stated in the Indenture and those made a part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Notes are subject to all such terms, and holders of the Notes are referred to the Indenture and the Trust Indenture Act for a statement thereof. The following summary of the material provisions of the Indenture does not purport to be complete and is qualified in its entirety by reference to the Indenture, including the definitions of certain terms used below. Copies of the Indenture and the Exchange and Registration Rights Agreement have been filed as exhibits to the Registration Statement. See "Additional Information". All references to the "Company" in this "Description of Notes" refer only to Arch Communications, Inc. and do not include its subsidiaries (as defined in the Indenture) or Parent.

  Arch is an intermediate holding company with no material assets other than the stock of its Subsidiaries. Because the operations of Arch are conducted entirely through its Subsidiaries, Arch's cash flow and consequent ability to service its Debt, including the Notes, is dependent upon the earnings of such Subsidiaries and the distribution of those earnings to Arch or upon loans or other payments of funds by such Subsidiaries to Arch. The Subsidiaries are separate and distinct legal entities and will have no obligation, contingent or otherwise, to pay any amounts due with respect to the Notes or to make any funds available therefor, whether by dividends, loans or other payments.

PRINCIPAL, MATURITY AND INTEREST

  The Notes will be limited to an aggregate principal amount of $130.0 million and will mature on July 1, 2007. Interest on the Notes will accrue at the rate of 12 3/4% per annum, payable in cash semi-annually in arrears on each January 1 and July 1 commencing January 1, 1999, to the persons in whose names the Notes are registered at the close of business on the preceding June 15 or December 15, as the case may be. Interest will accrue from the most recent Interest Payment Date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from the date of original issuance of the Notes. Interest will be computed on the basis of a 360-day year of twelve 30-day months. See "Certain Federal Income Tax Considerations".

  The Notes are issuable only in registered form, without coupons, in denominations of $1,000 or any integral multiple thereof. Principal of and interest, premium and Liquidated Damages, if any, on each Note will be payable and the Notes may be presented for transfer or exchange at the office or agency of Arch maintained for such purpose. Unless otherwise designated by Arch, Arch's office or agency for such purpose will be the principal corporate trust office of the Trustee. At Arch's option, payment of interest may be made by check mailed to registered holders of the Notes at the addresses set forth on the registry books maintained by the Trustee, who will initially act as registrar and transfer agent for the Notes. No service charge will be made for any exchange or registration of transfer of Notes, but Arch may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

  As of the date of the initial issuance of the Notes, all of Arch's Subsidiaries will be Restricted Subsidiaries for purposes of the Indenture. However, under certain circumstances, Arch will be able to designate current or future Subsidiaries as Unrestricted Subsidiaries (as defined in the Indenture). Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in the Indenture.

SENIORITY; RANKING

  The Notes will be senior unsecured obligations of Arch, ranking pari passu with all unsubordinated Debt of Arch and senior to all subordinated Debt of Arch. However, the Notes will be structurally subordinated to all liabilities of Arch's Subsidiaries, including trade payables, capitalized lease obligations and Debt that may be incurred by Arch's Subsidiaries under the Bank Credit Facilities or other current or future financing arrangements. Any right of Arch to receive assets of any Subsidiary upon such Subsidiary's liquidation or reorganization (and the consequent right of the holders of the Notes to participate in any distribution of those assets) will be structurally subordinated to the claims of that Subsidiary's creditors, except to the extent that Arch is itself recognized as a creditor of such Subsidiary, in which case the claims of Arch would still be subject to any security interests in the assets of such Subsidiary and any liabilities of such Subsidiary senior to that held by Arch and may otherwise be challenged in a liquidation or reorganization proceeding. At September 30, 1998, the Notes were structurally subordinated to $329.8 million of liabilities of Arch's Subsidiaries. In addition, Parent will not have any obligation to pay any amounts due with respect to the Notes or to make any funds available therefor. At September 30, 1998, Parent had $373.6 million of liabilities (excluding liabilities of its Subsidiaries and Parent's guarantees thereof). The MobileMedia Transaction, if consummated, is expected to increase Arch's indebtedness by approximately $200.0 million and API's indebtedness by approximately $150.0 million and will cause API to own additional subsidiaries having liabilities of their own. The debt-to-equity ratio and the ratio of total debt to EBITDA for Arch (without regard to its subsidiaries) is expected to increase (and the ratio of EBITDA to interest is expected to decrease), although the debt-to-equity ratio and ratio of total debt to annualized EBITDA for Parent and for Arch, each on a consolidated basis, are expected to decrease (and the ratio of EBITDA to interest expense is expected to increase).

OPTIONAL REDEMPTION

  The Notes will be redeemable at the election of Arch, as a whole or from time to time in part, at any time on or after July 1, 2003 on not less than 30 nor more than 60 days' prior notice at the redemption prices (expressed as percentages of principal amount) set forth below, together with accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, if redeemed during the 12-month period beginning on July 1 of the years indicated below:

      YEAR                                                      REDEMPTION PRICE
      ----                                                      ----------------
      2003.....................................................     106.375%
      2004.....................................................     104.250%
      2005.....................................................     102.125%
      2006 and thereafter......................................     100.000%

  In addition, at any time or from time to time prior to July 1, 2001, Arch may redeem up to an aggregate of 35% of the original aggregate principal amount of the Notes within 75 days of an Equity Offering with the net proceeds of such offering at a redemption price equal to 112 3/4% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to but excluding the date of redemption; provided that, immediately after giving effect to such redemption, Notes with an aggregate principal amount of at least $84.5 million remain outstanding.

SELECTION AND NOTICE

  If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that no Notes of $1,000 principal amount or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address. Notices of redemption may not be conditional. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest and Liquidated Damages, if any, cease to accrue on Notes or portions of them called for redemption.

MANDATORY REDEMPTION

  The Notes will not have the benefit of any sinking fund obligations.

REPURCHASE AT THE OPTION OF HOLDERS

 Change of Control

  If a Change of Control as defined in the Indenture governing the Notes occurs at any time, then each holder of Notes will have the right to require that Arch purchase such holder's Notes, in whole or in part in integral multiples of $1,000, at a purchase price (the "Change of Control Purchase Price") in cash in an amount equal to 101% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase (the "Change of Control Purchase Date"), pursuant to the offer described below (the "Change of Control Offer") and the other procedures set forth in the Indenture.

  Within 30 days following any Change of Control, Arch will notify the Trustee thereof and give written notice of such Change of Control to each holder of Notes by first class mail, postage prepaid, at its registered address, stating, among other things: (i) the Change of Control Purchase Price and the Change of Control Purchase Date, which will be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed or such later date as is necessary to comply with requirements under the Exchange Act;
(ii) that any Note not tendered will continue to accrue interest and Liquidated Damages, if any; (iii) that, unless Arch defaults in the payment of the Change of Control Purchase Price, any Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest and Liquidated Damages, if any, after the Change of Control Purchase Date; and (iv) other procedures that a holder of Notes must follow to accept a Change of Control Offer or to withdraw such acceptance.

  If a Change of Control Offer is made, there can be no assurance that Arch will have available, or be able to obtain, funds sufficient to pay the Change of Control Purchase Price for all of the Notes that might be tendered by holders of the Notes seeking to accept the Change of Control Offer. The Bank Credit Facilities will limit the purchase of the Notes by Arch prior to full repayment of indebtedness under such Bank Credit Facilities. There can be no assurance that in the event of a Change of Control Arch will be able to obtain the necessary consents from the lenders under the Bank Credit Facilities or from any other debt holders to consummate a Change of Control Offer. The failure of Arch to make or consummate the Change of Control Offer or pay the Change of Control Purchase Price when due would result in an Event of Default and would give the Trustee and the holders of the Notes the rights described under "Events of Default and Remedies".

  In addition to the obligations of Arch under the Indenture with respect to the Notes in the event of a Change of Control, the Bank Credit Facilities contain a provision designating as an event of default a change of control as described therein, the occurrence of which will obligate Arch to repay amounts outstanding under the Bank Credit Facilities upon an acceleration of the indebtedness issued thereunder.

  One of the events which constitutes a Change of Control under the Indenture is the disposition of "all or substantially all" of Arch's assets. This term has not been interpreted under New York law (which is the governing law of the Indenture) to represent a specific quantitative test. As a consequence, in the event holders of the Notes elect to require Arch to purchase the Notes and Arch elects to contest such election, there can be no assurance as to how a court interpreting New York law would interpret the phrase.

  The definition of Change of Control in the Indenture is limited in scope. The provisions of the Indenture may not afford holders of Notes the right to require Arch to repurchase such Notes in the event of a highly leveraged transaction or certain transactions with Arch's management or its affiliates, including a reorganization, restructuring, merger or similar transaction involving Arch (including, in certain circumstances, an acquisition of Arch by management or its affiliates) that may adversely affect holders of the Notes, if such transaction is not a transaction defined as a Change of Control. See "--Certain Definitions" for the definition of Change of Control under the Indenture. A transaction involving Arch's management or its affiliates, or a transaction involving a recapitalization of Arch, would result in a Change of Control only if it is the type of transaction specified in such definition. Any proposed highly leveraged transaction, whether or not constituting a Change of Control, would be required to comply with the other covenants in the Indenture, including those described under "Incurrence of Indebtedness " and "Liens". Parent expects to issue securities constituting a majority of Parent's equity to certain of MobileMedia's creditors in connection with the MobileMedia Transaction. However, Parent does not intend to issue equity securities in a manner that would constitute a Change in Control under the Indenture. Parent's present management and Board of Directors would continue to control Parent if Parent acquires MobileMedia.

  Arch will comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws and regulations, in connection with a Change of Control Offer.

 Asset Sales

  (a) Arch will not, and will not permit any Restricted Subsidiary to, engage in any Asset Sale unless (i) the consideration received by Arch or such Restricted Subsidiary for such Asset Sale is not less than the fair market value of the assets sold (as determined by the Board of Directors of Arch, whose good faith determination will be conclusive) and (ii) the consideration received by Arch or the relevant Restricted Subsidiary in respect of such Asset Sale consists of at least 85% (A) cash or cash equivalents and/or (B) the assumption by the transferee of Pari Passu Debt of Arch or any Debt of a Restricted Subsidiary and release of Arch or such Restricted Subsidiary from all liability on such Debt.

  (b) If Arch or any Restricted Subsidiary engages in an Asset Sale, Arch may use the Net Cash Proceeds thereof, within 12 months after such Asset Sale, to
(i) make a permanent reduction of amounts outstanding under the Bank Credit Facilities or repay or prepay any then outstanding Pari Passu Debt of Arch or any Debt of a Restricted Subsidiary or (ii) invest (or enter into a legally binding agreement to invest (within 90 days)) in (A) properties and assets to replace the properties and assets that were the subject of the Asset Sale, or
(B) properties and assets that will be used in the telecommunications businesses of Arch or its Restricted Subsidiaries, as the case may be. If any such legally binding agreement to invest such Net Cash Proceeds is terminated, then Arch may, within 90 days of such termination or within 12 months of such Asset Sale, whichever is later, invest such

Net Cash Proceeds as provided in clause (i) or (ii) (without regard to the parenthetical in such clause (ii)) above. Pending application of the Net Cash Proceeds of an Asset Sale pursuant to clause (ii) above, Arch may use such Net Cash Proceeds to reduce temporarily borrowings under the Bank Credit Facilities. The amount of such Net Cash Proceeds not so used as set forth in this paragraph (b) constitutes "Excess Proceeds".

  (c) When the aggregate amount of Excess Proceeds exceeds $5.0 million, Arch will, within 30 days, make an offer to purchase from all holders of Notes, on a pro rata basis, in accordance with the procedures set forth in the Indenture, the maximum principal amount (expressed as a multiple of $1,000) of Notes that may be purchased with the Excess Proceeds. The offer price for each Note will be payable in cash in an amount equal to 100% of the principal amount of such Note, plus accrued and unpaid interest and Liquidated Damages, if any, to the date such offer to purchase is consummated. To the extent that the aggregate principal amount of Notes tendered pursuant to such offer to purchase is less than the Excess Proceeds, Arch may use the then remaining Excess Proceeds for other general corporate purposes not prohibited by the Indenture. If the aggregate principal amount of Notes validly tendered and not withdrawn by holders thereof exceeds the Excess Proceeds, Notes to be purchased will be selected on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds will be reset to zero.

CERTAIN COVENANTS

 Restricted Payments

  Arch will not, and will not permit any Restricted Subsidiary to, directly or indirectly, take any of the following actions:

    (a) declare or pay any dividend on, or make any distribution to holders of, any shares of the Capital Stock of Arch or any Restricted Subsidiary (other than dividends or distributions payable solely in Qualified Equity Interests of Arch and other than dividends or distributions by a Restricted Subsidiary payable to Arch or another Restricted Subsidiary);

    (b) purchase, redeem or otherwise acquire or retire for value, directly or indirectly, any shares of Capital Stock (other than Disqualified Stock) of Arch, any Restricted Subsidiary or any Affiliate of Arch, or any options, warrants or other rights to acquire such shares of Capital Stock (other than any such Capital Stock owned by Arch or any of its Restricted Subsidiaries);

    (c) make any principal payment on, or repurchase, redeem, defease or otherwise acquire or retire for value, prior to any scheduled principal payment, sinking fund payment or maturity, any Subordinated Debt (including Disqualified Stock);

    (d) make any loan, advance, capital contribution to or other Investment in, or guarantee any obligation of, any Affiliate of Arch, other than a Permitted Investment; and

    (e) make any other Investment (other than a Permitted Investment) in any Person;

(such payments or any other actions described in (but not excluded from) clauses (a) through (e) being referred to as "Restricted Payments"), unless at the time of, and immediately after giving effect to, the proposed Restricted
Payment:

    (i) no Default or Event of Default has occurred and is continuing;

    (ii) Arch could Incur at least $1.00 of additional Debt (other than Permitted Debt) in accordance with the provisions described under the "Incurrence of Indebtedness" covenant; and

    (iii) the aggregate amount of all Restricted Payments declared or made after the issue date of the Notes does not exceed the sum of:

    (A) the remainder of (x) 100% of the aggregate Consolidated Cash Flow of Arch (excluding, for purposes other than determining whether Arch may, or may permit a Restricted Subsidiary to, make

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

  Investments in any Person, the net income (but not the net loss) of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary is at the date of determination restricted, directly or indirectly, except to the extent that such net income could be paid to Arch or a Restricted Subsidiary thereof by loans, advances, intercompany transfers, principal repayments or otherwise) measured on a cumulative basis during the period beginning on the first day of Arch's fiscal quarter during which the Notes are originally issued and ending on the last day of Arch's most recent fiscal quarter for which internal financial statements are available ending prior to the date of such proposed Restricted Payment, minus (y) the product of 2.0 times Consolidated Interest Expense accrued on a cumulative basis during the period beginning on the first day of Arch's fiscal quarter during which the Notes are originally issued and ending on the last day of Arch's most recent fiscal quarter for which internal financial statements are available ending prior to the date of such proposed Restricted Payment; plus

    (B) the aggregate net proceeds received by Arch after the initial issuance of the Notes (including the fair market value of property other than cash as determined by Arch's Board of Directors, whose good faith determination will be conclusive) from the issuance or sale (other than to a Restricted Subsidiary) of Qualified Equity Interests of Arch; plus

    (C) the aggregate net proceeds received by Arch after the initial issuance of the Notes (including the fair market value of property other than cash as determined by Arch's Board of Directors, whose good faith determination will be conclusive) from the issuance or sale (other than to a Restricted Subsidiary) of debt securities or Disqualified Stock that have been converted into or exchanged for Qualified Stock of Arch, together with the aggregate net cash proceeds received by Arch at the time of such conversion or exchange; plus

    (D) without duplication, the lesser of (x) Net Cash Proceeds received by Arch or a wholly owned Restricted Subsidiary of Arch upon the sale of any Unrestricted Subsidiary or (y) the amount of Arch's or such Restricted Subsidiary's Investment in such Unrestricted Subsidiary.

  Notwithstanding the foregoing, Arch and its Restricted Subsidiaries may take any one or more of the following actions, whether singly or in combination, so long as (with respect to clauses (e) through (k) below) no Default or Event of Default has occurred and is continuing:

    (a) the payment of any dividend within 60 days after the date of declaration thereof if at the declaration date such payment would not have been prohibited by the foregoing provisions;

    (b) the repurchase, redemption, defeasance or other acquisition or retirement for value of any shares of Capital Stock of Arch, in exchange for, or out of the net cash proceeds of, a substantially concurrent issuance and sale (other than to a Restricted Subsidiary) of Qualified Equity Interests of Arch;

    (c) the purchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Debt in exchange for, or out of the net cash proceeds of, a substantially concurrent issuance and sale (other than to a Restricted Subsidiary) of shares of Qualified Stock of Arch;

    (d) the purchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Debt (plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Debt refinanced or the amount of any premium reasonably determined by Arch as necessary to accomplish such refinancing by means of a tender offer or privately negotiated repurchase) in exchange for, or out of the net cash proceeds of, a substantially concurrent Incurrence or sale (other than to a Restricted Subsidiary) of Subordinated Debt of Arch, so long as (i) such new Subordinated Debt is subordinated to the Notes to the same extent as such Subordinated Debt so purchased, redeemed, acquired or retired and (ii) such new Subordinated Debt has an Average Life longer than the Average Life of the Notes and a final Stated Maturity of principal later than the final Stated Maturity of the Notes;

    (e) payments (whether made in cash, property or securities) by Arch or any Subsidiary of Arch to any employee of Arch or any Subsidiary of Arch in connection with the issuance or redemption of stock of any such company pursuant to any employee stock option plan or board resolution to the extent that such

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

  payments do not exceed $500,000 in the aggregate during any fiscal year or $2.0 million in the aggregate during the term of the Notes;

    (f) the repurchase of any Subordinated Debt at a purchase price not greater than 101% of the principal amount of such Subordinated Debt in the event of a Change of Control in accordance with provisions similar to the "Repurchase at the Option of Holders--Change of Control" covenant; provided that prior to such repurchase Arch has made the Change of Control Offer as provided in such covenant with respect to the Notes and has repurchased all Notes validly tendered for payment in connection with such Change of Control Offer;

    (g) Investments in Persons made with, or out of the net cash proceeds of a substantially concurrent issuance and sale (other than to a Restricted Subsidiary) of, shares of Qualified Stock of Arch;

    (h) Investments in Persons all or substantially all of whose operations are in the telecommunications business; provided that the aggregate amount of Investments pursuant to this clause (h) in all such Persons does not exceed $20.0 million;

    (i) payments to Parent on or after September 14, 2001 to enable Parent to pay when due accrued but unpaid interest on Parent's 10 7/8% Senior Discount Notes due 2008; provided that such amounts are promptly used by Parent to pay such interest and, provided further, that at the time of such payment and giving pro forma effect thereto Arch's Consolidated Cash Flow ratio would be less than 5.0 to 1.0;

    (j) Investments in Benbow PCS Ventures, Inc. of up to $50.0 million in the aggregate; and

    (k) make any other payment or payments of up to $5.0 million in the aggregate which would otherwise constitute a Restricted Payment.

  The Restricted Payments described in clauses (b), (c), (e), (f), (g), (h),
(i), (j) and (k) of this paragraph will be Restricted Payments that will be permitted to be taken in accordance with the preceding paragraph but will reduce the amount that would otherwise be available for Restricted Payments under clause (iii) of the first paragraph of this section and the Restricted Payments described in clauses (a) and (d) of the preceding paragraph will be Restricted Payments that will be permitted to be taken in accordance with the preceding paragraph and will not reduce the amount that would otherwise be available for Restricted Payments under clause (iii) of the first paragraph of this section.

  For the purpose of making any calculations under the Indenture, (i) an Investment will include the fair market value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary and will, for the purpose of this covenant, exclude the fair market value of the net assets of any Unrestricted Subsidiary that is designated as a Restricted Subsidiary, (ii) any property transferred to or from an Unrestricted Subsidiary will be valued at fair market value at the time of such transfer; provided that, in each case, the fair market value of an asset or property is as determined by the Board of Directors of Arch in good faith and (iii) subject to the foregoing, the amount of any Restricted Payment, if other than cash, will be determined by the Board of Directors of Arch, whose good faith determination will be conclusive.

  If the aggregate amount of all Restricted Payments calculated under the foregoing provision includes an Investment in an Unrestricted Subsidiary or other Person that thereafter becomes a Restricted Subsidiary, such Investment will no longer be counted as a Restricted Payment for purposes of calculating the aggregate amount of Restricted Payments.

  If an Investment resulted in the making of a Restricted Payment, the aggregate amount of all Restricted Payments calculated under the foregoing provision will be reduced by the amount of any net reduction in such Investment (resulting from the payment of interest or dividend, loan repayment, transfer of assets or otherwise) to the extent such net reduction is not included in Arch's Consolidated Adjusted Net Income; provided that the total amount by which the aggregate amount of all Restricted Payments may be reduced may not exceed the

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

lesser of (x) the cash proceeds received by Arch and its Restricted Subsidiaries in connection with such net reduction and (y) the initial amount of such Investment.

  In computing Consolidated Cash Flow of Arch under the first paragraph of this section, (i) Arch may use audited financial statements for the portions of the relevant period for which audited financial statements are available on the date of determination and unaudited financial statements and other current financial data based on the books and records of Arch for the remaining portion of such period and (ii) Arch will be permitted to rely in good faith on the financial statements and other financial data derived from the books and records of Arch that are available on the date of determination. If Arch makes a Restricted Payment which, at the time of the making of such Restricted Payment, would in the good faith determination of the Board of Directors of Arch be permitted under the requirements of the Indenture, such Restricted Payment will be deemed to have been made in compliance with the Indenture notwithstanding any subsequent adjustments made in good faith to Arch's financial statements affecting Consolidated Adjusted Net Income of Arch for any period.

 Incurrence of Indebtedness

  Arch will not, and will not permit any Restricted Subsidiary to, Incur any Debt; provided, however, that Arch may Incur Debt and may permit a Restricted Subsidiary to Incur Debt if at the time of such Incurrence and after giving effect thereto the Consolidated Cash Flow Ratio would be less than 5.5 to 1.0.

  In making the foregoing calculation, there shall be excluded from Debt for purposes of calculating the Consolidated Cash Flow Ratio all Debt of Arch and its Restricted Subsidiaries incurred pursuant to clause (i) of the definition of Permitted Debt, and pro forma effect will be given to (i) the Incurrence of the Debt to be incurred and the application of the net proceeds therefrom to refinance other Debt and (ii) the acquisition (whether by purchase, merger or otherwise) or disposition (whether by sale, merger or otherwise) of any company, entity or business acquired or disposed of by Arch or its Restricted Subsidiaries, as the case may be, since the first day of the most recent full fiscal quarter, as if such acquisition or disposition occurred at the beginning of the most recent full fiscal quarter.

  Notwithstanding the foregoing limitation, Arch may, and may permit its Restricted Subsidiaries to, Incur the following additional Debt ("Permitted Debt"):

    (i) Debt under the Bank Credit Facilities in an aggregate amount not to exceed $100.0 million at any one time outstanding, less any amounts by which the commitments thereunder are permanently reduced pursuant to the provisions thereof as described under "Repurchase at the Option of Holders--Asset Sales";

    (ii) other Debt of Arch or any Restricted Subsidiary outstanding on the date of the Indenture;

    (iii) Debt owed by Arch to any wholly owned Restricted Subsidiary or owed by any wholly owned Restricted Subsidiary to Arch or any other wholly owned Restricted Subsidiary (provided that such Debt is held by Arch or such wholly owned Restricted Subsidiary and provided further that in the case of Debt owed by Arch, such Debt is Subordinated Debt);

    (iv) Debt represented by the Notes;

    (v) Debt Incurred or Incurrable in respect of letters of credit, bankers' acceptances or similar facilities not to exceed $5.0 million at any one time outstanding;

    (vi) Capital Lease Obligations whose Attributable Value does not exceed $5.0 million at any one time outstanding;

    (vii) Debt of Arch or any Restricted Subsidiary consisting of guarantees, indemnities or obligations in respect of purchase price adjustments in connection with the acquisition or disposition of assets, including, without limitation, shares of Capital Stock;


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

    (viii) Debt of Arch or any Restricted Subsidiary (including trade letters of credit) in respect of purchase money obligations; provided that the aggregate amount of such Debt outstanding at any time does not exceed $5.0 million;

    (ix) Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Debt is extinguished within two Business Days of its Incurrence; and

    (x) any renewals, extensions, substitutions, refinancings or replacements (each, for purposes of this clause, a "refinancing") of any outstanding Debt, other than Debt Incurred pursuant to clause (i), (vii) or (ix) of this definition, including any successive refinancings thereof, so long as
  (A) any such new Debt is in a principal amount that does not exceed the principal amount (or, if such Debt being refinanced provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination) so refinanced, plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Debt refinanced or the amount of any premium reasonably determined by Arch as necessary to accomplish such refinancing by means of a tender offer or privately negotiated repurchase, plus the amount of reasonable expenses Incurred by Arch in connection with such refinancing, (B) in the case of any refinancing of Subordinated Debt, such new Debt is made subordinate to the Notes at least to the same extent as the Debt being refinanced, (C) in the case of any refinancing of the Notes or any Pari Passu Debt, such new Debt is made pari passu or subordinated to the Notes, and (D) such refinancing Debt does not have an Average Life less than the Average Life of the Debt being refinanced and does not have a final scheduled maturity earlier than the final scheduled maturity of the Debt being refinanced, or permit redemption at the option of the holder earlier than the earliest date of redemption at the option of the holder of the Debt being refinanced.

 Liens

  Arch will not, and will not permit any Restricted Subsidiary to, Incur any Debt which is secured, directly or indirectly, with a Lien on the Property, assets or any income or profits therefrom, of Arch or any Restricted Subsidiary, except for Permitted Liens, unless contemporaneously therewith or prior thereto, the Notes, including all payments of principal of, and premium, interest and Liquidated Damages, if any, thereon, are secured equally and ratably with (or prior to) the obligation or liability secured by such Lien for so long as such obligation or liability is so secured.

 Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

  Arch will not, and will not permit any Restricted Subsidiary to, create, assume or otherwise cause or suffer to exist or to become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay any dividends or make any other distributions on its Capital Stock; (b) make payments in respect of any Debt owed to Arch or any Restricted Subsidiary; (c) make loans or advances to Arch or any Restricted Subsidiary; or (d) transfer any of its property or assets to Arch or any Restricted Subsidiary, other than (i) those under the Bank Credit Facilities existing as of the date of issuance of the Notes, (ii) those under other Debt of Arch, Parent or any Restricted Subsidiary existing as of the date of issuance of the Notes, (iii) those as may be contained in future agreements provided that they are no more restrictive than those referred to in the immediately preceding clauses (i) and (ii), (iv) those required by the Notes,
(v) customary non-assignment or sublease provisions of any lease governing a leasehold interest of Arch or any Restricted Subsidiary, (vi) consensual encumbrances or restrictions binding upon any Person at the time such Person becomes a Subsidiary of Arch; provided, however, that such encumbrances or restrictions were not incurred in anticipation of such Person becoming a Subsidiary of Arch, (vii) encumbrances and restrictions imposed by applicable law or (viii) any restrictions with respect to a Restricted Subsidiary imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary pending

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

the closing of such sale or disposition. Nothing contained in this covenant shall prevent Arch from entering into any agreement permitted by the "Liens" covenant; provided, however, that the encumbrance or restriction in any such agreement is limited to the transfer of the property or assets which is subject to such agreement.

 Consolidation, Merger or Sale of Assets

  Arch will not consolidate with or merge with or into any other Person or convey, transfer or lease its properties and assets as an entirety to any Person or Persons, and Arch will not permit any Restricted Subsidiary to enter into any such transaction or series of transactions, if such transaction or series of transactions, in the aggregate, would result in the conveyance, transfer or lease of all or substantially all of the properties and assets of Arch and its Restricted Subsidiaries on a consolidated basis to any Person, unless:

    (a) either (i) Arch is the surviving corporation or (ii) the Person (if other than Arch) formed by such consolidation or into which Arch or such Restricted Subsidiary is merged or the Person which acquires, by conveyance, transfer or lease, the properties and assets of Arch or such Restricted Subsidiary, as the case may be, substantially as an entirety (the "Surviving Entity") (A) shall be a corporation, partnership or trust organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and (B) shall expressly assume, by a supplemental indenture executed and delivered to the Trustee, in form satisfactory to the Trustee, Arch's obligation for the due and punctual payment of the principal (and premium, if any, on) and interest on all the Notes and the performance and observance of every covenant of the Indenture on the part of Arch to be performed or observed;

    (b) immediately after giving effect to such transaction or series of transactions and treating any obligation of Arch or a Subsidiary in connection with or as a result of such transaction as having been Incurred as of the time of such transaction, no Default or Event of Default shall have occurred and be continuing;

    (c) immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis (on the assumption that the transaction or series of transactions occurred on the first day of the last full fiscal quarter immediately prior to the consummation of such transaction or series of transactions with the appropriate adjustments with respect to the transaction or series of transactions being included in such pro forma calculation), Arch (or the Surviving Entity if Arch is not the continuing obligor under the Indenture) could Incur at least $1.00 of additional Debt (other than Permitted Debt) under the provisions of the "Incurrence of Indebtedness" covenant; and

    (d) if any of the property or assets of Arch or any of its Restricted Subsidiaries would thereupon become subject to any Lien, the provisions of the "Liens" covenant are complied with.

  In connection with any such consolidation, merger, conveyance, transfer or lease, Arch or the Surviving Entity shall have delivered to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officer's Certificate (attaching the computations to demonstrate compliance with clause
(c) above) and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease, and if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with the requirements of the covenant described under "Consolidation, Merger or Sale of Assets", and that all conditions precedent therein provided for relating to such transaction have been complied with.

  Upon any transaction or series of transactions that are of the type described in, and are effected in accordance with, conditions described in the immediately preceding paragraphs, the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, Arch under the Indenture with the same effect as if such Surviving Entity had been named as Arch therein; and when a Surviving Entity duly assumes all of the obligations and covenants of Arch pursuant to the Indenture and the Notes, except in the case of a lease, the predecessor Person shall be relieved of all such obligations.

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

 Transactions with Affiliates and Related Persons

  Arch will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into any transaction or series of transactions after the date of the Indenture with any Affiliate of Arch or any Related Person (other than Arch or a wholly owned Restricted Subsidiary), unless (i) such transaction or series of transactions is on terms no less favorable to Arch or such Restricted Subsidiary than those that could be obtained in a comparable arm's-length transaction with an entity that is not an Affiliate or a Related Person; and (ii) if such transaction or series of transactions involves aggregate consideration in excess of $1.0 million, then such transaction or series of transactions is approved by a majority of the Board of Directors of Arch, including the approval of a majority of the Disinterested Directors, and is evidenced by a resolution of the Board of Directors of Arch. Any such transaction or series of transactions shall be conclusively deemed to be on terms no less favorable to Arch or such Restricted Subsidiary than those that could be obtained in an arm's-length transaction if such transaction or transactions are approved by a majority of the Board of Directors of Arch, including a majority of the Disinterested Directors, and are evidenced by a resolution of the Board of Directors of Arch.

  This covenant will not apply to (i) transactions between Arch or any of its Restricted Subsidiaries and any employee of Arch or any of its Restricted Subsidiaries that are entered into in the ordinary course of business, (ii) the payment of reasonable and customary regular fees and expenses to directors of Arch, (iii) the making of indemnification, contribution or similar payments to any director or officer of Arch or any Restricted Subsidiary of Arch under Arch's or such Restricted Subsidiary's charter or by-laws (as each may be amended after the date of the Indenture) or any indemnification or similar agreement between Arch or any such Restricted Subsidiary and any of its directors or officers (collectively, the "Indemnification Agreements") or (iv) the entering into of any Indemnification Agreements with any current or future directors or officers of Arch or any Restricted Subsidiary of Arch.

 Limitation on Issuances and Sales of Capital Stock of Restricted Subsidiaries

  Arch (a) will not permit any Restricted Subsidiary to issue any Capital Stock (other than to Arch or a Restricted Subsidiary) and (b) will not permit any Person (other than Arch or a Restricted Subsidiary) to own any Capital Stock of any Restricted Subsidiary; provided, however, that this covenant will not prohibit (i) the issuance and sale of all, but not less than all, of the issued and outstanding Capital Stock of any Restricted Subsidiary owned by Arch or any Restricted Subsidiary in compliance with the other provisions of the Indenture or (ii) the acquisition by Arch of less than all of the equity ownership or Voting Stock of a Person that, upon the consummation of such acquisition, will be a Subsidiary.

 Subsidiary Guarantees

  Arch will not (i) permit any of its Restricted Subsidiaries, directly or indirectly, to Guarantee or secure through the granting of Liens the payment of any Debt of Arch (other than Debt under or with respect to the Bank Credit Facilities and Permitted Liens in respect thereof) or (ii) pledge any intercompany notes representing obligations of any of its Restricted Subsidiaries to secure the payment of any Debt of Arch (other than Debt under or with respect to the Bank Credit Facilities and Permitted Liens in respect thereof), unless such Subsidiary (A) executes a supplemental indenture evidencing its Guarantee of the Notes or (B) in the case of a grant of a security interest or the pledge of an intercompany note in a situation which does not comply with clause (A) above, the holders of the Notes receive a security interest in the asset to which such security interest relates or such intercompany note; provided, however, that this provision will not apply to Guarantees of, or Liens granted to secure, the USAM Notes which Guarantees or Liens are required to be granted solely and as a direct result of the granting of Guarantees or Liens with respect to the Bank Credit Facilities.

 Unrestricted Subsidiaries

  (a) The Board of Directors of Arch may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary so long as (i) neither Arch nor any Restricted Subsidiary is directly or indirectly liable for any Debt of such Subsidiary, (ii) no default with respect to any Debt of such

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

Subsidiary would permit (upon notice, lapse of time or otherwise) any holder of any other Debt of Arch or any Restricted Subsidiary to declare a default on such other Debt or cause the payment thereof to be accelerated or payable prior to its stated maturity, (iii) any Investment in such Subsidiary made as a result of designating such Subsidiary an Unrestricted Subsidiary will not violate the provisions of the "Restricted Payments" covenant, (iv) neither Arch nor any Restricted Subsidiary has a contract, agreement, arrangement, understanding or obligation of any kind, whether written or oral, with such Subsidiary on terms other than those that might be obtained at the time from Persons who are not Affiliates of Arch and (v) neither Arch nor any Restricted Subsidiary has any obligation to subscribe for additional shares of Capital Stock or other equity interest in such Subsidiary, or to maintain or preserve such Subsidiary's financial condition or to cause such Subsidiary to achieve certain levels of operating results. Notwithstanding the foregoing, Arch may not designate as an Unrestricted Subsidiary any Subsidiary which, on the date of the Indenture, is a Significant Subsidiary, and may not sell, transfer or otherwise dispose of any properties or assets of any such Significant Subsidiary to an Unrestricted Subsidiary, other than in the ordinary course of business.

  (b) The Board of Directors of Arch may designate any Unrestricted Subsidiary as a Restricted Subsidiary; provided that such designation will be deemed to be an Incurrence of Debt by a Restricted Subsidiary of any outstanding Debt of such Unrestricted Subsidiary and such designation will only be permitted if
(i) such Debt is permitted under the "Incurrence of Indebtedness" covenant and
(ii) no Default or Event of Default would be in existence following such designation.

 Payments for Consent

  Neither Arch nor any of its Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or is paid to all holders of Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

 Reports

  Arch will file on a timely basis with the Commission, to the extent such filings are accepted by the Commission and whether or not Arch has a class of securities registered under the Exchange Act, the annual reports, quarterly reports and other documents that Arch would be required to file if it were subject to Section 13 or 15 of the Exchange Act. Arch will also (a) file with the Trustee, and upon written request, provide to each holder of Notes, without cost to such holder, copies of such reports and documents within 15 days after the date on which Arch files such reports and documents with the Commission or the date on which Arch would be required to file such reports and documents if Arch were so required, and (b) if filing such reports and documents with the Commission is not accepted by the Commission or is prohibited under the Exchange Act, supply at Arch's cost copies of such reports and documents to any prospective holder of Notes promptly upon written request.

EVENTS OF DEFAULT AND REMEDIES

  The following are "Events of Default" under the Indenture:

    (a) default in the payment of any interest, or Liquidated Damages, if any, on any Note when it becomes due and payable and continuance of such default for a period of 30 days;

    (b) default in the payment of the principal of (or premium, if any, on) any Note at its Maturity;

    (c) failure to perform or comply with the Indenture provisions described under "Repurchase at the Option of Holders--Change of Control" or "Consolidation, Merger or Sale of Assets";

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

    (d) default in the performance, or breach, of any covenant or agreement of Arch contained in the Indenture (other than a default in the performance, or breach, of a covenant or warranty which is specifically dealt with elsewhere in "Events of Default") and continuance of such default or breach for a period of 60 days after written notice shall have been given to Arch by the Trustee or to Arch and the Trustee by the holders of at least 25% in aggregate principal amount of the Notes then outstanding;

    (e) (i) an event of default has occurred under any mortgage, bond, indenture, loan agreement or other document evidencing an issue of Debt of Arch or a Restricted Subsidiary (other than Benbow Investments, Inc. for so long as either issue of the USAM Notes remains outstanding), which issue has an aggregate outstanding principal amount of not less than $5.0 million, and such default has resulted in such Debt becoming, whether by declaration or otherwise, due and payable prior to the date on which it would otherwise become due and payable or (ii) a default in any payment when due at final maturity of any such Debt;

    (f) any Person entitled to take the actions described in this clause (f), after the occurrence of any event of default under any agreement or instrument evidencing any Debt in excess of $5.0 million in the aggregate of Arch or any Restricted Subsidiary, shall notify the Trustee of the intended sale or disposition of any assets of Arch or any Restricted Subsidiary that have been pledged to or for the benefit of such Person to secure such Debt or shall commence proceedings, or take action to retain in satisfaction of any Debt, or to collect on, seize, dispose of or apply, any such assets of Arch or any Restricted Subsidiary, pursuant to the terms of any agreement or instrument evidencing any such Debt of Arch or any Restricted Subsidiary or in accordance with applicable law;

    (g) one or more final judgments or orders shall have been rendered against Arch or any Restricted Subsidiary which require the payment of money, either individually or in an aggregate amount, in excess of $5.0 million and shall not be discharged and there shall have been a period of 60 days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, was not in effect; or

    (h) the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to Arch, any Significant Subsidiary or any two or more Restricted Subsidiaries, which if considered as a single Person, would constitute a Significant Subsidiary.

  If an Event of Default (other than as specified in clause (h) above) occurs and is continuing, then and in every such case, the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare the principal of and accrued and unpaid interest on (and premium and Liquidated Damages, if any, on), in each case as of such date of declaration, all of the outstanding Notes to be due and payable immediately by a notice in writing to Arch (and to the Trustee if given by the holders); and upon any such declaration all amounts payable in respect of the Notes shall become immediately due and payable. If an Event of Default specified in clause
(h) above occurs, then all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder of Notes.

  At any time after a declaration of acceleration under the Indenture, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to Arch and the Trustee, may rescind and annul such declaration and its consequences if: (i) Arch has paid or deposited with the Trustee a sum sufficient to pay (A) all overdue interest on all Notes, (B) all unpaid principal of (and premium and Liquidated Damages, if any, on) any outstanding Notes which has become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Notes, (C) to the extent that payment of such interest is lawful, interest upon overdue interest, premium and Liquidated Damages, if any, and overdue principal at the rate borne by the Notes and (D) all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and (ii) all Events of Default, other than the non-payment of amounts of principal of (and premium and Liquidated Damages, if any, on) or interest

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on the Notes which have become due solely by such declaration of acceleration, have been cured or waived. No such rescission shall affect any subsequent default or impair any right consequent thereon.

  The holders of not less than a majority in aggregate principal amount of the Notes then outstanding may, on behalf of the holders of all the Notes, waive any past defaults under the Indenture, except a default in the payment of the principal of (and premium and Liquidated Damages, if any) or interest on any Note, or in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each Note outstanding affected thereby.

  If a Default or an Event of Default occurs and is continuing and is known to the Trustee, the Trustee shall mail to each holder of the Notes notice of the Default or Event of Default within 30 days after the occurrence thereof, or, if later, promptly upon the Trustee obtaining knowledge thereof. Except in the case of a Default or an Event of Default in payment of principal of (and premium and Liquidated Damages, if any, on) or interest on any Notes, the Trustee may withhold the notice to the holders of such Notes if its Board of Directors, executive committee or a committee of its trust officers determines in good faith that withholding the notice is in the interest of the holders of the Notes.

  No holder of any Note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such holder shall have previously given to the Trustee written notice of a continuing Event of Default and unless also the holders of at least 25% in aggregate principal amount of the Notes then outstanding shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the holders of a majority in aggregate principal amount of the Notes then outstanding a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, such limitations do not apply to a suit instituted by a holder of a Note for enforcement of payment of the principal of (and premium and Liquidated Damages, if any, on) or interest on such Note on or after the respective due dates expressed in such Note.

  Arch is required to furnish to the Trustee annual statements as to the performance by Arch of its obligations under the Indenture and as to any default in such performance. Arch is also required to notify the Trustee within five days of becoming aware of any Default or Event of Default.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES, INCORPORATORS AND STOCKHOLDERS

  No director, officer, employee, incorporator or stockholder of Arch or any Restricted Subsidiary (other than Arch and its Restricted Subsidiaries), as such, shall have any liability for any obligations of Arch or such Restricted Subsidiary under the Notes, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

LEGAL DEFEASANCE OR COVENANT DEFEASANCE

  Arch may, at its option and at any time, terminate the obligations of Arch with respect to the outstanding Notes ("defeasance"). Such defeasance means that Arch shall be deemed to have paid and discharged the entire Debt represented by the outstanding Notes, except for (i) the rights of holders of outstanding Notes to receive, solely from the trust fund described below, payments in respect of the principal of (and premium and Liquidated Damages, if any, on) and interest on such Notes when such payments are due, (ii) Arch's obligations to issue temporary Notes, register the transfer or exchange of any Notes, replace mutilated, destroyed, lost or stolen Notes, maintain an office or agency for payments in respect of the Notes and segregate and hold such payments in trust, (iii) the rights, powers, trusts, duties and immunities of the Trustee and (iv) the defeasance provisions of the Indenture. In addition, Arch may, at its option and at any time, elect to terminate the obligations of Arch with respect to certain covenants set forth in the Indenture described under "--Certain Covenants" above, and any omission to comply with such obligations shall not constitute a Default or an Event of Default with respect to the Notes ("covenant defeasance").

  In order to exercise either defeasance or covenant defeasance: (a) Arch must irrevocably deposit or cause to be deposited with the Trustee, as trust funds in trust, specifically pledged as security for, and dedicated solely to the benefit of the holders of, the Notes, money in an amount, or Government Securities which through the scheduled payment of principal and interest thereon will provide money in an amount, or a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge the principal of (and premium and Liquidated Damages, if any, on) and interest on the outstanding Notes at maturity (or upon redemption, if applicable) of such principal (and premium and Liquidated Damages, if any) or installment of interest; (b) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or, insofar as an event of bankruptcy under clause (h) of "Events of Default" above is concerned, at any time during the period ending on the 91st day after the date of such deposit; (c) such defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest (as defined in the Indenture), and for purposes of the Trust Indenture Act with respect to any securities of Arch; (d) such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which Arch is a party or by which it is bound or cause the Trustee or the trust so created to be subject to the Investment Company Act of 1940; (e) in the case of defeasance, Arch shall have delivered to the Trustee an Opinion of Counsel stating that (x) Arch has received a ruling from the Internal Revenue Service or (y) since the date of the Indenture, there has been a change in applicable federal income tax law or there has been published by the Internal Revenue Service a document that may be used or cited as precedent, in either case to the effect, and based thereon such opinion shall confirm, that the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred; (f) in the case of covenant defeasance, Arch shall have delivered to the Trustee an Opinion of Counsel to the effect that the holders of the Notes outstanding will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and (g) Arch shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the defeasance or the covenant defeasance, as the case may be, have been complied with.

SATISFACTION AND DISCHARGE

  Upon the request of Arch, the Indenture will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Notes, as expressly provided for in the Indenture) and the Trustee, at the expense of Arch, will execute proper instruments acknowledging satisfaction and discharge of the Indenture when: (a) either (i) all the Notes theretofore authenticated and delivered (other than destroyed, lost or stolen Notes which have been replaced or paid and Notes which have been subject to defeasance as described under "--Legal Defeasance or Covenant Defeasance") have been delivered to the Trustee for cancellation or (ii) all Notes not theretofore delivered to the Trustee for cancellation (A) have become due and payable, (B) will become due and payable at Stated Maturity within one year or (C) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of Arch, and Arch has irrevocably deposited or caused to be deposited with the Trustee funds in trust for the purpose in an amount sufficient to pay and discharge the entire Debt on such Notes not theretofore delivered to the Trustee for cancellation, for principal (and premium and Liquidated Damages, if any, on) and interest to the date of such deposit (in the case of Notes which have come due and payable) or to the Stated Maturity or Redemption Date, as the case may be; (b) Arch has paid or caused to be paid all other sums payable under the Indenture by Arch; and (c) Arch has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent provided in the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

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

TRANSFER AND EXCHANGE

  A holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a holder to pay any taxes and fees required by law or permitted by the Indenture. Arch is not required to transfer or exchange any Note selected for redemption. Also, Arch is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

AMENDMENT, SUPPLEMENT AND WAIVER

  Modifications and amendments of the Indenture may be made by Arch and the Trustee with the consent of the holders of a majority in aggregate principal amount of the Notes then outstanding; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding Note affected thereby:

    (a) change the Stated Maturity of the principal of, or any installment of interest or Liquidated Damages, if any, on, any Note, or reduce the principal amount thereof or the rate of interest or Liquidated Damages, if any, thereon or any premium payable upon the redemption thereof, or change the place of payment where, or the coin or currency in which, any Note or any premium or interest or Liquidated Damages, if any, thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date);

    (b) reduce the percentage in aggregate principal amount of the Notes then outstanding, the consent of whose holders is required for any such amendment or for any waiver of compliance with certain provisions of, or certain defaults and their consequences provided for under, the Indenture; or

    (c) modify any provisions relating to "Amendment, Supplement and Waiver" or the fourth full paragraph under "Events of Default" above, except to increase the percentage of outstanding Notes required for such actions or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each outstanding Note affected thereby.

  The holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance with certain restrictive covenants and provisions of the Indenture except as set forth above.

CONCERNING THE TRUSTEE

  U.S. Bank Trust National Association, the Trustee under the Indenture, will be the initial paying agent and registrar for the Notes.

  The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. Under the Indenture, the holders of a majority in aggregate principal amount of the Notes then outstanding will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. If an Event of Default has occurred and is continuing, the Trustee will exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent Person would exercise under the circumstances in the conduct of such Person's own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of Notes, unless such holder shall have offered to the Trustee indemnity reasonably satisfactory to it against any loss, liability or expense.

  The Indenture and provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the Trustee thereunder, should it become a creditor of Arch, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest (as defined in the Indenture) it must eliminate such conflict upon the occurrence of an Event of Default or else resign.

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

ADDITIONAL INFORMATION

  Anyone who receives this Prospectus may obtain a copy of the Indenture and the Exchange and Registration Rights Agreement without charge by writing to Arch Communications, Inc., 1800 West Park Drive, Suite 250, Westborough, MA 01581 Attention: Treasurer.

BOOK-ENTRY, DELIVERY AND FORM

  The Notes will be represented by a single, permanent Global Note (which may be subdivided) in definitive, fully-registered form without interest coupons in minimum denominations of $1,000 and integral multiples in excess thereof. The Global Note will be deposited with the Trustee as custodian for DTC and registered in the name of a nominee of DTC for credit to the respective accounts of the purchasers at DTC.

  Notes that are (i) transferred subsequent to the consummation of the Private Note Offering to institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) who are not QIBs as defined in Rule 144A ("IAIs"); (ii) issued in the limited circumstances described below; or (iii) issued as provided in the Indenture in reliance upon Rule 144 under the Securities Act, will be issued in definitive, fully-registered form without interest coupons in minimum denominations of $1,000 and integral multiples in excess thereof (the "Certificated Securities"). Upon the purchase of a Note, each IAI will be required to execute and deliver to Arch and the Trustee a letter containing certain representations and agreements relating to the transfer of the Notes (the form of which letter can be obtained from the Trustee) and an opinion of counsel, if Arch or the Trustee so requests. If Certificated Securities initially issued to an IAI are transferred to a QIB in reliance on Rule 144A or to non-U.S. persons in compliance with Regulation S, such Certificated Securities will, unless the Global Note has previously been exchanged in whole for Certificated Securities, be exchanged for an interest in the Global Note.

  The Notes are not issuable in bearer form. The Global Note may be transferred, in whole or in part, only to another nominee of DTC.

  The Global Note and any Certificated Securities will be subject to certain restrictions on transfer set forth therein and in the Indenture and will bear legends regarding such restrictions as described under "Notice to Investors".

 The Global Note

  Upon the issuance of the Global Note, DTC or its custodian will credit, on its internal system, the respective principal amount of the individual beneficial interests represented by the Global Note to the accounts of persons who have accounts with DTC. Such accounts initially will be designated by or on behalf of the Initial Purchasers. Ownership of beneficial interests in the Global Note will be limited to persons who have accounts with DTC (including participants of other securities clearance organizations, "participants") or persons who hold interests through participants. Ownership of beneficial interests in the Global Note will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants).

  So long as DTC, or its nominee, is the registered owner or holder of the Global Note, DTC or such nominees, as the case may be, will be considered the sole owner or holder of the Notes represented by the Global Note for all purposes under the Indenture and the Notes. Owners of beneficial interests in the Global Note will not be considered to be the owners or holders of any Notes under the Indenture. In addition, no beneficial owner of an interest in the Global Note will be able to transfer that interest except in accordance with DTC's applicable procedures (in addition to those under the Indenture referred to herein and, if applicable, those of Euroclear and Cedel Bank).

  Investors may hold their interests in the Global Note directly through DTC if they are participants in DTC, or indirectly through organizations which are participants in DTC, including Cedel Bank and Euroclear. Cedel

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

Bank and Euroclear will hold interests in the Global Note on behalf of their participants through their respective depositaries, which in turn will hold such interests in the Global Note in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A., New York, will initially act as depositary for Cedel Bank and Morgan Guaranty Trust Company of New York, Brussels office, will initially act as depositary for Euroclear.

  Payments of the principal, interest, premium and Liquidated Damages, if any, on the Global Note will be made to DTC or its nominee, as the registered owner thereof. Neither Arch, the Trustee, nor any Paying Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

  Arch expects that DTC or its nominee, upon receipt of any payment of principal, interest, premium or Liquidated Damages, if any, in respect of the Global Note, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Note as shown on the records of DTC or its nominee. Arch also expects that payments by participants to owners of beneficial interests in the Global Note held through such participants including Cedel Bank and Euroclear, will be governed by standing instructions and customary practices and, in the case of Cedel Bank and Euroclear, in accordance with the relevant system's rules and procedures. Such payments will be the responsibility of such participants.

  Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds. The laws of some states require that certain persons take physical delivery of securities in definitive form. Consequently, the ability to transfer beneficial interests in the Global Note to such persons may be limited. Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a person having a beneficial interest in the Global Note to pledge such interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate evidencing such interest. Transfers between participants in Euroclear and Cedel Bank will be effected in the ordinary way in accordance with their respective rules and operating procedures.

  Cross-market transfers between DTC participants, on the one hand, and directly or indirectly through Euroclear or Cedel Bank participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of Euroclear or Cedel Bank, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Cedel Bank, as the case may be, by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (Brussels time). Euroclear or Cedel Bank, as the case may be, will, if the transaction meets its settlement requirements deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivery or receiving interest in the Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Bank participants and Euroclear participants may not deliver instructions directly to the depositaries for Cedel Bank or Euroclear.

  Arch expects that DTC will take any action permitted to be taken by a holder of Notes (including the presentation of Notes for exchange as described below) only at the direction of one or more participants to whose account with DTC interest in the Global Note are credited and only in respect of such portion of the aggregate principal amount of the Notes as to which such participant or participants has or have given such direction. However, if an Event of Default has occurred and in continuing or in the limited circumstances described below, DTC will surrender the Global Note and certificated notes in definitive form will be distributed to its participants and will be legended as set forth under "Notice to Investors" below. The giving of notices and other communications by DTC to participants in DTC, by participants in DTC to persons who hold accounts with them and by such persons to holders of beneficial interests in the Global Note will be governed by arrangements between them, subject to any statutory or regulatory requirements as may exist from time to time.

  Arch understands that DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities for its participants and facilitates the clearance and settlement of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Participants include securities brokers and delivers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the Commission.

  Although DTC, Cedel Bank and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Note among participants of DTC, Cedel Bank and Euroclear, they are under no obligation to perform or continue to perform such procedures may be changed or discontinued at any time. Neither Arch nor the Trustee will have any responsibility for the performance by DTC, Cedel Bank or Euroclear or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

ADDITIONAL INFORMATION CONCERNING EUROCLEAR AND CEDEL BANK

  Euroclear and Cedel Bank hold securities for participating organizations and facilitate the clearance and settlement of securities transactions between their respective participants through electronic book-entry changes in accounts of such participants. Euroclear and Cedel Bank provide to their participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Euroclear and Cedel Bank interface with U.S. securities markets. Euroclear and Cedel Bank participants are financial institutions such as underwriters, securities brokers and dealers, banks, trust companies and certain other organizations. Indirect access to Euroclear and Cedel Bank is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodian relationship with a Euroclear or Cedel Bank participant, either directly or indirectly.

  When beneficial interests are to be transferred from the account of a participant (other than Morgan Guaranty Trust Company of New York and Citibank, N.A., as depositaries for Euroclear and Cedel Bank, respectively) to the account of a Euroclear participant or a Cedel Bank participant, the purchaser must send instructions to Euroclear or Cedel Bank through a participant at least one business day prior to settlement. Euroclear or Cedel Bank, as the case may be, will instruct Morgan Guaranty Trust Company of New York or Citibank, N.A., to receive the beneficial interests against payment. Payment will include interest attributable to the beneficial interest from and including the last payment date to and excluding the settlement date, on the basis of a calendar year consisting of twelve 30-day calendar months. For transactions settling on the 31st day of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by Morgan Guaranty Trust Company of New York or Citibank, N.A., as the case may be, to the participant's account against delivery of the beneficial interests. After settlement has been completed, the beneficial interests will be credited to the respective clearing systems and by the clearing system, in accordance with its usual procedures, to the Euroclear participants' or Cedel Bank participants' account. Credit for the beneficial interests will appear on the next business day (European time) and the cash debit will be back-valued to, and interest attributable to the beneficial interests will accrue from, the value date (which would be the preceding business day when settlement occurs in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Euroclear or Cedel Bank cash debit will instead be valued as of the actual settlement date.

  Euroclear participants and Cedel Bank participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Euroclear or Cedel Bank. Under this approach, they may take on credit exposure to Euroclear or Cedel Bank until the beneficial interests are credited to their accounts one day later. Finally, day traders that use Euroclear or Cedel Bank and that purchase beneficial interests from participants for credit to Euroclear participants or Cedel Bank participants should note that these trades would automatically fail on the sale side unless affirmative action were taken to avoid these potential problems.

  Due to time zone differences in their favor, Euroclear participants and Cedel Bank participants may employ their customary procedures for transactions in which beneficial interests are to be transferred by the respective clearing system, through Morgan Guaranty Trust Company of New York or Citibank, N.A., to another participant. The seller must send instructions to Euroclear or Cedel Bank through a participant at least one business day prior to settlement. In these cases, Euroclear or Cedel Bank will instruct Morgan Guaranty Trust Company of New York or Citibank, N.A., as the case may be, to credit the beneficial interests to the participant's account against payment. Payment will include interest attributable to the beneficial interest from and including the last payment date to and excluding the settlement date on the basis of a calendar year consisting of twelve 30-day calendar months. For transactions settling on the 31st day of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Euroclear participant or Cedel Bank participant the following business day, and receipt of the cash proceeds in the Euroclear or Cedel Bank participant's account will be back-valued to the value date (which would be the preceding business day, when settlement occurs in New York). If the Euroclear participant or Cedel Bank participant has a line of credit with its representative clearing system and elects to draw on such line of credit in anticipation of receipt of the sale proceeds in its account, the back-valuation may substantially reduce or offset any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., if the trade fails), receipt of the cash proceeds in the Euroclear or Cedel Bank participant's account would instead be valued as of the actual settlement date.

CERTIFICATED SECURITIES

  The Global Note is exchangeable for Certificated Securities only (i) if the Depositary notifies Arch that it is unwilling or unable to continue as depositary for the Global Note and Arch thereupon fails to appoint a successor depositary; (ii) if Arch, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Notes in definitive registered form; or
(iii) if there shall have occurred and be continuing an Event of Default or any event which after notice or lapse of time or both would be an Event of Default with respect to the Notes. Such Certificated Securities shall be registered in the names of the owners of the beneficial interests in the Global Note as provided by the participants. Upon issuance of the Notes in definitive form, the Trustee is required to register the Notes in the name of, and cause the Notes to be delivered to, the person or persons (or the nominee thereof) identified as the beneficial owners, as the Depositary shall direct.

  In all cases described herein, such Certificated Securities will bear the restrictive legend referred to in "Notice to Investors", unless Arch determines otherwise in compliance with applicable law.

  Neither Arch nor the Trustee will be liable for any delay by the holder of a Global Note or the Depositary in identifying the beneficial owners of Notes and Arch and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of a Global Note or the Depositary for all purposes.

SAME-DAY SETTLEMENT AND PAYMENT

  The Indenture requires that payments in respect of the Notes represented by the Global Note (including principal, premium, interest and Liquidated Damages, if any) be made by wire transfer of immediately available funds to the accounts specified by the holder of a Global Note. With respect to Certificated Securities, Arch will make all payments of principal, premium, interest and Liquidated Damages, if any, by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each such holder's registered address.

  The Notes represented by the Global Note are expected to be eligible to trade in the PORTAL market and to trade in the Depositary's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by the Depositary to be settled in immediately available funds. Arch expects that secondary trading in the Certificated Securities will also be settled in immediately available funds.

REGISTRATION RIGHTS; LIQUIDATED DAMAGES

  Arch and the Initial Purchasers entered into the Exchange and Registration Rights Agreement on June 24, 1998. Arch has filed with the SEC the Registration Statement of which this Prospectus is a part pursuant to the requirements of the Exchange and Registration Rights Agreement. Upon the effectiveness of the Registration Statement, Arch is required to offer (as defined below) pursuant to the Exchange Offer to the holders of Transfer Restricted Securities who are able to make certain representations the opportunity to exchange their Transfer Restricted Securities for Exchange Notes. If (i) Arch is not permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or SEC policy or (ii) any holder of Transfer Restricted Securities notifies Arch prior to the 20th day following consummation of the Exchange Offer that (a) it is prohibited by law or SEC policy from participating in the Exchange Offer or (b) that it may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales or (c) that it is a broker-dealer and owns Notes acquired directly from Arch or an affiliate of Arch, Arch will file with the SEC a Shelf Registration Statement to cover resales of the Notes by the holders thereof who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement. Arch will use its best efforts to cause the applicable registration statement to be declared effective as promptly as possible by the SEC.

  The Exchange and Registration Rights Agreement provides that (i) Arch must have filed the Registration Statement with the SEC on or prior to July 29, 1998, (ii) Arch must have used its best efforts to have the Exchange Offer Registration Statement declared effective by the Commission on or prior to October 27, 1998, (iii) unless the Exchange Offer would not be permitted by applicable law or SEC policy, Arch will commence the Exchange Offer and use its best efforts to issue, on or prior to 30 business days after the date on which the Registration Statement was declared effective by the SEC, Exchange Notes in exchange for all Private Notes tendered prior thereto in the Exchange Offer and (iv) if obligated to file the Shelf Registration Statement, Arch shall file the Shelf Registration Statement with the Commission on or prior to 30 days after such filing obligation arises and use its best efforts to cause the Shelf Registration to be declared effective by the Commission on or prior to 90 days after such obligation arises. If (a) Arch fails to file any registration statement required by the Exchange and Registration Rights Agreement on or before the date specified for such filing, (b) any such registration statement is not declared effective by the Commission on or prior to the Effectiveness Target Date, (c) Arch fails to consummate the Exchange Offer within 30 business days of the Effectiveness Target Date or (d) any such registration statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in the Exchange and Registration Rights Agreement, then Arch will pay Liquidated Damages to each holder of Notes, with respect to the first 90-day period, or any portion thereof, immediately following the occurrence of such a Registration Default, in an amount equal to 25 basis points per annum of the principal amount of Notes held by such holder. The amount of the Liquidated Damages will increase by an additional 25 basis points per annum of the principal amount of Notes with respect to each subsequent 90-day period, or any portion thereof, until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages of 100 basis points per annum of the principal amount of Notes. All accrued and unpaid Liquidated Damages will be paid by Arch on each Interest Payment Date to the Global Note holder by wire transfer of immediately available funds or by federal funds check and to holders of Certificated Securities by wire transfer to the accounts specified by them or by mailing

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

checks to their registered addresses if no such accounts have been specified. Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.

  Pursuant to the foregoing provisions, Liquidated Damages totalling $0.4583 per $1,000 of principal have accrued on the Notes since October 27, 1998 due to delays in the effectiveness of the Registration Statement, and will accrue until the Exchange Offer has been consummated, at a rate of 0.25% per annum through January 25, 1999 and 0.50% per annum thereafter.

  Holders of Notes will be required to make certain representations to Arch (as described in the Exchange and Registration Rights Agreement) in order to participate in the Exchange Offer and will be required to deliver information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Exchange and Registration Rights Agreement in order to have their Notes included in the Shelf Registration Statement and benefit from the provisions regarding Liquidated Damages set forth above.

CERTAIN DEFINITIONS

  Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full definition of all such terms, as well as any other capitalized term used herein for which no definition is provided:

  "Acquired Debt" means Debt of a Person (a) existing at the time such Person is merged with or into Arch or becomes a Subsidiary, (b) assumed in connection with the acquisition of assets from such Person or (c) secured by a Lien encumbering assets acquired from such Person.

  "Affiliate" means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

  "Asset Sale" means any sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger, consolidation or Sale and Leaseback Transaction) (collectively, a "transfer"), directly or indirectly, in one or a series of related transactions, to any Person of: (a) any Capital Stock of any Restricted Subsidiary; (b) all or substantially all of the properties and assets of Arch and its Restricted Subsidiaries representing a division or line of business; or (c) any other properties or assets of Arch or any Restricted Subsidiary, other than in the ordinary course of business. For the purposes of this definition, the term "Asset Sale" shall not include any transfer of properties or assets (i) that is governed by the provisions of the Indenture described under "Consolidation, Merger or Sale of Assets", (ii) between or among Arch and its Restricted Subsidiaries, (iii) constituting an Investment in a telecommunications business, if permitted under the "Restricted Payments" covenant, (iv) representing obsolete or permanently retired equipment and facilities or (v) the gross proceeds of which (exclusive of indemnities) do not exceed $1.0 million for any particular item or $2.0 million in the aggregate for any fiscal year of Arch.

  "Attributable Value" means, with respect to any lease at the time of determination, the present value (discounted at the interest rate implicit in the lease, or, if not known, at Arch's incremental borrowing rate) of the obligations of the lessee of the property subject to such lease for rental payments during the lesser of (i) the remaining term of the lease included in such transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended, or (ii) until any date on which the lessee may terminate such lease without penalty or upon payment of penalty (in which case the rental payments shall include such penalty); provided that on the date of determination it is the lessee's intention to terminate such lease on such date, after excluding from such rental payments all amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water, utilities and similar charges.

  "Average Life" means, as of the date of determination with respect to any Debt or Disqualified Stock, the quotient obtained by dividing (a) the sum of the products of (i) the number of years from the date of determination to the date or dates of each successive scheduled principal payment (including, without limitation, any sinking fund requirements) of such Debt or Disqualified Stock, respectively, multiplied by (ii) the amount of each such principal payment by (b) the sum of all such principal payments.

  "Bank Credit Facilities" means one or more credit or loan agreements or facilities (which may include revolving credit facilities or working capital facilities or term loans), whether now existing or created after the date of the Indenture, with a bank or other financial institution or group of banks or other financial institutions, as such agreements or facilities may be amended (including any amendments and restatements thereof), modified, supplemented, increased, restated or replaced from time to time, and includes without limitation (i) the Second Amended and Restated Credit Agreement (Tranche A and Tranche C Facilities), dated as of June 29, 1998, among API, the lenders and agents party thereto, and The Bank of New York, as administrative agent, together with all such Loan Documents under and as defined therein, as each such agreement and document may be amended, restated, supplemented, refinanced, increased or otherwise modified from time to time, and (ii) the Second Amended and Restated Credit Agreement (Tranche B Facility), dated as of June 29, 1998, among API, the lenders and agents party thereto, and The Bank of New York, as administrative agent, together with all such Loan Documents under and as defined therein, as each such agreement and document may be amended, restated, supplemented, refinanced, increased or otherwise modified from time to time.

  "Capital Lease Obligation" means, with respect to any Person, an obligation Incurred in the ordinary course of business under or in connection with any capital lease of real or personal property which, in accordance with GAAP, has been recorded as a capitalized lease.

  "Capital Stock" of any Person means any and all shares, interests, partnership interests, participation, rights in or other equivalents (however designated) of such Person's equity interest (however designated) and any rights (other than debt securities convertible into capital stock), warrants or options exchangeable for or convertible into such capital stock, whether now outstanding or issued after the date of the Indenture.

  "Change of Control" means the occurrence of any of the following events:

    (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than a majority of the voting power of all classes of Voting Stock of Arch or Parent;

    (b) Arch or Parent consolidates with, or merges with or into, another Person or conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, Arch or Parent, in any such event pursuant to a transaction in which the outstanding Voting Stock of Arch or Parent is converted into or exchanged for cash, securities or other property, other than any such transaction where (i) the outstanding Voting Stock of Arch or Parent is not converted or exchanged at all (except to the extent necessary to reflect a change in the jurisdiction of incorporation) or is converted into or exchanged for (A) Capital Stock (other than Disqualified Stock) of the surviving or transferee Person or (B) cash, securities or other property (other than Capital Stock described in the foregoing clause (A)) of the surviving or transferee Person in an amount that could be paid as a Restricted Payment as described under the "Restricted Payments" covenant and (ii) immediately after such transaction, no "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than a majority of the total outstanding Voting Stock of the surviving or transferee Person;

    (c) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of Arch or Parent (together with any new directors whose election to such Board of Directors, or whose nomination for election by the stockholders of Arch or Parent, was approved by a vote of 66-2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Arch or Parent then in office; or

    (d) Arch is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions described under "--Consolidation, Merger or Sale of Assets" below.

  "Consolidated Adjusted Net Income" means, for any period, the net income (or net loss) of Arch and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, adjusted to the extent included in calculating such net income or loss by excluding (a) any net after-tax extraordinary gains or losses (less all fees and expenses relating thereto), (b) any net after-tax gains or losses (less all fees and expenses relating thereto) attributable to Asset Sales, (c) the portion of net income (or loss) of any Person (other than Arch or a Restricted Subsidiary), including Unrestricted Subsidiaries, in which Arch or any Restricted Subsidiary has an ownership interest, except to the extent of the amount of dividends or other distributions actually paid to Arch or any Restricted Subsidiary in cash dividends or distributions by such Person during such period, and (d) the net income (or loss) of any Person combined with Arch or any Restricted Subsidiary on a "pooling of interests" basis attributable to any period prior to the date of combination.

  "Consolidated Cash Flow" means for any period Consolidated Adjusted Net Income for such period increased, without duplication, by (i) Consolidated Interest Expense for such period, plus (ii) Consolidated Income Tax Expense for such period, plus (iii) Consolidated Non-Cash Charges for such period.

  "Consolidated Cash Flow Ratio" means, at any date, the ratio of (a) the aggregate principal amount of Debt of Arch and its Restricted Subsidiaries on a consolidated basis outstanding as of such date to (b) Consolidated Cash Flow for the most recently ended full fiscal quarter multiplied by four.

  "Consolidated Income Tax Expense" means, for any period, the provision for federal, state, local and foreign income taxes of Arch and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

  "Consolidated Interest Expense" means, for any period, without duplication, the sum of (a) the amount which, in conformity with GAAP, would be set forth opposite the caption "interest expense" (or any like caption) on a consolidated statement of operations of Arch and its Restricted Subsidiaries for such period, including, without limitation, (i) amortization of debt discount, (ii) the net cost of interest rate contracts (including amortization of discounts), (iii) the interest portion of any deferred payment obligation,
(iv) amortization of debt issuance costs, (v) the interest component of Capital Lease Obligations of Arch and its Restricted Subsidiaries, and (vi) the portion of any rental obligation of Arch and its Restricted Subsidiaries in respect of any Sale and Leaseback Transaction allocable during such period to interest expense (determined as if it were treated as a Capital Lease Obligation) plus (b) all interest on any Debt of any other Person guaranteed and paid by Arch or any of its Restricted Subsidiaries; provided, however, that Consolidated Interest Expense will not include any gain or loss from extinguishment of debt, including write-off of debt issuance costs.

  "Consolidated Non-Cash Charges" means, for any period, the aggregate depreciation, amortization and other non-cash expenses of Arch and its Restricted Subsidiaries reducing Consolidated Adjusted Net Income for such period, determined on a consolidated basis in accordance with GAAP (excluding any such non-cash charge that requires an accrual of or reserve for cash charges for any future period).

  "Debt" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person, and whether or not contingent, (a) every obligation of such Person for money

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

borrowed, (b) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (d) every obligation of such Person issued or assumed as the deferred purchase price of property or services, (e) the Attributable Value of every Capital Lease Obligation and Sale and Leaseback Transaction of such Person, (f) all Disqualified Stock of such Person valued at its maximum fixed repurchase price, plus accrued and unpaid dividends and (g) every obligation of the type referred to in clauses
(a) through (f) of another Person and dividends of another Person the payment of which, in either case, such Person has guaranteed. For purposes of this definition, the "maximum fixed repurchase price" of any Disqualified Stock that does not have a fixed repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were repurchased on any date on which Debt is required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock, such fair market value will be determined in good faith by the board of directors of the issuer of such Disqualified Stock. Notwithstanding the foregoing, trade accounts payable and accrued liabilities arising in the ordinary course of business and any liability for federal, state or local taxes or other taxes owed by such Person shall not be considered Debt for purposes of this definition. The amount outstanding at any time of any Debt issued with original issue discount is the aggregate principal amount of such Debt, less the remaining unamortized portion of the original issue discount of such Debt at such time, as determined in accordance with GAAP.

  "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

  "Disinterested Director" means, with respect to any transaction or series of transactions in respect of which the Board of Directors is required to deliver a resolution of the Board of Directors under the Indenture, a member of the Board of Directors who does not have any material direct or indirect financial interest in or with respect to such transaction or series of transactions (other than solely by virtue of such person's ownership of Capital Stock or other securities of Arch).

  "Disqualified Stock" means any class or series of Capital Stock that, either by its terms, by the terms of any security into which it is convertible or exchangeable at the option of the holder thereof or by contract or otherwise, is, or upon the happening of an event or passage of time would be, required to be redeemed prior to the final Stated Maturity of the Notes or is redeemable at the option of the holder thereof at any time prior to such final Stated Maturity, or is convertible into or exchangeable at the option of the holder thereof for debt securities at any time prior to such final Stated Maturity.

  "Equity Offering" means an offering of equity securities of Arch or Parent for cash to Persons other than Arch or Subsidiaries of Arch.

  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

  "GAAP" means generally accepted accounting principles in the United States, consistently applied, that are in effect on the date of the Indenture.

  "Government Securities" means direct obligations of, obligations fully guaranteed by, or participation in pools consisting solely of obligations of or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the option of the issuer thereof.

  "Guarantee" means, as applied to any obligation, (a) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (b) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the obligation to reimburse amounts drawn down under letters of credit securing such obligations.

  "Incur" means, with respect to any Debt, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Debt; provided that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Debt.

  "Indemnification Agreements" means the indemnification or similar agreement between Arch or any Restricted Subsidiary and any of its directors or officers.

  "Investment" means, (a) directly or indirectly, any advance, loan or capital contribution to, the purchase of any stock, bonds, notes, debentures or other securities of, the acquisition, by purchase or otherwise, of all or substantially all of the business or assets or stock or other evidence of beneficial ownership of, or the Guarantee of any obligation of, any Person or making of any investment in any Person, (b) the designation of any Restricted Subsidiary as an Unrestricted Subsidiary and (c) the transfer of any assets or properties from Arch or a Restricted Subsidiary to any Unrestricted Subsidiary, other than the transfer of assets or properties in the ordinary course of business. Investments will not include extensions of trade credit on commercially reasonable terms in accordance with normal trade practices.

  "Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation, assignment for security, claim, preference, priority or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired. A Person shall be deemed to own subject to a Lien any property which such Person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

  "Maturity" means, with respect to any Note, the date on which any principal of such Note becomes due and payable as provided therein or in the Indenture, whether at the Stated Maturity with respect to such principal or by declaration of acceleration, call for redemption, purchase or otherwise.

  "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds thereof in the form of cash or cash equivalents, including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed for, cash or cash equivalents (except to the extent that such obligations are financed or sold by Arch or any Restricted Subsidiary with recourse to Arch or any Restricted Subsidiary), net of (a) brokerage commissions and other fees and expenses (including fees and expenses of legal counsel and investment banks) related to such Asset Sale, (b) provisions for all taxes payable as a result of such Asset Sale, (c) payments made to retire Debt where payment of such Debt is secured by the assets that are the subject of such Asset Sale, (d) amounts required to be paid to any Person (other than Arch or any Restricted Subsidiary) owning a beneficial interest in the assets that are subject to the Asset Sale and (e) appropriate amounts to be provided by Arch or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the seller after such Asset Sale, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

  "Parent" means Arch Communications Group, Inc., a Delaware corporation.

  "Pari Passu Debt" means Debt of Arch which ranks pari passu in right of payment with the Notes.

  "Permitted Debt" means certain indebtedness which Arch is permitted to incur under the terms of the Indenture.

  "Permitted Investments" means any of the following:

    (a) Investments in (i) any evidence of Debt consisting of Government Securities with a maturity of 180 days or less; (ii) certificates of deposit or acceptances with a maturity of 180 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500,000,000; and (iii) commercial paper with a maturity of 180 days or less issued by a corporation that is not an Affiliate of Arch and is organized under the laws of any state of the United States or the District of Columbia and having the highest rating obtainable from Moody's Investors Service or Standard & Poor's Corporation;

    (b) Investments by Arch or any Restricted Subsidiary in another Person, if as result of such Investment such other Person (i) becomes a Restricted Subsidiary or (ii) is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, Arch or a Restricted Subsidiary;

    (c) Investments by Arch or any Restricted Subsidiary in another Person made pursuant to the terms of a definitive merger, stock purchase or similar agreement providing for a business combination transaction between Arch or a Restricted Subsidiary and such Person if, (i) within 365 days of the date of such Investment, such other Person, pursuant to the terms of such agreement, (A) becomes a Restricted Subsidiary or (B) is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, Arch or a Restricted Subsidiary, or (ii) in the event such agreement is terminated prior to the consummation of the transactions contemplated thereunder, within 365 days of such termination Arch or such Restricted Subsidiary liquidates such Investment.

    (d) Investments by Arch or any of the Restricted Subsidiaries in any one of the other of them;

    (e) Investments in assets owned or used in the ordinary course of business;

    (f) Investments in existence on the date of initial issuance of the Notes; and

    (g) promissory notes received as a result of Asset Sales permitted under the "Asset Sales" covenant.

  "Permitted Liens" means any of the following:

    (a) Liens (other than Liens securing Debt under the Bank Credit Facilities) existing as of the date of issuance of the Notes;

    (b) Liens on Property or assets of Arch or a Restricted Subsidiary of Arch securing Debt under or with respect to the Bank Credit Facilities or which are required to secure the USAM Notes solely and as a direct result of the granting of Liens with respect to the Bank Credit Facilities;

    (c) Liens securing the Notes;

    (d) Liens on Property or assets of a Restricted Subsidiary securing Debt of such Restricted Subsidiary other than Guarantees with respect to Debt of Arch;

    (e) any interest or title of a lessor under any Capital Lease Obligation or Sale and Leaseback Transaction under which Arch is lessee so long as the Attributable Value secured by such Lien does not exceed the principal amount of Debt permitted under the "Incurrence of Indebtedness" covenant;

    (f) Liens securing Acquired Debt created prior to (and not in connection with or in contemplation of) the Incurrence of such Debt by Arch; provided that such Lien does not extend to any Property or assets of Arch other than the assets acquired in connection with the Incurrence of such Acquired Debt;

    (g) Liens arising from purchase money mortgages and purchase security interests Incurred in the ordinary course of the business of Arch; provided that (i) the related Debt is not secured by any Property or assets of Arch other than the Property and assets so acquired and (ii) the Lien securing such Debt is created within 60 days of such acquisition;

    (h) statutory Liens or landlords' and carriers', warehousemen's, mechanics', suppliers', materialmen's, repairmen's or other like Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings, if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor;

    (i) Liens for taxes, assessments, government charges or claims that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, if a reserve or other appropriate provision, if any, as is required in conformity with GAAP has been made therefor;

    (j) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security;

    (k) rights of banks to set off deposits against debts owed to said banks;

    (l) other Liens incidental to the conduct of the business of Arch or any of its Subsidiaries, as the case may be, or the ownership of their assets that do not materially detract from the value of the Property subject thereto;

    (m) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance bonds and other obligations of a like nature incurred in the ordinary course of business (other than contracts for the payment of money);

    (n) easements, rights-of-way, restrictions and other similar charges or encumbrances not interfering in any material respect with the business of Arch and the Restricted Subsidiaries, taken as a whole, incurred in the ordinary course of business;

    (o) Liens arising by reason of any judgment, decree or order of any court so long as such Lien is adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired; and

    (p) any extension, renewal or replacement, in whole or in part, of any Lien described in the foregoing clauses (a) through (o); provided that any such extension, renewal or replacement shall not extend to any additional Property or assets.

  "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

  "Property" of any Person means all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent consolidated balance sheet of such Person under GAAP.

  "Qualified Equity Interest" means any Qualified Stock and all warrants, options or other rights to acquire Qualified Stock (but excluding any debt security that is convertible into or exchangeable for Capital Stock).

  "Qualified Stock" of any Person means any and all Capital Stock of such Person other than Disqualified Stock.

  "Related Person" means any beneficial owner of 10% or more of Arch's Voting Stock.

  "Restricted Payments" means certain payments and other actions prohibited to Arch under the terms of the Indenture.

  "Restricted Subsidiary" means any Subsidiary other than an Unrestricted Subsidiary.

  "Sale and Leaseback Transaction" means any transaction or series of related transactions pursuant to which a Person sells or transfers any property or asset in connection with the leasing, or the resale against installment payments, of such property or asset to the seller or transferor.

  "Significant Subsidiary" means any Restricted Subsidiary of Arch that, together with its Subsidiaries, (a) for the most recent fiscal year of Arch, accounted for more than 10% of the consolidated revenues of Arch and its Restricted Subsidiaries or (b) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of Arch and its Restricted Subsidiaries, all as set forth on the most recently available consolidated financial statements of Arch for such fiscal year.

  "Stated Maturity" means, when used with respect to any Note or any installment of interest thereon, the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable and, when used with respect to any other Debt, means the date specified in the instrument governing such Debt as the fixed date on which the principal of such Debt or any installment of interest thereon is due and payable.

  "Subordinated Debt" means Debt of Arch that is subordinated in right of payment to the Notes.

  "Subsidiary" means any Person a majority of the equity ownership or Voting Stock of which is at the time owned, directly or indirectly, by Arch and/or one or more other Subsidiaries of Arch.

  "Surviving Entity" means Arch or a Restricted Subsidiary which is the surviving entity in a merger or other consolidation.

  "Unrestricted Subsidiary" means (a) any Subsidiary that is designated by Arch's Board of Directors as an Unrestricted Subsidiary in accordance with the "Unrestricted Subsidiaries" covenant and (b) any Subsidiary of an Unrestricted Subsidiary.

  "USAM Notes" means the 9 1/2% Senior Notes due 2004 and 14% Senior Notes due 2004 issued by USA Mobile Communications, Inc. II (renamed Arch
Communications, Inc. upon consummation of the USA Mobile Merger).

  "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of any Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

GOVERNING LAW

  The Indenture, the Notes, the Exchange Notes and the Exchange and Registration Rights Agreement are governed by, and are to be construed in accordance with, the laws of the State of New York, without regard to conflicts of laws principles thereof.

                  MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

  The following discussion addresses the material United States federal income tax considerations relating to the Exchange Offer. This discussion is based on provisions of the Internal Revenue Code of 1986, as amended (the "Tax Code"), applicable Treasury Regulations promulgated or proposed thereunder ("Treasury Regulations"), judicial authority and current administrative rulings and practice, all of which are subject to change without notice, possibly on a retroactive basis. This summary deals only with holders that hold Notes as "capital assets" (within the meaning of Section 1221 of the Tax Code) and does not address tax considerations applicable to investors that may be subject to special tax rules, such as banks and other financial institutions; tax-exempt organizations; insurance companies; traders or dealers in securities or currencies; custodians, nominees or similar financial intermediaries holding Notes for others; persons that hold Notes as a position in a hedging transaction, "straddle" or "conversion transaction" for tax purposes; or persons that have a "functional currency" other than the United States dollar. Arch has not sought any ruling from the Internal Revenue Service (the "IRS") with respect to the statements made and the conclusions reached in the following summary and in the Exhibit Opinion (as defined below), and there can be no assurance that the IRS will agree with such statements and conclusions. INVESTORS IN THE EXCHANGE NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE UNITED STATES FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

  Hale and Dorr LLP, counsel to Arch, has rendered an opinion to Arch, attached as Exhibit 8.1 to the Registration Statement of which this Prospectus is a part (the "Exhibit Opinion"), that the exchange of Private Notes for Exchange Notes pursuant to the Exchange Offer will not be taxable to an exchanging holder for federal income tax purposes. As a result, an exchanging holder (i) will not recognize taxable gain or loss as a result of exchanging Private Notes for Exchange Notes pursuant to the Exchange Offer; (ii) the holding period of the Exchange Notes will include the holding period of the Private Notes exchanged therefor and (iii) the adjusted tax basis of the Exchange Notes will be the same as the adjusted tax basis of the Private Notes exchanged therefor immediately before the exchange. The Exchange Offer will result in no federal income tax consequences to a Holder of Notes who does not participate in the Exchange Offer.

UNITED STATES HOLDERS

  As used herein, the term "United States Holder" means the beneficial owner of a Note that for United States federal income tax purposes is (i) a citizen or resident of the United States, (ii) a corporation created or organized in or under the laws of the United States or any state thereof, (iii) a partnership or other business entity created or organized in or under the laws of the United States or any state thereof and that is properly treated as a United States person for tax purposes, (iv) an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source, or (v) a trust the administration of which is subject to the primary supervision of a United States court and with respect to which one or more United States persons have the authority to control all substantial decisions.

  An individual may, subject to certain exceptions, be deemed to be a United States resident (as opposed to a non-resident alien) by virtue of being present in the United States on at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year (counting for such purposes all of the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year). Resident aliens are subject to United States federal income tax as if they were United States citizens. As used herein, a "Non-United States Holder" is a holder that is not a United States Holder.

 Payment of Interest

  Interest on a Note generally will be includable in the income of a United States Holder as ordinary income at the time such interest is received or accrued, in accordance with such Holder's method of accounting for United States federal income tax purposes.

 Original Issue Discount

  The Notes were issued at a discount from their stated principal amount. Under the de minimis exception to the original discount rules, the amount of the discount (the "Discount") is not treated as original issue discount for federal income tax purposes. Rather, Discount with respect to a Note must be included in income by a Holder when stated principal payments are made on the Note or upon the sale or exchange of the Note. See "Sale, Exchange or Redemption of Notes," below.

 Market Discount

  United States Holders should be aware that the resale of a Note may be affected by the "market discount" rules of the Tax Code under which a subsequent purchaser of a Note acquiring the Note at a market discount generally would be required to include as ordinary income a portion of the gain realized upon the disposition or retirement of such Note to the extent of the market discount that has accrued while the debt instrument was held by such holder.

  A purchase at a market discount includes the purchase of a Note after its original issuance at a price less than the Note's stated redemption price at maturity ("SRPM"). The amount of market discount, if any, will generally equal the excess of the SRPM over the purchase price. Gain recognized on the disposition (including a redemption) by a United States Holder of a Note that has accrued market discount will be treated as ordinary income, and not capital gain, to the extent of the accrued market discount, provided that the amount of market discount exceeds a statutorily-defined de minimis amount.

  Under the de minimis exception, there is no market discount on a Note if the excess of the SRPM of the Note over the holder's tax basis in such Note is less than 0.25% of the SRPM multiplied by the number of complete years after the acquisition date to the Note's date of maturity. Unless the holder elects otherwise, the accrued market discount would be the amount calculated by multiplying the market discount by a fraction, the numerator of which is the number of days the obligation has been held by the holder and the denominator of which is the number of days after the holder's acquisition of the obligation up to and including its maturity date.

  If a United States Holder of a Note acquired at market discount disposes of such Note in certain transactions other than a sale, exchange or involuntary conversion, even though otherwise non-taxable (e.g., a gift), such United States Holder will be deemed to have realized an amount equal to the fair market value of the Note and will be required to recognize as ordinary income any accrued market discount to the extent of the deemed gain. A holder of a Note acquired at a market discount also may be required to defer the deduction of all or a portion of the interest on any indebtedness incurred or maintained to purchase or carry the Note until it is disposed of in a taxable transaction.

  A United States Holder of a Note acquired at market discount may elect to include the market discount in income as it accrues. This election would apply to all market discount obligations acquired by the electing United States Holder on or after the first day of the first taxable year to which the election applies. The election may be revoked only with the consent of the IRS. If a United States Holder of a Note so elects to include market discount in income currently, the rules discussed above with respect to ordinary income recognition resulting from sales and certain other dispositions and to deferral of interest deductions would not apply.

 Bond Premium

  A Note may also be acquired at a "bond premium", generally equal to the excess, if any, of its tax basis over the amount payable at maturity or, if a smaller premium would result, on an earlier call date. A United States Holder may elect to amortize such bond premium, in which case amortizable bond premium is allocated to payments of interest and treated as an offset to interest income.

  If an election to amortize bond premium is not made, a United States Holder must include the full amount of each interest payment in income in accordance with its regular method of tax accounting and will generally receive a tax benefit from the bond premium only upon computing its gain or loss upon the sale or other disposition or payment of the principal amount of the Note.

 Sale, Exchange or Redemption of Notes

  Upon the sale, exchange or redemption of a Note, a United States Holder generally will recognize capital gain or loss equal to the difference between
(i) the amount of cash proceeds and the fair market value of any property received on the sale, exchange or redemption (except to the extent such amount is attributable to accrued interest income, which is taxable as ordinary income) and (ii) such Holder's adjusted tax basis in the Note. A United States Holder's adjusted tax basis in a Note generally will equal the cost of the Note to such Holder, less any principal payments received by such Holder. In addition, a portion of each principal payment on a Note will be attributable to the Discount and will be treated as realized gain rather than as a return of principal (which would reduce the Holder's tax basis in the Note). If a Holder realizes gain upon the sale or exchange of a Note, the amount of such gain attributable to the Discount generally will be treated as capital gain. Such capital gain or loss will be long-term if the United States Holder's holding period is more than 12 months and will be short-term if the holding period is equal to or less than 12 months. Long-term capital gains recognized by individuals are generally taxed at a maximum federal tax rate of 20%, if the capital asset disposed of was held for more than 12 months, and short-term capital gains are generally taxed at a maximum federal tax rate of 39.6%.

 Information Reporting and Backup Withholding

  In general, information reporting requirements will apply to certain noncorporate United States Holders with respect to payments of principal, premium, and interest on a Note, and to payments of the proceeds of the sale of a Note. The receipt of such payments may be subject, under certain circumstances, to "backup withholding" at a 31% rate. Backup withholding generally applies only if the Holder (i) fails to furnish his or her Social Security or other taxpayer identification number ("TIN") within a reasonable time after the request therefor, (ii) furnishes an incorrect TIN, (iii) is notified by the IRS that he or she has failed to report properly interest, dividends or original issue discount, or (iv) fails, under certain circumstances, to provide a certified statement, signed under penalties of perjury, that the TIN provided is the correct number and that he or she is not subject to backup withholding. Any amounts withheld under the backup withholding rules from a payment to a United States Holder will be allowed as a credit against such Holder's United States federal income tax and may entitle the Holder to a refund, provided that the required information is furnished to the IRS.

NON-UNITED STATES HOLDERS

 Payment of Interest

  Generally, interest income of a Non-United States Holder that is not effectively connected with a United States trade or business will be subject to a withholding tax at a 30% rate (or, if applicable, such lower rate as is prescribed by an income tax treaty between the United States and the holder's country of residence). However, interest paid on a Note by the Company or any Paying Agent to a Non-United States Holder will qualify for the "portfolio interest exemption" and, therefore, will not be subject to United States federal income tax or withholding tax, provided that such interest income is not effectively connected with a United States trade or business of the Non-United States Holder and provided that the Non-United States Holder (i) does not actually or constructively own 10% or more of the combined voting power of all classes of stock of the Company entitled to vote, (ii) is not a controlled foreign corporation related to the Company actually or constructively through stock ownership under Section 864(d)(4) of the Tax Code, (iii) is not a bank which acquired the Note in consideration for an extension of credit made pursuant to a loan agreement entered into in the ordinary course of business, and (iv) either (a) provides to the Company or its agent a Form W-8BEN (or a suitable substitute form) signed under penalties of perjury that includes its name and address and certifies as to the Holder's non-United States status, or
(b) provides a Form W-8BEN (or a suitable substitute form or other appropriate documentation) signed under the penalties of perjury to a qualified intermediary (such as a securities clearing organization, bank or other financial institution) which in turn provides to the Company or its agent a Form W-8IMY.

  Except to the extent that an applicable treaty otherwise provides, a Non-United States Holder generally will be taxed in the same manner as a United States Holder with respect to interest if the interest income is effectively connected with a United States trade or business of the Non-United States Holder. Effectively connected interest received by a corporate Non-United States Holder may also, under certain circumstances, be subject to an additional "branch profits tax" at a 30% rate (or, if applicable, a lower treaty rate). Even though such effectively connected interest is subject to income tax, and may be subject to the branch profits tax, it is not subject to withholding if the Non-United States Holder delivers a properly executed IRS Form W-8ECI to the Company or its agent.

  The Notes were issued at a discount from their stated principal amount. Under an exception to the original discount rules, the receipt of the Discount is not treated as interest income for United States federal income tax purposes. Rather, upon the receipt of a principal payment on a Note or upon the sale or exchange of a Note, a Holder will be required to treat the amount attributable to the Discount as gain from the sale or exchange of a Note. See "Sale, Exchange or Redemption of Notes," below.

 Sale, Exchange or Redemption of Notes

  A Non-United States Holder of a Note will generally not be subject to United States federal income tax or withholding on any gain realized on the sale, exchange or redemption of the Note (other than gain attributable to accrued interest) unless (1) the gain is effectively connected with a United States trade or business of the Non-United States Holder, (2) in the case of a Non-United States Holder who is an individual, such Holder is present in the United States for a period or periods aggregating 183 days or more during the taxable year of the disposition or (3) the Holder is subject to tax pursuant to the provisions of the Tax Code applicable to certain United States expatriates. The amount of gain realized upon the sale, exchange, or redemption of a Note may include amounts attributable to accrued interest and the Discount. Gain attributable to accrued interest will be taxable, if at all, as described above under "--Non-United States Holders--Payment of Interest". Gain attributable to the Discount will not be subject to United States federal income tax except as described above.

 Information Reporting and Backup Withholding

  United States information reporting requirements and backup withholding will not apply to payments of principal or interest on a Note to a Non-United States Holder made outside the United States. United States information reporting requirements and backup withholding will not apply to payments of principal or interest on a Note to a Non-United States Holder made within the United States if the Form W-8BEN described in "--Non-United States Holders-- Payment of Interest" is duly provided by such Holder, provided that the Company or its agent does not have actual knowledge that the Holder is a United States person.

  Information reporting requirements and backup withholding will not apply to any payment of the proceeds of the sale of a Note effected outside the United States by a foreign office of a "broker" (as defined in applicable Treasury Regulations) if such broker is neither (i) a foreign office of a United States broker, nor (ii) a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, nor (iii) a controlled foreign corporation within the meaning of
Section 957(a) of the Tax Code, and the broker has documentary evidence of the holder's foreign status, has no actual knowledge that the evidence is false, and meets certain other conditions. Payment of the proceeds of any such sale effected outside the United States by a foreign office of a United States broker or by a foreign office of a foreign broker that is described in (ii) or
(iii) of the preceding sentence will not be subject to backup withholding, but will be subject to information reporting requirements unless such broker has documentary evidence in its records that the beneficial owner is a Non-United States Holder and certain other conditions are met, or the beneficial owner otherwise establishes an exemption. Payment of the proceeds of any such sale to or through the United States office of a broker is subject to information reporting and backup withholding requirements, unless the beneficial owner of the Note provides the Form W-8BEN described in "--Non-United States Holders-- Payment of Interest" or otherwise establishes an exemption, provided that the broker does not have actual knowledge that such owner is a United States Holder or that the conditions of an exemption are not in fact satisfied.

  Tax consequences may differ from those described above for a Non-United States Holder who provides a Form W-8BEN or acceptable substitute therefor but fails to renew such form, after its expiration, in accordance with applicable Treasury regulations.

  Any amounts withheld under the backup withholding rules from a payment to a Non-United States Holder would be allowed as a refund or a credit against such Holder's United States federal income tax liability, provided the required information is timely furnished to the IRS.

                             PLAN OF DISTRIBUTION

  Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with the resale of Exchange Notes received in exchange for market-making activities or other trading activities. Arch has agreed that for a period not less than one year after the Expiration Date (or such shorter period as will terminate when all Exchange Notes acquired by Participating Broker-Dealers (as defined in the Exchange and Registration Rights Agreement) have been resold by such broker-dealers), it will make this Prospectus, as amended or supplemented, available to any broker-dealer that requests such document in the Letter of Transmittal for use in connection with any such resale. In addition, until April 5, 1999 all dealers effecting transactions in Exchange Notes may be required to deliver a prospectus.

  Arch will not receive any proceeds from any sale of Exchange Notes by broker-dealers or any other persons. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

  For a period of one year after the Expiration Date (or such shorter period as will terminate when all Exchange Notes acquired by Participating Broker-Dealers (as defined in the Exchange and Registration Rights Agreement) have been resold by such broker-dealers), Arch will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. Arch has agreed to pay all expenses incident to Arch's performance of, or compliance with, the Exchange and Registration Rights Agreement (including the expenses of one counsel for the holders of the Private Notes) and will indemnify the holders or Private Notes (including any broker-dealers), and certain parties related to such holders, against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

  The validity of the Exchange Notes offered hereby will be passed upon for Arch by Hale and Dorr LLP, 60 State Street, Boston, Massachusetts.

                                    EXPERTS

  The consolidated financial statements of Arch Communications, Inc. as of December 31, 1996 and 1997 and the three years in the period ended December 31, 1997 appearing in this Prospectus and the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon the authority of such firm as experts in accounting and auditing.

  The consolidated financial statements of MobileMedia at December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about MobileMedia's ability to continue as a going concern as described in Note 1 of MobileMedia's Notes to Consolidated Financial Statements) appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

  With the exception of matters unique to MobileMedia, the descriptions of the regulatory requirements under the Communications Act and the regulations thereunder set forth under "Risk Factors--Government Regulation, Foreign Ownership and Possible Redemption" and "Business--Regulation" have been included under the authority of Wilkinson, Barker, Knauer & Quinn, LLP, as experts in telecommunications law. FCC matters unique to MobileMedia included in the description of the regulatory requirements under the Communications Act and the regulations thereunder set forth under "Risk Factors--Government Regulation, Foreign Ownership and Possible Redemption" and "Business-- Regulation" have been included under the authority of Wiley, Rein & Fielding as experts in telecommunications law. Stockholders of Arch should not rely on Wilkinson, Barker, Knauer & Quinn, LLP or Wiley, Rein & Fielding with respect to any other matters.

                           GLOSSARY OF DEFINED TERMS

  Certain defined terms used in the Indenture are set forth beginning on page
102.

DEFINED TERM                                DEFINITION
------------                                ----------
ACE........................................ Arch Communications Enterprises, Inc.
ACE Credit Facility........................ ACE's credit facility which was retired on
                                            June 29, 1998.
ACE Revolver............................... A revolving credit component of the ACE
                                            Credit Facility.
ACE/USAM Merger............................ Merger by which ACE was merged into API.
Adjusted EBITDA............................ EBITDA (net of restructuring charges, equity in loss of affiliates, income tax
                                            benefit, interest and non-operating
                                            expenses (net) and extraordinary items).
Adjusted Pro Forma EBITDA.................. EBITDA (net of restructuring charges and bankruptcy related expenses, equity in loss
                                            of affiliates, income tax benefit, interest
                                            and non-operating expenses (net),
                                            extraordinary items and amortization of
                                            deferred gain on tower sale).
Agent...................................... The Chase Manhattan Bank, as agent to the
                                            DIP Credit Agreement.
ALJ........................................ Administrative law judge.
Amended Plan............................... Third Amended Joint Plan of Reorganization
                                            of Parent and MobileMedia under Chapter 11,
                                            dated as of December 1, 1998.
Antitrust Division......................... Antitrust Division of the Department of
                                            Justice
API........................................ Arch Paging, Inc., a wholly owned subsidiary of Arch.
Arch....................................... Arch Communications, Inc., a Delaware
                                            Corporation.
Arch Executives............................ 16 executive officers of Arch and Parent.
ARPU....................................... Average revenues per unit.
ATOP....................................... The Depositary's Automated Tender Offer
                                            Program.
Bankruptcy Code............................ United States Bankruptcy Code.
Bankruptcy Court........................... U.S. Bankruptcy Court for the District of
                                            Delaware.
Bankruptcy Filing.......................... Voluntary petitions for relief filed under
                                            Bankruptcy Code by MMC Parent and
                                            MobileMedia on January 30, 1997 to
                                            implement an operational and financial
                                            restructuring.
Bankruptcy Related Requirements............ Operation and information requirements of the Office of United States Trustee and any
                                            orders entered or approvals or
                                            authorizations granted by the Bankruptcy
                                            Court in the Insolvency Preceedings during
                                            the period prior to the Effective Time.

DEFINED TERM                                DEFINITION
------------                                ----------
Benbow..................................... Benbow PCS Ventures, Inc.
Benbow Investments......................... Benbow Investments, Inc.
Bond Premium............................... The excess, if any of a Notes tax basis over the amount payable at maturity, or if
                                            a smaller premium would result, on an
                                            earlier call date.
Book-Entry Confirmation.................... A timely confirmation of a book-entry transfer of Private Notes into the Exchange
                                            Agent's account at the depositary.
Bridge Facility............................ $120.0 million bridge facility commitment executed by Arch and the Bear Stearns
                                            Companies, Inc., TD Securities (USA), Inc.,
                                            the Bank of New York and the Royal Bank of
                                            Canada which would be available to Parent
                                            and Arch in the absence of an offering of
                                            the Planned Arch Notes.
Bridge Lenders............................. The Bear Sterns Companies, Inc., The Bank
                                            of New York, TD Securities, (USA) Inc. and
                                            Royal Bank of Canada.
Bridge Warrants............................ The warrants to be issued by Parent to the
                                            Bridge Lenders.
Cedel Bank................................. Cedel Bank, Societe Anonyme.
Change of Control Offer.................... The offer to purchase the Notes required to be made by Arch in the event of a Change of
                                            Control under the Indenture.
Change of Control Purchase Date............ The proposed purchase date set forth in the
                                            Change of Control Offer.
Change of Control Purchase Price........... The purchase price to be paid by Arch for the Notes in the event of a Change of
                                            Control under the Indenture.
Class Period............................... Period between June 29, 1995 and September
                                            27, 1996 during which certain former
                                            officers of MobileMedia allegedly deceived
                                            the investing public by making false
                                            statements or omissions in press releases
                                            and public filings.
Closing Conditions......................... The conditions precedent to effecting the
                                            Merger, as set forth in the Merger
                                            Agreement.
Closing Date............................... June 29, 1998.
CMRS....................................... Commercial mobile radio services.
COAM....................................... Customer-owned and -maintained.
Combined Company........................... Parent and its subsidiaries on a consolidated basis, after giving effect to
                                            the acquisition of MobileMedia.
Company.................................... Arch Communications, Inc.
Commission................................. Securities and Exchange Commission.
Common Stock............................... Common Stock, par value $.01 per share, of
                                            Parent.

DEFINED TERM                                DEFINITION
------------                                ----------
Communications Act......................... Communications Act of 1934, as amended.
Compensation Committee..................... Executive Compensation Committee of the
                                            Parent's Board of Directors.
Complaint.................................. Consolidated amended complaint filed in the
                                            New Jersey Actions.
Confirmation Date.......................... The date on which the Bankruptcy Court enters an order confirming the Amended
                                            Plan.
Confirmation Order......................... Order of the Bankruptcy Court confirming the Amended Plan.
Conxus..................................... CONXUS Communications, Inc.
Credit Facility............................ Bank credit facility of Arch Paging, Inc.
Credit Facility Increase................... $200.0 million increase to the Credit
                                            Facility.
Debtors.................................... MMC Parent, MMC and all of MMC's
                                            subsidiaries.
Depositor.................................. A Holder who has submitted Private Notes for exchange.
DGCL....................................... Delaware General Corporation Law.
Dial Page.................................. Dial Page Inc.
Dial Page Acquisition...................... Acquisition of Dial Page by Mobile Media.
Dial Page Notes............................ Dial Page 12  1/4% Senior Notes due 2000.
DIP........................................ Debtor in possession.
DIP Agreement Lenders...................... Agent and certain other financial institutions.
DIP Credit Agreement....................... Revolving Credit and Guarantee Agreement
                                            dated as of January 30, 1997 among MMC, The
                                            Chase Manhattan Bank and other lenders who
                                            are a party thereto.
Discount................................... The discount at which the Notes were issued from their stated principal amount.
Divisional Reorganization.................. Reorganization of Arch's operations.
DTC........................................ The Depository Trust Company.
EBITDA..................................... Earnings before interest, taxes, depreciation and amortization.
Effective Date............................. Date Amended Plan becomes effective.
Effective Time............................. The Effective Time of the Merger, occurring upon filing of the Certificate of Merger or
                                            such later time as may be specified in the
                                            Certificate of Merger.
Effectiveness Target Date.................. Date specified in the Exchange and
                                            Registration Rights Agreement for the
                                            effectiveness of the Exchange Registration
                                            Statement and the Shelf Registration
                                            Statement.
Eligible Institution....................... A member firm of a registered national securities exchange or of the National
                                            Association of Securities Dealers, Inc., a
                                            commercial bank or trust company having an
                                            office or correspondent in the United
                                            States or an "eligible guarantor
                                            institution" within the meaning of Rule
                                            17Ad-15 under the Exchange Act which is a
                                            member of one of the recognized signature
                                            guarantee programs identified in the Letter
                                            of Transmittal.

DEFINED TERM                                DEFINITION
------------                                ----------
Equity Investment.......................... Parent's contribution of $24.0 million to
                                            Arch's equity, effected on June 29, 1998.
Euroclear.................................. Euroclear System.


Exchange Act............................... Securities Exchange Act of 1934, as
                                            amended.
Exchange Agent............................. U.S. Bank & Trust National Association as
                                            Exchange Agent for the Exchange Offer.
Exchange and Registration Rights            Exchange and Registration Rights Agreement
 Agreement................................. dated July 24, 1998 among Arch and the
                                            Initial Purchasers setting forth provisions
                                            relating to the Exchange Offer and related
                                            matters.
Exchange Notes............................. 12  3/4% Senior Notes due 2007 offered pursuant to this Prospectus.
Exchange Offer............................. Offer made by this Prospectus to exchange
                                            Exchange Notes for Private Notes.
Exchange Offer Registration Statement...... The Registration Statement, which was required by the Exchange and Registration
                                            Rights Agreement to be filed.
Exhibit Opinion............................ Tax Opinion of Hale and Dorr LLP, counsel to Arch.
Expiration Date............................ 5:00 p.m., New York City time on February
                                            4, 1999.
FCC........................................ Federal Communications Commission.
FCC Grant.................................. FCC order consenting to requests in FCC
                                            Applications.
FCC Order.................................. FCC order, issued April 8, 1997, commencing an administrative hearing to inquire into
                                            the qualification of MobileMedia to remain
                                            an FCC licensee.
Fort Lee Lease............................. Lease between MobileMedia and Miller
                                            Freeman, Inc. for MobileMedia's office
                                            headquarters in Fort Lee, New Jersey.
14% Notes.................................. Arch's 14% Senior Notes due 2004.
14% Notes Indenture........................ Indenture under which the 14% Notes are outstanding.
GAAP....................................... Generally accepted accounting principles.
Glenayre................................... Glenayre Electronics, Inc.
Goldman Sachs.............................. Goldman, Sachs & Co. and its parent holding company, The Goldman Sachs Group, L.P.
Goodwill................................... Excess of the purchase price paid by Parent to acquire MobileMedia over the net fair
                                            market value allocated to the indentifiable
                                            assets and liabilities of MobileMedia.
Hearing.................................... Hearing in WT Docket No. 97-115, In the
                                            matter of MobileMedia Corporation, et al.

DEFINED TERM                                DEFINITION
------------                                ----------
Holder..................................... A holder of Notes.
HSR Act.................................... Hart-Scott-Rodino Antitrust Improvements
                                            Act of 1976, as amended.
Indenture.................................. The Indenture dated as of June 29, 1998 governing the Notes.
Initial Purchasers......................... Bear Stearns, Barclays Capital Inc., RBC
                                            Dominion Securities Corporation, BNY
                                            Capital Markets, Inc. and TD Securities
                                            (USA) Inc.
IRS........................................ Internal Revenue Service.
Key Suppliers.............................. Panasonic, Motorola, Glenayre and NEC.
LECs....................................... Local exchange carriers.
Letter of Transmittal...................... Form of letter, appended to this
                                            Prospectus, for accepting the Exchange
                                            Offer.
LIBOR...................................... A bank's reserved-adjusted London Interbank
                                            Offered Rate.
Liquidated Damages......................... Additional interest which accrues on the
                                            Private Notes while certain defaults are
                                            occurring under the Exchange and
                                            Registration Rights Agreements.
LQA........................................ Latest quarter annualized.
Merger..................................... The proposed Merger of MMC with and into
                                            Merger Subsidiary pursuant to the Merger
                                            Agreement.
Merger Agreement........................... Agreement and Plan of Merger dated as of
                                            August 18, 1998, and amended as of
                                            September 3, 1998 and as of December 1,
                                            1998, by and among MMC Parent, MMC, the
                                            Merger Subsidiary and Parent.
Merger Benefits............................ Certain estimates of anticipated cost savings, capital expenditure avoidance and
                                            other benefits.
Merger Subsidiary.......................... Farm Team Corp., a wholly owned subsidiary of Parent.
Metrocall.................................. Metrocall, Inc.
MMC........................................ MobileMedia Communications, Inc., a wholly owned subsidiary of MMC Parent and
                                            currently operating as a debtor-in-
                                            possession under Chapter 11.
MMC Parent................................. MobileMedia Corporation, a Delaware
                                            corporation currently operating as a
                                            debtor-in-possession under Chapter 11.
MobileComm................................. Mobile Communications Corporation of
                                            America.
MobileComm Acquisition..................... Acquisition of MobileComm by MobileMedia.
MobileMedia................................ MMC and its subsidiaries.
MobileMedia Adjusted EBITDA................ Earnings before other income (expense), taxes, depreciation, amortization,
                                            impairment of long-lived assets,
                                            amortization of deferred gain on tower sale
                                            and restructuring costs.

DEFINED TERM                                DEFINITION
------------                                ----------
MobileMedia Breakup Fee.................... Liability of Arch to MMC of $32.5 million for Arch's failure, not otherwise excused,
                                            to perform its obligation under the Merger
                                            Agreement.
MobileMedia Deferred Coupon Notes.......... $210.0 million of Senior Subordinated
                                            Deferred Coupon Notes issued by
                                            MobileMedia.
MobileMedia 9  3/8% Notes.................. MMC's 9  3/8% Senior Subordinated Notes due
                                            2007.
MobileMedia 1995 Credit Agreement.......... MMC's $750.0 million senior secured credit agreement.
MobileMedia Notes.......................... MobileMedia 9  3/8% Notes and certain other outstanding notes of MobileMedia.
MobileMedia Tower Site Sale................ Sale of MMC's transmission towers and related real property.
MobileMedia Tower Sites.................... Certain transmission towers and associated assets of MobileMedia.
MobileMedia Tower Site Sale Agreement...... Purchase Agreement between MobileMedia and
                                            Pinnacle in connection with the MobileMedia
                                            Tower Site Sale.
MobileMedia Transaction.................... The Merger and the Related Transactions.
Motorola................................... Motorola, Inc.
Named Executive Officers................... Arch's and Parent's Chief Executive Officer
                                            and other executive officers.
NASD....................................... National Association of Securities Dealers,
                                            Inc.
NEC........................................ NEC America Inc.
New Jersey Actions......................... Five actions filed against MobileMedia and certain of its officers, directors and
                                            underwriters in the United States District
                                            Court for the District of New Jersey.
New Treasury Regulations................... The New Treasury Regulations described in
                                            "Material Income Tax Considerations--Non
                                            United States Holders--Payment of
                                            Interest."
Non-United States Holders--Payment of
 Interest..................................
9  1/2% Notes.............................. Arch's 9  1/2% Senior Notes due 2004.
9  1/2% Notes Indenture.................... Indenture under which the 9  1/2% Notes are outstanding.
NOL........................................ Net operating loss.
Notes...................................... The Private Notes and the Exchange Notes.
N-PCS...................................... Narrowband personal communications services.
N-PCS Construction......................... N-PCS network construction.
Old Parent................................. A predecessor to Parent, also named Arch
                                            Communications Group, Inc. On September 7,
                                            1995 Old Parent acquired USA Mobile
                                            Communications Holdings, Inc. by merging
                                            with and into USA Mobile Communications
                                            Holdings, Inc., which simultaneously
                                            changed its name to Arch Communications
                                            Group, Inc.

DEFINED TERM                                DEFINITION
------------                                ----------
Page Call.................................. Page Call, Inc.
Page Net................................... Paging Network, Inc.
Paging revenue............................. Services, rents and maintenance revenues for MobileMedia's paging and related
                                            services.
Panasonic.................................. Panasonic Communications & Systems Company.
Parent..................................... Arch Communications Group Inc., a Delaware
                                            Corporation which owns all of Arch's
                                            outstanding capital stock.
Parent Convertible Debentures.............. Parent's 6  3/4% Convertible Subordinated
                                            Debentures due 2003.
Parent Debenture Indenture................. Indenture under which the Parent
                                            Convertible Debentures were issued.
Parent Discount Notes...................... Parent's 10  7/8% Senior Discount Notes due
                                            2008.
Parent Discount Notes Indenture............ Indenture under which the Parent Discount
                                            Notes were issued.
PCP........................................ Private Carrier Paging Operator.
PCS........................................ Broadband personal communications services.
Petition Date.............................. January 30, 1997, the date the Debtors filed voluntary petitions for
                                            reorganization under Chapter 11.
Pinnacle................................... Pinnacle Towers, Inc.
Plan....................................... Third Amended Joint Plan of Reorganization
                                            of Parent and MobileMedia under Chapter 11,
                                            dated as of December 1, 1998.
Planned Arch Notes......................... Arch's issuance of $200.0 million of new
                                            Senior Notes.
Pre-Petition Lenders....................... Lenders under the MobileMedia 1995 Credit
                                            Agreement.
Private Note Offering...................... Offering and sale of the Private Notes, effected on June 29, 1998.
Private Notes.............................. 12  3/4% Senior Notes due 2007 issued in a private placement on June 29, 1998.
Projections................................ The unaudited projections for Arch following the Merger, set forth in Annex A.
Purchase Agreement......................... Purchase Agreement dated June 29, 1998 among Arch and the Initial Purchasers
                                            relating to the issuance and sale of the
                                            Notes.
QIB........................................ Qualified institutional buyers within the meaning of Rule 144A.
RCC........................................ Radio Common Carrier.
Registration Default....................... Certain failures on the part of Arch to have the Registration Statement which
                                            includes this Prospectus to be declared
                                            effective by the SEC. See "Liquidated
                                            Damages."

DEFINED TERM                                DEFINITION
------------                                ----------
Registration Statement..................... Registration Statement filed by Arch to effect the Exchange Offer, of which this
                                            Prospectus is a part.
Related Transactions....................... The completion of rights offerings of
                                            Parent's Common Stock; issuance and sale of
                                            Planned Arch Notes (or borrowings under the
                                            Bridge Facility); additional borrowings
                                            under Credit Facility; issuance of Parent's
                                            Common Stock in accordance with the Amended
                                            Plan; and payment by Parent of $479.0
                                            million in cash in accordance with the
                                            Amended Plan.
Retention Agreements....................... The Executive Retention Agreements executed by and between Arch and the Arch
                                            Executives.
Sandler.................................... Sandler Capital Management Company.
SARs....................................... Stock appreciation rights.
SEC........................................ Securities and Exchange Commission.
Section 382 Limitation..................... Restrictions on a corporation's utilization of its NOL carryforwards and other tax
                                            attributes imposed by Section 382 of the
                                            Tax Code.
Securities Act............................. Securities Act of 1933, as amended.
Series C Preferred Stock................... Series C Convertible Preferred Stock, par
                                            value $.01 per share, of Parent.
SFAS....................................... Statement of Financial Accounting
                                            Standards.
SFAS No. 130............................... Statement of Financial Accounting Standards
                                            No. 130 "Reporting Comprehensive Income".
SFAS No. 131............................... Statement of Financial Accounting Standards
                                            No. 131 "Disclosures about Segments of an
                                            Enterprise and Related Information".
SFAS No. 133............................... Statement of Financial Accounting Standards
                                            No. 133 "Accounting for Derivative
                                            Investments and Hedging Activities."
Shelf Registration Statement............... A registration statement for certain
                                            Private Notes required in certain
                                            circumstances and to be filed pursuant to
                                            the Exchange and Registration Statement.
SkyTel..................................... SkyTel Communications, Inc.
SOP 98-1................................... Statement of Position 98-1.
SOP 98-5................................... Statement of Position 98-5.
SPRM....................................... Stated redemption price at maturity.
Standby Purchase Agreements................ Certain separate commitment letters, dated as of August 18, 1998 and amended as of
                                            September 3, 1998 and as of December 1,
                                            1998, among Parent, MMC and the Standby
                                            Purchasers whereby the Standby Purchasers
                                            will purchase certain shares as well as any
                                            and all other shares not purchased by other
                                            unsecured creditors for an aggregate
                                            purchase price of up to $217.0 million.

DEFINED TERM                                DEFINITION
------------                                ----------
Standby Purchasers......................... Certain unsecured creditors of Parent and
                                            MobileMedia comprised of W.R. Huff Asset
                                            Management Co., L.L.C., Northwestern Mutual
                                            Life Insurance Company Mutual (for itself
                                            and for certain managed accounts), Credit
                                            Suisse First Boston Corporation and
                                            Whippoorwill Associates, Inc.
Standby Purchasers' Warrants............... Warrants issued to the Standby Purchasers to acquire shares of Parent's Common Stock
                                            at the Warrant Exercise Price.
Subsidiary Restructuring................... A restructuring of certain of Parent's subsidiaries through mergers and other
                                            transactions effected on June 29, 1998.
Surviving Corporation...................... Merger Subsidiary.
Tax Code................................... Internal Revenue Code of 1986, as amended.
Telecommunications Act..................... Telecommunications Act of 1996.
TIN........................................ Taxpayer Identification Number.

Tower Site Sale............................ Sale of certain tower sites owned by Arch.
Tranche A Facility......................... $175.0 million reducing revolving credit facility amendment to Arch's existing
                                            credit facility.
Tranche B Facility......................... $100.0 million 364-day revolving credit facility under which the principal amount
                                            outstanding on June 27, 1999 will convert
                                            to a term loan.
Tranche C Facility......................... $125.0 million term loan.
Transfer Restricted Securities............. The Private Notes until disposed of in a public offering or public distribution as
                                            specified in the Exchange and Registration
                                            Rights Agreement.
Trustee.................................... U.S. Bank Trust National Association, as
                                            Trustee under the Indenture for the Notes.
Trust Indenture Act........................ The Trust Indenture Act of 1939, as
                                            amended.
United States Holder....................... The beneficial owner of a Note that for
                                            United States federal income tax purposes
                                            is (i) a citizen or resident of the United
                                            States, (ii) a corporation created or
                                            organized in or under the laws of the
                                            United States or any state thereof, (iii) a
                                            partnership or other business entity
                                            created or organized in or under the laws
                                            of the United States or any state thereof
                                            and that is properly treated as a United
                                            States person for tax purposes, (iv) an
                                            estate the income of which is includible in
                                            gross income for United States federal
                                            income tax purposes regardless of its
                                            source, or (v) a trust the administration
                                            of which is subject to the primary
                                            supervision of a United States court and
                                            with respect to which one or more United
                                            States persons have the authority to
                                            control all substantial decisions.

DEFINED TERM                                DEFINITION
------------                                ----------
Universal Service.......................... Widespread availability of telecommunications services (including to
                                            low income consumers).
Universal Service Fund..................... Fund created for Universal Service.
Unsecured Creditors........................ The unsecured creditors of MMC Parent and
                                            MobileMedia.
USAM....................................... USA Mobile Communications, Inc. II.
USAM Credit Facility....................... A former credit facility in favor of USAM.
USAM Notes................................. The 9  1/2% Notes and the 14% Notes.
USA Mobile................................. USA Mobile Communications Holdings, Inc.
USA Mobile Merger.......................... Merger of Old Arch with and into USA
                                            Mobile.
WTO Agreement.............................. World Trade Organization Agreement.
Y2K Project Group.......................... Arch's cross-functional project group to work on the Year 2000 problem.

                         INDEX TO FINANCIAL STATEMENTS

Report of Independent Public Accountants...................................  F-2
Consolidated Balance Sheets as of December 31, 1996 and 1997 and September
 30, 1998 (unaudited)......................................................  F-3
Consolidated Statements of Operations for Each of the Three Years in the
 Period Ended December 31, 1997 and for the Nine Months Ended September 30,
 1997 and 1998 (unaudited).................................................  F-4
Predecessor Consolidated Statement of Operations for the Period from
 January 1, 1995 to September 7, 1995......................................  F-5
Consolidated Statements of Stockholder's Equity for Each of the Three Years
 in the Period Ended December 31, 1997 and for the Nine Months Ended
 September 30, 1998 (unaudited)............................................  F-6
Consolidated Statements of Cash Flows for Each of the Three Years in the
 Period Ended December 31, 1997 and for the Nine Months Ended September 30,
 1997 and 1998 (unaudited).................................................  F-7
Predecessor Consolidated Statement of Cash Flows for the Period from
 January 1, 1995 to
 September 7, 1995 ........................................................  F-8
Notes to Consolidated Financial Statements.................................  F-9

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Arch Communications, Inc.:

  We have audited the accompanying consolidated balance sheets of Arch Communications, Inc. (a Delaware corporation and a wholly-owned subsidiary of Arch Communications Group, Inc.) (the "Company") and subsidiaries as of December 31, 1996 and 1997, and the related consolidated statements of operations, stockholder's equity and cash flows for each of the three years in the period ended December 31, 1997 and the statements of operations and cash flows for the period from January 1, 1995 to September 7, 1995 (predecessor basis). These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Arch Communications, Inc. and subsidiaries as of December 31, 1996 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997 and for the period from January 1, 1995 to September 7, 1995 (predecessor basis), in conformity with generally accepted accounting principles.

  Our audit was made for the purpose of forming an opinion on the basic consolidated financial statements taken as a whole. The schedule listed in
Item 21 (b) is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic consolidated financial statements. The schedule has been subjected to the auditing procedures applied in the audit of the basic consolidated financial statements and, in our opinion, fairly state in all material respects the financial data required to be set forth therein in relation to the basic consolidated financial statements taken as a whole.

                                          /s/ Arthur Andersen LLP
                                          Arthur Andersen LLP

Boston, Massachusetts
February 9, 1998 (except
with respect to the matters
discussed in Notes 3 and 4,
as to which the date is June
29, 1998)

                           ARCH COMMUNICATIONS, INC.
         (A WHOLLY-OWNED SUBSIDIARY OF ARCH COMMUNICATIONS GROUP, INC.)

                          CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                               DECEMBER 31,
                                           ----------------------  SEPTEMBER 30,
                                              1996        1997         1998
                                           ----------  ----------  -------------
                                                                    (UNAUDITED)
                 ASSETS
Current assets:
  Cash and cash equivalents..............  $    1,271  $    1,887    $   4,534
  Accounts receivable (less reserves of
   $4,111, $5,744 and $7,375 in 1996,
   1997 and 1998, respectively)..........      25,344      30,147       34,496
  Inventories............................      10,239      12,633       10,578
  Prepaid expenses and other.............       4,531       4,917        4,170
                                           ----------  ----------    ---------
    Total current assets.................      41,385      49,584       53,778
                                           ----------  ----------    ---------
Property and equipment, at cost:
  Land, buildings and improvements.......       8,780      10,089       10,382
  Paging and computer equipment..........     339,391     361,713      393,808
  Furniture, fixtures and vehicles.......       9,921      16,233       17,115
                                           ----------  ----------    ---------
                                              358,092     388,035      421,305
  Less accumulated depreciation and
   amortization..........................      96,448     146,542      197,416
                                           ----------  ----------    ---------
  Property and equipment, net............     261,644     241,493      223,889
                                           ----------  ----------    ---------
Intangible and other assets (less
 accumulated amortization of $140,605,
 $258,856 and $339,325 in 1996, 1997 and
 1998, respectively).....................     831,299     718,969      654,129
                                           ----------  ----------    ---------
                                           $1,134,328  $1,010,046    $ 931,796
                                           ==========  ==========    =========
  LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Current maturities of long-term debt...  $       46  $   24,513    $     --
  Accounts payable.......................      17,395      22,486       23,571
  Accrued restructuring..................         --          --        14,810
  Accrued expenses.......................      14,287      11,894       12,523
  Accrued interest.......................      10,189      11,174       18,466
  Customer deposits......................       6,698       6,150        5,340
  Deferred revenue.......................       7,181       8,787       11,349
                                           ----------  ----------    ---------
    Total current liabilities............      55,796      85,004       86,059
                                           ----------  ----------    ---------
Long-term debt, less current maturities..     605,513     623,000      619,534
                                           ----------  ----------    ---------
Other long-term liabilities..............      21,172         --        28,639
                                           ----------  ----------    ---------
Commitments and contingencies
Stockholder's equity:
  Common Stock - $.01 par value,
   authorized 1,000 shares, issued and
   outstanding 849 shares................         --          --           --
  Additional paid-in capital.............     620,740     617,563      642,225
  Accumulated deficit....................    (168,893)   (315,521)    (444,661)
                                           ----------  ----------    ---------
    Total stockholder's equity...........     451,847     302,042      197,564
                                           ----------  ----------    ---------
                                           $1,134,328  $1,010,046    $ 931,796
                                           ==========  ==========    =========

  The accompanying notes are an integral part of these consolidated financial statements.

                           ARCH COMMUNICATIONS, INC.
         (A WHOLLY-OWNED SUBSIDIARY OF ARCH COMMUNICATIONS GROUP, INC.)

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)


                                                          NINE MONTHS ENDED
                           YEARS ENDED DECEMBER 31,         SEPTEMBER 30,
                         ------------------------------  --------------------
                           1995      1996       1997       1997       1998
                         --------  ---------  ---------  ---------  ---------
                                                             (UNAUDITED)
Service, rental and
 maintenance revenues... $138,466  $ 291,399  $ 351,944  $ 261,570  $ 277,826
Product sales...........   24,132     39,971     44,897     34,029     31,811
                         --------  ---------  ---------  ---------  ---------
    Total revenues......  162,598    331,370    396,841    295,599    309,637
Cost of products sold...  (20,789)   (27,469)   (29,158)   (22,044)   (21,863)
                         --------  ---------  ---------  ---------  ---------
                          141,809    303,901    367,683    273,555    287,774
                         --------  ---------  ---------  ---------  ---------
Operating expenses:
  Service, rental and
   maintenance..........   29,673     64,957     79,836     59,227     60,812
  Selling...............   24,502     46,962     51,474     39,019     36,902
  General and
   administrative.......   40,448     86,181    106,041     78,878     84,527
  Depreciation and
   amortization.........   60,037    191,101    231,376    179,188    164,290
  Restructuring charge..      --         --         --         --      16,100
                         --------  ---------  ---------  ---------  ---------
    Total operating
     expenses...........  154,660    389,201    468,727    356,312    362,631
                         --------  ---------  ---------  ---------  ---------
Operating income
 (loss).................  (12,851)   (85,300)  (101,044)   (82,757)   (74,857)
Interest expense........  (20,435)   (50,330)   (63,680)   (47,554)   (51,546)
Interest income.........       38      1,270        796        539      1,202
Equity in loss of
 affiliate..............      --      (1,968)    (3,872)    (2,828)    (2,219)
                         --------  ---------  ---------  ---------  ---------
Income (loss) before
 income tax benefit and
 extraordinary item.....  (33,248)  (136,328)  (167,800) (132,600)   (127,420)
Benefit from income
 taxes..................    4,600     51,207     21,172     15,900        --
                         --------  ---------  ---------  ---------  ---------
Income (loss) before
 extraordinary item.....  (28,648)   (85,121)  (146,628)  (116,700)  (127,420)
Extraordinary charge
 from early
 extinguishment of
 debt...................   (1,684)    (1,904)       --         --      (1,720)
                         --------  ---------  ---------  ---------  ---------
Net income (loss)....... $(30,332) $ (87,025) $(146,628) $(116,700) $(129,140)
                         ========  =========  =========  =========  =========


  The accompanying notes are an integral part of these consolidated financial statements.

                       USA MOBILE COMMUNICATIONS, INC. II

                PREDECESSOR CONSOLIDATED STATEMENT OF OPERATIONS

                PERIOD FROM JANUARY 1, 1995 TO SEPTEMBER 7, 1995
                                 (IN THOUSANDS)

Service, rental and maintenance revenues.............................. $ 72,185
Product sales.........................................................    9,996
                                                                       --------
    Total revenues....................................................   82,181
Cost of products sold.................................................   (6,726)
                                                                       --------
                                                                         75,455
                                                                       --------
Operating expenses:
  Service, rental and maintenance.....................................   13,875
  Selling.............................................................   11,916
  General and administrative..........................................   19,267
  Depreciation and amortization.......................................   29,239
                                                                       --------
    Total operating expenses..........................................   74,297
                                                                       --------
Operating income......................................................    1,158
Interest expense, net.................................................  (18,522)
Non-operating expenses................................................   (7,844)
                                                                       --------
Income (loss) before income tax benefit...............................  (25,208)
Benefit from income taxes.............................................    2,675
                                                                       --------
Net income (loss)..................................................... $(22,533)
                                                                       ========


  The accompanying notes are an integral part of these consolidated financial statements.

                           ARCH COMMUNICATIONS, INC.
         (A WHOLLY-OWNED SUBSIDIARY OF ARCH COMMUNICATIONS GROUP, INC.)

                CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY
                                 (IN THOUSANDS)

                                          ADDITIONAL                 TOTAL
                                   COMMON  PAID-IN   ACCUMULATED STOCKHOLDER'S
                                   STOCK   CAPITAL     DEFICIT      EQUITY
                                   ------ ---------- ----------- -------------
BALANCE, DECEMBER 31, 1994........  $--    $309,357   $ (51,536)   $ 257,821
Capital Contribution from Arch
 Communications Group, Inc........   --      49,054         --        49,054
Net loss..........................   --         --      (30,332)     (30,332)
                                    ----   --------   ---------    ---------
BALANCE, DECEMBER 31, 1995........   --     358,411    (81,868)      276,543
Capital Contribution from Arch
 Communications Group, Inc........   --     262,329         --       262,329
Net loss..........................   --         --      (87,025)     (87,025)
                                    ----   --------   ---------    ---------
BALANCE, DECEMBER 31, 1996........   --     620,740    (168,893)     451,847
Distribution to Arch
 Communications Group, Inc. ......   --      (3,177)        --        (3,177)
Net loss..........................   --         --     (146,628)    (146,628)
                                    ----   --------   ---------    ---------
BALANCE, DECEMBER 31, 1997........   --     617,563    (315,521)     302,042
Capital Contribution from Arch
 Communications Group, Inc.
 (unaudited)......................   --      24,662         --        24,662
Net loss (unaudited)..............   --         --     (129,140)    (129,140)
                                    ----   --------   ---------    ---------
BALANCE, SEPTEMBER 30, 1998
 (UNAUDITED)......................  $--    $642,225   $(444,661)   $ 197,564
                                    ====   ========   =========    =========



  The accompanying notes are an integral part of these consolidated financial statements.

                           ARCH COMMUNICATIONS, INC.
         (A WHOLLY-OWNED SUBSIDIARY OF ARCH COMMUNICATIONS GROUP, INC.)
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                               NINE MONTHS
                            YEARS ENDED DECEMBER 31,       ENDED SEPTEMBER 30,
                          -------------------------------  --------------------
                            1995       1996       1997       1997       1998
                          ---------  ---------  ---------  ---------  ---------
                                                               (UNAUDITED)
Cash flows from
 operating activities:
  Net income (loss).....  $ (30,332) $ (87,025) $(146,628) $(116,700) $(129,140)
  Adjustments to
   reconcile net income
   (loss) to net cash
   provided by operating
   activities:
  Depreciation and
   amortization.........     60,037    191,101    231,376    179,188    164,290
  Deferred income tax
   benefit..............     (4,600)   (51,207)   (21,172)   (15,900)       --
  Extraordinary charge
   from early
   extinguishment of
   debt.................      1,684      1,904        --         --       1,720
  Equity in loss of
   affiliate............        --       1,968      3,872      2,828      2,219
  Accretion of discount
   on senior notes......        --         --         --         --          70
  Accounts receivable
   loss provision.......      3,915      8,198      7,181      5,585      6,313
  Changes in assets and
   liabilities, net of
   effect from
   acquisitions of
   paging companies:
    Accounts
     receivable.........     (9,582)   (15,513)   (11,984)    (8,481)   (10,662)
    Inventories.........     (3,176)     1,845     (2,394)    (3,677)     2,055
    Prepaid expenses and
     other..............       (511)        89       (386)       679        747
    Accounts payable and
     accrued expenses...       (551)   (12,440)     3,683        649     23,816
    Customer deposits
     and
     deferred revenue...        (10)     1,556      1,058        964      1,752
    Other long-term
     liabilities........        --         --         --         --      28,639
                          ---------  ---------  ---------  ---------  ---------
Net cash provided by
 operating activities...     16,874     40,476     64,606     45,135     91,819
                          ---------  ---------  ---------  ---------  ---------
Cash flows from
 investing activities:
  Additions to property
   and equipment, net...    (45,331)  (138,899)   (87,868)   (63,694)   (58,029)
  Additions to
   intangible and other
   assets...............    (15,137)   (16,676)   (14,899)   (10,978)   (27,756)
  Acquisition of paging
   companies, net of
   cash acquired........   (132,081)  (325,420)       --         --         --
                          ---------  ---------  ---------  ---------  ---------
Net cash used for
 investing activities...   (192,549)  (480,995)  (102,767)   (74,672)   (85,785)
                          ---------  ---------  ---------  ---------  ---------
Cash flows from
 financing activities:
  Issuance of long-term
   debt.................    191,617    401,000     91,000     91,000    455,964
  Repayment of long-term
   debt.................    (63,705)  (225,166)   (49,046)   (56,035)  (484,013)
  Capital contribution
   from (distribution
   to) Arch
   Communications Group,
   Inc..................     49,054    262,329     (3,177)    (3,535)    24,662
                          ---------  ---------  ---------  ---------  ---------
Net cash provided by
 (used for) financing
 activities.............    176,966    438,163     38,777     31,430     (3,387)
                          ---------  ---------  ---------  ---------  ---------
Net increase (decrease)
 in cash and cash
 equivalents............      1,291     (2,356)       616      1,893      2,647
Cash and cash
 equivalents, beginning
 of period..............      2,336      3,627      1,271      1,271      1,887
                          ---------  ---------  ---------  ---------  ---------
Cash and cash
 equivalents, end of
 period.................  $   3,627  $   1,271  $   1,887  $   3,164  $   4,534
                          =========  =========  =========  =========  =========
Supplemental disclosure:
  Interest paid.........  $  18,769  $  46,448  $  61,322  $  44,915  $  42,511
                          =========  =========  =========  =========  =========
  Liabilities assumed in
   acquisition of paging
   companies............  $ 312,833  $  58,233  $     --   $     --   $     --
                          =========  =========  =========  =========  =========

  The accompanying notes are an integral part of these consolidated financial statements.

                       USA MOBILE COMMUNICATIONS, INC. II

                PREDECESSOR CONSOLIDATED STATEMENT OF CASH FLOWS

                PERIOD FROM JANUARY 1, 1995 TO SEPTEMBER 7, 1995
                                 (IN THOUSANDS)

Cash flows from operating activities:
  Net income (loss).................................................. $(22,533)
  Adjustments to reconcile net income (loss) to net cash provided by operating activities:
  Depreciation and amortization......................................   29,239
  Amortization of debt issuance costs................................      720
  Deferred tax benefit...............................................   (2,675)
  Accounts receivable loss provision.................................    2,149
  Changes in assets and liabilities, net of effect from acquisitions of paging companies:
    Accounts receivable..............................................   (3,122)
    Inventories......................................................      418
    Prepaid expenses and other.......................................     (198)
    Accounts payable.................................................   (3,969)
    Accrued expenses.................................................      972
    Accrued acquisition costs........................................    2,553
    Accrued interest.................................................    1,375
    Customer deposits................................................      950
    Deferred revenue.................................................      (39)
                                                                      --------
Net cash provided by operating activities............................    5,840
                                                                      --------
Cash flows from investing activities:
  Sale of investment in repurchase agreements........................   37,000
  Acquisitions of paging companies, net of cash acquired.............  (28,684)
  Release of pending acquisition escrow deposits.....................   14,234
  Additions to property and equipment, net...........................  (34,044)
  Additions to intangible and other assets...........................   (2,812)
                                                                      --------
Net cash used for investing activities...............................  (14,306)
                                                                      --------
Cash flows from financing activities:
  Issuance of long-term debt.........................................   12,840
  Repayment of long-term debt........................................     (651)
  Capital contributions..............................................       54
                                                                      --------
Net cash provided by financing activities............................   12,243
                                                                      --------
Net increase in cash.................................................    3,777
Cash, beginning of period............................................      420
                                                                      --------
Cash, end of period.................................................. $  4,197
                                                                      ========

  The accompanying notes are an integral part of these consolidated financial statements.

                           ARCH COMMUNICATIONS, INC.
        (A WHOLLY-OWNED SUBSIDIARY OF ARCH COMMUNICATIONS GROUP, INC.)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

  Organization--Arch Communications, Inc. ("Arch" or the "Company") is a leading provider of wireless messaging services, primarily paging services, and is the third largest paging company in the United States (based on pagers in service). The Company had 4.2 million pagers in service at September 30, 1998. The financial statements for the Company represents the merger of Arch Communications Enterprises, Inc. ("ACE") with and into a subsidiary of USA Mobile Communications, Inc. II ("USAM"). ACE, USAM and the Company are wholly-owned subsidiaries of Arch Communications Group, Inc. ("Parent").

  Arch Communications Group, Inc. ("Old Parent") was incorporated in January 1986 in Delaware and conducted its operations through wholly-owned direct and indirect subsidiaries. On September 7, 1995, Old Parent completed its acquisition of USA Mobile Communications Holdings, Inc. ("USA Mobile") through the merger (the "USA Mobile Merger") of Old Parent with and into USA Mobile, which simultaneously changed its name to Arch Communications Group, Inc. and continued in existence as a Delaware corporation. In accordance with generally accepted accounting principles, Old Parent was treated as the acquirer in the USA Mobile Merger for accounting and financial reporting purposes, and Parent reports the historical financial statements of Old Parent as the historical financial statements of Parent.

  The USA Mobile Merger has been accounted for using the purchase method of accounting. Parent is treated as the acquirer in the USA Mobile Merger for accounting and financial reporting purposes. The fair values of USAM's assets and liabilities at the effective time of the USA Mobile Merger represent a new cost basis for those assets and liabilities that have been pushed down to the accompanying financial statements of Arch dated subsequent to September 7, 1995. The principal effect of push down accounting was to increase the carrying values of intangible assets by $374.1 million and to decrease the carrying values of property and equipment by $9.2 million. Substantially all USA Mobile's assets and liabilities were composed of the assets and liabilities of USAM on the USA Mobile Merger date. Pro forma information is included in Note 2.

  The aggregate consideration paid or exchanged in the USA Mobile Merger was $582.2 million, consisting of cash paid of $88.9 million (including direct transaction costs), 7,599,493 shares of Parent common stock valued at $209.0 million and the assumption of liabilities of $284.3 million, including $241.2 million of long-term debt. Resulting goodwill is being amortized over a ten-year period using the straight-line method. The accompanying consolidated statements of operations and cash flows for the period January 1, 1995 to September 7, 1995 are collectively referred to herein as "USAM Financial Statements". Application of the purchase method of accounting at the USA Mobile Merger date primarily resulted in higher values assigned to intangible assets which will have the effect of increased amortization expense charged in future periods. Accordingly, USAM Financial Statements are not comparable to the financial statements of USAM subsequent to the USA Mobile Merger. Certain amounts in the USAM Financial Statements, however, were reclassified to conform with the current period presentation.

  Unaudited Interim Consolidated Financial Statements--The consolidated balance sheet as of September 30, 1998, the consolidated statements of operations and cash flows for the nine months ended September 30, 1997 and 1998 and the consolidated statements of stockholder's equity for the nine months ended September 30, 1998 are unaudited and, in the opinion of the Company's management, include all adjustments and accruals, consisting only of normal recurring accrual adjustments, which are necessary for a fair presentation of the Company's consolidated financial position, results of operations and cash flows. The results of operations for the nine months ended September 30, 1998 are not necessarily indicative of the results that may be expected for the full year.

  Principles of Consolidation--The accompanying consolidated financial statements include the accounts of the Company, and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated.

                           ARCH COMMUNICATIONS, INC.
        (A WHOLLY-OWNED SUBSIDIARY OF ARCH COMMUNICATIONS GROUP, INC.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)


  Revenue Recognition--Arch recognizes revenue under rental and service agreements with customers as the related services are performed. Maintenance revenues and related costs are recognized ratably over the respective terms of the agreements. Sales of equipment are recognized upon delivery. Commissions are recognized as an expense when incurred.

  Use of Estimates--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Cash Equivalents--Cash equivalents include short-term, interest-bearing instruments purchased with remaining maturities of three months or less. The carrying amount approximates fair value due to the relatively short period to maturity of these instruments.

  Inventories--Inventories consist of new pagers which are held specifically for resale. Inventories are stated at the lower of cost or market, with cost determined on a first-in, first-out basis.

  Property and Equipment--Pagers sold or otherwise retired are removed from the accounts at their net book value using the first-in, first-out method. Property and equipment is stated at cost and is depreciated using the straight-line method over the following estimated useful lives:

             ASSET CLASSIFICATION                         ESTIMATED USEFUL LIFE
             --------------------                         ---------------------
      Buildings and improvements.........................       20 Years
      Leasehold improvements.............................      Lease Term
      Pagers.............................................        3 Years
      Paging and computer equipment......................       5-8 Years
      Furniture and fixtures.............................       5-8 Years
      Vehicles...........................................        3 Years

  Effective October 1, 1995, Arch changed its estimate of the useful life of pagers from four years to three years. This change was made to better reflect the estimated period during which pagers will produce equipment rental revenue. The change did not have a material effect on depreciation expense or net loss in the quarter ended December 31, 1995.

  Depreciation and amortization expense related to property and equipment totaled $25.0 million, $87.5 million and $108.0 million for the years ended December 31, 1995, 1996 and 1997, respectively.

  Intangible and Other Assets--Intangible and other assets, net of accumulated amortization, are composed of the following (in thousands):

                                                  DECEMBER 31,
                                                ----------------- SEPTEMBER 30,
                                                  1996     1997       1998
                                                -------- -------- -------------
                                                                   (UNAUDITED)
Goodwill....................................... $351,969 $312,017   $281,847
Purchased FCC licenses.........................  330,483  293,922    265,873
Purchased subscriber lists.....................  120,981   87,281     64,341
Investment in CONXUS Communications, Inc.......    6,500    6,500      6,500
Investment in Benbow PCS Ventures, Inc.........    3,642    6,189     12,362
Non-competition agreements.....................    3,594    2,783      2,026
Deferred financing costs.......................    3,420      526     13,352
Other..........................................   10,710    9,751      7,828
                                                -------- --------   --------
                                                $831,299 $718,969   $654,129
                                                ======== ========   ========

                           ARCH COMMUNICATIONS, INC.
        (A WHOLLY-OWNED SUBSIDIARY OF ARCH COMMUNICATIONS GROUP, INC.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)


  Amortization expense related to intangible and other assets totaled $35.0 million, $103.7 million and $123.4 million for the years ended December 31, 1995, 1996 and 1997, respectively.

  Subscriber lists, Federal Communications Commission ("FCC") licenses and goodwill are amortized over their estimated useful lives, ranging from five to ten years using the straight-line method. Non-competition agreements are amortized over the terms of the agreements using the straight-line method. Other assets consist of contract rights, organizational and FCC application and development costs which are amortized using the straight-line method over their estimated useful lives not exceeding ten years. Development and start up costs include nonrecurring, direct costs incurred in the development and expansion of paging systems, and are amortized over a two-year period.

  On November 8, 1994, CONXUS Communications, Inc. ("CONXUS"), formerly PCS Development Corporation, was successful in acquiring the rights to a two-way paging license in five designated regions in the United States in the FCC narrowband wireless spectrum auction. As of December 31, 1997 Arch's investment in CONXUS totaled $6.5 million representing an equity interest of 10.5% accounted for under the cost method.

  In connection with Arch's May 1996 acquisition of Westlink Holdings, Inc. ("Westlink") (see Note 2), Arch acquired Westlink's 49.9% share of the capital stock of Benbow PCS Ventures, Inc. ("Benbow"). Benbow has exclusive rights to a 50kHz outbound/12.5kHz inbound narrowband personal communications license in each of the central and western regions of the United States. Arch is obligated, to the extent such funds are not available to Benbow from other sources and subject to the approval of Arch's designee on Benbow's Board of Directors, to advance Benbow sufficient funds to service debt obligations incurred by Benbow in connection with its acquisition of its narrowband PCS licenses and to finance the build out of a regional narrowband PCS system. Arch's investment in Benbow is accounted for under the equity method whereby Arch's share of Benbow's losses since the acquisition date of Westlink are recognized in Arch's accompanying consolidated statements of operations under the caption equity in loss of affiliate.

  Deferred financing costs incurred in connection with Arch's credit agreements (see Note 3) are being amortized over periods not to exceed the terms of the related agreements. As credit agreements are amended or renegotiated, unamortized deferred financing costs are written-off as an extraordinary charge. During 1995, 1996 and the nine months ended September 30, 1998, charges of $1.7 million, $1.9 million and $1.7 million respectively, were recognized in connection with the closing of new credit facilities.

  In accordance with Statement of Financial Accounting Standards ("SFAS") No. 121 "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of" Arch evaluates the recoverability of its carrying value of the Company's long-lived assets and certain intangible assets based on estimated undiscounted cash flows to be generated from each of such assets as compared to the original estimates used in measuring the assets. To the extent impairment is identified, Arch reduces the carrying value of such impaired assets. To date, Arch has not had any such impairments.

  Fair Value of Financial Instruments--Arch's financial instruments, as defined under SFAS No. 107 "Disclosures about Fair Value of Financial Instruments", include its cash, its debt financing and interest rate protection agreements. The fair value of cash is equal to the carrying value at December 31, 1996 and 1997.

  As discussed in Note 3, Arch's debt financing primarily consists of senior bank debt and fixed rate senior notes. Arch considers the fair value of senior bank debt to be equal to the carrying value since the related facilities bear a current market rate of interest. Arch's fixed rate senior notes are traded publicly. The following

                           ARCH COMMUNICATIONS, INC.
        (A WHOLLY-OWNED SUBSIDIARY OF ARCH COMMUNICATIONS GROUP, INC.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

table depicts the fair value of this debt based on the current market quote as of December 31, 1996 and 1997 (in thousands):

                                            DECEMBER 31, 1996 DECEMBER 31, 1997
                                            ----------------- -----------------
                                            CARRYING   FAIR   CARRYING   FAIR
   DESCRIPTION                               VALUE    VALUE    VALUE    VALUE
   -----------                              -------- -------- -------- --------
9 1/2% Senior Notes due 2004............... $125,000 $117,500 $125,000 $122,488
14% Senior Notes due 2004..................  100,000  115,000  100,000  112,540

  Arch had off balance sheet interest rate protection agreements consisting of interest rate swaps and interest rate caps with notional amounts of $165.0 million and $55.0 million, respectively, at December 31, 1996 and $140.0 million and $80.0 million, respectively, at December 31, 1997. The fair values of the interest rate swaps and interest rate caps were $361,000 and $10,000, respectively, at December 31, 1996 and $47,000 and $9,000, respectively, at December 31, 1997. See Note 3.

  Reclassifications--Certain amounts of prior periods were reclassified to conform with the 1997 presentation.

2. ACQUISITIONS

  In May 1996, Arch completed its acquisition of all the outstanding capital stock of Westlink for $325.4 million in cash, including direct transaction costs. The purchase price was allocated based on the fair values of assets acquired and liabilities assumed (including deferred income taxes arising in purchase accounting), which amounted to $383.6 million and $58.2 million, respectively.

  During the year ended December 31, 1995, Arch completed five acquisitions of paging companies, in addition to the USA Mobile Merger, for purchase prices aggregating approximately $43.0 million, consisting of cash of $36.1 million and 395,000 shares of Parent common stock valued at $6.9 million. Goodwill resulting from the acquisitions and the USAM Merger is being amortized over a ten-year period using the straight-line method.

  These acquisitions (including the USA Mobile Merger) have been accounted for as purchases, and the results of their operations have been included in the consolidated financial statements from the dates of the respective acquisitions. The following unaudited pro forma summary presents the consolidated results of operations as if the acquisitions had occurred at the beginning of the periods presented, after giving effect to certain adjustments, including depreciation and amortization of acquired assets and interest expense on acquisition debt. These pro forma results have been prepared for comparative purposes only and do not purport to be indicative of what would have occurred had the acquisitions been made at the beginning of the period presented, or of results that may occur in the future.

                                                    YEAR ENDED DECEMBER 31,
                                                 ------------------------------
                                                      1995            1996
                                                 --------------  --------------
                                                 (UNAUDITED AND IN THOUSANDS)
   Revenues..................................... $      321,963  $      358,900
   Income (loss) before extraordinary item......        (86,125)       (100,807)
   Net income (loss)............................        (87,809)       (102,711)

                           ARCH COMMUNICATIONS, INC.
        (A WHOLLY-OWNED SUBSIDIARY OF ARCH COMMUNICATIONS GROUP, INC.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

3. LONG-TERM DEBT

  Long-term debt consisted of the following (in thousands):

                                                   DECEMBER 31,
                                                 ----------------- SEPTEMBER 30,
                                                   1996     1997       1998
                                                 -------- -------- -------------
                                                                    (UNAUDITED)
ACE Credit Facility............................. $327,500 $359,500   $    --
USAM Credit Facility............................   53,000   63,000        --
Amended Credit Facility.........................      --       --     267,000
9 1/2% Senior Notes due 2004....................  125,000  125,000    125,000
14% Senior Notes due 2004.......................  100,000  100,000    100,000
12 3/4% Senior Notes due 2007...................      --       --     127,534
Other...........................................       59       13        --
                                                 -------- --------   --------
                                                  605,559  647,513    619,534
Less-current maturities.........................       46   24,513        --
                                                 -------- --------   --------
Long-term debt.................................. $605,513 $623,000   $619,534
                                                 ======== ========   ========

  Senior Bank Debt--The Company, through its operating subsidiaries, entered into two credit agreements. ACE entered into a credit facility dated May 5, 1995, as amended, with a group of banks and financial institutions who agreed, subject to certain terms and conditions, to provide (i) a $250 million, seven-year reducing revolver facility (the "ACE Revolver"), (ii) a $150 million, seven-year term loan (the "Tranche A Term Loan"), and (iii) a $100 million, eight-year term loan (the "Tranche B Term Loan"). The ACE Revolver, which is available for working capital and other purposes, the Tranche A Term Loan and the Tranche B Term Loan are collectively referred to as the ACE Credit Facility. The ACE Credit Facility is secured by all assets of the operating subsidiaries of ACE and a pledge of all the stock of Arch's direct and indirect subsidiaries. In addition, Parent and the operating subsidiaries of ACE have guaranteed all obligations under the ACE Credit Facility.

  The ACE Revolver was subject to scheduled mandatory reductions commencing on December 31, 1999. The Tranche A Term Loan and Tranche B Term Loan will be amortized in quarterly installments commencing on March 31, 1998.

  Except for the Tranche B Term Loan, borrowings under the ACE Credit Facility bear interest based on a reference rate equal to either (i) the agent bank's Alternate Base Rate, or (ii) the agent bank's LIBOR rate, in each case plus a margin which is based on the ratio of total debt to annualized EBITDA. Borrowings under the Tranche B Term Loan bear interest at either the agent bank's Alternate Base Rate or LIBOR rate, in each case plus a margin based on the ratio of total debt to annualized EBITDA. Interest is payable quarterly in arrears. In addition, an annual commitment fee is payable based on the average daily unused portion of the ACE Revolver.

  ACE is also required to maintain interest rate protection on at least 50% of outstanding borrowings under the ACE Credit Facility, and has therefore entered into interest rate swap and interest rate cap agreements. Entering into interest rate cap and swap agreements involves both the credit risk of dealing with counterparties and their ability to meet the terms of the contracts and interest rate risk. In the event of non-performance by the counterparty to these interest rate protection agreements, ACE would be subject to the prevailing interest rates specified in the ACE Credit Facility.

  Under the interest rate swap agreements, the Company will pay the difference between LIBOR and the fixed swap rate if the swap rate exceeds LIBOR, and the Company will receive the difference between LIBOR and the fixed swap rate if LIBOR exceeds the swap rate. Settlement occurs on the quarterly reset dates specified by the terms of the contracts. The notional principal amount of the interest rate swaps outstanding was $140 million at

                           ARCH COMMUNICATIONS, INC.
        (A WHOLLY-OWNED SUBSIDIARY OF ARCH COMMUNICATIONS GROUP, INC.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

December 31, 1997. The weighted average fixed payment rate was 5.818% while the weighted average rate of variable interest payments under the ACE Credit Facility was 5.872% at December 31, 1997. At December 31, 1996 and 1997, the Company had a net payable of $124,000 and a net receivable of $18,000, respectively, on the interest rate swaps.

  The interest rate cap agreements will pay the Company the difference between LIBOR and the cap level if LIBOR exceeds the cap levels at any of the quarterly reset dates. If LIBOR remains below the cap level, no payment is made to the Company. The total notional amount of the interest rate cap agreements was $80 million with cap levels between 7.5% and 8% at December 31, 1997. The transaction fees for these instruments are being amortized over the terms of the agreements.

  The ACE Credit Facility contains restrictive and financial covenants which, among other things, limit the ability of ACE to: incur additional indebtedness, advance funds to Benbow (see Note 1), pay dividends, grant liens on its assets, merge, sell or acquire assets; repurchase or redeem capital stock; incur capital expenditures; and prepay indebtedness other than indebtedness under the ACE Credit Facility. As of December 31, 1997, ACE and its operating subsidiaries were in compliance with the covenants of the ACE Credit Facility.

  As of December 31, 1997, $359.5 million was outstanding and $28.7 million was available under the ACE Credit Facility. At December 31, 1997, such advances bore interest at an average annual rate of 8.76%.

  USAM and the direct subsidiaries of USAM (the "USAM Borrowing Subsidiaries") are parties to a $110 million reducing revolving credit facility dated March 19, 1997, as amended, with a group of banks pursuant to which the banks have agreed to make advances for working capital and other purposes (the "USAM Credit Facility").

  Upon the closing of the USAM Credit Facility, the banks did not require the contemporaneous grant of a security interest in the assets of USAM and its subsidiaries but they have reserved the right to require such a security interest upon the occurrence of certain triggering events. Parent and USAM have guaranteed the obligations of the USAM Borrowing Subsidiaries under the USAM Credit Facility. Parent's guarantee is secured by the pledge of the stock of ACE and USAM.

  Obligations under the USAM Credit Facility bear interest based on a reference rate equal to either (i) the agent bank's Alternate Base Rate or
(ii) the agent bank's LIBOR rate, in each case plus a margin based on the ratio of USAM's total indebtedness to annualized EBITDA. The annual commitment fee is payable based on the average daily unused portion of the USAM Credit Facility.

  The USAM Credit Facility contains restrictive and financial covenants which, among other things, limit the ability of USAM to: incur additional indebtedness, pay dividends, grant liens on its assets, merge, sell or acquire assets; repurchase or redeem capital stock; incur capital expenditures; and prepay indebtedness other than indebtedness under the USAM Credit Facility. As of December 31, 1997, USAM and the USAM Borrowing Subsidiaries were in compliance with the covenants of the USAM Credit Facility.

  As of December 31, 1997, $63.0 million was outstanding and $4.6 million was available under the USAM Credit Facility. At December 31, 1997, such advances bore interest at an average annual rate of 8.55%.

  On June 29, 1998, ACE was merged (the "ACI Merger") into a subsidiary of USAM named Arch Paging, Inc. ("API") to form the Company. In connection with the Merger, USAM changed its name to Arch Communications, Inc. Contemporaneously with the ACI Merger, ACE's existing credit facility was amended and restated to establish senior secured revolving credit and term loan facilities with API, as borrower, in the aggregate amount of $400.0 million (collectively, the "Amended Credit Facility") consisting of (i) a $175.0 million reducing revolving credit facility (the "Tranche A Facility"),
(ii) a $100.0 million 364-day revolving

                           ARCH COMMUNICATIONS, INC.
        (A WHOLLY-OWNED SUBSIDIARY OF ARCH COMMUNICATIONS GROUP, INC.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

credit facility under which the principal amount outstanding on the 364th day following the closing will convert to a term loan (the "Tranche B Facility") and (iii) a $125.0 million term loan which was available in a single drawing on the closing date (the "Tranche C Facility").

  The Tranche A Facility will be subject to scheduled quarterly reductions commencing on September 30, 2000 and will mature on June 30, 2005. The term loan portion of the Tranche B Facility will be amortized in quarterly installments commencing September 30, 2000, with an ultimate maturity date of June 30, 2005. The Tranche C Facility will be amortized in annual installments commencing December 31, 1999, with an ultimate maturity date of June 30, 2006.

  API's obligations under the Amended Credit Facility are secured by its pledge of the capital stock of the former ACE operating subsidiaries. The Amended Credit Facility is guaranteed by Arch, Parent and the former ACE operating subsidiaries. Arch's guarantee is secured by a pledge of Parent's stock and notes in Arch, and the guarantees of the former ACE operating subsidiaries are secured by a security interest in those assets of such subsidiaries which were pledged under ACE's previous credit facility.

  Borrowings under the Amended Credit Facility bear interest based on a reference rate equal to either the Bank's Alternate Base Rate or LIBOR rate, in each case plus a margin based on Arch's or API's ratio of total debt to annualized EBITDA.

  The Amended Credit Facility requires payment of fees on the daily average amount available to be borrowed under the Tranche A Facility and the Tranche B Facility, which fees vary depending on Arch's or API's ratio of total debt to annualized EBITDA.

  The Amended Credit Facility contains restrictions that limit, among other things: additional indebtedness and encumbrances on assets; cash dividends and other distributions; mergers and sales of assets; the repurchase or redemption of capital stock; investments; acquisitions that exceed certain dollar limitations without the lenders' prior approval; and prepayment of indebtedness other than indebtedness under the Amended Credit Facility. In addition, the Amended Credit Facility requires API and its subsidiaries to meet certain financial covenants, including covenants with respect to ratios of EBITDA to fixed charges, EBITDA to debt service, EBITDA to interest service and total indebtedness to EBITDA.

  Interest on the USAM 14% Notes and the USAM 9 1/2% Notes (collectively, the "Senior Notes") is payable semiannually. The Senior Notes contain certain restrictive and financial covenants which, among other things, limit the ability of Parent or USAM to: incur additional indebtedness; pay dividends; grant liens on its assets; sell assets; enter into transactions with related parties; merge, consolidate or transfer substantially all of its assets; redeem capital stock or subordinated debt; and make certain investments.

  On June 29, 1998, Arch issued and sold $130.0 million principal amount of 12 3/4% Senior Notes due 2007 (the "Notes") for net proceeds of $122.6 million (after deducting the discount to the initial purchasers of such Notes and estimated offering expenses payable by Arch) in a private placement (the "Note Offering") under Rule 144A under the Securities Act of 1933. The Notes were sold at an initial price to investors of 98.049%. The Notes mature on July 1, 2007 and bear interest at a rate of 12 3/4% per annum, payable semi-annually in arrears on January 1 and July 1 of each year, commencing January 1, 1999.

  The covenants in the indenture under which the 12 3/4% Notes were issued ("the Indenture") contain certain covenants that, among other things, limit the ability of Arch to incur additional indebtedness, issue preferred stock, pay dividends or make other distributions, repurchase Capital Stock (as defined in the Indenture), repay subordinated indebtedness or make other Restricted Payments (as defined in the Indenture), create certain liens, enter into certain transactions with affiliates, sell assets, issue or sell Capital Stock of Arch's Restricted Subsidiaries (as defined in the Indenture) or enter into certain mergers and consolidations.

                           ARCH COMMUNICATIONS, INC.
        (A WHOLLY-OWNED SUBSIDIARY OF ARCH COMMUNICATIONS GROUP, INC.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)


  Maturities of Debt--Scheduled long-term debt maturities at December 31, 1997 and at September 30, 1998, are as follows (in thousands):

         YEAR ENDING                  DECEMBER 31, SEPTEMBER 30,
         DECEMBER 31,                     1997         1998
         ------------                 ------------ -------------
                                                    (UNAUDITED)
          1998......................    $ 24,513     $    --
          1999......................      37,750        1,250
          2000......................      83,000       15,450
          2001......................      74,750       29,650
          2002......................     122,500       29,650
          Thereafter................     305,000      543,534
                                        --------     --------
                                        $647,513     $619,534
                                        ========     ========

4. INCOME TAXES

  Arch accounts for income taxes under the provisions of SFAS No. 109 "Accounting for Income Taxes". Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities given the provisions of enacted laws.

  The components of the net deferred tax asset (liability) recognized in the accompanying consolidated balance sheets at December 31, 1996 and 1997 are as follows (in thousands):

                                                              1996       1997
                                                            ---------  --------
   Deferred tax assets..................................... $  94,597  $134,944
   Deferred tax liabilities................................  (115,769)  (90,122)
                                                            ---------  --------
                                                              (21,172)   44,822
   Valuation allowance.....................................       --    (44,822)
                                                            ---------  --------
                                                            $ (21,172) $    --
                                                            =========  ========

  The approximate effect of each type of temporary difference and carryforward at December 31, 1996 and 1997 is summarized as follows (in thousands):

                                                              1996       1997
                                                            ---------  --------
   Net operating losses.................................... $  89,764  $106,214
   Intangibles and other assets............................  (115,769)  (87,444)
   Depreciation of property & equipment....................     3,692    24,388
   Accruals and reserves...................................     1,141     1,664
                                                            ---------  --------
                                                              (21,172)   44,822
   Valuation allowance.....................................       --    (44,822)
                                                            ---------  --------
                                                            $ (21,172) $    --
                                                            =========  ========

  The effective income tax rate differs from the statutory federal tax rate primarily due to the nondeductibility of goodwill amortization. The net operating loss (NOL) carryforwards expire at various dates through 2012. The Internal Revenue Code contains provisions that may limit the NOL carryforwards available to be used in any given year if certain events occur, including significant changes in ownership, as defined.

  The Company has established a valuation reserve against its net deferred tax asset until it becomes more likely than not that this asset will be realized in the foreseeable future.

                           ARCH COMMUNICATIONS, INC.
        (A WHOLLY-OWNED SUBSIDIARY OF ARCH COMMUNICATIONS GROUP, INC.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)


5. COMMITMENTS AND CONTINGENCIES

  In March 1996, Parent completed a public offering of 10 7/8% Senior Discount Notes ("Parent Discount Notes") in aggregate principal amount at maturity of $467.4 million ($275.0 million initial accreted value). Parent Discount Notes mature on March 15, 2008. Interest does not accrue on the Parent Discount Notes prior to March 15, 2001. Thereafter, interest on the Parent Discount Notes will accrue at the rate of 10 7/8% per annum (approximately $50.8 million), payable semi-annually. Parent has no significant business operations and its primary asset represents its investment in Arch. The ability of Parent to make payments of principal and interest on the Parent Discount Notes will be dependent upon Arch's achieving and sustaining levels of performance in the future that would permit the Company to pay dividends, distributions or fees to Parent which are sufficient to permit such payments on the Notes.

  In the ordinary course of business, the Company and its subsidiaries are defendants in a variety of judicial proceedings. In the opinion of management, there is no proceeding pending, or to the knowledge of management threatened, which in the event of an adverse decision, would result in a material adverse change in the financial condition of the Company.

  Arch has operating leases for office and transmitting sites with lease terms ranging from one month to approximately ten years. In most cases, Arch expects that, in the normal course of business, leases will be renewed or replaced by other leases.

  Future minimum lease payments under noncancellable operating leases at December 31, 1997 are as follows (in thousands):

             YEAR ENDING DECEMBER 31,
             ------------------------
             1998............................. $16,909
             1999.............................   7,706
             2000.............................   4,546
             2001.............................   2,689
             2002.............................     950
             Thereafter.......................   1,680
                                               -------
               Total.......................... $34,480
                                               =======

  Total rent expense under operating leases for the years ended December 31, 1995, 1996 and 1997 approximated $6.4 million, $14.7 million, and $19.8 million, respectively.

6. EMPLOYEE BENEFIT PLANS

  Retirement Savings Plan--Arch has a retirement savings plan, qualifying under Section 401(k) of the Internal Revenue Code covering eligible employees, as defined. Under the plan, a participant may elect to defer receipt of a stated percentage of the compensation which would otherwise be payable to the participant for any plan year (the deferred amount) provided, however, that the deferred amount shall not exceed the maximum amount permitted under
Section 401(k) of the Internal Revenue Code. The plan provides for employer matching contributions. Matching contributions for the years ended December 31, 1995, 1996 and 1997 approximated $124,000, $217,000 and $302,000 respectively.

  Stock Option Plans--Employees of Arch are eligible to be granted options under Parent's stock option plans. Parent has a 1989 Stock Option Plan (the "1989 Plan") and a 1997 Stock Option Plan (the "1997 Plan") which provide for the grant of incentive and nonqualified stock options to key employees of its subsidiaries ("employees"), directors and consultants to purchase Parent's common stock. Incentive stock options are granted at exercise prices not less than the fair market value on the date of grant. Options generally vest over a

                           ARCH COMMUNICATIONS, INC.
        (A WHOLLY-OWNED SUBSIDIARY OF ARCH COMMUNICATIONS GROUP, INC.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

five-year period from the date of grant with the first such vesting (20% of granted options) occurring one year from the date of grant and continuing ratably at 5% on a quarterly basis thereafter. However, in certain circumstances, options may be immediately exercised in full. Options generally have a duration of ten years. The 1989 Plan provides for the granting of options to purchase a total of 1,128,944 shares of common stock. All options outstanding on September 7, 1995 under the 1989 Plan became fully exercisable and vested as a result of the USA Mobile Merger. The 1997 Plan provides for the granting of options to purchase a total of 1,500,000 shares of Parent's common stock.

  Effective October 23, 1996, the Compensation Committee of the Board of Directors of Parent authorized the grant of new options to each employee who had an outstanding option at a price greater then $12.50 (the fair market value of Parent's common stock on October 23, 1996). The new option would be for the total number of shares (both vested and unvested) subject to each employee's outstanding stock option agreement(s). As a result of this action 424,206 options were terminated and regranted at a price of $12.50. The Company treated this as a cancellation and reissuance under APB opinion No. 25 "Accounting for Stock Issued to Employees".

  As a result of the USA Mobile Merger, Parent assumed a stock option plan originally adopted by USA Mobile in 1994 and amended and restated on January 26, 1995 (the "1994 Plan"), which provides for the grant of options to purchase up to 601,500 shares of Parent's common stock. Under the 1994 Plan, incentive stock options may be granted to employees and nonqualified stock options may be granted to employees, directors and consultants. Incentive stock options are granted at exercise prices not less than the fair market value on the date of grant. Option duration and vesting provisions are similar to the 1989 Plan. All outstanding options under the 1994 Plan became fully exercisable and vested as a result of the Merger.

  On December 16, 1997, the Compensation Committee of the Board of Directors of Parent authorized the Company to offer an election to its employees who had outstanding options at a price greater than $5.06 to cancel such options and accept new options at a lower price. In January 1998, as a result of this election by certain of its employees, Parent canceled 1,083,216 options with exercise prices ranging from $5.94 to $20.63 and granted the same number of new options with an exercise price of $5.06 per share, the fair market value of the stock on December 16, 1997.

  The following table summarizes the activity under Parent's stock option plans (including Parent's outside director plans) for the periods presented:

                                                    NUMBER OF  WEIGHTED AVERAGE
                                                     OPTIONS    EXERCISE PRICE
                                                    ---------  ----------------
      Options Outstanding at December 31, 1994.....   642,484       $ 7.95
       Granted ....................................   278,750        23.46
       Assumed in Merger ..........................   571,024        11.59
       Exercised ..................................  (475,903)       10.80
       Terminated .................................   (10,600)       17.57
                                                    ---------       ------
      Options Outstanding at December 31, 1995 .... 1,005,755        13.02
       Granted ....................................   695,206        15.46
       Exercised ..................................  (169,308)        8.69
       Terminated .................................  (484,456)       21.60
                                                    ---------       ------
      Options Outstanding at December 31, 1996 .... 1,047,197        11.37
       Granted ....................................   500,394         6.68
       Exercised ..................................       --           --
       Terminated .................................  (190,636)       10.58
                                                    ---------       ------
      Options Outstanding at December 31, 1997 .... 1,356,955       $ 9.75
                                                    =========       ======
      Options Exercisable at December 31, 1997 ....   639,439       $ 9.64
                                                    =========       ======

                           ARCH COMMUNICATIONS, INC.
        (A WHOLLY-OWNED SUBSIDIARY OF ARCH COMMUNICATIONS GROUP, INC.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

  Outside directors' options outstanding and options exercisable were 57,000 and 30,000, respectively, at December 1997.

  The following table summarizes the options outstanding and options exercisable by price range at December 31, 1997:

                                WEIGHTED
                                 AVERAGE   WEIGHTED             WEIGHTED
      RANGE OF                  REMAINING  AVERAGE              AVERAGE
      EXERCISE       OPTIONS   CONTRACTUAL EXERCISE   OPTIONS   EXERCISE
       PRICES      OUTSTANDING    LIFE      PRICE   EXERCISABLE  PRICE
      --------     ----------- ----------- -------- ----------- --------
   $3.13 - $ 5.94     186,284     1.58      $ 4.39    169,784    $ 4.36
     6.25 -  8.25     617,654     7.45        7.09    195,010      7.77
    10.29 - 14.10     410,377     8.08       12.34    209,853     12.19
    15.85 - 20.63     124,640     8.10       20.12     51,292     19.66
    23.50 - 27.56      18,000     7.84       25.53     13,500     25.53
   --------------   ---------     ----      ------    -------    ------
   $3.13 - $27.56   1,356,955     6.90      $ 9.75    639,439    $ 9.64
   ==============   =========     ====      ======    =======    ======

  Employee Stock Purchase Plan--Employees of Arch may also participate in Parent's stock purchase plan. On May 28, 1996, Parent's stockholders approved the 1996 Employee Stock Purchase Plan (the "ESPP"). The ESPP allows eligible employees the right to purchase common stock, through payroll deductions not exceeding 10% of their compensation, at the lower of 85% of the market price at the beginning or the end of each six-month offering period. During 1996 and 1997, 46,842 and 151,343 shares, respectively, were issued at an average price per share of $7.97 and $5.29, respectively. At December 31, 1997, 51,815 shares were available for future issuance.

  Accounting for Stock-Based Compensation--Arch accounts for its stock option and stock purchase plans under APB Opinion No. 25 "Accounting for Stock Issued to Employees", since all options have been issued at a grant price equal to fair market value, no compensation cost has been recognized in the Company's Combined Statement of Operations. Had compensation cost for these plans been determined consistent with SFAS No. 123 "Accounting for Stock-Based Compensation", Arch's net income (loss) would have been increased to the following pro forma amounts:

                                                   YEAR ENDED DECEMBER 31,
                                                 -----------------------------
                                                   1995      1996      1997
                                                 --------  --------  ---------
                                                       (IN THOUSANDS)
Net income (loss), as reported.................. $(30,332) $(87,025) $(146,628)
Net income (loss), pro forma....................  (30,470)  (88,149)  (148,224)

  Because the SFAS No. 123 method of accounting has not been applied to the options granted prior to January 1, 1995, the resulting pro forma compensation cost may not be representative of that to be expected in future years. The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model. In computing these pro forma amounts Arch has assumed a risk-free interest rate of 6%, an expected life of five years, an expected dividend yield of zero and an expected volatility of 50% to 60%.

  The weighted average fair values (computed consistent with SFAS No. 123) of options granted under all plans in 1995, 1996 and 1997, were $11.89, $4.95 and $3.37, respectively. The weighted average fair value of shares sold under the ESPP in 1996 and 1997 was $5.46 and $2.83, respectively.

                           ARCH COMMUNICATIONS, INC.
        (A WHOLLY-OWNED SUBSIDIARY OF ARCH COMMUNICATIONS GROUP, INC.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

7. RELATED PARTY TRANSACTIONS

  Intercompany transactions with Arch Communications Group, Inc.--In February 1995, Parent completed a public offering of 2,701,296 shares of common stock generating net proceeds of approximately $46.2 million. Parent invested the proceeds as a capital contribution to Arch. Arch used the funds to repay outstanding indebtedness under its credit facilities. In March 1996, Parent completed a public offering of 10 7/8% Senior Discount Notes due 2008 generating net proceeds of $266.1 million. Parent invested $263.8 million of the net proceeds as a capital contribution to Arch. Arch used the funds to repay all the then outstanding indebtedness under its credit facilities. On June 29, 1998, two partnerships managed by Sandler Capital Management Company, Inc., an investment management firm ("Sandler"), together with certain other private investors, made an equity investment in Parent of $25.0 million in the form of Series C Convertible Preferred Stock of Parent ("Series C Preferred Stock"). Simultaneously, Parent contributed to Arch as an equity investment (the "Equity Investment") $24.0 million of the net proceeds from the sale of Series C Preferred Stock, Arch contributed such amount to API as an equity investment and API used such amount to repay indebtedness under ACE's existing credit facility as part of the establishment of the Amended Credit Facility.

8. TOWER SITE SALE (UNAUDITED)

  In April 1998, Parent announced an agreement to sell certain of Arch's tower site assets (the "Tower Site Sale") for approximately $38.0 million in cash (subject to adjustment), of which $1.3 million was paid to entities affiliated with Benbow, in payment for certain assets owned by such entities and included in the Tower Site Sale. In the Tower Site Sale, Arch is selling communications towers, real estate, site management contracts and/or leasehold interests involving 133 sites in 22 states, and will rent space on the towers on which it currently operates communications equipment to service its own paging network. Arch will use its net proceeds from the Tower Site Sale (estimated to be $36.0 million) to repay indebtedness under the Amended Credit Facility. Arch held the initial closing of the Tower Site Sale on June 26, 1998 with gross proceeds to Arch of approximately $12.0 (excluding the $1.3 million which was paid to entities affiliated with Benbow for the assets such entities sold) and held a second closing on September 29, 1998 with gross proceeds to Arch of approximately $20.4 million. The final closing for the balance of the transaction is expected to be completed in the fourth quarter of 1998, although no assurance can be given that the final closing will be held as expected.

  Arch entered into options to repurchase each site and until this continuing involvement ends the gain is deferred and included in other long-term liabilities. At September 30, 1998, Arch had sold 117 of the 133 sites which resulted in a total gain of approximately $23.5 million and through September 30, 1998 approximately $1.5 million of this gain has been recognized in the statement of operations and is included in operating income.

9. DIVISIONAL REORGANIZATION (UNAUDITED)

  In June 1998, Parent's Board of Directors approved a reorganization of Arch's operations (the "Divisional Reorganization"). As part of the Divisional Reorganization, which is being implemented over a period of 18 to 24 months, Parent has consolidated Arch's former Midwest, Western and Northern divisions into four existing operating divisions and is in the process of consolidating certain regional administrative support functions, such as customer service, collections, inventory and billing to reduce redundancy and take advantage of various operating efficiencies. In connection with the Divisional Reorganization, Arch (i) anticipates a net reduction of approximately 10% of its workforce, (ii) plans to close certain office locations and redeploy other assets and (iii) has recorded a restructuring charge of $16.1 million during the second quarter of 1998. The restructuring charge consisted of approximately (i) $9.7 million for employee severance, (ii) $3.5 million for lease obligations and terminations (iii) $1.4 million for the writedown of fixed assets and (iv) $1.5 million of other costs.

                           ARCH COMMUNICATIONS, INC.
        (A WHOLLY-OWNED SUBSIDIARY OF ARCH COMMUNICATIONS GROUP, INC.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)


  The provision for lease obligations and terminations relates primarily to future lease commitments on local, regional and divisional office facilities that will be closed as part of the Divisional Reorganization. The charge represents future lease obligations on such leases past the dates the offices will be closed by the Company, or for certain leases, the cost of terminating the leases prior to their scheduled expiration. Cash payments on the leases and lease terminations will occur over the remaining lease terms, the majority of which expire prior to 2001.

  Through the elimination of certain local and regional administrative operations and the consolidation of certain support functions, the Company will eliminate approximately 280 net positions. As a result of eliminating these positions, the Company will terminate up to 900 personnel. The majority of the positions to be eliminated will be related to customer service, collections, inventory and billing functions in local and regional offices which will be closed as a result of the Divisional Reorganization. As of September 30, 1998, 114 employees had been terminated due to the Divisional Reorganization. The majority of the severance and benefits costs to be paid by the Company will be paid during the remainder of 1998 and in 1999.

  The Company's restructuring activity as of September 30, 1998 is as follows (in thousands):

                                              UTILIZATION OF RESERVE
                                    RESERVE
                                   INITIALLY                          REMAINING
                                  ESTABLISHED     CASH      NON-CASH   RESERVE
                                  ----------- ------------ --------------------
   Severance costs...............   $ 9,700        $ 1,105      $ --   $ 8,595
   Lease obligation costs........     3,500             34        --     3,466
   Write-down of fixed assets....     1,400            --         --     1,400
   Other costs...................     1,500            151        --     1,349
                                   --------   ------------ ---------- --------
     Total.......................  $ 16,100        $ 1,290      $ --  $ 14,810
                                   ========   ============ ========== ========

10. QUARTERLY FINANCIAL RESULTS (UNAUDITED)

  Quarterly financial information for the years ended December 31, 1996 and 1997 is summarized below (in thousands, except per share amounts):

                                        FIRST     SECOND    THIRD     FOURTH
                                       QUARTER   QUARTER   QUARTER   QUARTER
                                       --------  --------  --------  --------
   YEAR ENDED DECEMBER 31, 1996:
   Revenues........................... $ 67,171  $ 78,983  $ 90,886  $ 94,330
   Operating income (loss)............  (12,907)  (18,578)  (23,404)  (30,411)
   Income (loss) before extraordinary
    item..............................  (15,895)  (17,793)  (24,150)  (27,283)
   Extraordinary charge...............      --     (1,904)      --        --
   Net income (loss)..................  (15,895)  (19,697)  (24,150)  (27,283)
   YEAR ENDED DECEMBER 31, 1997:
   Revenues........................... $ 95,539  $ 98,729  $101,331  $101,242
   Operating income (loss)............  (26,389)  (29,403)  (26,965)  (18,287)
   Net income (loss)..................  (37,337)  (40,680)  (38,683)  (29,928)

                                                                        ANNEX A

     ADDITIONAL INFORMATION ABOUT MOBILEMEDIA AND ABOUT ARCH FOLLOWING THE
                            MOBILEMEDIA TRANSACTION

  The following narrative and historical financial information about MobileMedia and pro forma financial information and financial projections about Arch following consummation of the MobileMedia Transaction should be considered by Holders of Notes as such information relates to their position as creditors of Arch. If the MobileMedia transaction is consummated, MobileMedia will become an indirect wholly owned subsidiary of Arch and Arch will continue to be a wholly owned subsidiary of Parent. See the chart which appears on Page 14 of the Prospectus. The fact that the Notes are obligations of Arch, and not of Parent or Arch's subsidiaries, affects the rights of holders of the Notes. See "Risk Factors--Holding Company Structure and Structural Subordination of the Notes" and "--Debt Service; Limitations on Access to Cash Flow of Operating Subsidiaries". Among other things, (1) the cash flow and assets of MobileMedia will first need to be used to service required payments under the Credit Facility and any other obligations of Arch's subsidiaries before they can be used to service the Notes, (2) Arch, excluding its subsidiaries, will have no significant assets and will have approximately $352.5 to $552.5 million of indebtedness following consummation of the MobileMedia Transaction (depending on whether borrowings are made under the Credit Facility or the Bridge Facility) and (3) Parent will have no significant assets and will have substantial amounts of debt ($373.6 million at September 30, 1998).

  The pro forma financial statements and financial projections should be read in conjunction with the assumptions and cautionary language that appears with them below. See also "Risk Factors--Anticipated Effects of The MobileMedia Transaction".

  There can be no assurance that the MobileMedia Transaction will be consummated as contemplated herein, if at all. See "Risk Factors--Possible Non-Consummation of the MobileMedia Transaction".

  Certain terms used in this Annex A are defined in the Glossary which appears on page 117 of the Prospectus. Such phrases as "Arch on a pro forma basis" (not otherwise defined) and "Arch following the MobileMedia Transaction" refer to Arch and its subsidiaries, including MobileMedia, after consummation of the MobileMedia Transaction. The term "Combined Company" refers to Parent and its subsidiaries, including Arch and MobileMedia, after consummation of the MobileMedia Transaction.

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
FORWARD-LOOKING STATEMENTS................................................   A-3
RISK FACTORS..............................................................   A-4
  Risks Related to MobileMedia............................................   A-4
   Disruption of Operations Prior to and Following Bankruptcy Filing......   A-4
   Subscriber Turnover....................................................   A-4
  Risks Related to the MobileMedia Transaction............................   A-4
   Assumptions Regarding Value of MobileMedia Assets......................   A-4
   Substantial Amortization Charges.......................................   A-4
   Use of Pro Forma Assumptions...........................................   A-5
   Risks Relating to the Unaudited Projections............................   A-5
   Material Federal Income Tax Considerations; Possible Loss of Corporate
    Tax Benefits..........................................................   A-5
SUMMARY OF TERMS OF THE MOBILEMEDIA TRANSACTION...........................   A-6
  The Merger..............................................................
  Consideration to be Paid................................................   A-6
  Stockholdings Before and After the Merger...............................   A-7
SELECTED CONSOLIDATED FINANCIAL AND OPERATING DATA........................   A-8
BUSINESS OF MOBILEMEDIA...................................................  A-11
  Business Strategy.......................................................  A-11
  Paging and Messaging Services Products and Operations...................  A-11
  Networks and Licenses...................................................  A-12
  Sales and Marketing.....................................................  A-13
  Competitions............................................................  A-14
  Regulation..............................................................  A-14
  Sources of Equipment....................................................  A-14
  Employees...............................................................  A-15
  Trade Marks.............................................................  A-15
  Properties..............................................................  A-15
  Sale of MobileMedia Tower Site..........................................  A-16
  Events Leading up to MobileMedia Bankruptcy Filing......................  A-16
  Litigation..............................................................  A-17
MOBILEMEDIA MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
 AND RESULTS OF OPERATIONS................................................  A-20
  Presentation of Financial Condition and Results of Operations...........  A-20
  Overview................................................................  A-20
  Pending FCC Action Against MobileMedia..................................  A-21
  Results of Operations...................................................  A-23
  Liquidity and Capital Resources ........................................  A-30
  New Authoritative Accounting Pronouncements.............................  A-35
INFORMATION ABOUT ARCH ON A PRO FORMA BASIS...............................  A-36
  Unaudited Financial Projections and Operational Cost Synergies..........  A-36
  Assumptions Used in the Unaudited Financial Projections.................  A-36
UNAUDITED PROJECTED BALANCE SHEETS........................................  A-39
UNAUDITED PROJECTED STATEMENT OF OPERATIONS...............................  A-40
UNAUDITED PROJECTED STATEMENT OF CASH FLOW................................  A-41
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS...........  A-43
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET .................  A-44
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS........  A-45
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS..  A-47
INDEX TO FINANCIAL STATEMENTS.............................................  A-49
FINANCIAL STATEMENTS OF MOBILEMEDIA COMMUNICATIONS, INC. AND SUBSIDIARIES
  Report of Independent Auditors..........................................  A-50
  Consolidated Balance Sheets as of December 31, 1996 and 1997 and
   September 30, 1998 (unaudited).........................................  A-51
  Consolidated Statements of Operations for Each of the Three Years in the
   Period Ended December 31, 1997 and for the Nine Months Ended September
   30, 1997 and 1998 (unaudited)..........................................  A-52
  Consolidated Statement of Changes in Stockholders' Equity (Deficit) for
   Each of the Three Years in the Period Ended December 31, 1997 and for
   the Nine Months Ended September 30, 1998 (unaudited)...................  A-53
  Consolidated Statements of Cash Flows for Each of the Three Years in the
   Period Ended December 31, 1997 and for the Nine Months Ended September
   30, 1997 and 1998 (unaudited)..........................................  A-54
  Notes to Consolidated Financial Statements..............................  A-55

                          FORWARD-LOOKING STATEMENTS

  This Annex A to the Prospectus contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any statements contained herein (including, without limitation, statements to the effect that Arch, Parent, MMC Parent or MMC or their respective managements or boards of directors "believe", "expect", "anticipate", "plan" and similar expressions) that are not statements of historical fact should be considered forward-looking statements. A number of important factors could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, Arch, Parent, MMC Parent or MMC or their respective managements or boards of directors. Achieving the anticipated benefits of the MobileMedia Transaction will depend in significant part upon whether the integration of the two companies' businesses is accomplished in an efficient manner, and there can be no assurance that this will occur. The combination of the two companies will require, among other things, coordination of administrative, sales and marketing, distribution, and accounting and finance functions and expansion of information and management systems. The integration process could divert the attention of management, and any difficulties or problems encountered in the transition process could have a material adverse effect on Arch following the MobileMedia Transaction. In addition, the process of combining the companies could cause the interruption of, or a loss of momentum in, the activities of the respective businesses, which could also have a material adverse effect on Arch following the MobileMedia Transaction. The difficulty of combining the businesses may be increased by the need to integrate personnel and the geographic distance separating the organizations. There can be no assurance that Arch will retain key employees or that Arch will realize any of the other anticipated benefits of the MobileMedia Transaction. See "Risk Factors".

  The unaudited Projections (the "Projections") contained in this Annex A have been prepared jointly by Arch and MobileMedia as a projection of possible future results based upon the assumptions set forth therein, and are dependent on many factors over which neither Arch nor MobileMedia has any control. No assurance can be given that any of the assumptions on which the Projections are based will prove to be correct. THE LAST REPORTED SALE PRICE OF PARENT'S COMMON STOCK WAS $1.34375 PER SHARE ON JANUARY 4, 1999. FOR PURPOSES OF PREPARING THE PROJECTIONS, ARCH HAS ASSUMED THE MARKET VALUE OF SUCH COMMON STOCK TO BE $2.00. SEE "RISK FACTORS--UNCERTAINTIES RELATED TO THE MERGER AND THE REORGANIZATION--USE OF PRO FORMA ASSUMPTIONS" AND "INFORMATION ABOUT ARCH ON A PRO FORMA BASIS--UNAUDITED FINANCIAL PROJECTIONS AND OPERATIONAL COST SYNERGIES". PARENT, ARCH AND MOBILEMEDIA DO NOT AS A MATTER OF COURSE MAKE PUBLIC ANY PROJECTIONS AS TO FUTURE PERFORMANCE OR EARNINGS. THE PROJECTIONS CONTAINED HEREIN WERE NOT PREPARED WITH A VIEW TO PUBLIC DISCLOSURE OR COMPLIANCE WITH (I) PUBLISHED GUIDELINES OF THE SEC, (II) THE GUIDELINES ESTABLISHED BY THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS REGARDING PROJECTIONS OR (III) GAAP. ARTHUR ANDERSEN LLP, THE INDEPENDENT PUBLIC ACCOUNTANTS FOR ARCH, HAS NEITHER COMPILED NOR EXAMINED SUCH PROJECTIONS AND, ACCORDINGLY, DOES NOT EXPRESS ANY OPINION OR ANY OTHER FORM OF ASSURANCE WITH RESPECT TO, ASSUMES NO RESPONSIBILITY FOR AND DISCLAIMS ANY ASSOCIATION WITH, SUCH PROJECTIONS. ERNST & YOUNG LLP, THE INDEPENDENT AUDITORS FOR MOBILEMEDIA, HAS NEITHER COMPILED NOR EXAMINED SUCH PROJECTIONS AND, ACCORDINGLY, DOES NOT EXPRESS ANY OPINION OR ANY OTHER FORM OF ASSURANCE WITH RESPECT TO, ASSUMES NO RESPONSIBILITY FOR AND DISCLAIMS ANY ASSOCIATION WITH, SUCH PROJECTIONS. WHILE PRESENTED WITH NUMERICAL SPECIFICITY, SUCH PROJECTIONS ARE BASED UPON A VARIETY OF ASSUMPTIONS, WHICH MAY NOT BE REALIZED, RELATING TO THE FUTURE BUSINESS AND OPERATIONS OF ARCH AND MOBILEMEDIA AND THE INTEGRATION OF THEIR OPERATIONS AND ARE SUBJECT TO SIGNIFICANT UNCERTAINTIES AND CONTINGENCIES, ALL OF WHICH ARE DIFFICULT TO PREDICT AND MANY OF WHICH ARE BEYOND THE CONTROL OF ARCH AND MOBILEMEDIA. NEITHER ARCH OR PARENT, ON THE ONE HAND, NOR MOBILEMEDIA OR MMC PARENT, ON THE OTHER HAND, MAKES ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY AS TO THE ATTAINABILITY OF THE PROJECTED FINANCIAL INFORMATION SET FORTH IN THE PROJECTIONS OR AS TO THE ACCURACY OR COMPLETENESS OF THE ASSUMPTIONS FROM WHICH THAT PROJECTED INFORMATION IS DERIVED.

  FOR A DISCUSSION OF SOME OF THE FACTORS WHICH COULD CAUSE FUTURE RESULTS TO VARY, SEE "RISK FACTORS" IN THE PROSPECTUS AND IN THIS ANNEX A.

                                 RISK FACTORS

  The following risk factors supplement the risk factors set forth in the Prospectus under "Risk Factors". Certain of those risk factors pertain to the MobileMedia Transaction, such as "Risk Factors--Anticipated Effects of the MobileMedia Transaction", "--Possible Acquisition Transactions", "--Possible Non-Consummation of the MobileMedia Transaction" and "--Impact of the Year 2000 Issue".

  MobileMedia's business operations involve many of the same types of risks as are discussed in the Prospectus under "Risk Factors--Future Capital Needs", "--History of Losses", "--Dependance on Key Personnel", "--Competition and Technological Change", "--Dependence on Third Parties" and "--Government Regulations, Foreign Ownership and Possible Redemption".

  The following risk factors pertain particularly to MobileMedia and the MobileMedia Transaction:

RISKS RELATED TO MOBILEMEDIA

DISRUPTION OF OPERATIONS PRIOR TO AND FOLLOWING BANKRUPTCY FILING

  MobileMedia's business operations have been adversely affected by integration difficulties following its acquisition of MobileComm and Dial Page, by liquidity problems arising prior to its January 30, 1997 bankruptcy filing and by the reluctance of some customers and potential customers to do business with MobileMedia while it operates under Chapter 11. In addition, one of MobileMedia's primary assets is its experienced employees, who have the ability to leave MobileMedia and to deprive it of the skill and knowledge essential for executing its business strategy. Any further deterioration of MobileMedia's business, or the loss of significant numbers of key employees, could have a material adverse effect on MobileMedia and, as a result, on Arch if the MobileMedia Transaction is consummated.

SUBSCRIBER TURNOVER

  The results of operations of wireless messaging service providers, such as MobileMedia, can be significantly affected by subscriber cancellations. Since filing for bankruptcy protection on January 30, 1997, MobileMedia has experienced a significant decline in subscribers. While MobileMedia once had over 4.0 million units in service, only approximately 3.2 million units were in service at September 30, 1998. The sales and marketing costs associated with attracting new subscribers are substantial relative to the costs of providing service to existing customers. Because the paging business is characterized by high fixed costs, cancellations directly and adversely affect EBITDA. An increase in the subscriber cancellation rate could have a material adverse effect on MobileMedia, and as a result, on Arch if the MobileMedia Transaction is consummated. See "Business--MobileMedia--Sales and Marketing".

RISKS RELATED TO THE MOBILEMEDIA TRANSACTION

ASSUMPTIONS REGARDING VALUE OF MOBILEMEDIA ASSETS

  For financial reporting purposes, the fair value of the assets of MobileMedia must be determined as of the consummation of the MobileMedia Transaction. Although such valuation is not presently expected to result in values that are materially greater or less than the values assumed in the preparation of the unaudited pro forma condensed consolidated financial statements and the Projections, there can be no assurance with respect thereto. See "Unaudited Pro Forma Condensed Consolidated Financial Statements" and "Information about Arch on a Pro Forma Basis-- Unaudited Financial Projections and Operational Cost Synergies".

SUBSTANTIAL AMORTIZATION CHARGES

  A significant effect of using purchase accounting treatment for the Merger will be to record a substantial amount of goodwill and other intangible assets which will result in substantial amortization charges to the consolidated income of Arch over the useful lives of such assets. The incremental amount of such charges is estimated to be approximately $26.0 million per year for ten years; however, actual charges could vary significantly in the event the underlying assets are impaired or the related useful lives of such assets are less than currently estimated. See "Unaudited Selected Pro Forma Consolidated Financial Data".

USE OF PRO FORMA ASSUMPTIONS

  For purposes of presenting the pro forma condensed consolidated financial statements included in this Annex A, Arch has assumed the market value of the Parent's Common Stock issued pursuant to the Merger Agreement and the Amended Plan will be $2.00. On January 4, 1999, the closing market price of Parent's Common Stock was $1.34375. See "Unaudited Pro Forma Condensed Consolidated Financial Statements".

RISKS RELATING TO THE UNAUDITED PROJECTIONS

  The managements of Parent, Arch and MobileMedia have jointly prepared the Projections contained herein for Arch on a pro forma basis on the basis of projections for the Combined Company prepared in connection with the development of the Amended Plan (as defined herein) to present the projected effects of the Amended Plan and the transactions contemplated thereby if the MobileMedia Transaction is consummated. The Projections assume the Merger, the Amended Plan and the transactions contemplated thereby will be implemented in accordance with their terms. The assumptions and estimates underlying such Projections are inherently uncertain and are subject to significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those projected, including, among others, those enumerated therein or herein. Accordingly, the Projections are not necessarily indicative of the future financial condition or results of operations of Arch following the Merger, which may vary significantly from those set forth in the Projections. Consequently, the projected financial information contained herein should not be regarded as a representation by Parent, Arch, the advisors of Parent and Arch, MMC Parent, MobileMedia, the advisors of MMC Parent and MobileMedia or any other person that the Projections can or will be achieved. See "Forward-Looking Statements".

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS; POSSIBLE LOSS OF CORPORATE TAX BENEFITS

  It is anticipated that (S)382 of the Tax Code will limit the amount of income earned by Arch after the Merger that may be offset by Arch's net operating loss carryforwards and other tax attributes. It is also anticipated that the net operating loss carryforwards and possibly other tax attributes of MMC will be substantially reduced as a result of consummation of the Amended Plan pursuant to (S)382 and (S)108 of the Tax Code.

                  SUMMARY OF TERMS OF MOBILEMEDIA TRANSACTION

  The MobileMedia Transaction will consist of (i) the acquisition of MobileMedia through the merger of MMC into a wholly owned subsidiary of Parent (the "Merger"), (ii) the transfer of all of the stock of the surviving corporation in the Merger from Parent to API and (iii) the sale of shares of Parent's Common Stock and Class B Common Stock in rights offerings for minimum proceeds of $217.0 million, the issuance of shares of Parent's Common Stock to creditors of MobileMedia and MMC Parent, the payment by Parent of $479.0 million in cash to creditors of MobileMedia and MMC Parent, plus additional amounts as described below, additional borrowings under the Credit Facility and either the issuance of the Planned Arch Notes or borrowings under the Bridge Facility (collectively, the "Related Transactions").

  The MobileMedia Transaction will be effected in accordance with the terms of
(x) an Agreement and Plan of Merger, dated as of August 18, 1998, amended as of September 3, 1998 and as of December 1, 1998 (as amended, the "Merger Agreement"), among Parent, MMC Parent and Farm Team Corp., a Delaware corporation and a wholly owned subsidiary of Parent (the "Merger Subsidiary"),
(y) a related Third Amended Joint Plan of Reorganization of MMC Parent and MobileMedia under Chapter 11 dated December 1, 1998 (the "Amended Plan") and
(z) certain standby commitment letters, dated as of August 18, 1998, amended as of September 3, 1998 and as of December 1, 1998 (as amended, the "Standby Purchase Agreements"), among Parent, MMC and certain unsecured creditors of MMC Parent and MobileMedia (the "Standby Purchasers");

THE MERGER

  Pursuant to the Merger Agreement, upon the satisfaction or, if legally permissible, waiver of the Closing Conditions set forth therein and in the Amended Plan, MMC will be merged with and into the Merger Subsidiary (the "Surviving Corporation"). Immediately prior to the Merger, MMC Parent will contribute all of its assets to MMC, and in connection with the Merger MMC's subsidiaries will be consolidated into a single subsidiary which will become an indirect wholly owned subsidiary of Parent as a result of the Merger. Immediately after the Merger, the Surviving Corporation will become a wholly owned subsidiary of API.

CONSIDERATION TO BE PAID

  Pursuant to the Merger Agreement and the Amended Plan, Parent will acquire MobileMedia for a combination of cash and Parent securities, as follows:

  .Parent will pay approximately $479.0 million in cash to (and reimburse up to $1.0 million in attorneys and other fees paid by) certain secured creditors of MMC Parent and MobileMedia under the MobileMedia 1995 Credit Agreement (as defined herein) and the claims of such creditors will be discharged;

  .Parent will pay all borrowings outstanding under MobileMedia's post-petition credit facility (subject to certain limitations);

  .Parent will pay or assume pre-petition priority claims and post-petition claims incurred by MobileMedia and MMC Parent in the ordinary course of business or authorized by the Bankruptcy Court;

  .Parent will pay principal and accrued interest plus certain indenture trustee fees outstanding under approximately $2.1 million of senior notes and the claims under such notes will be discharged; and

  .Parent will issue 14,344,969 shares of Parent's Common Stock (subject to reduction in certain circumstances) and transferable rights to acquire up to an additional 108,500,000 shares of Common Stock and Class B Common Stock to unsecured creditors of MMC Parent and MobileMedia in consideration of the discharge of their claims classified as Class 6 claims under the Amended Plan.

  Pursuant to the Merger Agreement and Amended Plan, Parent will also issue to the holders of its Common Stock and Series C Preferred Stock on a record date to be determined non-transferable rights and warrants to acquire up to 44,893,166 shares of Common Stock and will issue warrants to acquire up to 3,675,659 shares of Arch Common Stock to the Standby Purchasers, who have agreed to purchase shares of Common Stock and Class B Common Stock to the extent such rights are not exercised.

STOCKHOLDINGS BEFORE AND AFTER THE MERGER

  The following table sets forth certain information with respect to the ownership of Parent's Common Stock, including shares issuable upon the exercise of rights and warrants, after the Merger.

                                   PERCENTAGE OWNERSHIP OF STOCK OUTSTANDING(1)
                                   --------------------------------------------
                                    ASSUMING MINIMUM
                                       EXERCISE OF     ASSUMING EXERCISE OF ALL
                                   RIGHTS AND WARRANTS   RIGHTS AND WARRANTS
                                   ------------------- ------------------------
Unsecured Creditors of
 MobileMedia(2)..................          82.7%                 64.2%
Holders of 100% of Parent's Stock
 prior to the Merger.............          17.3                  35.8
                                          -----                 -----
  Total..........................         100.0%                100.0%
                                          =====                 =====

--------
(1)  Assuming in all cases the conversion of all convertible securities.
(2) Includes Standby Purchasers. Depending on the amounts of Parent's Common Stock which other unsecured creditors elect to purchase, the Standby Purchasers might hold, in the aggregate, a majority of the outstanding shares of Parent's Common Stock. However, the Standby Purchasers would not hold, in the aggregate, shares representing more than 49.0% of securities of Arch generally entitled to vote in the election of directors or 49.0% of the total voting power of the outstanding securities of Arch at such time, because a portion of their holdings would be Class B Common Stock having lesser voting power than Common Stock.

         SELECTED HISTORICAL CONSOLIDATED FINANCIAL AND OPERATING DATA

  The following table sets forth selected historical consolidated financial and operating data of MobileMedia and Metromedia Paging Services ("Predecessor") for each of the five years ended December 31, 1997 and the nine months ended September 30, 1997 and 1998. The historical financial and operating data presented under consolidated statements of operations data and consolidated balance sheet data for each of the five years ended December 31, 1997 have been derived from MobileMedia's and the Predecessor's audited consolidated financial statements and notes thereto. The selected financial and operating data as of September 30, 1998 and for the nine months ended September 30, 1997 and 1998 have been derived from MobileMedia's unaudited consolidated financial statements and notes thereto. The following consolidated financial information should be read in conjunction with "-- MobileMedia Management's Discussion and Analysis of Financial Condition and Results of Operations" and MobileMedia's Consolidated Financial Statements and Notes thereto included elsewhere in this Annex A.

                                                                                                       (UNAUDITED)
                          ELEVEN                                                                       NINE MONTHS
                          MONTHS     ONE MONTH                                                            ENDED
                          ENDED        ENDED               YEAR ENDED DECEMBER 31,                  SEPTEMBER 30,(9)
                       NOVEMBER 30, DECEMBER 31, -----------------------------------------------  ----------------------
                           1993       1993(1)       1994      1995(2)      1996(3)       1997        1997        1998
                       ------------ ------------ ----------  ----------  -----------  ----------  ----------  ----------
                       PREDECESSOR                                    MOBILEMEDIA
                       ------------ ------------------------------------------------------------------------------------
                                                          (DOLLARS IN THOUSANDS)
STATEMENTS OF
 OPERATIONS DATA:
Total revenues.......   $  173,761   $   15,058  $  203,149  $  252,996  $   640,710  $  527,392  $  407,157  $  340,369
Cost of products
 sold................      (20,170)        (522)    (18,705)    (26,885)     (72,595)    (35,843)    (27,524)    (16,531)
                        ----------   ----------  ----------  ----------  -----------  ----------  ----------  ----------
                           153,591       14,536     184,444     226,111      568,115     491,549     379,633     323,838
Services, rents and
 maintenance,
 selling, and general
 and administrative
 expenses(4).........      123,727       11,125     136,672     164,037      459,474     388,476     309,299     230,737
Impairment of long-
 lived assets(5).....          --           --          --          --       792,478         --          --          --
Restructuring
 costs(6)............          --           --          --          --         4,256      19,811      15,577      13,831
Depreciation and
 amortization........       47,919        4,880      67,651      71,408      348,698     140,238     104,368      88,312
Amortization of
 deferred gain on
 tower sale..........          --           --          --          --           --          --          --         (389)
Parent company cost
 allocations.........        7,267          --          --          --           --          --          --          --
                        ----------   ----------  ----------  ----------  -----------  ----------  ----------  ----------
Operating loss.......      (25,322)      (1,469)    (19,879)     (9,334)  (1,036,791)    (56,976)    (49,611)     (8,653)
Other income
 (expense)
Interest expense.....       (4,914)      (1,461)    (18,237)    (31,745)     (92,663)    (67,611)    (51,531)    (42,449)
(Loss) gain on
 sale of assets......          --           --        1,049         --            68           3           3      94,085
Other................         (405)         --          --          --           --          --          --          --
                        ----------   ----------  ----------  ----------  -----------  ----------  ----------  ----------
 Total other income
  (expense)..........       (5,319)      (1,461)    (17,188)    (31,745)     (92,595)    (67,608)    (51,528)    (51,636)
                        ----------   ----------  ----------  ----------  -----------  ----------  ----------  ----------
Income (loss) before
 income tax provision
 (benefit)...........      (30,641)      (2,930)    (37,067)    (41,079)  (1,129,386)   (124,584)   (101,139)     42,983
Income tax benefit
 (provision).........        7,328          --          --          --        69,442         --          --         (678)
                        ----------   ----------  ----------  ----------  -----------  ----------  ----------  ----------
Net income (loss)....   $  (23,313)  $   (2,930) $  (37,067) $  (41,079) $(1,059,944) $ (124,584) $ (101,139) $   42,305
                        ==========   ==========  ==========  ==========  ===========  ==========  ==========  ==========
OTHER DATA
Adjusted EBITDA(7)...   $   22,597   $    3,411  $   47,772  $   62,074  $   108,641  $  103,073  $   70,334  $   93,101
Adjusted EBITDA
 margin(8)...........         14.7%        23.5%       25.9%       27.5%        19.1%       21.0%       18.5%       28.7%
Unit in service (at
 end of period)......    1,196,079    1,205,233   1,447,352   2,369,101    4,424,107   3,440,342   3,681,069   3,182,207
Capital
 expenditures........   $   31,480   $    3,250  $   65,574  $   86,163  $   161,861  $   40,556  $   32,321  $   32,394
Cash flows provided
 by (used in)
 operating
 activities..........   $   27,737   $    8,381  $   53,781  $   43,849  $    57,194  $   14,920  $   (2,847) $   41,585
Cash flows provided
 by (used in)
 investing
 activities..........   $  (31,773)  $ (320,753) $  (50,878) $ (312,698) $(1,028,321) $  (40,556) $  (32,321) $  137,309
Cash flows provided
 by (used in)
 financing
 activities..........   $    4,036   $  314,700         --   $  671,794  $   586,111  $   13,396  $   20,396  $ (180,000)

                                            AS OF DECEMBER 31,
                             -------------------------------------------------
                                                                                        AS OF
                                                                                    SEPTEMBER 30,
                               1993     1994      1995      1996       1997             1998
                             -------- -------- ---------- ---------  ---------      -------------
                                          (DOLLARS IN THOUSANDS)                     (UNAUDITED)
CONSOLIDATED BALANCE
 SHEET DATA
Total assets............     $356,744 $353,703 $1,128,546 $ 790,230  $ 655,134        $577,306
Debt....................      181,992  195,677    476,156 1,074,196  1,075,681         905,681
Total stockholders'
 equity (deficit).......      138,567  101,500    578,753  (468,391)  (589,579)       (547,274)

--------
 (1) MMC Parent completed the acquisition of Predecessor on November 30, 1993 for a purchase price of $308.1 million.
 (2) MobileMedia completed its acquisition of the paging and wireless messaging business of Dial Page on August 31, 1995 for a purchase price of $187.4 million. The consolidated statement of operations data includes Dial Page's results of operations from that date. (See Note 3 to MobileMedia's Consolidated Financial Statements and "Business of MobileMedia--Events Leading Up to MobileMedia's Bankruptcy Filings".)
 (3) MobileMedia completed the MobileComm Acquisition on January 4, 1996 for a purchase price of $928.7 million. The consolidated statement of operations data includes MobileComm results of operations from that date. (See Note 3 to MobileMedia's Consolidated Financial Statements and "Business of MobileMedia--Events Leading Up to MobileMedia's Bankruptcy Filings").
 (4) Includes non-recurring adjustments to record executive separation expenses of $2.5 million in 1994 and $0.7 million in 1995.
 (5) Includes non-recurring adjustment to record, effective December 31, 1996, a $792.5 million write-down of intangible assets based upon MobileMedia's determination that an impairment of long-lived assets existed pursuant to Statement of Financial Accounting Standards No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" (See Note 2 to MobileMedia's Consolidated Financial Statements).
 (6) Includes non-recurring adjustments to record restructuring costs related to MobileMedia's bankruptcy filing on January 30, 1997.
 (7) MobileMedia Adjusted EBITDA represents earnings before other income (expense), taxes, depreciation, amortization, amortization of deferred gain on tower sale and restructuring costs. MobileMedia Adjusted EBITDA for the Predecessor includes parent company cost allocations. EBITDA is a financial measure commonly used in MobileMedia's industry and should not be construed as an alternative to operating income (as determined in accordance with GAAP), as an alternative to cash flows from operating activities (as determined in accordance with GAAP) or as a measure of liquidity. MobileMedia Adjusted EBITDA is, however, the primary financial measure by which MobileMedia's covenants are calculated under the agreements governing MobileMedia's indebtedness. EBITDA is also one of the financial measures used by analysts to value MobileMedia. MobileMedia Adjusted EBITDA in 1996 excludes the impact of the $792.5 million writedown of intangible assets. MobileMedia Adjusted EBITDA may not necessarily be comparable to similarly titled data of other paging companies. The following table reconciles net income to the presentation of MobileMedia Adjusted EBITDA.

                                              ONE MONTH
                                                ENDED                                                 NINE MONTHS ENDED
                         ELEVEN MONTHS ENDED DECEMBER 31,         YEAR ENDED DECEMBER 31,               SEPTEMBER 30,
                            NOVEMBER, 30     ------------ ------------------------------------------  ------------------
                                1993             1993       1994      1995       1996        1997       1997      1998
                                ----             ----       ----      ----       ----        ----       ----      ----
                             PREDECESSOR                                  MOBILEMEDIA
                         ------------------- ---------------------------------------------------------------------------
                                                                  (DOLLARS IN THOUSANDS)
Net income (loss)......       $(23,313)        $(2,930)   $(37,067) $(41,079) $(1,059,944) $(124,584) $(101,139) $42,305
Interest expense.......          4,914           1,461      18,237    31,745       92,663     67,611     51,531   42,449
Income tax provision
 (benefit)..                    (7,328)            --          --        --       (69,442)       --         --       678
Depreciation and
 amortization..........         47,919           4,880      67,651    71,408      348,698    140,238    104,368   88,312
Amortization of
 deferred gain on tower
 sale..................            --              --          --        --           --         --         --      (389)
Restructuring costs....            --              --          --        --         4,256     19,811     15,577   13,831
Impairment of long
 lived assets..........            --              --          --        --       792,478        --         --       --
Gain/loss on sale of
 assets................            --              --       (1,049)      --           (68)        (3)       (3)  (94,085)
Other income/expense...            405             --          --        --           --         --         --       --
                              --------         -------    --------  --------  -----------  ---------  ---------  -------
Adjusted EBITDA........       $ 22,597         $ 3,411    $ 47,772  $ 62,074  $   108,641  $ 103,073  $  70,334  $93,101
                              ========         =======    ========  ========  ===========  =========  =========  =======

 (8) Calculated by dividing MobileMedia Adjusted EBITDA by total revenues less cost of products sold. EBITDA margin is a measure commonly used in the paging industry to evaluate a company's EBITDA relative to total revenues less cost of products sold as an indicator of the efficiency of a company's operating structure. MobileMedia Adjusted EBITDA margin in 1996 excludes the impact of the $792.5 million writedown of intangible assets.
 (9) The interim financial information as of September 30, 1998 and for the nine months ended September 30, 1997 and 1998 contained herein is unaudited but, in the opinion of MobileMedia management, includes all adjustments of a normal recurring nature that are necessary for a fair presentation of the financial position, results of operations, and cash flows for the periods presented. Results of operations for the interim periods presented are not necessarily indicative of results of operations for the entire year or any future period.

                            BUSINESS OF MOBILEMEDIA

  MMC Parent, through MobileMedia, operates one of the largest paging companies in the United States, with approximately 3.2 million units in service as of September 30, 1998. Through its sales offices, nationwide retail distribution network, company-operated retail stores and resellers, MobileMedia offers local, regional and national coverage to subscribers in all 50 states and the District of Columbia, including local coverage to each of the 100 most populated metropolitan markets in the United States. MobileMedia markets its services primarily under the MobileComm brand name. MMC Parent's business is conducted primarily through MobileMedia, and MMC and various subsidiaries of MMC hold MobileMedia's FCC licenses and, where applicable, state public utility commission authorizations that grant MobileMedia the authority to operate its paging systems. MobileMedia was incorporated in September 1993.

  MobileMedia distributes its paging services using three primary distribution channels: direct, reseller and retail, as described below. MobileMedia's paging and wireless messaging services consist principally of numeric and alphanumeric paging services offering local, regional and national coverage. As of September 30, 1998, MobileMedia had approximately 2.6 million numeric units in service, representing approximately 80% of its subscriber base, approximately .6 million alphanumeric units in service, representing approximately 19% of its subscriber base, with other types of units in service representing the remaining approximately 1% of its subscriber base.

BUSINESS STRATEGY

  Since the Petition Date, MobileMedia has been engaged in restructuring its operations with the objective of improving performance, principally in the areas of order entry, billing and collections, inventory controls, management information systems conversion and customer service. MobileMedia has also undertaken cost reduction analyses and has taken actions that have the objective of reducing telecommunications, subcontracting and lease expenses, among others. In addition, MobileMedia has sought to refocus its marketing and sales efforts in an attempt to achieve unit additions consistent with positive cash flow, and is continuing to change its management structure with the objective of establishing profit and loss accountability in each market.

PAGING AND MESSAGING SERVICES PRODUCTS AND OPERATIONS

 Paging and Messaging Services.

  MobileMedia currently offers a variety of paging and messaging services. To send a page to a MobileMedia subscriber, a party must initiate contact with a paging terminal. This is typically accomplished, depending on the type of paging service, by use of a touch-tone telephone, with the assistance of an operator employed by or working on behalf of MobileMedia or through software loaded onto the sender's personal computer, an input device or the Internet. The paging terminal then sends an encoded message to MobileMedia's transmitter network, which broadcasts the call to its geographic service area. This broadcast signal is received by the subscriber's pager, which decodes the information, alerts the subscriber and displays the message received. The main paging services offered by MobileMedia are:

    Numeric (Digital Display) Paging Service. Numeric paging service permits a caller, using a touch-tone telephone, to transmit to a subscriber a numeric message consisting of a telephone number, an account number or coded information. Numeric pagers have memory capability to store several such numeric messages which can be recalled by a subscriber when desired. As of September 30, 1998, MobileMedia had approximately 2.6 million numeric units in service.

    Alphanumeric Paging Service. Alphanumeric paging service allows subscribers to receive and store messages consisting of both letters and numbers. Alphanumeric pagers have sufficient memory to store numerous messages. This service has the capability to tie into computer-based networks to provide advanced messaging services. Callers may send messages either by using an operator dispatch center, a personal computer equipped with a modem and MessageSoft software or a portable alphanumeric input device, such as the AlphaMate manufactured by Motorola. Internet and WorldWide Web access is also possible for many alphanumeric paging customers. As of September 30, 1998, MobileMedia had approximately .6 million alphanumeric units in service.

    Other Services. In addition to local, regional and nationwide paging service--both numeric and alphanumeric--MobileMedia offers a variety of enhanced services such as voice mail and voice mail notification, e-mail notification and news, sports reports and stock quotes.

  The following table sets forth the number of MobileMedia customers by service type as of the dates indicated.

                                       AS OF DECEMBER 31,                         AS OF SEPTEMBER 30,
                         -------------------------------------------------  --------------------------------
                              1995             1996             1997             1997             1998
                         ---------------  ---------------  ---------------  ---------------  ---------------
    TYPE OF SERVICE       NUMBER     %     NUMBER     %     NUMBER     %     NUMBER     %     NUMBER     %
    ---------------      --------- -----  --------- -----  --------- -----  --------- -----  --------- -----
Numeric Display......... 1,934,774  81.7% 3,713,579  83.9% 2,820,443  82.0% 3,033,939  82.4% 2,553,261  80.2%
Alphanumeric............   384,843  16.2%   658,769  14.9%   593,280  17.2%   614,909  16.7%   613,195  19.3%
Other...................    49,484   2.1%    51,759   1.2%    26,619   0.8%    32,221   0.9%    15,751   0.5%
                         --------- -----  --------- -----  --------- -----  --------- -----  --------- -----
Total................... 2,369,101 100.0% 4,424,107 100.0% 3,440,342 100.0% 3,681,069 100.0% 3,182,207 100.0%
                         ========= =====  ========= =====  ========= =====  ========= =====  ========= =====
Customers with
 nationwide services
 (included above).......    63,101          325,924          330,254          336,818          334,498

 Products and Services

  Subscribers for paging services enter into a service contract with MobileMedia that provides for either the purchase or lease of pagers and the payment of airtime and other charges. As of September 30, 1998, approximately 49% of units in service were purchased either by subscribers or by resellers, and approximately 51% were owned by MobileMedia and leased to subscribers. Customer-owned and -maintained ("COAM") pagers and those owned by resellers do not require capital investment by MobileMedia, unlike MobileMedia-owned pagers leased to subscribers. MobileMedia also sells its services in bulk quantities to resellers, who subsequently sell MobileMedia's services to end-users. Resellers are responsible for sales, billing, collection and equipment maintenance costs. MobileMedia sells other products and services, including pagers and accessories and pager replacement and maintenance contracts. The following table sets forth MobileMedia's units in service by ownership as of the dates indicated.

                                        AS OF DECEMBER 31,                         AS OF SEPTEMBER 30,
                          -------------------------------------------------  --------------------------------
                               1995             1996             1997             1997             1998
                          ---------------  ---------------  ---------------  ---------------  ---------------
       OWNERSHIP           NUMBER     %     NUMBER     %     NUMBER     %     NUMBER     %     NUMBER     %
       ---------          --------- -----  --------- -----  --------- -----  --------- -----  --------- -----
Company owned and rented
 to subscribers.........  1,087,183  45.9% 1,996,141  45.2% 1,712,941  49.8% 1,808,134  49.1% 1,630,340  51.2%
COAM....................    514,068  21.7% 1,112,194  25.1%   861,250  25.0%   940,302  25.6%   759,229  23.9%
Resellers...............    767,850  32.4% 1,315,772  29.7%   866,151  25.2%   932,633  25.3%   792,638  24.9%
                          --------- -----  --------- -----  --------- -----  --------- -----  --------- -----
Total...................  2,369,101 100.0% 4,424,107 100.0% 3,440,342 100.0% 3,681,069 100.0% 3,182,207 100.0%
                          ========= =====  ========= =====  ========= =====  ========= =====  ========= =====

NETWORKS AND LICENSES

  MobileMedia operates local, regional and national paging networks which enable its customers to receive pages over a broad geographical area. The extensive coverage provided by this network infrastructure provides MobileMedia with an advantage over certain competitors whose networks lack comparable coverage in securing accounts with large corporate clients and retail chains, who frequently demand national network coverage from their paging service provider.

  Although MobileMedia's networks provide local, regional and national coverage, its networks operate over numerous frequencies and are subject to capacity constraints in certain geographic markets. Although the capacity of MobileMedia's networks varies significantly market by market, almost all of MobileMedia's markets have adequate capacity to meet the demands of projected growth for the next several years. In addition,

MobileMedia is in the process of adding additional capacity to its network infrastructure through its Narrowband PCS buildout described below. The use of multiple frequencies adds complexity to inventory management, customer service and order fulfillment processes. Certain of MobileMedia's networks utilize older technologies and are comparatively costlier to operate.

  MobileMedia is seeking to improve overall network efficiency through the deployment of new paging terminals, the consolidation of subscribers on fewer, higher capacity networks and increasing the transmission speed (baud rate) of certain of its existing networks. MobileMedia believes its investments in its network infrastructure will facilitate and improve the delivery of high quality paging services while at the same time reducing associated costs of such services.

    Nationwide wireless networks. MobileMedia operates two nationwide 900 MHz networks. As part of the MobileComm Acquisition, MobileMedia acquired MobileComm's fully operational nationwide wireless "8875" network, which was upgraded in 1996 to incorporate high-speed FLEX technology developed by Motorola. In addition, in 1996, MobileMedia completed the construction of a second nationwide "5375" network that uses FLEX technology. The use of FLEX technology significantly increases transmission capacity and represents a marked improvement over other systems that use older paging protocols.

    Nationwide two-way narrowband PCS networks. Narrowband PCS networks enable paging companies to offer two-way paging services and to make more efficient use of radio spectrum than do non-PCS networks. MobileMedia purchased five regional licenses through the FCC's 1994 auction of narrowband PCS licenses, providing the equivalent of a nationwide 50 kHz outbound/12.5 kHz inbound PCS system. In addition, as part of the MobileComm Acquisition, MobileMedia acquired a second two-way narrowband PCS license for a nationwide 50 kHz outbound/12.5 kHz inbound system.

  In order to retain its narrowband PCS licenses, MobileMedia must comply with certain minimum buildout requirements. With respect to each of the regional PCS licenses purchased at the FCC's 1994 auction, MobileMedia would be required to build out the related PCS system to cover 150,000 sq. km. or 37.5% of each of the five regional populations by April 27, 2000 and 300,000 sq. km. or 75% of each of the five regional populations by April 27, 2005. With respect to the nationwide PCS license acquired as part of the MobileComm Acquisition, MobileMedia would be required to build out the related PCS system to cover 750,000 sq. km. or 37.5% of the U.S. population by September 29, 1999 and 1,500,000 sq. km. or 75% of the U.S. population by September 29, 2004. In each instance, the population percentage will be determined by reference to population figures at the time of the applicable deadline. MobileMedia estimates that the costs of these minimum build-outs (which would not be sufficient for MobileMedia to provide significant narrowband PCS applications) could be as much as approximately $9.0 million. MobileMedia has concluded that, given the expected high demand for nationwide alphanumeric services, the potential demand for guaranteed receipt services and MobileMedia's high fixed costs for maintaining and building out its existing networks, the most economical means for satisfying projected demand is for MobileMedia to construct a fully operational narrowband PCS network with ReFLEX 25 capability. MobileMedia estimates that the cost for this construction will be approximately $40.0 million over the next two years, and that it will be able to complete the construction relatively economically using its existing nationwide network infrastructure and supplementing it with additional transmitters and receivers. On May 12, 1998, the Bankruptcy Court authorized MobileMedia to enter into contracts during 1998 up to the amount of $16.0 million in connection with the buildout of the network necessary to support narrowband PCS services.

SALES AND MARKETING

  MobileMedia's sales and marketing efforts are directed toward adding additional units with existing subscribers and identifying new potential subscribers. Subscribers to MobileMedia's paging and wireless communications services generally have been individuals and organizations whose employees are highly mobile or whose business involves multiple work locations and who are required to remain in contact at all times. Traditional subscribers include medical personnel, sales and service organizations, specialty trade organizations, manufacturing organizations and governmental agencies. However, paging services are increasingly appealing to mass market consumers for private, non-business uses such as communicating with family and friends.

 Sales Channels

  MobileMedia markets its paging services through three primary sales channels: direct, reseller and retail.

    Direct. In the direct channel, MobileMedia leases or sells pagers directly to its customers and bills and services such customers. MobileMedia's direct customers range from individuals and small- and medium-sized businesses to Fortune 500 accounts and government agencies. Business and government accounts typically exhibit lower churn rates than consumer accounts. The direct channel will continue to have the highest priority among MobileMedia's marketing and sales efforts, given its critical contribution to recurring revenue and projected growth. MobileMedia is engaged in efforts to improve sales productivity and strengthen its direct channel sales force, which suffered from high turnover and open positions during much of 1997. In addition, MobileMedia has commenced implementing consumer direct marketing techniques in 1998. As of September 30, 1998, the direct channel accounted for approximately 79% of recurring revenue.

    Reseller. In the reseller channel, MobileMedia sells access to its transmission networks in bulk to a third party, who then resells such services to the end users (usually consumers or small businesses). MobileMedia offers paging services to resellers at bulk discounted rates. The third party reseller provides customer service, is responsible for pager maintenance and repair costs, invoices the end user and retains the credit risk of the end user, although MobileMedia retains the credit risk of the reseller. Because resellers are responsible for customer equipment, the capital costs that would otherwise be borne by MobileMedia are reduced.

    MobileMedia's resellers generally are not exclusive distributors of MobileMedia's services and often resell paging services of more than one provider. Competition among service providers to attract and maintain reseller distribution is based primarily upon price, including the sale of pagers to resellers at discounted rates. MobileMedia intends to be an active participant in the reseller channels and to concentrate on accounts that are profitable and where longer term partnerships can be established with selected resellers. As of September 30, 1998, the reseller channel accounted for approximately 11% of recurring revenue.

    Retail. In the retail channel, MobileMedia sells pagers to retailers and, after the consumer purchases the pager from the retailer, the consumer contacts MobileMedia to activate service. The retail channel is targeted at the consumer market and consists primarily of national retail chains. Consumers served by the retail channel typically purchase (as opposed to lease) paging units, reducing MobileMedia's capital investment requirements. Subscribers obtained through retailers are billed and serviced directly by MobileMedia. Retail distribution permits MobileMedia to penetrate the consumer market by supplementing direct sales efforts. As of September 30, 1998, the retail channel accounted for approximately 10% of recurring revenue.

COMPETITION

  MobileMedia is subject to the same competition factors as Arch. See "Business--Competition" in the Prospectus.

REGULATION

  MobileMedia is subject to the same regulatory considerations as Arch. See "Business--Regulation" in the Prospectus.

SOURCES OF EQUIPMENT

  MobileMedia does not manufacture any of the pagers or related transmitting and paging terminal equipment used in its paging operations. MobileMedia currently purchases pagers from a limited number of suppliers and in turn sells or leases the pagers to its subscribers. Motorola is the primary supplier of pagers to MobileMedia.

Glenayre is MobileMedia's primary supplier of paging terminals, paging transmitters and voice mail system equipment. On February 6, 1997, MobileMedia obtained Bankruptcy Court approval to pay the pre-petition outstanding accounts payable owing to Motorola, Glenayre, NEC and Panasonic Communications & Systems Company (together with Motorola, Glenayre and NEC, the "Key Suppliers"), in exchange for which each of Motorola, NEC, Panasonic and Glenayre entered into post-petition supply agreements with MobileMedia.

EMPLOYEES

  At September 30, 1998, MobileMedia employed 3,072 people in various capacities, with 161 in MobileMedia's corporate headquarters in Fort Lee, New Jersey and the balance in its five regions. None of such employees is covered by collective bargaining agreements. MobileMedia believes its employee relations are good.

TRADEMARKS

  MobileMedia markets its services primarily under the trade name MobileComm and the federally registered mark MOBILECOMM, except in the Greater Metropolitan Cincinnati area and in certain parts of Western Pennsylvania and Western New York, in which it markets its services under the federally registered mark MOBILEMEDIA. MobileMedia markets its messaging services under the federally registered mark VOICESTAR, and other services under the federally registered mark SPORTSCASTER and the unregistered mark MOBILECOMM CITYLINK. MobileMedia also owns other federally registered marks including:
DIAL PAGE, DMC DIGITAL MOBILE COMMUNICATIONS, EZ ALERT, MEMORY MANAGER, MESSAGESOFT, MOBILEMEDIA (and design) MOBILEMEDIA (and Globe Design), MOBILEMEDIA PAGING & PERSONALCOM and PAGERXTRA. In addition, MobileMedia has applications on file for federal registration of the marks MMS and MOBILECOMM (and design.)

PROPERTIES

  In addition to its FCC licenses and network infrastructure (which includes radio transmission and satellite uplink equipment), MobileMedia has the following categories of assets: (i) pagers (including both pagers held as fixed assets for lease and pager inventory for sale), pager parts and accessories; (ii) its subscriber base and related accounts receivable; (iii) intellectual property; (iv) real estate and improvements; (vi) leased assets;
(vii) computer and telephone systems and equipment; (viii) furniture, fixtures and equipment; (ix) ownership of one-third of the equity of Abacus Communications Partners, L.P.; (x) goodwill and other intangibles; and (xi) cash and cash equivalents.

  On January 22, 1998, the Bankruptcy Court approved MobileMedia's entry into a lease with Miller Freeman, Inc. (the "Fort Lee Lease"). Pursuant to the Fort Lee Lease, MobileMedia relocated its headquarters to Fort Lee, New Jersey as of March 23, 1998, resulting in cost savings to MobileMedia of approximately $3.0 million over the term of the Fort Lee Lease. On March 18, 1998, the Bankruptcy Court approved the assignment of the lease for the premises that previously served as MobileMedia's headquarters. The Bankruptcy Court has also extended the period during which MobileMedia can decide whether to assume or reject non-residential real property leases to the confirmation date of the Plan. As of September 30, 1998, 121 leases had been rejected with Bankruptcy Court approval. On April 14, 1998, the Bankruptcy Court approved MobileMedia's motion to assume the lease for the premises that serves as its Dallas, Texas customer service center.

  At September 1, 1998, MobileMedia leased office space (including its executive offices) in approximately 33 states for use in conjunction with its paging operations. MobileMedia leases transmitter sites and/or owns transmitters on commercial broadcast towers, buildings and other fixed structures. MobileMedia's leases are for various terms and provide for monthly lease payments at various rates. MobileMedia believes that it will be able to obtain additional space as needed at acceptable cost.

 Sale of MobileMedia Tower Sites

  On July 7, 1998, MobileMedia and Pinnacle executed an agreement, subject to Bankruptcy Court approval, to sell the MobileMedia Tower Sites and to rent from Pinnacle transmitter space on the MobileMedia Tower Sites. The MobileMedia Tower Site Sale was completed on September 3, 1998. MobileMedia recognized proceeds from such sale of $170.0 million, and the annual rental expense is approximately $10.7 million. The proceeds of the MobileMedia Tower Site Sale were paid to the Pre-Petition Lenders, which Lenders had liens on all of the assets being sold.

  The MobileMedia Tower Site Sale was the product of an extensive bidding process. Prior to executing this agreement, MobileMedia's financial advisor contacted approximately 40 potential MobileMedia Tower Sites buyers and executed confidentiality agreements with, and distributed MobileMedia Tower Sites information to, approximately 30 of these potential buyers. After permitting certain potential purchasers to conduct due diligence, MobileMedia and Blackstone determined that Pinnacle's offer represented the highest and best offer.

  In connection with the agreement to sell the MobileMedia Tower Sites to Pinnacle, MobileMedia filed two motions on July 14, 1998. One motion sought to establish procedures for bidding on the MobileMedia Tower Sites and provides for liquidated damages and the reimbursement of expenses to Pinnacle under certain circumstances. This relief was granted on July 23, 1998. The second motion sought Bankruptcy Court approval of the sale of the MobileMedia Tower Sites to Pinnacle, and the rental of transmitter sites from Pinnacle and the payment of the sale proceeds to the Pre-Petition Lenders. The relief requested in this motion was granted on August 10, 1998.

EVENTS LEADING UP TO MOBILEMEDIA'S BANKRUPTCY FILINGS

  Beginning in 1995, MobileMedia grew its business primarily through acquisitions. In August 1995, MobileMedia completed the acquisition of the paging and wireless messaging business of Dial Page (the "Dial Page Acquisition"). The purchase price of the Dial Page Acquisition was largely financed through an initial public offering of 8,800,000 shares of MMC Parent's Class A Common Stock which, at a price to the public of $18.50 per share, generated net proceeds of approximately $151.9 million, which proceeds were contributed to MMC. The total purchase price of the Dial Page Acquisition was $187.4 million, which included the assumption of $85.0 million outstanding principal amount of the 12 1/4% Dial Page Notes. Concurrently with the transaction, MMC repurchased all but approximately $1.6 million of the Dial Page Notes. The Dial Page Acquisition added approximately 0.4 million units in service in the southeastern United States to MMC's subscriber base.

  In January 1996, MMC completed the acquisition of MobileComm, the paging and wireless messaging unit of BellSouth Corporation and an associated nationwide two-way narrowband 50/12.5 kHz PCS license (the "MobileComm Acquisition"). The purchase price for the MobileComm Acquisition was $928.7 million which was financed by (i) MMC Parent's public offering of 15,525,000 shares of Class A Common Stock which, at a price to the public of $23.75 per share, generated net proceeds of approximately $354.9 million, of which $340.0 million was contributed by MMC Parent to MMC, (ii) a concurrent public offering by MMC of $250.0 million aggregate principal amount at maturity of 9 3/8% Notes (the "MobileMedia 9 3/8% Notes") and (iii) loan facilities aggregating $750.0 million, consisting of a $550.0 million secured term loan facility and a $200.0 million secured revolving loan facility (the "MobileMedia 1995 Credit Facility"), evidenced by the MobileMedia 1995 Credit Agreement. $500.0 million of the secured term loan facility was used as consideration for the MobileComm Acquisition. $50.0 million dollars of the MobileMedia 1995 Credit Facility was used to repay MMC's former credit facility. The MobileComm Acquisition added approximately 1.7 million units in service to MobileMedia's subscriber base.

  During 1996, MobileMedia experienced difficulties executing its post-acquisition business strategy. These difficulties related largely to the process of integration of the operations of Dial Page and MobileComm into those of MobileMedia. As a result, MobileMedia did not achieve expected growth in its subscriber base and revenues, nor did it realize anticipated efficiencies and cost reductions from the elimination of duplicative functions.

  During 1996, MobileMedia's financial position deteriorated. As of September 30, 1996, MMC was in violation of certain financial covenants under the $750.0 million MobileMedia 1995 Credit Agreement, which resulted in the occurrence of "Events of Default" under that agreement and precluded MMC from borrowing additional funds thereunder. MMC's obligations under the MobileMedia 1995 Credit Agreement are guaranteed by Parent and by all the subsidiaries of MMC. In the fall of 1996, MobileMedia commenced negotiations with The Chase Manhattan Bank, the agent for the lenders under the MobileMedia 1995 Credit Agreement, regarding the terms of a possible financial restructuring.

  In press releases issued on September 27 and October 21, 1996, MobileMedia disclosed that misrepresentations had been made to the FCC and that other violations had occurred during the licensing process for as many as 400 to 500 authorizations, or approximately 6% to 7%, of its approximately 8,000 local transmission one-way paging stations. MobileMedia caused an investigation to be conducted by its outside counsel, and a comprehensive report regarding these matters was provided to the FCC on October 15, 1996. The results of an expanded investigation were submitted to the FCC on November 8, 1996. MobileMedia is still in the process of resolving these issues with the FCC. See "--MobileMedia Management's Discussion and Analysis of Financial Condition and Results of Operations--Pending FCC Action Against MobileMedia".

  In November and December of 1996, MobileMedia sought to modify payment terms with certain of its larger vendors, some of which had not been paid in accordance with their scheduled payment terms. In the fall of 1996, Motorola, MobileMedia's largest supplier of pagers and pager repair parts, informed MobileMedia that it would require credit support to assure payment of approximately $35.0 million past due accounts payable and would refuse to accept orders for products or services from, and refuse to make shipments to, MobileMedia pending resolution of the matter. Subsequently, Glenayre, MobileMedia's primary supplier of paging terminals, transmitters and related parts, and NEC and Panasonic, MobileMedia's secondary suppliers of pagers, also made demands on MobileMedia for payment of their past due accounts in the aggregate amount of $11.8 million.

  On November 1, 1996, MobileMedia failed to make a scheduled interest payment of approximately $11.8 million on the MobileMedia 9 3/8% Notes, which failure was not cured during the 30-day grace period ending November 30, 1996. In addition, in December 1996 and January 1997, MobileMedia failed to make scheduled interest payments in the aggregate amount of approximately $13.4 million under the MobileMedia 1995 Credit Agreement.

  Negotiations between MobileMedia and the Pre-Petition Lenders, the holders of the MobileMedia 9 3/8% Notes and certain other outstanding notes (collectively, the "MobileMedia Notes") and with the Key Suppliers continued through late 1996. When it became apparent that MobileMedia would be unable, among other things, to reach agreements with the Key Suppliers to resume shipments of critical inventory and equipment or to reach agreement with the Pre-Petition Lenders and the holders of the MobileMedia Notes on the terms of a restructuring of its indebtedness outside of Chapter 11 of the Bankruptcy Code, MobileMedia concluded that it had no practical alternative other than to seek protection under Chapter 11.

  On January 30, 1997, MobileMedia filed a voluntary petition for reorganization under Chapter 11 with the Bankruptcy Court.

LITIGATION

  MobileMedia is attempting to resolve issues with the FCC surrounding misrepresentations and violations that occurred during the licensing process. In addition, MobileMedia is involved in the following litigation, potential litigation or claims.

 Securities Class Actions

  Prior to the Petition Date, five actions allegedly arising under the federal securities laws were filed against MobileMedia and certain of its officers, directors and underwriters in the United States District Court for the District of New Jersey. These actions were subsequently consolidated as In re MobileMedia Securities Litigation, No. 96-5723 (AJL) (the "New Jersey Actions"). A consolidated amended complaint (the "Complaint") was filed on November 21, 1997. The Complaint does not name MobileMedia as a defendant, but alleges that (i) certain former officers of MobileMedia deceived the investing public in violation of section 10(b) of the Exchange Act and Rule 10b-5 promulgated thereunder and section 20(b) of the Exchange Act by making false statements or omissions in press releases and public filings between June 29, 1995 and September 27, 1996 (the "Class Period"), and (ii) certain officers, directors and underwriters of MobileMedia violated sections 11, 12(a)(2) and 15 of the Securities Act by failing to disclose information in offering documents filed with the SEC on or around November 7, 1995 in connection with the secondary offering of MobileMedia common stock and MobileMedia 9 3/8% Notes.

  The plaintiffs in the New Jersey Actions allege that, as a result of alleged misrepresentations, purchasers of Parent's common stock and MobileMedia 9 3/8% Notes suffered hundreds of millions of dollars in damages as the truth concerning, among other things, the severe problems with MobileMedia's growth strategy and its submission of false license applications to the FCC began to emerge and the price of MobileMedia securities dropped.

  In June 1997, MobileMedia initiated an adversary proceeding in the Bankruptcy Court to stay the prosecution of the New Jersey Actions. The basis of MobileMedia's motion for a stay was, inter alia, that the continued prosecution of the New Jersey Actions would interfere with MobileMedia's efforts to reorganize and would deplete the assets of the estate.

  Pursuant to a stipulation entered into among MobileMedia and the plaintiffs in the New Jersey Actions and "So Ordered" by the Bankruptcy Court on October 31, 1997, the plaintiffs in the New Jersey Actions could conduct only limited discovery in connection with the New Jersey Actions and could not file any pleadings, except responses to motions to dismiss, until the earlier of September 30, 1998 and the Effective Date of the Plan. On October 21, 1998, a motion to dismiss the New Jersey Actions filed by the defendents therein was denied.

  In addition to the New Jersey Actions, two lawsuits were filed in September 1997 in the United States District Court for the Northern District of California and the Superior Court of California naming as defendants certain former officers and certain present and former directors of MobileMedia, certain investment entities and Ernst & Young LLP. MobileMedia is not named as a defendant in these two actions. The actions are styled Allen T. Gilliland Trust v. Hellman & Friedman Capital Partners II, L.P., Civil Action No. 97-3543 (N.D. Cal. 1997), and Allen T. Gilliland Trust v. Hellman & Friedman MobileMedia Partners, L.L.C., Case No. 989891 (Cal. Super. Ct. 1997) (together, the "California Actions" and, together with the New Jersey Actions, the "Securities Actions"). The plaintiffs in the California Actions are or were shareholders of Parent who purchased stock during 1995 and 1996 and allege that Parent, through the actions of the named defendants, violated federal securities laws, various provisions of the California Corporations Code and California state law in connection with the sale of Parent's securities and in various public filings.

  On November 4, 1997, MobileMedia commenced an adversary proceeding in the Bankruptcy Court seeking to stay the prosecution of the California Actions against the named defendants. At a hearing held on December 10, 1997, the Bankruptcy Court enjoined the plaintiffs in the California Actions until May 31, 1998 from prosecuting the California Actions, except that the Bankruptcy Court permitted the plaintiffs in the California Actions to prosecute and respond to certain legal motions and to request documents of defendants and non-parties who do not currently serve on the Board of MobileMedia.

  On May 15, 1998, MobileMedia filed a motion with the Bankruptcy Court seeking an extension of the stay in connection with the California Actions. Subsequent to negotiations with the plaintiffs in the California

Actions, MobileMedia submitted an agreed form of order that barred certain types of discovery until September 15, 1998. This order was signed by the Bankruptcy Court on May 29, 1998.

  Neither the New Jersey Actions nor the California Actions names MobileMedia or any of its subsidiaries as a defendant. However, proofs of claim have been filed against MobileMedia by the plaintiffs in the New Jersey Actions, and both the New Jersey Actions and the California Actions may give rise to claims against MobileMedia's Directors, Officers and Corporate Liability Insurance Policy. As to MobileMedia, however, these Claims are classified in Classes 7 and 8, and will receive no distributions under the Amended Plan.

 Bankruptcy Claims

  Since the June 16, 1997 bar date established by the Bankruptcy Court for filing proofs of claim in the Insolvency Proceedings, MobileMedia has been actively involved in resolving the claims filed against its estates. As of September 30, 1998, approximately 2,400 proofs of claim had been filed in the Insolvency Proceedings. Approximately 1,292 of these claims, filed in an aggregate amount of approximately $110.8 million, have already been resolved by order of the Bankruptcy Court at an aggregate allowed amount of approximately $5.51 million. As of September 30, 1998, MobileMedia had also analyzed and resolved an additional 860 proofs of claim, representing an aggregate allowed amount of $6.7 million. Excluding claims filed by or on behalf of the Pre-Petition Lenders, the holders of the MobleMedia Notes and taxing authorities, there are fewer than 30 unresolved filed claims over $100,000, which claims have an aggregate filed value of less than $25.0 million. MobileMedia has already filed objections with the Bankruptcy Court to certain of these claims and is currently in the process of reconciling and resolving those remaining. MobileMedia believes that, once resolved, the aggregate allowed amount of these remaining claims will be substantially less than $25.0 million.

  MobileMedia is also in the process of reconciling and resolving the tax claims filed against its estates. These tax claims were filed in an aggregate amount of approximately $30 million. MobileMedia anticipates that these claims will be allowed in an amount substantially less than the filed amount.

 Potential Unsecured Creditors Committee Litigation

  At a hearing held before the Bankruptcy Court on January 27, 1998, counsel to the Unsecured Creditors Committee indicated its intention immediately to serve discovery demands in connection with a potential objection to the Plan as filed on January 27, 1998. The Committee's ex parte order authorizing discovery under Bankruptcy Rule 2004 was approved by the Bankruptcy Court on February 5, 1998, and the Committee subsequently served subpoenas for the production of documents on MobileMedia and other parties. The production of documents by the respondents was largely completed during March, although issues pertaining to the production of certain privileged documents have yet to be resolved. On April 1, the Unsecured Creditors Committee also served requests to conduct the depositions of numerous individuals, including members of MobileMedia's management, board of directors, professionals involved in the reorganization proceedings, and members of the steering committee for MobileMedia's pre- and post-petition secured lenders. Because the Unsecured Creditors Committee supports the Amended Plan in its present form, it is not expected that this litigation will continue.

MOBILEMEDIA MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

PRESENTATION OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

  The following definitions are relevant to a review and discussion of MobileMedia's operating results.

  Services, rents and maintenance revenues ("paging revenue"): includes primarily monthly, quarterly, semi-annually and annually billed recurring revenue, not dependent on usage, charged to subscribers for paging and related services such as voice mail and pager repair and replacement.

  Net revenues: includes primarily paging revenues and sales of customer owned and maintained pagers less cost of pagers sold.

  Services, rents and maintenance expenses: includes costs related to the management, operation and maintenance of MobileMedia's network systems.

  Selling expenses: includes salaries, commissions and administrative costs for MobileMedia's sales force and related marketing and advertising expenses.

  General and administrative expenses: includes primarily customer service expense, executive management, accounting, office telephone, rents and maintenance and information services.

  Average revenues per Unit ("ARPU"): calculated by dividing (i) the average monthly services, rents and maintenance revenues for the period by (ii) the weighted average number of units in service for the period. ARPU, as determined by MobileMedia, may not necessarily be comparable to similarly titled data of other paging companies.

  Average monthly operating expense per unit : calculated by dividing (i) the average monthly services, rents and maintenance, selling and general and administrative expenses for the period by (ii) the weighted average number of units in service for the period.

  As used herein, MobileMedia Adjusted EBITDA represents earnings before other income (expense), taxes, depreciation, amortization, impairment of long-lived assets (see Note 2 of MobileMedia's Notes to Consolidated Financial Statements included elsewhere herein), amortization of deferred gain on the tower sale (see Note 3 of MobileMedia's Notes to Consolidated Financial Statements included elsewhere herein) and restructuring costs. EBITDA is a financial measure commonly used in the paging industry and should not be construed as an alternative to operating income (as determined in accordance with GAAP), as an alternative to cash flows from operating activities (as determined in accordance with GAAP) or as a measure of liquidity. EBITDA is, however, the primary financial measure by which MobileMedia's covenants are calculated under the agreements governing MobileMedia's indebtedness.

  As used herein, the term "acquisitions" refers to both the MobileComm Acquisition and the Dial Page Acquisition.

OVERVIEW

  The following discussion and analysis should be read in conjunction with MobileMedia's Consolidated Financial Statements and Notes thereto included elsewhere in this Annex A.

  MobileMedia builds and operates wireless messaging and communications systems, and generates revenues from the provision of paging and other wireless communications services. MobileMedia's strategy is to strengthen its industry leadership position by providing superior paging and messaging services at competitive prices.

  MobileMedia's revenues are derived primarily from fixed periodic recurring fees, not dependent on usage, charged to MobileMedia's subscribers for paging services. While a subscriber remains in MobileMedia's service, future operating results benefit from this recurring revenue stream with minimal requirements for incremental selling expenses or other costs.

  On January 4, 1996, MobileMedia completed its acquisition of MobileComm and on August 31, 1995, MMC purchased the paging business of Dial Page, Inc. MobileMedia has incurred integration related costs in excess of those originally anticipated to (i) transfer units-in-service between paging networks to rationalize capacity, (ii) temporarily operate duplicative functions, primarily customer service, and (iii) hire additional employees and consultants to focus on the integration. Additionally, MobileMedia has experienced increased loss of subscribers related to the integration difficulties. Accordingly, MobileMedia's financial results have been negatively impacted by the higher than anticipated integration costs and increased loss of subscribers.

  On January 30, 1997, Parent and MobileMedia filed voluntary petitions for relief under the Bankruptcy Code in order to implement an operational and financial restructuring ("Bankruptcy Filing"). Parent and MobileMedia are presently operating their business as debtors-in-possession subject to the jurisdiction of the Bankruptcy Court. Pursuant to the requirements of the Bankruptcy Code, Parent and MobileMedia are required to file monthly operating reports with the United States Trustee. Such reports are publicly available through the office of the United States Trustee, and copies of such reports to date have been filed as Current Reports on Form 8-K with the SEC. Financial statements included in MobileMedia's periodic reports for the months of February, 1997 through June, 1998 were not prepared in accordance with GAAP due to MobileMedia's inability at the time of such filings to determine the amount of an impairment loss related to long-lived assets pursuant to Financial Accounting Standard No. 121, are unaudited and have been revised periodically based on subsequent determination of changes in facts and circumstances impacting previously filed unaudited financial statements. The audited financial statements of MobileMedia included herein reflect adjustments from the unaudited statements, including but not limited to, an impairment adjustment of approximately $792.5 million recorded as of December 31, 1996.

  On December 11, 1998 the Bankruptcy Court approved MobileMedia's Disclosure Statement to its creditors as containing adequate information with respect to the Amended Plan in accordance with Section 1125 of the Bankruptcy Code.

  On September 3, 1998, MobileMedia completed the sale of 166 transmission towers and related equipment to Pinnacle for $170.0 million in cash. Under the terms of a lease with Pinnacle, MobileMedia will continue to own and utilize transmitters, antennas and other equipment located on these towers for an initial period of 15 years at an aggregate annual rental of $10.7 million. The sale was accounted for in accordance with Statement of Financial Accounting Standards No. 28, Accounting for Sales with Leasebacks, and resulted in a recognized gain of $94.2 million and a deferred gain of $70.0 million. The deferred gain will be amortized over the initial lease period of 15 years. Subsequent to the sale, MobileMedia distributed the $170.0 million in proceeds to its secured creditors, who had a lien on such assets.

PENDING FCC ACTION AGAINST MOBILEMEDIA

  MobileMedia disclosed in press releases dated September 27, 1996 and October 21, 1996 that misrepresentations and other violations occurred during the licensing process for as many as 400 to 500, or approximately 6% to 7%, of its approximately 8,000 local transmission one-way paging stations. MobileMedia caused an investigation to be conducted by outside counsel, and a comprehensive report regarding these matters was provided to the FCC in the fall of 1996. In cooperation with the FCC, outside counsel's investigation was expanded to examine all of MobileMedia's paging licenses, and the results of that investigation were submitted to the FCC on November 8, 1996. As part of the cooperative process, MobileMedia also proposed to the FCC that a consent order be entered which would result, among other things, in the return of certain local paging authorizations then held by MobileMedia, the dismissal of certain pending applications for paging authorizations, and the voluntary acceptance of a substantial monetary forfeiture.

  On January 13, 1997, the FCC issued a Public Notice relating to the status of certain FCC authorizations held by MobileMedia. Pursuant to the Public Notice, the FCC announced that it had (i) automatically terminated approximately 185 authorizations for paging facilities that were not constructed by the expiration date of their construction permits and remained unconstructed, (ii) dismissed approximately 94 applications for fill-in sites around existing paging stations (which had been filed under the so-called "40-mile rule") as defective because they were predicated upon unconstructed facilities and (iii) automatically terminated approximately 99 other authorizations for paging facilities that were constructed after the expiration date of their construction permits. With respect to each of the approximately 99 authorizations where the underlying station was untimely constructed, the FCC granted MobileMedia interim operating authority subject to further action by the FCC.

  On April 8, 1997, the FCC adopted an order commencing an administrative hearing into the qualification of MobileMedia to remain a licensee. The order directed an ALJ to take evidence and develop a full factual record on directed issues concerning MobileMedia's filing of false forms and applications. MobileMedia was permitted to operate its licensed facilities and provide service to the public during the pendency of the hearing.

  On June 6, 1997, the FCC issued an order staying the hearing proceeding in order to allow MobileMedia to develop and consummate a plan of reorganization that provides for a change of control of MobileMedia and a permissible transfer of MobileMedia's FCC licenses. The order was originally granted for ten months and was extended by the FCC through October 6, 1998. The order, which is based on an FCC doctrine known as Second Thursday, provides that if there is a change of control that meets the conditions of Second Thursday, the regulatory issues designated for administrative hearing will be resolved by the transfer of MobileMedia's FCC licenses to the new owners of MobileMedia and the hearing will not proceed. MobileMedia believes that a reorganization plan that provides for either a conversion of certain existing debt to equity, in which case existing MobileMedia shares will be eliminated, or a sale or merger of MobileMedia will result in a change of control that will satisfy the Second Thursday doctrine. On September 2, 1998, MobileMedia and Arch filed a joint Second Thursday application. MobileMedia believes the plan of reorganization contemplated by the Merger Agreement and the Amended Plan satisfies the conditions of Second Thursday. On October 5, 1998, a supplement was filed to notify the FCC of certain modifications to the proposed transaction. The application was accepted for filing by public notice dated October 15, 1998. On October 16, 1998, MobileMedia and Arch filed a joint supplement of data requested by the staff of the Wireless Telecommunications Bureau to assist in their evaluation of the application. MobileMedia submitted additional information to the Wireless Telecommunications Bureau on November 13, 1998. Public comments on the Second Thursday application were due on November 16, 1998. On that date, the FCC's Wireless Telecommunications Bureau and the Pre-Petition Lenders filed comments generally supporting grant of the application and Orbital Communications Corporation submitted brief informal comments opposing the application's request to terminate the hearing and to waive the application fees. MobleMedia, Arch and the Pre-Petition Lenders each submitted timely reply comments on or before November 27, 1998 and David A. Bayer submitted a brief informal response to Orbital's letter. The designated pleading cycle on the Second Thursday application is now closed.

  In the event that Arch and MobileMedia are unable to consummate the transactions contemplated by the Merger Agreement and the Amended Plan or any other plan of reorganization that satisfies the conditions of Second Thursday, MobileMedia may be required to proceed with the hearing, which, if adversely determined, could result in the loss of MobileMedia's FCC licenses or substantial monetary fines, or both. Such an outcome would have a material adverse effect on MobileMedia's financial condition and results of operations.

RESULTS OF OPERATIONS

 Nine Months Ended September 30, 1998 Compared With Nine Months Ended September 30, 1997

  The following table presents certain items from MobileMedia's Consolidated Statement of Operations and certain other information for the periods indicated:

                                   NINE MONTHS ENDED SEPTEMBER 30,
                           -----------------------------------------------------
                                    1997                       1998
                           -------------------------- --------------------------
                           (IN THOUSANDS, EXCEPT PERCENTAGE AND UNIT DATA)
                                             (UNAUDITED)
CONSOLIDATED STATEMENT OF
 OPERATIONS DATA
Revenues
  Services, rents and
   maintenance...........  $     378,922       99.8%  $     320,002       98.8%
  Equipment sales and ac-
   tivation fees.........         28,235        7.4%         20,367        6.3%
                           -------------  ---------   -------------  ---------
Total revenues...........        407,157      107.2%        340,369      105.1%
Cost of products sold....        (27,524)      (7.2)%       (16,531)      (5.1)%
                           -------------  ---------   -------------  ---------
Net revenues.............        379,633      100.0%        323,838      100.0%
Operating expenses
  Services, rents and
   maintenance...........        110,146       29.0%         83,506       25.8%
  Selling................         53,816       14.2%         45,848       14.2%
  General and administra-
   tive..................        145,337       38.3%        101,383       31.3%
  Restructuring costs....         15,577        4.1%         13,831        4.2%
  Depreciation and amor-
   tization..............        104,368       27.5%         88,312       27.3%
  Amortization of de-
   ferred gain on tower
   sale..................            --         --             (389)      (0.1)%
                           -------------  ---------   -------------  ---------
Total operating ex-
 penses..................        429,244      113.1%        332,491      102.7%
                           -------------  ---------   -------------  ---------
Operating loss:                  (49,611)     (13.1)%        (8,653)      (2.7)%
Other income (expense)...
Interest expense (net)...        (51,531)     (13.5)%       (42,449)     (13.1)%
Gain on sale of assets...              3        0.0%         94,085       29.1%
                           -------------  ---------   -------------  ---------
Total other income (ex-
 pense)..................        (51,528)     (13.5)%        51,636       15.9%
                           -------------  ---------   -------------  ---------
Income (loss) from con-
 tinuing operations be-
 fore income tax provi-
 sion ...................       (101,139)     (26.6)%        42,983       13.3%
Income tax provision.....            --         --              678        0.2%
                           -------------  ---------   -------------  ---------
Income (loss) from con-
 tinuing operations......      $(101,139)     (26.6)% $      42,305       13.1%
                           =============  =========   =============  =========
OTHER DATA
MobileMedia Adjusted
 EBITDA..................  $      70,334       18.5%  $      93,101       28.7%
Cash flows provided by
 (used in) operating ac-
 tivities................  $      (2,847)             $      41,585
Cash flows provided by
 (used in) investing ac-
 tivities................  $     (32,321)             $     137,309
Cash flows provided by
 (used in) financing ac-
 tivities................  $      20,396                  $(180,000)
ARPU.....................  $       10.39              $       10.74
Average monthly operating
 expense per unit........  $        8.48              $        7.73
Units in service (at end
 of period)..............      3,681,069                  3,182,207

  Units in service decreased 498,862 from 3,681,069 as of September 30, 1997 to 3,182,207 as of September 30, 1998, a decrease of 13.6% of which 240,727 units decreased between October 1, 1997 and December 31, 1997. The decrease with respect to the fourth quarter of 1997 was attributable to continued increases in unit cancellations due to acquisition integration difficulties, billing system clean up to remove non-revenue producing units and cancellation of units for non-payment. In 1998 the decrease was primarily attributable to gross additions which were below expectations.

  Services, rents and maintenance revenues decreased 15.5% to $320.0 million for the nine months ended September 30, 1998 compared to $378.9 million for the nine months ended September 30, 1997. The decrease was attributable to fewer units in service and partially offset by a $0.35 increase in ARPU from $10.39 for the nine months ended September 30, 1997 to $10.74 for the nine months ended September 30, 1998. The increase in ARPU was largely due to a greater percentage of units in service in the direct distribution channel and a smaller percentage in the reseller distribution channel. Units sold through the direct distribution channel generally are sold at higher ARPU.

  Equipment sales and activation fees decreased 27.9% to $20.4 million for the nine months ended September 30, 1998 compared to $28.2 million for the nine months ended September 30, 1997. The decrease in equipment sales was primarily due to a $3.1 million decrease in equipment sold through the retail distribution channel and a $4.4 million decrease in billings for non-returned equipment. Equipment sales and activation fees, less cost of products sold, increased 439.5% to $3.8 million for the nine months ended September 30, 1998 from $0.7 million for the nine months ended September 30, 1997. This increase was primarily attributable to sales of used pagers with lower net book values resulting from a change in pager depreciation from a four-year life to a three-year life as of October 1, 1997.

  Net revenues decreased 14.7% to $323.8 million for the nine months ended September 30, 1998 compared to $379.6 million for the nine months ended September 30, 1997.

  Services, rents and maintenance expenses decreased 24.2% to $83.5 million for the nine months ended September 30, 1998 compared to $110.1 million for the nine months ended September 30, 1997. This decrease resulted primarily from lower subcontracted paging expenses of approximately $12.4 million resulting from billing reconciliations, increased unit cancellations and customer migration to company-owned networks and reduced paging related telecommunications expenses of approximately $12.0 million. The decline in paging-related telecommunications expenses resulted primarily from the FCC clarification of its interconnection rules pursuant to the Telecommunications Act, which prohibit local exchange carriers from charging paging carriers for the cost of dedicated facilities used to deliver local telecommunications traffic to paging networks. The FCC clarification, however, noted that the FCC is considering requests for reconsideration of these rules. In addition, paging-related telecommunications expense declined as a result of a reconfiguration of MobileComm's network to maximize usage of lower cost facilities. As a percentage of net revenue, services, rents and maintenance expenses decreased from 29.0% to 25.8%.

  Selling expenses for the nine months ended September 30, 1998 decreased 14.8% to $45.8 million compared to $53.8 million for the nine months ended September 30, 1997. The decrease resulted primarily from lower sales personnel costs and lower commissions attributable to lower sales headcount and lower gross additions. Selling expenses as a percentage of net revenue were constant at 14.2%.

  General and administrative expenses decreased 30.2% to $101.4 million for the nine months ended September 30, 1998 compared to $145.3 million for the nine months ended September 30, 1997 and decreased as a percentage of net revenues to 31.3% for the nine months ended September 30, 1998 from 38.3% for the nine months ended September 30, 1997. The decrease primarily resulted from reduced bad debt expense due to improvements in MobileMedia's billing and collections functions and lower administrative telephone expenses resulting from lower call volume and lower long distance rates as of October 1, 1997 and lower customer service and retail activation expenses of $7.2 million primarily resulting from lower headcount.

  Restructuring costs decreased from $15.6 million for the nine months ended September 30, 1997 to $13.8 million for the nine months ended September 30, 1998 due to a decline in professional fees incurred by MobileMedia as a result of the bankruptcy filing on January 30, 1997.

  Depreciation and amortization decreased 15.4% to $88.3 million for the nine months ended September 30, 1998 compared to $104.4 million for the nine months ended September 30, 1997. The decrease was primarily due to lower pager depreciation attributable to a reduced depreciable base of pager assets resulting from the change in useful life from four to three years on October 1, 1997 and decreased pager purchases. As a percentage of net revenues, depreciation and amortization expense increased to 27.3% for the nine months ended September 30, 1998 from 27.5% for the nine months ended September 30, 1997.

  Amortization of deferred gain on tower sale was $0.4 million for the nine months ended September 30, 1998. (See Note 3 to MobileMedia's Consolidated Financial Statements).

  Operating loss decreased 82.6% to $8.7 million for the nine months ended September 30, 1998 from $49.6 million for the nine months ended September 30, 1997. The decrease was primarily due to decreased operating expenses.

  Interest expense decreased 17.6% to $42.4 million for the nine months ended September 30, 1998 compared to $51.5 million for the nine months ended September 30, 1997. The decrease was primarily due to lower interest expense on MobileMedia's DIP facility resulting from lower outstanding borrowings in 1998.

  Gain on sale of assets increased to $94.1 million for the nine months ended September 30, 1998 primarily as a result of the sale of transmission towers and related equipment to Pinnacle (See Note 3 to MobileMedia's Consolidated Financial Statements).

  Income (loss) from continuing operations before income tax provision, as a result of the above factors, increased to income of $42.9 million for the nine months ended September 30, 1998 compared to a loss of $101.1 million for the nine months ended September 30, 1997.

  Income tax provision increased to $0.7 million for the nine months ended September 30, 1998 primarily as a result of the sale of transmission towers to Pinnacle.

 Year Ended December 31, 1997 Compared with Year Ended December 31, 1996

  The following table presents certain items from MobileMedia's Consolidated Statement of Operations and certain other information for the periods indicated:

                                       YEAR ENDED DECEMBER 31,
                          --------------------------------------------------------
                                     1996                        1997
                          ----------------------------  --------------------------
                           (IN THOUSANDS, EXCEPT PERCENTAGE AND UNIT DATA)
CONSOLIDATED STATEMENT
 OF OPERATIONS DATA
Revenues
  Services, rents and
   maintenance..........  $       568,892       100.1%  $     491,174       99.9%
  Equipment sales and
   activation fees......           71,818        12.7          36,218        7.4
                          ---------------  ----------   -------------  ---------
Total revenues..........          640,710       112.8         527,392      107.3
  Cost of products
   sold.................          (72,595)      (12.8)        (35,843)      (7.3)
                          ---------------  ----------   -------------  ---------
                                  568,115       100.0         491,549      100.0
Operating expenses
  Services, rents and
   maintenance..........          144,050        25.4         139,333       28.3
  Selling...............           96,817        17.0          69,544       14.2
  General and adminis-
   trative..............          218,607        38.5         179,599       36.5
  Impairment of long-
   lived assets.........          792,478       139.5             --         --
  Restructuring costs...            4,256         0.7          19,811        4.0
  Depreciation and amor-
   tization.............          348,698        61.4         140,238       28.6
                          ---------------  ----------   -------------  ---------
Total operating ex-
 penses.................        1,604,906       282.5         548,525      111.6
                          ---------------  ----------   -------------  ---------
Operating loss..........       (1,036,791)     (182.5)        (56,976)     (11.6)
Total other expense.....          (92,595)      (16.2)        (67,608)     (13.7)
                          ---------------  ----------   -------------  ---------
Loss before income tax
 benefit................       (1,129,386)     (198.7)       (124,584)     (25.3)
Income tax benefit......          (69,442)       12.2             --         --
                          ---------------  ----------   -------------  ---------
Net loss................  $    (1,059,944)     (186.5)% $    (124,584)     (25.3)%
                          ===============  ==========   =============  =========
OTHER DATA
MobileMedia Adjusted
 EBITDA.................  $       108,641        19.1%  $     103,073       21.0%
Cash flows provided by
 operating activities...  $        57,194               $      14,920
Cash flows used in in-
 vesting activities.....  $    (1,028,321)              $     (40,556)
Cash flows provided by
 financing activities...  $       586,111               $      13,396
ARPU....................  $         11.08               $       10.41
Average monthly operat-
 ing expense per unit
 (1)....................  $          8.95               $        8.23
Units in service (at end
 of period).............        4,424,107                   3,440,342

--------
(1) Does not include impact of $792.5 million asset impairment writedown in 1996.

  Units in service decreased from 4,424,107 as of December 31, 1996 to 3,440,342 as of December 31, 1997, a decrease of 22.2%. The decrease was attributable to a decrease in gross unit additions and an increase in unit cancellations primarily resulting from acquisition integration difficulties, billing system clean up to remove non-revenue generating units and cancellation of units for non-payment.

  Services, rents and maintenance revenues decreased 13.7% to $491.2 million for the year ended December 31, 1997 compared to $568.9 million for the year ended December 31, 1996 due to fewer units in service and lower ARPU. ARPU decreased to $10.41 for the year ended December 31, 1997 from $11.08 for the year ended December 31, 1996 largely due to continued competitive market conditions.

  Equipment sales and activation fees decreased 49.6% to $36.2 million for the year ended December 31, 1997 compared to $71.8 million for the year ended December 31, 1996. The decrease in equipment sales was primarily attributable to less equipment sold through the retail distribution channel. Equipment sales and activation fees, less cost of products sold, increased from $(0.8) million for the year ended December 31,1996 to $0.4 million for the year ended December 31, 1997 primarily as a result of lower retail sales of equipment sold at a discount. Cost of products sold for the year ended December 31, 1996 includes a writedown of $3.2 million, reflecting the establishment of a lower of cost or market reserve for pagers held for resale through MobileMedia's retail and reseller distribution channels.

  Net revenues decreased 13.5% to $491.5 million for the year ended December 31, 1997 compared to $568.1 million for the year ended December 31, 1996.

  Services, rents and maintenance expenses decreased 3.3% to $139.3 million for the year ended December 31, 1997 compared to $144.1 million for the year ended December 31, 1996, primarily due to billing reconciliation and lower nationwide subcontracted paging expenses resulting from cancellations and customer migration from networks not owned by MobileMedia to company-owned networks.

  Selling expenses for the year ended December 31, 1997 decreased 28.2% to $69.5 million from $96.8 million for the year ended December 31, 1996 primarily due to lower sales personnel costs and lower sales commissions attributable to lower sales headcount and lower gross additions. In addition, reseller and retail distribution channel selling expenses declined as a result of lower sales volume. Selling expenses as a percentage of net revenue decreased to 14.2% for the year ended December 31, 1997 from 17.0% for the year ended December 31, 1996.

  General and administrative expenses decreased 17.8% to $179.6 million for the year ended December 31, 1997 compared to $218.6 million for the year ended December 31, 1996. General and administrative expenses decreased as a percentage of net revenues to 36.5% for the year ended December 31, 1997 from 38.5% for the year ended December 31, 1996 primarily due to decreased bad debt expense, customer service expenses related to the assimilation of MobileComm's customer service functions, and consulting fees related to the integration of the acquisitions. Bad debt expense decreased as a result of increased collections resulting from improvements in MobileMedia's billing and collection functions.

  Restructuring costs increased from $4.2 million for the year ended December 31, 1996 to $19.8 million for the year ended December 31, 1997 due to professional fees constituting administrative expenses incurred by MobileMedia as a result of the bankruptcy filing on January 30, 1997 as compared to the 1996 expenses incurred in connection with MobileMedia's attempt to restructure its debt.

  Depreciation and amortization decreased 59.8% to $140.2 million for the year ended December 31, 1997 compared to $348.7 million for the year ended December 31, 1996. The decrease was primarily due to a writedown of impaired assets by $792.5 million pursuant to Statement of Financial Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of" effective December 31, 1996 (See Note 2 of MobileMedia's Notes to Consolidated Financial Statements included elsewhere herein), amortization of a non-competition agreement related to the MobileComm Acquisition which was fully amortized in 1996 and decreased pager depreciation resulting from a decrease in expenses related to unrecoverable subscriber equipment and a reserve established to lower book values of certain pager models to current market values in 1996. As a percentage of net revenues, depreciation and amortization expense decreased to 28.6% for the year ended December 31, 1997 from 61.4% for the year ended December 31, 1996.

  Operating loss decreased to $57.0 million for the year ended December 31, 1997 from $1,036.8 million for the year ended December 31, 1996. The decrease was primarily due to the $792.5 million asset impairment writedown effective December 31, 1996 and other factors indicated above.

  Total other expense, principally interest expense, decreased 27.0% to $67.6 million for the year ended December 31, 1997 compared to $92.6 million for the year ended December 31, 1996. The decrease was primarily due to interest expense related to MobileMedia's $250.0 million Senior Subordinated Notes due

November 1, 2007 and $210.0 million Senior Subordinated Deferred Coupon Notes not being recognized subsequent to the Bankruptcy filing on January 30, 1997.

  Loss before income tax benefit, as a result of the above factors, decreased to $124.6 million for the year ended December 31, 1997 from $1,129.4 million for the year ended December 31, 1996.

  Income tax benefit of $69.4 million resulted from the deferred tax adjustment attributable to the $792.5 asset impairment writedown effective December 31, 1996.

 Year Ended December 31, 1996 Compared with Year Ended December 31, 1995

  The following table presents certain items from MobileMedia's Consolidated Statement of Operations and certain other information for the periods indicated:

                                       YEAR ENDED DECEMBER 31,
                          -------------------------------------------------------
                                   1995                         1996
                          -------------------------- ----------------------------
                           (IN THOUSANDS, EXCEPT PERCENTAGE AND UNIT DATA)
CONSOLIDATED STATEMENT
 OF OPERATIONS DATA
Revenues
  Services, rents and
   maintenance..........  $     220,745       97.6%  $       568,892       100.1%
  Equipment sales and
   activation fees......         32,251       14.3            71,818        12.7
                          -------------  ---------   ---------------  ----------
Total revenues..........        252,996      111.9           640,710       112.8
  Cost of products
   sold.................        (26,885)     (11.9)          (72,595)      (12.8)
                          -------------  ---------   ---------------  ----------
                                226,111      100.0           568,115       100.0
Operating expenses
  Services, rents and
   maintenance..........         59,800       26.4           144,050        25.4
  Selling...............         45,203       20.0            96,817        17.0
  General and adminis-
   trative..............         59,034       26.1           218,607        38.5
  Impairment of long-
   lived assets.........            --         --            792,478       139.5
  Restructuring costs...            --         --              4,256         0.7
  Depreciation and amor-
   tization.............         71,408       31.6           348,698        61.4
                          -------------  ---------   ---------------  ----------
Total operating ex-
 penses.................        235,445      104.1         1,604,906       282.5
                          -------------  ---------   ---------------  ----------
Operating loss..........         (9,334)      (4.1)       (1,036,791)     (182.5)
Total other expense.....        (31,745)     (14.0)          (92,595)      (16.2)
                          -------------  ---------   ---------------  ----------
Loss before income tax
 benefit................        (41,079)     (18.1)       (1,129,386)     (198.7)
Income tax benefit......            --         --            (69,442)       12.2
                          -------------  ---------   ---------------  ----------
Net loss................  $     (41,079)     (18.1)% $    (1,059,944)     (186.5)%
                          =============  =========   ===============  ==========
OTHER DATA
MobileMedia Adjusted
 EBITDA.................  $      62,074       27.5%  $       108,641        19.1%
Cash flows provided by
 operating activities...  $      43,849              $        57,194
Cash flows used in in-
 vesting activities.....      $(312,698)                 $(1,028,321)
Cash flows provided by
 financing activities...  $     671,794              $       586,111
ARPU....................  $        9.64              $         11.08
Average monthly operat-
 ing expense per unit
 (1)....................  $        7.17              $          8.95
Units in service (at end
 of period).............      2,369,101                    4,424,107

--------
(1)Does not include impact of $792.5 million asset impairment writedown in 1996.

  Units in service increased by 2,055,006 to 4,424,107 as of December 31, 1996 when compared to December 31, 1995. The increase was attributable to 1,764,752 units acquired from the MobileComm Acquisition and 290,254 net units acquired from internal growth through MobileMedia's various sales distribution channels.

  Services, rents and maintenance revenues increased 157.7% to $568.9 million for the year ended December 31, 1996 compared to $220.7 million for the year ended December 31, 1995 due to additional revenues associated with the acquisitions and continued growth in the number of units in service. ARPU increased to $11.08 for the year ended December 31, 1996 from $9.64 for the year ended December 31, 1995 largely due to the impact of the acquired subscribers from MobileComm and Dial Page. The ARPU impact of the acquisitions was partly offset by net units added in 1996 through the reseller distribution channel at lower ARPU. ARPU also declined as a result of continued competitive market conditions.

  Equipment sales and activation fees increased 122.7% to $71.8 million for the year ended December 31, 1996 compared to $32.3 million for the year ended December 31, 1995. The increase in equipment sales is attributable to MobileMedia's significant presence in retail distribution as a result of the MobileComm Acquisition. Equipment sales and activation fees, less cost of products sold, decreased 114.5% to $(0.8) million for the year ended December 31,1996. The decrease is attributable to discounting of equipment selling prices to large retailers as a means of generating subscriber additions through the retail distribution channel. Cost of products sold also includes an writedown of $3.2 million in 1996, reflecting the establishment of a lower of cost or market reserve for pagers held for resale through MobileMedia's retail and reseller distribution channels.

  Net revenues increased 151.3% to $568.1 million for the year ended December 31, 1996 compared to $226.1 million for the year ended December 31, 1995.

  Services, rents and maintenance expenses increased 140.9% to $144.1 million for the year ended December 31, 1996 compared to $59.8 million for the year ended December 31, 1995, primarily due to increased expense levels related to the acquisitions and increased transmitter site lease expenses related to MobileMedia's nationwide paging network which commenced service on April 1, 1996. The balance of the increase resulted primarily from an increase in subcontracted paging expense by approximately $6.3 million primarily associated with the increase in nationwide paging units serviced by networks other than those owned by MobileMedia and $1.6 million in research and development expenses related to the development of a two-way wireless subscriber device. Services, rents and maintenance expenses decreased as a percentage of net revenues to 25.4% for the year ended December 31, 1996 from 26.4% for the year ended December 31, 1995.

  Selling expenses for the year ended December 31, 1996 increased 114.2% to $96.8 million from $45.2 million for the year ended December 31, 1995 primarily due to the increased expense levels related to the acquisitions. Selling expenses as a percentage of net revenue decreased to 17.0% for the year ended December 31, 1996 from 20.0% for the year ended December 31, 1995.

  General and administrative expenses increased 270.3% to $218.6 million for the year ended December 31, 1996 compared to $59.0 million for the year ended December 31, 1995 primarily due to the increased expense levels related to the acquisitions. General and administrative expenses increased as a percentage of net revenues to 38.5% for the year ended December 31, 1996 from 26.1% for the year ended December 31, 1995. The balance of the increase resulted primarily from increased bad debt expense, customer service expenses related to the assimilation of MobileComm's customer service functions, and consulting fees related to the integration of the acquisitions. During the third and fourth quarters of 1996, MobileMedia experienced significant difficulty in collecting outstanding accounts receivable. These difficulties resulted primarily from inaccurate billing and inadequate resolutions of customer problems largely caused by difficulties of integrating acquisitions. In addition, MobileMedia paid $2.1 million in separation expenses in the second half of 1996 due to the departure of several senior executives of MobileMedia and $0.7 million in separation expenses in the first quarter of 1995 due to the departure of the Chairman of the Board of Directors of MobileMedia.

  Impairment of long-lived assets of $792.5 million included a writedown of long-lived assets effective December 31, 1996, pursuant to Statement of Financial Accounting Standards No. 121. (See Note 2 of MobileMedia's Notes to Consolidated Financial Statements included elsewhere herein).

  Restructuring costs of $4.3 million for the year ended December 31, 1996 included legal and professional fees related to various restructuring activities by MobileMedia prior to the Bankruptcy Filing.

  Depreciation and amortization increased 388.3% to $348.7 million for the year ended December 31, 1996 compared to $71.4 million for the year ended December 31, 1995. The increase was primarily due to additional amortization expenses related to the acquisitions and increased pager depreciation resulting from a decrease to the depreciable pager base resulting from unrecoverable subscriber equipment and a reserve established to lower book values of certain pager models to current market values. As a percentage of net revenues, depreciation and amortization expense increased to 61.4% for the year ended December 31, 1996 compared to 31.6% for the year ended December 31, 1995.

  Operating loss increased to $1,036.8 million for the year ended December 31, 1996 from $9.3 million for the year ended December 31, 1995. The increase was primarily due to the impairment writedown of certain long-lived assets and increased amortization expenses relating to the acquisitions offset by the increase in net revenues.

  Total other expense, principally interest expense, increased 191.7% to $92.6 million for the year ended December 31, 1996 compared to $31.7 million for the year ended December 31, 1996. The increase was primarily due to additional debt incurred to finance the acquisitions and capital expenditures.

  Loss before income tax benefit, as a result of the above factors, increased to $1,129.4 million for the year ended December 31, 1996 compared to $41.1 million for the year ended December 31, 1995.

  Income tax benefit of $69.4 million resulted from the deferred tax adjustment attributable to the $792.5 asset impairment writedown effective December 31, 1996.

LIQUIDITY AND CAPITAL RESOURCES

  MobileMedia's operations and strategy require the availability of substantial funds to finance the development and installation of wireless communications systems, to procure subscriber equipment and to service debt. Historically, these requirements have been funded by net cash from operating activities, additional borrowings and capital contributions.

 Chapter 11 Filing

  On January 30, 1997, MMC Parent and MobileMedia filed voluntary petitions for relief under the Bankruptcy Code in order to implement an operational and financial restructuring. MMC Parent and MobileMedia are currently operating their businesses as debtors-in-possession subject to the jurisdiction of the Bankruptcy Court. Pursuant to the requirements of the Bankruptcy Code, MMC Parent and MobileMedia are required to file monthly operating reports with the appointed United States Trustee. Such reports are publicly available through the office of the United States Trustee, and copies of such reports to date have been filed as Current Reports on Form 8-K with the SEC. Financial statements included in MMC Parent's periodic reports for the months of February, 1997 through June, 1998 were not prepared in accordance with GAAP due to MMC Parent's inability at the time of such filings to determine the amount of an impairment loss related to long-lived assets pursuant to Financial Accounting Standard No. 121, are unaudited and have been revised periodically based on subsequent determination of changes in facts and circumstances impacting previously filed unaudited financial statements. The audited financial statements of MobileMedia included herein reflect adjustments from the unaudited statements, including but not limited to, an impairment adjustment of $792.5 million recorded as of December 31, 1996.

 Agreement with Key Suppliers

  In January 1997, MobileMedia sought approval of the Bankruptcy Court to pay the pre-petition claims of its Key Suppliers (Motorola, Glenayre, NEC and Panasonic) in the aggregate amount of $47.4 million, which approval was granted by the Bankruptcy Court on February 6, 1997. Upon entry of the Bankruptcy Court's order approving the payments, MobileMedia paid the pre-petition claims of and entered into supply agreements with each of the Key Suppliers. Each of the Key Suppliers has been shipping product to MobileMedia in accordance with its respective supply agreement.

 DIP Credit Agreement

  In connection with the Bankruptcy Filings, MobileMedia entered into the DIP Credit Agreement with The Chase Manhattan Bank, as agent (the "Agent"), and certain other financial institutions (collectively, the "DIP Agreement Lenders") that initially provided MobileMedia with up to $200.0 million of post-petition, debtor-in-possession ("DIP") financing. At a hearing on January 30, 1997, the Bankruptcy Court entered an interim order approving the DIP facility, as a result of which MobileMedia gained access to $70.0 million of such DIP funds, subject to MobileMedia entering into agreements with its Key Suppliers to sell equipment and provide services. This condition was satisfied when MobileMedia entered into such agreements with the Key Suppliers. MobileMedia used $47.4 million of the available $70.0 million of DIP funds to pay the pre-petition claims of their Key Suppliers, among other things. On February 19, 1997, the Bankruptcy Court entered a final order approving MobileMedia's DIP facility, as a result of which MobileMedia gained access to an additional $30.0 million of DIP funds for a total of $100.0 million. The remaining $100.0 million of DIP funds became available on May 1, 1997, as a result of MobileMedia's delivery of a business plan to the Agent by April 15, 1997, which was found to be satisfactory by the financial advisor to the DIP Agreement Lenders. Under the terms of the DIP Credit Agreement and the order of the Bankruptcy Court related thereto, MobileMedia is required to make monthly interest payments to the DIP Agreement Lenders, and monthly "adequate protection" payments to the pre-petition secured lenders of MobileMedia. During 1997, MobileMedia drew down $47.0 million of borrowings and repaid $37.0 million under the DIP facility. During January and February, 1998 MobileMedia repaid an additional $10.0 million. As of September 30, 1998 there were no funded borrowings under the DIP facility. On January 27, 1998, the DIP facility was amended and, at the request of MobileMedia, reduced from $200.0 million to $100.0 million. On August 12, 1998 the Debtors received approval from the Bankruptcy Court to extend the DIP facility to March 31, 1999 and to reduce availability thereunder further, at the request of MobileMedia, from $100.0 million to $75.0 million.

 Capital Expenditures and Commitments

  Capital expenditures were $32.4 million for the nine months ended September 30, 1998 compared to $32.3 million for the nine months ended September 30, 1997 and $40.6 million for the year ended December 31, 1997 compared to $161.9 million for the year ended December 31, 1996. Capital expenditures increased $0.1 million for the nine months ended September 30, 1998 compared to the nine-month period ended September 30, 1997 and $121.3 million for the year ended December 31, 1997 compared to the corresponding period in 1996 principally as a result of lower pager purchases resulting from fewer gross additions and increased utilization of existing pager inventory stock. The Merger Agreement contains certain restrictions on MobileMedia's ability to make certain capital expenditures without the consent of Parent. See "The Merger Agreement--Certain Covenants and Agreements".

  MobileMedia anticipates capital spending for the calendar years 1998 and 1999 to be approximately $60.0 million and $95.0 million, respectively. Capital spending includes approximately $10.0 million in 1998 and $24.0 million in 1999 for construction of a nationwide N-PCS network providing frequency reuse and guaranteed message delivery capabilities. The remaining expenditures are primarily for subscriber equipment and improvements to MobileMedia's one-way network.

 Sources of Funds

  MobileMedia's net cash provided by operating activities was $41.6 million for the nine months ended September 30, 1998 compared to a use of cash of $2.8 million for the nine months ended September 30, 1997. Inventories increased $0.3 million from December 31, 1996 to September 30, 1998 compared to a decrease of $9.2 million from December 31, 1996 to September 30, 1997 as a result of utilizing pager inventory stock and lower sales volume in the retail sales distribution channel. Accounts payable, accrued expenses and other liabilities decreased $10.7 million from December 31, 1997 to September 30, 1998 compared to a decrease of $19.4 million from December 31, 1996 to September 30, 1997. Net accounts receivable decreased $17.3 million from December 31, 1997 to September 30, 1998 compared to a decrease of $1.1 million from December 31, 1996 to September 30, 1997 due to improved billing and collections functions and lower sales volume.

  MobileMedia's net cash provided by operating activities was $14.9 million for the year ended December 31, 1997 compared to $57.2 million for the year ended December 31, 1996. Inventories decreased $12.5 million from December 31, 1996 to December 31, 1997 as a result of utilizing pager inventory stock and lower sales volume in the retail sales distribution channel. Accounts payable, accrued expenses and other liabilities decreased $25.4 million from $181.8 million as of December 31, 1996 to $156.4 million as of December 31, 1997 primarily due to payments to Key Suppliers during 1997. Net accounts receivable decreased $11.3 million from $66.7 million as of December 31, 1996 to $55.4 million as of December 31, 1997 due to improved billing and collections functions.

 Tower Sale

  On September 3, 1998, MobileMedia completed the sale of 166 transmission towers to Pinnacle for $170.0 million in cash. Under the terms of a lease with Pinnacle, MobileMedia will continue to own and utilize transmitters, antennas and other equipment located on these towers for an initial period of 15 years at an aggregate annual rental of $10.7 million. The sale was accounted for in accordance with Statement of Financial Accounting Standards No. 28, Accounting for Sales with Leasebacks, and resulted in a recognized gain of $94.2 million and a deferred gain of $70.0 million. The deferred gain will be amortized over the initial lease period of 15 years. Subsequent to the sale, MobileMedia distributed the $170.0 million in proceeds to its secured creditors, who had a lien on such assets.

 Debt Obligations

  As of September 30, 1998, the debt obligations of MobileMedia included a DIP credit facility. See "--DIP Credit Agreement". MobileMedia is subject to certain financial and operating restrictions contained in the DIP Credit Agreement that are customary in credit facilities of this type, including a limitation on periodic capital expenditures, minimum allowable periodic EBITDA and retention of a turnaround professional. Additionally, MobileMedia is required to make monthly interest payments to the DIP Agreement Lenders. Amounts outstanding under the DIP Credit Agreement bear interest at a rate of LIBOR plus 250 basis points or Base Rate plus 150 basis points, at the option of MobileMedia. During 1997, MobileMedia drew down $47.0 million of borrowings and repaid $37.0 million under the DIP Credit Agreement. During January and February, 1998 MobileMedia repaid an additional $10.0 million. As of September 30, 1998 there were no funded borrowings under the DIP Credit Agreement.

  In addition to the DIP Credit Agreement, the debt obligations of MobileMedia also include the following:

  The MobileMedia 1995 Credit Agreement, a $750.0 million senior secured and guaranteed credit agreement with a syndicate of lenders including The Chase Manhattan Bank. As of September 30, 1998 there was $479.0 million outstanding under this facility consisting of term loans of $101.5 million and $304.6 million and loans under a revolving credit facility totaling $72.9 million. This agreement was entered into on December 4, 1995, in connection with the financing of the MobileComm Acquisition. Commencing in 1996, MobileMedia was in default under this agreement. As a result of such default and the bankruptcy filing, MobileMedia has no borrowing capacity under this agreement. MobileMedia's obligations under the MobileMedia 1995 Credit Agreement are secured by substantially all of the assets of MobileMedia and all of its subsidiaries, including the capital stock of the subsidiaries, and MMC Parent and the subsidiaries of MobileMedia have guaranteed all of MobileMedia's borrowings, including principal and interest. Performance of Parent's obligations as a guarantor is secured by a pledge of the capital stock of MMC. Since the petition date, MobileMedia brought current its interest payments and has been making monthly adequate protection payments to the lenders under the Pre-Petition 1995 Credit Agreement equal to the amount of interest accruing under such agreement. On September 3, 1998, MobleMedia repaid $170.0 million of borrowings under MobleMedia's 1995 Credit Agreement using proceeds from the sale of 166 transmission towers to Pinnacle.

  MobleMedia issued $250.0 million Senior Subordinated MobileMedia 9 3/8% Notes in November 1995, concurrent with MobileMedia's second offering of Class A Common Stock (See Note 11 to MobileMedia's Notes to Consolidated Financial Statements included elsewhere herein). These notes bear interest at a rate of 9 3/8%
payable semiannually on May 1 and November 1 of each year. On November 1, 1996, MobileMedia did not make its scheduled interest payment on the MobileMedia 9 3/8% Notes which constituted an event of default under this indenture. The noteholders have not exercised any rights or remedies afforded such holders (which rights include, but are not limited to, acceleration of the stated maturity of the notes). Since the Petition Date, any such right or remedy is subject to the automatic stay created by the Bankruptcy Code and no interest has accrued on the notes.

  MobleMedia issued $210.0 million of Senior Subordinated Deferred Coupon Notes (the "MobileMedia Deferred Coupon Notes"), at a discount, in November 1993. The MobileMedia Deferred Coupon Notes accrete at a rate of 10.5%, compounded semiannually, to an aggregate principal amount of $210.0 million by December 1, 1998 after which interest is paid in cash at a rate of 10.5% and is payable semiannually. By virtue of the missed interest payments on the MobileMedia 9 3/8% Notes and the MobileMedia 1995 Credit Agreement, an event of default has occurred under this indenture. The noteholders have not exercised any rights or remedies afforded such holders (which rights include, but are not limited to, acceleration of the stated maturity of the notes). Since the Petition Date, any such right or remedy is subject to the automatic stay created by the Bankruptcy Code and no interest has accrued on the notes.

 Other Matters

  Prior to the Bankruptcy Filing, five actions allegedly arising under the federal securities laws were filed against MobileMedia and certain of its present and former officers, directors and underwriters in the United States District Court for the District of New Jersey. These actions were subsequently consolidated as In re MobileMedia Securities Litigation, No. 96-5723 (AJL). The consolidated amended complaint was filed on November 21, 1997. The Complaint does not name MobileMedia as a defendant.

  In June 1997, the Debtors initiated an adversary proceeding in the Bankruptcy Court to stay the prosecution of the New Jersey Actions. Pursuant to a stipulation entered into among MobileMedia and the plaintiffs in the New Jersey Actions and "So Ordered" by the Bankruptcy Court on October 31, 1997, the plaintiffs in the New Jersey Actions could conduct only limited discovery in connection with the New Jersey Actions and could not file any pleadings, except responses to motions to dismiss, until the earlier of September 30, 1998 or the effective date pursuant to a plan of reorganization. On October 21, 1998, defendants' motion to dismiss The New Jersey Actions filed with the New Jersey District Court on January 16, 1998 was denied.

  In addition to the New Jersey Actions, the two California Actions were filed in September 1997 in the United States District Court for the Northern District of California and the Superior Court of California naming as defendants certain former officers and certain present and former directors of MobileMedia, certain investment entities and MobileMedia's independent auditors. MobileMedia is not named as defendant in the California Actions.

  On November 4, 1997, MobileMedia commenced an adversary proceeding in the Bankruptcy Court seeking to stay the prosecution of the California Actions against the named defendants. At hearings held on December 10, 1997 and May 29, 1998, the Bankruptcy Court enjoined the plaintiffs in the California Actions until September 15, 1998 from taking certain actions in connection with the California Actions.

  Neither the New Jersey Actions nor the California Actions name MobileMedia as a defendant. However, proofs of claim have been filed against MobileMedia by the plaintiffs in the New Jersey Actions, and both the New Jersey Actions and the California Actions may give rise to claims against MobileMedia's Directors, Officers and Corporate Liability Insurance Policy. Under the Amended Plan, these claims will receive no distributions.

RISKS RELATING TO YEAR 2000

  Computer systems were originally designed to recognize calendar years by the last two digits in the date code field. Beginning in the year 2000, these date code fields will need to accept four digit entries to distinguish twenty-first century dates from twentieth century dates. Any of MobileMedia's computer programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities. As a result, within the next year, the computerized systems (including both information and non-information technology systems) and applications used by MobileMedia will need to be reviewed, evaluated and, if and where necessary, modified or replaced to ensure that all financial, information and operating systems are Year 2000 compliant.

 State of Readiness

  MobileMedia has formed an internal task force comprised of representatives of its various relevant departments to address Year 2000 compliance matters. The task force has undertaken a preliminary review of internal and external areas that are likely to be affected by Year 2000 compliance matters and has classified the various areas as mission critical, important or non-critical/non-important. MobileMedia also expects to hire outside consultants to review MobileMedia's testing methodology and test results, to assess its contingency planning and to provide general oversight relating to Year 2000 compliance matters.

  With respect to internal matters, MobileMedia has completed a review of its hardware and software to determine whether its business-related applications (including applications relating to distribution, finance, inventories, operations, pager activation, purchasing and sales/marketing) will be year 2000 compliant. In addition, in the last quarter of 1998, programs designed to identify Year 2000 problems associated with dates embedded in certain business-related files were created and run to identify any Year 2000 compliance issues. While the results of the tests are still being analyzed, relatively few Year 2000 problems were identified. Additional testing is scheduled for the first quarter of 1999, including testing of MobileMedia's financial and human resource software packages. There can be no assurance, however, that such testing has, or will, detect all compliance issues related to the Year 2000 problem.

  With respect to external matters, MobileMedia has distributed questionnaires and requests for certification to its mission critical vendors and is in the process of obtaining and reviewing the responses thereto. The questionnaires have requested information concerning embedded technologies of such vendors, the hardware and software applications used by such vendors and the Year 2000 compliance efforts of such vendors relating thereto.

 Estimated Year 2000 Compliance Costs

  MobileMedia has an information technology staff of approximately 68 people that has addressed technical issues relating to the Year 2000 compliance matters. To date, MobileMedia has incurred approximately $50,000 in costs (excluding in-house labor and hardware) in connection with Year 2000 compliance matters. In addition, MobileMedia has purchased upgraded hardware at a cost of approximately $150,000 for use as redundant equipment in testing for Year 2000 problems in an isolated production environment. MobileMedia estimates that it will expend approximately $200,000 on additional software and other items related to the Year 2000 compliance matters.

  In addition, MobileMedia estimates that it will incur approximately $200,000 in costs relating to Year 2000 remediation efforts for its paging network hardware. MobileMedia has also upgraded its paging network hardware over the fiscal year 1998 and plans further upgrades in fiscal year 1999. Such upgrades have not been and are not expected to be purchased solely for remediation of the Year 2000 compliance problems; such upgrades are not themselves expected to have Year 2000 compliance problems.

 Risks relating to Year 2000 Compliance Matters

  MobileMedia has a goal to become Year 2000 compliant with respect to internal matters during calendar year 1999. Although MobileMedia has begun and is undertaking testing of its internal business-related hardware and software applications, there can be no assurances that such testing will detect all applications that may be affected by Year 2000 compliance problems. With respect to external matters, due to the multi-dependent and interdependent issues raised by Year 2000 compliance, including many factors beyond its control, MobileMedia may face the possibility that one or more of its mission critical vendors, such as its utilities, telephone carriers, equipment manufacturers or satellite carriers, may not be Year 2000 compliant on a timely basis. Because of the unique nature of such vendors, alternate providers may not be available. Finally, MobileMedia does not manufacture any of the pagers, paging-related hardware or network equipment used by MobileMedia or its customers in connection with MobileMedia's paging operations. Although MobileMedia has tested such equipment, it has also relied upon the representations of its vendors with respect to their Year 2000 readiness. MobileMedia can give no assurance as to the accuracy of such vendors' representations.

 Contingency Planning

  MobileMedia has begun the process of assessing contingency plans that might be available in the event of either internal or external Year 2000 compliance problems. To this end, MobileMedia's various internal departments have begun to prepare assessments of potential contingency alternatives. The Task Force will undertake a review of these assessments in respect of application of contingency plans on a department-by-department basis and on a company-wide basis. MobileMedia intends to complete its contingency planning in respect of Year 2000 compliance during calendar year 1999.

 New Authoritative Accounting Pronouncements

  In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130 "Reporting Comprehensive Income" ("SFAS No. 130"), which is effective for years beginning after December 15, 1997. SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components (revenues, expenses, gains, and losses) in a full set of general-purpose financial statements. SFAS No. 130 requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. SFAS No. 130 is effective for financial statements for fiscal years beginning after December 15, 1997. MobileMedia's management does not anticipate that the adoption of SFAS No. 130 will have any effect on MobileMedia's reporting.

  In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 131 "Disclosures about Segments of an Enterprise and Related Information" ("SFAS No. 131") which is effective for years beginning after December 15, 1997. SFAS No. 131 establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports. It also establishes standards for related disclosures about products and services, geographic areas, and major customers. SFAS No. 131 is effective for financial statements for fiscal years beginning after December 15, 1997, and therefore MobileMedia will adopt the new requirements retroactively in 1998. MobileMedia's management has not completed its review of SFAS No. 131, but does not anticipate that the adoption of this statement will have a significant effect on MobileMedia's reporting.

  In April 1998, the Accounting Standards Executive Committee of the Financial Accounting Standards Board issued SOP 98-5, "Reporting Costs of Start-Up Activities", which requires costs of start-up activities and organization costs to be expensed as incurred. Initial application of SOP 98-5 will be reported as the cumulative effect of a change in accounting principle. MobileMedia intends to adopt SOP 98-5 effective January 1, 1999. The adoption of SOP 98-5 is not expected to have a material effect on MobileMedia's financial position or results of operation.

                  INFORMATION ABOUT ARCH ON A PRO FORMA BASIS

UNAUDITED FINANCIAL PROJECTIONS AND OPERATIONAL COST SYNERGIES

  Parent, Arch and MobileMedia have developed the unaudited Projections for Arch following the Merger, consisting of projected operating and financial results for the three-month period ending December 31, 1998 and the twelve-month period ending December 31, 1999. These Projections are based upon similar projections for the Combined Company that were prepared in connection with the Amended Plan. The Projections assume confirmation of the Amended Plan and consummation of the Merger Agreement and the Amended Plan as of December 31, 1998.

  The Projections, which were developed by management of each of Parent, Arch and MobileMedia, with the assistance of their respective financial advisors, are based on:

  . Arch's projected financial results, as developed by the management of Arch, taking into account anticipated cost reductions associated with the recently announced Divisional Reorganization;

  . MobileMedia's projected financial results, as developed by the management of MobileMedia, taking into account the sale of tower assets and the related rental by MobileMedia of certain transmitter space and equipment on such towers;

  . Certain adjustments to MobileMedia's projected results made by the management of Arch to reflect more conservative assumptions with regard to expected subscriber additions, subscriber turnover and net revenues. Such adjustments were intended to reflect the continuing potential impact from the effects of MobileMedia's Chapter 11 filing and the integration of Arch's and MobileMedia's operations.

  THE PROJECTIONS COMBINE THE OPERATIONS, ASSETS AND LIABILITIES OF ARCH AND MOBILEMEDIA AND DO NOT REFLECT THE OPERATIONS, ASSETS OR LIABILITIES OF PARENT (INCLUDING APPROXIMATELY $382.8 AND 423.9 MILLION OF PARENT'S LONG-TERM DEBT AT DECEMBER 31, 1998 AND 1999, RESPECTIVELY).

ASSUMPTIONS USED IN THE UNAUDITED FINANCIAL PROJECTIONS

  Additional information relating to the principal assumptions used in preparing the Projections is set forth below. No assurances can be given that such assumptions will be realized. See "Risk Factors" both in the Prospectus and this Annex A for a discussion of various factors that could materially affect the financial condition, results of operations, businesses, prospects and securities of Arch following the MobileMedia Transaction.

     (i) The Projections were prepared assuming an Effective Date of December 31, 1998.

     (ii) General economic conditions and their potential impact on capital spending and revenues within each of Arch's operating regions after consummation of the MobileMedia Transaction were assumed to continue unchanged throughout the projection period.

     (iii) The financial projections assume $25.0 million in operating cost reductions annually after the consummation of the Merger. However, due to the time involved in implementing these cost savings, the financial projections assume that Arch would recognize only $12.5 million in operating cost reductions in 1999. The amounts and timing of these operating cost reductions were estimated during multiple meetings of the management teams of Arch and MobileMedia. During these meetings a market-by-market analysis was performed to identify redundant costs. The Projections for the three months ended December 31, 1998 do not include the financial benefits of potential operational expense reductions and capital expenditure efficiencies expected to result from the Merger.

     (iv) Service revenues for Arch have been projected based on Arch management's estimates for subscriber growth and average revenue per unit. Based on these estimates, Arch's 1999 service revenues were projected to increase by approximately 10.5% from 1998 estimates, while MobileMedia's revenues were projected to decrease by approximately 3.9% from 1998 estimates. In addition, the projections assume no immediate incremental revenues resulting from the business combination. Pro forma combined service revenues for the three-month period ending December 31, 1998 are based upon each company's ongoing financial budgets employing a similar methodology as stated above.

     (v) Projected operating costs for 1999 are based on historical cost margins for both companies individually and the expected decrease in cost margins as Arch achieves further cost reductions resulting from the Divisional Reorganization. Arch's projected operating costs for 1999 are based on the 1998 business plans for the individual companies, which included two quarters of historical costs at the time the projections were created. The cost margins used for 1999 assume only a small reduction in the historical cost margins (approximately 0.5% of net revenue) for Arch's base business and assume an increase in the historical cost margins (approximately 3.0% of net revenue) for MobileMedia's base business. Projected costs are based upon historical experience, expected market conditions, historical decreases in Arch's costs as Arch increased its operating leverage. These cost assumptions were then adjusted to reflect the impact of the assumed synergies. Arch assumed approximately $12.5 million in recognized synergy savings throughout 1999 with $5.9 million in savings from service, rent and maintenance costs, $0.8 million in savings from selling costs, and $5.8 million in savings from general administrative costs.

     (vi) The Projections assume that Arch will utilize proceeds from the anticipated increase in the API Credit Facility and the offering proceeds from the sale of Planned Arch Notes to fully repay all amounts owed to MobileMedia's secured creditors, any amounts outstanding under the DIP Credit Agreement, all administrative claims and transaction expenses and provide for working capital throughout the projection period.

     (vii) Interest expense is calculated using the assumed capital structure of the Related Transactions, as described in "Unaudited Selected Pro Forma Consolidated Financial Data", during the projection period and includes the amortization of any original issue discounts. New debt issued as a result of the Merger is assumed to be issued as of December 31, 1998; however pro forma interest expense has been included in the projections for the three-month period ending December 31, 1998.

     (viii) The Projections have been prepared in accordance with the applicable principles of purchase accounting. Under purchase accounting principles, Arch will record an intangible asset equal to the excess, if any, of the purchase price paid by Parent to acquire MobileMedia over the net fair market value allocated to the identifiable assets and liabilities of MobileMedia (such excess, if any, being referred to herein as "Goodwill"). The Projections assume that such amount will be amortized on a straight-line basis (i.e., ratably) over a period of 10 years. The actual calculation of goodwill will depend upon the actual price of Parent's Common Stock at the time of the Merger. For illustrative purposes, the Projections assume a value of $2.00 per share of Parent's Common Stock price to calculate the purchase accounting adjustment and an assumption that the historical, restated book value of MobileMedia assets and liabilities generally approximates the fair value thereof. See Note 9 to the "Unaudited Pro Forma Condensed Consolidated Financial Statements" for additional financial data at an assumed price for Parent's Common Stock at the Effective Time.

     These assumptions and resultant computations were made solely for the purposes of preparing the Projections. Arch will be required to determine the actual amount of Goodwill and the appropriate amortization period as of the Effective Date. Such determinations will be based on the fair values of MobileMedia's net assets and other relevant information as of the Effective Date. Although such determinations are not presently expected to result in the actual amount of Goodwill and related amortization being materially greater or less than the amounts thereof assumed for purposes of the Projections, there can be no assurance with respect thereto. Any increase in the amount of amortization of Goodwill would reduce periodic income before taxes and net income.

     (ix) Projections of changes in certain balance sheet accounts such as accounts receivable and accounts payable are based on historic ratios of such accounts to other accounts such as revenue and are modified, where deemed appropriate, to recognize any adjustment or balance sheet item changes necessary to reflect the business combination. For the 1999 projections, Arch assumed approximately 30 days sales outstanding to estimate the accounts receivable balance and approximately 44 days costs outstanding to estimate the accounts payable balance. These assumptions were based on the historical ratios for both companies and the resulting balances of the pro forma company. The projected long-term debt reflects the draw-down of the API Credit Facility to fund working capital requirements throughout 1999.

  THE PROJECTIONS WERE NOT PREPARED WITH A VIEW TO COMPLYING WITH THE GUIDELINES FOR PROSPECTIVE FINANCIAL STATEMENTS PUBLISHED BY THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS. NEITHER THE INDEPENDENT ACCOUNTANTS FOR ARCH NOR THE INDEPENDENT AUDITORS FOR MOBILEMEDIA HAVE EXAMINED OR COMPILED THE ACCOMPANYING PROJECTIONS AND ACCORDINGLY DO NOT EXPRESS AN OPINION OR ANY OTHER FORM OF ASSURANCE WITH RESPECT THERETO.

  PARENT, ARCH AND MOBILEMEDIA DO NOT PUBLISH THEIR RESPECTIVE BUSINESS PLANS AND STRATEGIES OR PROJECTIONS OF THEIR RESPECTIVE ANTICIPATED FINANCIAL POSITION OR RESULTS OF OPERATIONS. PROJECTIONS FOR THE COMBINED COMPANY (INCLUDING PARENT) WERE PREPARED FOR, AND ARE CONTAINED IN, THE DISCLOSURE STATEMENT BEING DISTRIBUTED TO MOBILEMEDIA'S CREDITORS IN CONNECTION WITH THE APPROVAL OF THE AMENDED PLAN. THEY WERE INCLUDED THEREIN IN ORDER TO SATISFY APPLICABLE REQUIREMENTS FOR INFORMATION REQUIRED TO BE INCLUDED IN A BANKRUPTCY COURT APPROVED DISCLOSURE STATEMENT. THE PROJECTIONS ARE PROVIDED HEREBY SO THAT HOLDERS OF THE NOTES WILL HAVE THE SAME INFORMATION BEING PROVIDED TO MOBILEMEDIA'S CREDITORS (EXCEPT THAT THE PROJECTIONS BEING PROVIDED TO THE HOLDERS OF NOTES PRESENT ARCH, THE ISSUER OF THE NOTES, ON A PRO FORMA BASIS, RATHER THAN PRESENTING PARENT ON SUCH BASIS). ACCORDINGLY, ARCH AND MOBILEMEDIA DO NOT INTEND, AND DISCLAIM ANY OBLIGATION TO, (A) FURNISH UPDATED PROJECTIONS, (B) INCLUDE SUCH UPDATED INFORMATION IN ANY DOCUMENTS WHICH MAY BE REQUIRED TO BE FILED WITH THE SEC, OR (C) OTHERWISE MAKE SUCH UPDATED INFORMATION PUBLICLY AVAILABLE.

  ARTHUR ANDERSEN LLP, THE INDEPENDENT PUBLIC ACCOUNTANTS FOR ARCH, HAS NEITHER COMPILED NOR EXAMINED SUCH PROJECTIONS AND, ACCORDINGLY, DOES NOT EXPRESS ANY OPINION OR ANY OTHER FORM OF ASSURANCE WITH RESPECT TO, ASSUMES NO RESPONSIBILITY FOR AND DISCLAIMS ANY ASSOCIATION WITH, SUCH PROJECTIONS. ERNST & YOUNG LLP, THE INDEPENDENT AUDITORS FOR MOBILEMEDIA, HAS NEITHER COMPILED NOR EXAMINED SUCH PROJECTIONS AND, ACCORDINGLY, DOES NOT EXPRESS ANY OPINION OR ANY OTHER FORM OF ASSURANCE WITH RESPECT TO, ASSUMES NO RESPONSIBILITY FOR AND DISCLAIMS ANY ASSOCIATION WITH, SUCH PROJECTIONS.

  THE PROJECTIONS PROVIDED HEREIN HAVE BEEN PREPARED BY ARCH AND MOBILEMEDIA. THE PROJECTIONS, ALTHOUGH PRESENTED WITH NUMERICAL SPECIFICITY, ARE BASED UPON A SERIES OF ESTIMATES AND ASSUMPTIONS WHICH, ALTHOUGH CONSIDERED REASONABLE BY ARCH AND MOBILEMEDIA, MAY NOT BE REALIZED, AND ARE INHERENTLY SUBJECT TO SIGNIFICANT BUSINESS, ECONOMIC AND COMPETITIVE UNCERTAINTIES AND CONTINGENCIES, MANY OF WHICH ARE BEYOND THE CONTROL OF ARCH AND MOBILEMEDIA. NO REPRESENTATIONS CAN BE OR ARE MADE AS TO THE ACCURACY OF THE PROJECTIONS. SOME ASSUMPTIONS INEVITABLY WILL NOT MATERIALIZE, AND EVENTS AND CIRCUMSTANCES OCCURRING SUBSEQUENT TO THE DATE ON WHICH THE PROJECTIONS WERE PREPARED MAY BE DIFFERENT FROM THOSE ASSUMED OR MAY BE UNANTICIPATED AND, ACCORDINGLY, MAY AFFECT FINANCIAL RESULTS IN A MATERIAL AND POSSIBLY ADVERSE MANNER. THE PROJECTIONS, THEREFORE, MAY NOT BE RELIED UPON AS A GUARANTY OR OTHER ASSURANCE OF THE ACTUAL RESULTS THAT WILL OCCUR. THE FOREGOING ASSUMPTIONS AND RESULTANT COMPUTATIONS WERE MADE SOLELY FOR PURPOSES OF PREPARING THE PROJECTIONS. SEE "FORWARD LOOKING STATEMENTS".

                           ARCH COMMUNICATIONS, INC.

                     UNAUDITED PROJECTED BALANCE SHEETS(1)
                                 (IN MILLIONS)

                                                                DECEMBER 31,
                                                              -----------------
                                                                1998     1999
                                                              -------- --------
ASSETS
Current assets:
  Cash and cash equivalents.................................. $    9.7 $    3.0
  Accounts receivable, net...................................     72.1     76.5
  Inventories................................................     11.7     12.4
  Prepaid expenses and other.................................     16.0     10.6
                                                              -------- --------
    Total current assets.....................................    109.5    102.5
                                                              -------- --------
  Property and equipment, net................................    444.7    413.8
  Intangible and other assets................................  1,071.1    895.6
                                                              -------- --------
                                                              $1,625.3 $1,411.9
                                                              ======== ========
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Current maturities of long-term debt....................... $    --  $    1.2
  Accounts payable...........................................     79.3     83.4
  Accrued expenses...........................................     12.5     12.6
  Accrued interest...........................................     18.8     18.8
  Customer deposits and deferred revenue.....................     44.9     44.9
  Accrued restructuring charges..............................     21.8      --
                                                              -------- --------
    Total current liabilities................................    177.3    160.9
                                                              -------- --------
  Long-term debt, less current maturities....................    942.3    972.1
                                                              -------- --------
  Other long-term liabilities................................     31.3     31.3
                                                              -------- --------
Stockholders' equity (deficit)...............................    474.4    247.6
                                                              -------- --------
                                                              $1,625.3 $1,411.9
                                                              ======== ========

--------
(1) The assets and liabilities of Parent have been omitted, including approximately $382.8 and $423.9 million of long-term debt at December 31, 1998 and 1999, respectively.

                           ARCH COMMUNICATIONS, INC.

                 UNAUDITED PROJECTED STATEMENTS OF OPERATIONS
                                 (IN MILLIONS)

                                       THREE MONTHS
                                           ENDED              YEAR ENDED
                                   DECEMBER 31, 1998 (1) DECEMBER 31, 1999 (2)
                                   --------------------- ---------------------
Service, rental and maintenance
 revenues.........................        $198.0                $ 819.6
Product sales.....................          24.8                  102.7
                                          ------                -------
    Total revenues................         222.8                  922.3
  Cost of products sold...........         (19.4)                 (81.1)
                                          ------                -------
                                           203.4                  841.2
Operating expenses:
  Service, rental and
   maintenance....................          51.3                  206.4
  Selling.........................          28.5                  114.7
  General and administrative......          63.7                  252.6
  Depreciation and amortization
   (3)............................          89.2                  387.4
                                          ------                -------
    Total operating expenses......         232.7                  961.1
                                          ------                -------
Operating income (loss)...........         (29.3)                (119.9)
Interest expense, net.............         (25.8)                (101.9)
Other expenses....................          (2.0)                  (5.0)
                                          ------                -------
Net income (loss).................        $(57.1)               $(226.8)
                                          ======                =======

--------
(1) Does not include the financial impact of potential operational expense reductions and capital expenditure efficiencies that may be achieved following the Merger.

(2) Based upon annualized $25.0 million in projected operational cost synergies (see "Unaudited Combined Company Projected Statement of Cash Flow--Potential Operational Cost Savings") expected to be realized by December 31, 1999 (assuming closing on January 1, 1999). One-half of the annualized savings, or $12.5 million, is projected to be recognized throughout 1999.

(3) Projected depreciation and amortization expense for the year ended December 31, 1999 is less than the historical amounts for the Combined Company due to a decline in the price of pagers purchased by Arch and MMC in 1997 and 1998 and a reduction in the number of pagers purchased by MMC.

                           ARCH COMMUNICATIONS, INC.

          UNAUDITED COMBINED COMPANY PROJECTED STATEMENT OF CASH FLOW
                                 (IN MILLIONS)

                                                                     YEAR ENDED
                                                                    DECEMBER 31,
                                                                        1999
                                                                    ------------
Net cash provided by operating activities..........................   $ 148.7
                                                                      -------
Cash flows from investing activities:
  Additions to property and equipment, net.........................    (178.0)
  Additions to intangible and other assets.........................      (8.0)
                                                                      -------
Net cash used for investing activities.............................    (186.0)
                                                                      -------
Cash flows from financing activities:
  Issuance of long-term debt.......................................      30.6
                                                                      -------
Net cash provided by financing activities..........................      30.6
                                                                      -------
Net decrease in cash and cash equivalents..........................      (6.7)
Cash and cash equivalents, beginning of period.....................       9.7
                                                                      -------
Cash and cash equivalents, end of period...........................   $   3.0
                                                                      -------
EBITDA.............................................................   $ 267.5
                                                                      =======

POTENTIAL OPERATIONAL COST SAVINGS

  During the negotiations leading up to the execution of the Merger Agreement, management of Arch and MobileMedia estimated operational expense reductions and capital expenditure efficiencies they believed could be achieved in connection with the Merger. Senior management from Arch and MobileMedia, together with their respective financial advisors, attended multiple meetings during April and July 1998 to discuss, review and compare organizational structures and staffing arrangements in order to identify potential opportunities to eliminate redundant costs and estimate the resulting financial impact. Three primary areas of estimated expense reductions included: (i) redundant managerial and administrative overhead at both Arch and MobileMedia; (ii) duplicative purchased services, including subcontracted paging services; and (iii) duplicative capital expenditures.

  Potential personnel redundancies and associated estimated financial impact were identified following a comparison of staffing levels at corporate, divisional and regional offices and on a market-by-market basis. No personnel reductions were identified in information services, call center operations, local market-level customer service, and most other "customer facing" activities.

  Purchased services identified include operations-related services, such as telecommunications and network services, subcontracted paging network services, third party dispatch services, and advertising and promotion expenditures, as well as professional services, including legal and accounting. These purchased services were reviewed to identify potential cost savings achievable through volume discounts, conversion to company-owned networks, replacement with lower cost service providers, and elimination of redundant expenditures.

  The two companies' planned capital expenditures were reviewed and savings opportunities identified for negotiating greater volume discounts on the purchase of pagers, avoiding network expenditures by utilizing complementary existing infrastructure, and eliminating duplicative expenditures related to each company's current N-PCS strategy.

  The following table presents the range of estimated annual ongoing expense reductions and annual capital expenditure savings that management of Arch and MobileMedia believe might be achieved based upon the foregoing review. Such estimates are based on current operating run-rates and the existing cost structures of Arch and MobileMedia, respectively. The potential cost savings shown below represent expense reduction opportunities and efficiencies that Arch believes will be implemented during the first twelve months following the Effective Time of the Merger, based on current expense run-rates. The estimated expense reductions as shown represent annualized savings. This table does not reflect additional unidentified savings opportunities or costs and timing risks associated with achieving the potential cost savings described.

   ESTIMATED RANGE OF ANNUAL OPERATIONAL EXPENSE REDUCTIONS BASED ON CURRENT
                                     COSTS
                                 (IN MILLIONS)

                                                                     LOW  HIGH
                                                                    ----- -----
Operating expense reductions:
  Market level personnel overlap................................... $ 6.6 $ 8.0
  Regional/divisional level management overlap.....................   3.6   4.4
  Corporate administrative overlap.................................   5.8   7.6
  Purchased services...............................................   7.5  12.5
                                                                    ----- -----
    Potential annual expense reductions............................ $23.5 $32.5
                                                                    ===== =====
Capital expenditure efficiencies:
  Pager purchases.................................................. $ 1.7 $ 4.2
  Network and N-PCS implementation.................................   8.0  10.0
                                                                    ----- -----
    Potential annual capital expenditure efficiencies.............. $ 9.7 $14.2
                                                                    ===== =====

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

  The following unaudited pro forma condensed consolidated balance sheet has been prepared to reflect the Merger (using the purchase method of accounting), assuming the Merger and the Related Transactions had occurred on September 30, 1998. Under the purchase method of accounting, the purchase price will be allocated to assets acquired and liabilities assumed based on their estimated fair values at the Effective Time. Income of Arch will not include income (or loss) of MobileMedia prior to the Effective Time. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 1997 and the nine months ended September 30, 1998 present the results of operations of Arch and MobileMedia assuming the Merger and the Related Transactions had been effected on January 1, 1997. The unaudited pro forma financial data should be read in conjunction with the notes thereto and the consolidated historical financial statements of Arch and MobileMedia, including the respective notes thereto, which are included elsewhere in the Prospectus.

  The pro forma condensed consolidated financial data is for information purposes only and is not necessarily indicative of the results of future operations of the Arch or the actual results that would have been achieved had the Merger and the Related Transactions been consummated during the periods indicated. Moreover, the pro forma condensed consolidated financial statements reflect preliminary pro forma adjustments made to combine Arch with MobileMedia utilizing the purchase method of accounting. The actual adjustments will be made as of the Effective Time of the Merger and the Related Transactions and may differ from those reflected in the pro forma financial statements.

  For purposes of presenting the pro forma condensed consolidated financial statements included herein, Arch has assumed the issuance of 122,845,000 shares of Parent's Common Stock at an aggregate market value of $245.7 million and that none of the Arch Stockholder Rights are exercised. In the event the market price of Parent's Common Stock is greater than $2.00 per share, stockholders' equity will increase. In the event the market price of Arch Common Stock is less than $2.00 per share, stockholders' equity will decrease. See Note 9 to the Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements below. See "Risk Factors--Uncertainties Related to the Merger and the Reorganization--Use of Pro Forma Assumptions".

                           ARCH COMMUNICATIONS, INC.

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                               SEPTEMBER 30, 1998
                                 (IN THOUSANDS)

                                                    PRO FORMA ADJUSTMENTS
                             ARCH     MOBILEMEDIA                                  PRO FORMA
                         (HISTORICAL) (HISTORICAL)    DEBITS        CREDITS       CONSOLIDATED
                         ------------ ------------  ----------     -----------    ------------
         ASSETS
Current assets:
 Cash and cash
  equivalents...........   $  4,534      $  9,814                                  $   14,348
 Accounts receivable
  net...................     34,496        38,127                                      72,623
 Inventories............     10,578         1,167                                      11,745
 Prepaid expenses and
  other.................      4,170        11,790                                      15,960
                           --------   -----------                                  ----------
   Total current
    assets..............     53,778        60,898                                     114,676
                           --------   -----------                                  ----------
 Property and
  equipment, net........    223,889       218,873                                     442,762
 Intangible and other
  assets (9)............    654,129       297,535      103,416 (1)     21,117 (1)   1,033,963
                           --------   -----------                                  ----------
                           $931,796      $577,306                                  $1,591,401
                           ========   ===========                                  ==========
    LIABILITIES AND
  STOCKHOLDERS' EQUITY
        (DEFICIT)
Current liabilities:
 Current maturities of
  long-term debt........   $    --    $   905,681      479,000 (1)                 $      --
                                                       426,681 (2)
 Accounts payable.......     23,571        14,579       12,473 (2)                     25,677
 Accrued expenses.......     12,523        71,967       23,498 (2)                     60,992
 Accrued interest.......     18,466        21,746       21,746 (2)                     18,466
 Customer deposits and
  deferred revenue......     16,689        31,340                                      48,029
 Accrued
  restructuring.........     14,810         7,001        7,001 (2)     10,000 (1)      24,810
                           --------   -----------                                  ----------
   Total current
    liabilities.........     86,059     1,052,314                                     177,974
                           --------   -----------                                  ----------
 Long-term debt, less
  current maturities....    619,534           --                      322,000 (1)     941,534
                           --------   -----------                                  ----------
 Deferred income
  taxes.................        --          2,655        2,655 (2)                        --
                           --------   -----------                                  ----------
 Other long-term
  liabilities...........     28,639        69,611       69,611 (2)                     28,639
                           --------   -----------                                  ----------
Stockholders' equity
 (deficit) (9):
 Additional paid-in
  capital...............    642,225       676,025      676,025 (3)    245,690 (1)     887,915
 Accumulated deficit....   (444,661)   (1,223,299)      21,117 (1)    563,665 (2)    (444,661)
                                                                      676,025 (3)
                                                                        4,726 (1)
                           --------   -----------                                  ----------
   Total stockholders'
    equity (deficit)....    197,564      (547,274)                                    443,254
                           --------   -----------                                  ----------
                           $931,796   $   577,306                                  $1,591,401
                           ========   ===========                                  ==========

--------
Note: The assets and liabilities of Parent have been omitted including approximately $373.6 million of long-term debt.

 See accompanying notes to unaudited pro forma condensed consolidated financial statements

                           ARCH COMMUNICATIONS, INC.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1997
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                             ARCH     MOBILEMEDIA      PRO FORMA     PRO FORMA
                         (HISTORICAL) (HISTORICAL)    ADJUSTMENTS   CONSOLIDATED
                         ------------ ------------    -----------   ------------
Service, rental and
 maintenance revenues...  $ 351,944    $ 491,174        $(9,333)(4)  $  833,785
Products sales..........     44,897       36,218            --           81,115
                          ---------    ---------        -------      ----------
    Total revenues......    396,841      527,392         (9,333)        914,900
Cost of products sold...    (29,158)     (35,843)           --          (65,001)
                          ---------    ---------        -------      ----------
                            367,683      491,549         (9,333)        849,899
                          ---------    ---------        -------      ----------
Operating expenses:
  Service, rental and
   maintenance..........     79,836      139,333         10,800 (5)     220,636
                                                         (9,333)(4)
  Selling...............     51,474       69,544            --          121,018
  General and
   administrative.......    106,041      179,599            --          285,640
  Depreciation and
   amortization.........    231,376      140,238         10,342 (6)     397,635
                                                         15,679 (6)
  Bankruptcy related
   expense..............        --        19,811 (7)                     19,811
                          ---------    ---------        -------      ----------
    Total operating
     expenses...........    468,727      548,525         27,488       1,044,740
                          ---------    ---------        -------      ----------
Operating income
 (loss).................   (101,044)     (56,976)       (36,821)       (194,841)
Interest expense, net...    (62,884)     (67,611)        67,611 (8)    (100,474)
                                                        (37,590)(8)
Other (expenses)
 income.................     (3,872)           3            --           (3,869)
                          ---------    ---------        -------      ----------
Income (loss) before
 income tax benefit and
 extraordinary item.....   (167,800)    (124,584)        (6,800)       (299,184)
Benefit from income
 taxes..................     21,172          --             --           21,172
                          ---------    ---------        -------      ----------
Income (loss) before
 extraordinary item.....  $(146,628)   $(124,584)       $(6,800)     $ (278,012)
                          =========    =========        =======      ==========

 See accompanying notes to unaudited pro forma condensed consolidated financial statements

                           ARCH COMMUNICATIONS, INC.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                              ARCH     MOBILEMEDIA     PRO FORMA      PRO FORMA
                          (HISTORICAL) (HISTORICAL)   ADJUSTMENTS    CONSOLIDATED
                          ------------ ------------   -----------    ------------
Service, rental and
 maintenance revenues...   $ 277,826     $320,002      $ (6,341)(4)   $ 591,487
Products sales..........      31,811       20,367           --           52,178
                           ---------     --------      --------       ---------
    Total revenues......     309,637      340,369        (6,341)        643,665
Cost of products sold...     (21,863)     (16,531)          --          (38,394)
                           ---------     --------      --------       ---------
                             287,774      323,838        (6,341)        605,271
                           ---------     --------      --------       ---------
Operating expenses:
  Service, rental and
   maintenance..........      60,812       83,117         8,100 (5)     145,688
                                                         (6,341)(4)
  Selling...............      36,902       45,848           --           82,750
  General and
   administrative.......      84,527      101,383           --          185,910
  Depreciation and
   amortization.........     164,290       88,312         7,756 (6)     272,118
                                                         11,760 (6)
  Restructuring
   expense..............      16,100          --            --           16,100
  Bankruptcy related
   expense..............         --        13,831 (7)                    13,831
                           ---------     --------      --------       ---------
    Total operating
     expenses...........     362,631      332,491        21,275         716,397
                           ---------     --------      --------       ---------
Operating income
 (loss).................     (74,857)      (8,653)      (27,616)       (111,126)
Interest expense, net...     (50,344)     (42,449)       42,449 (8)     (78,537)
                                                        (28,193)(8)
Gain on sale of assets..         --        94,085           --           94,085
Other expenses..........      (2,219)         --            --           (2,219)
                           ---------     --------      --------       ---------
Income (loss) before
 provision for income
 taxes and extraordinary
 item...................    (127,420)      42,983       (13,360)        (97,797)
Provision for income
 taxes..................         --           678           --              678
                           ---------     --------      --------       ---------
Income (loss) before
 extraordinary item.....   $(127,420)    $ 42,305      $(13,360)      $ (98,475)
                           =========     ========      ========       =========


 See accompanying notes to unaudited proforma condensed consolidated financial statements

   NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(1) To record (i) $322 million of additional Arch borrowings necessary to fund obligations of the Merger, (ii) the issuance of 122,845,000 shares of Parent's Common Stock in the MobileMedia Transaction, having an aggregate value of $245.7 million, (iii) the writeoff of $21.1 million of deferred financing costs associated with the former MobileMedia credit facility and
    (iv) the excess of purchase price over the assumed fair value of the identifiable assets acquired. The historical book value of the tangible and intangible assets of MobileMedia was assumed to approximate fair value. The excess of purchase price over the assumed fair value of identifiable assets acquired is calculated as follows:

    Consideration exchanged:
      Payments to secured creditors...............................  $479,000
      Assumed fair value of shares issued to unsecured creditors..    28,690
                                                                    --------
                                                                     507,690
      Liabilities assumed:
        Administrative costs......................................    35,000(a)
        Other.....................................................    81,915(b)
                                                                    --------
      Total consideration exchanged...............................   624,605
      Transaction costs...........................................    25,000(c)
      Restructuring reserve.......................................    10,000(d)
                                                                    --------
      Total purchase price........................................   659,605
    Less fair value of tangible and intangible net assets
     acquired.....................................................   556,189
                                                                    --------
    Excess of purchase price over tangible and intangible net
     assets acquired..............................................   103,416
                                                                    ========

   --------

   (a) Consists of payments to certain of MobileMedia's creditors.

   (b) This amount relates to operating liabilities such as accounts payable, accrued expenses and advance billings which Arch will assume in the Merger.

   (c) This amount includes legal, investment banking, financing, accounting and other costs incurred by Arch and Parent to consummate the Merger.

   (d) Consists of severance costs related primarily to duplicative general and administrative functions at the corporate, regional and market levels of MobileMedia, such as technical, marketing, finance and other support functions. These terminations will occur as the operations of MobileMedia are integrated into those of Arch and are based on management's preliminary review of synergies that exist between the companies. This analysis will be finalized after consummation of the Merger and may result in additional amounts to be reserved.

(2) To eliminate liabilities of MobileMedia which (i) Arch will not assume,
    (ii) will be satisfied in cash or (iii) will be exchanged for Parent's Common Stock.

(3) To eliminate MobileMedia equity balances.

(4) To eliminate revenues and expenses between Arch and MobileMedia.

(5) This entry records the incremental rental expense for the use of transmitter space on the towers that were sold and leased back in MobileMedia's tower sale transaction.

(6) To record the amortization on the excess of purchase price over the tangible and intangible assets acquired, calculated on a straight-line basis over 10 years in the amounts of $10,342 and $7,756 for the year ended December 31, 1997 and the nine months ended September 30, 1998, respectively. The actual amortization recorded upon consummation of the Merger may differ from these amounts due to changes in the price of Parent's Common Stock at the Effective Time as well as full allocation of purchase price to assets and liabilities assumed pursuant to APB No. 16. The amortization related to the $276.4 million assumed fair value of intangible assets, consisting primarily of FCC licenses and customer lists with assumed fair values of $246.4 million and $26.8 million, respectively has already been provided in the historical financial statements of MobileMedia. The MobileMedia historical amortization was adjusted by $15,679 and $11,760 for the year ended December 31, 1997 and the nine months ended September 30, 1998, respectively, to conform MobileMedia's 25 year estimated useful life of FCC licenses to Arch's 10 year estimated useful life. The estimated useful life of the customer lists was assumed to be 3 years.

(7) These costs represent incremental third-party legal, accounting and financial advisory fees and expenses incurred by MobileMedia related to its administration of bankruptcy proceedings which are non-recurring.

(8) To remove the interest expense associated with the various MobileMedia credit facilities and notes eliminated pursuant to the Amended Plan and to record the interest associated with the additional Arch borrowings used to fund the Merger. Interest was calculated assuming a 9.5% rate on $122.0 million of additional bank borrowings and a 13% rate on $200.0 million of senior notes. Interest expense would be $27,891 and $28,494 and $37,188 and $37,993 for the nine months ended September 30, 1998 and the year ended December 31, 1997, respectively if interest rates were to decrease or increase 1/8 of a percent, respectively.

(9) The following unaudited pro forma consolidated financial information is provided to illustrate certain financial measurements if the shares were valued at the approximate current market price of $1.50. In the following example the purchase price is $7.2 million lower than the amount disclosed in Note 1 due to the decrease in the assumed market value of Parent's Common Stock from $2.00 to $1.50 per share for the shares issued pursuant to the Merger Agreement and the Amended Plan.

                                                            APPROXIMATE CURRENT
                                                               MARKET PRICE
                                                            -------------------
                                                                   $1.50
                                                            -------------------
     Parent shares exchanged (000s).......................         122,845
     Excess of purchase price over tangible and intangible
      net assets acquired.................................      $   96,244
     Total assets.........................................       1,584,229
     Stockholders' equity.................................         436,082
     Operating income (loss):
       For the year ended December 31, 1997...............        (194,124)
       For the nine months ended September 30, 1998.......        (110,588)
     Income (loss) before extraordinary item:
       For the year ended December 31, 1997...............        (277,295)
       For the nine months ended September 30, 1998.......         (97,937)

                         INDEX TO FINANCIAL STATEMENTS

                                                                           PAGE
                                                                           ----
MobileMedia Communications, Inc. and Subsidiaries
  Report of Independent Public Auditors................................... A-50
  Consolidated Balance Sheets as of December 31, 1996 and 1997 and
   September 30, 1998 (unaudited)......................................... A-51
  Consolidated Statements of Operations for Each of the Three Years in the
   Period Ended December 31, 1997 and for the Nine Months Ended September
   30, 1997 and 1998 (unaudited).......................................... A-52
  Consolidated Statement of Changes in Stockholders' Equity (Deficit) for
   Each of the Three Years in the Period Ended December 31, 1997 and for
   the Nine Months Ended September 30, 1998 (unaudited)................... A-53
  Consolidated Statements of Cash Flows for Each of the Three Years in the
   Period Ended December 31, 1997 and for the Nine Months Ended September
   30, 1997 and 1998 (unaudited).......................................... A-54
  Notes to Consolidated Financial Statements.............................. A-55

                        REPORT OF INDEPENDENT AUDITORS

The Board of Directors
MobileMedia Communications, Inc.

  We have audited the accompanying consolidated balance sheets of MobileMedia Communications, Inc. and Subsidiaries ("MobileMedia") as of December 31, 1996 and 1997, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of MobileMedia Communications, Inc. and Subsidiaries at December 31, 1996 and 1997 and the consolidated results of their operations and cash flows for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.

  The accompanying financial statements have been prepared assuming that MobileMedia will continue as a going concern. As more fully described in Note 1, on January 30, 1997, MobileMedia Corporation and substantially all of its subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the Bankruptcy Court). Additionally, as more fully described in Note 12, on April 8, 1997, the Federal Communications Commission ("FCC") issued a Public Notice commencing an administrative hearing into the qualification of MobileMedia to remain a licensee, which hearing has been stayed by the FCC until October 6, 1998. These events, and circumstances relating to the Chapter 11 filing with the Bankruptcy Court, including MobileMedia's highly leveraged financial structure, non-compliance with certain covenants of loan agreements with banks and note indentures, net working capital deficiency and recurring losses from operations, raise substantial doubt about MobileMedia's ability to continue as a going concern. Although MobileMedia is currently operating the business as debtors-in-possession under the jurisdiction of the Bankruptcy Court, the continuation of the business as a going concern is contingent upon, among other things, the ability to (a) formulate a plan of reorganization which will gain approval of the creditors and confirmation by the Bankruptcy Court, (b) maintain compliance with all covenants under the debtor-in-possession financing agreement, (c) achieve satisfactory levels of future operating profit and (d) retain FCC qualification as a licensee. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of these uncertainties.

                                          Ernst & Young LLP

MetroPark, New Jersey
July 31, 1998

               MOBILEMEDIA COMMUNICATIONS, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                             DECEMBER 31,
                                        ------------------------  SEPTEMBER 30,
                                           1996         1997          1998
                                        -----------  -----------  -------------
                                                                   (UNAUDITED)
                ASSETS
Current assets
 Cash and cash equivalents............. $    23,160  $    10,920   $     9,814
 Accounts receivable (less allowance
  for uncollectible accounts of
  $56,189, $26,497 and $17,424 in
  1996, 1997 and 1998, respectively)...      66,709       55,432        38,127
 Inventories...........................      13,382          868         1,167
 Prepaid expense.......................       1,118        5,108         6,391
 Other.................................       1,583        2,783         5,399
                                        -----------  -----------   -----------
   Total current assets................     105,952       75,111        60,898
                                        -----------  -----------   -----------
Investment in net assets of equity
 affiliate.............................       1,857        1,788         1,691
Property and equipment, net............     327,757      257,937       218,873
Intangible assets, net.................     325,753      295,358       273,287
Other assets...........................      28,911       24,940        22,557
                                        -----------  -----------   -----------
   Total assets........................ $   790,230  $   655,134   $   577,306
                                        ===========  ===========   ===========
 LIABILITIES AND STOCKHOLDERS' EQUITY
               (DEFICIT)
Liabilities not subject to compromise
 Debtor-In-Possession (DIP) credit
  facility............................. $       --   $    10,000   $       --
 Accrued restructuring costs...........         --         4,897         7,001
 Accrued wages, benefits and payroll...         --        11,894        12,398
 Accounts payable--post petition.......         --         2,362         2,106
 Accrued interest......................         --         4,777         4,145
 Accrued expenses and other current
  liabilities..........................       6,703       35,959        36,071
 Advance billing and customer
  deposits.............................      37,022       34,252        31,340
 Deferred gain on tower sale...........         --           --         69,611
                                        -----------  -----------   -----------
   Total liabilities not subject to
    compromise.........................      43,725      104,141       162,672
                                        -----------  -----------   -----------
Liabilities subject to compromise
 Accrued wages, benefits and payroll
  taxes................................       9,443          562           555
 Accrued interest......................      31,443       18,450        17,601
 Accounts payable--pre petition........      45,484       19,646        12,473
 Accrued expenses and other current
  liabilities..........................      48,215       20,663        20,121
 Debt..................................   1,074,196    1,075,681       905,681
 Other.................................       3,460        2,915         2,822
                                        -----------  -----------   -----------
   Total liabilities subject to
    compromise.........................   1,212,241    1,137,917       959,253
                                        -----------  -----------   -----------
 Deferred tax liabilities..............       2,655        2,655         2,655
Stockholders' equity (deficit)
 Common stock (1 share, no par value,
  issued and outstanding at December
  31, 1996 and 1997 and September 30,
  1998)................................         --           --            --
 Additional paid-in-capital............     672,629      676,025       676,025
 Accumulated deficit--pre petition.....  (1,141,020)  (1,154,420)   (1,154,420)
 Accumulated deficit--post petition....         --      (111,184)      (68,879)
                                        -----------  -----------   -----------
   Total stockholders' equity
    (deficit)..........................    (468,391)    (589,579)     (547,274)
                                        -----------  -----------   -----------
   Total liabilities and stockholders'
    equity (deficit)................... $   790,230  $   655,134   $   577,306
                                        ===========  ===========   ===========

                            See accompanying notes.

               MOBILEMEDIA COMMUNICATIONS, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                                NINE MONTHS
                             YEAR ENDED DECEMBER 31,        ENDED SEPTEMBER 30,
                          --------------------------------  ---------------------
                            1995       1996        1997        1997       1998
                          --------  -----------  ---------  ----------  ---------
                                                                (UNAUDITED)
Revenue
  Services, rents and
   maintenance..........  $220,745  $   568,892  $ 491,174  $  378,922  $ 320,002
  Product sales.........    32,251       71,818     36,218      28,235     20,367
                          --------  -----------  ---------  ----------  ---------
    Total revenues......   252,996      640,710    527,392     407,157    340,369
Cost of products sold...   (26,885)     (72,595)   (35,843)    (27,524)   (16,531)
                          --------  -----------  ---------  ----------  ---------
                           226,111      568,115    491,549     379,633    323,838
Operating expenses
  Services, rents and
   maintenance..........    59,800      144,050    139,333     110,146     83,506
  Selling...............    45,203       96,817     69,544      53,816     45,848
  General and
   administrative.......    59,034      218,607    179,599     145,337    101,383
  Impairment of long-
   lived assets.........       --       792,478        --          --         --
  Restructuring costs...       --         4,256     19,811      15,577     13,831
  Depreciation..........    50,399      136,434    110,376      81,988     65,919
  Amortization..........    21,009      212,264     29,862      22,380     22,393
  Amortization of
   deferred gain on
   tower sale...........       --           --         --          --        (389)
                          --------  -----------  ---------  ----------  ---------
    Total operating
     expenses...........   235,445    1,604,906    548,525     429,244    332,491
                          --------  -----------  ---------  ----------  ---------
Operating (loss)........    (9,334)  (1,036,791)   (56,976)    (49,611)    (8,653)
Other income (expense)
  Interest expense, net
   .....................   (31,745)     (92,663)   (67,611)    (51,531)   (42,449)
  Gain (loss) on sale of
   assets...............       --            68          3           3     94,085
                          --------  -----------  ---------  ----------  ---------
    Total other ex-
     pense..............   (31,745)     (92,595)   (67,608)    (51,528)    51,636
                          --------  -----------  ---------  ----------  ---------
Income (loss) before
 income taxes
 (benefit)..............   (41,079)  (1,129,386)  (124,584)   (101,139)    42,983
Income taxes (benefit)..       --       (69,442)       --          --         678
                          --------  -----------  ---------  ----------  ---------
Net income (loss).......  $(41,079) $(1,059,944) $(124,584) $ (101,139) $  42,305
                          ========  ===========  =========  ==========  =========


                            See accompanying notes.

               MOBILEMEDIA COMMUNICATIONS, INC. AND SUBSIDIARIES
      CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
                                 (IN THOUSANDS)

                                          ACCUMULATED  ACCUMULATED
                               ADDITIONAL   DEFICIT      DEFICIT
                                PAID IN      PRE-         POST-
                                CAPITAL    PETITION     PETITION      TOTAL
                               ---------- -----------  ----------- -----------
Balance at December 31,
 1994........................   $141,497  $   (39,997)  $       0  $   101,500
Capital contribution from
 MobileMedia.................    518,332          --          --       518,332
Net loss.....................        --       (41,079)        --       (41,079)
                                --------  -----------   ---------  -----------
Balance at December 31,
 1995........................    659,829      (81,076)          0      578,753
Capital contribution from
 MobileMedia.................     12,800          --          --        12,800
Net loss.....................        --    (1,059,944)        --    (1,059,944)
                                --------  -----------   ---------  -----------
Balance at December 31,
 1996........................    672,629   (1,141,020)          0     (468,391)
Capital contribution from
 MobileMedia.................      3,396          --          --         3,396
Net loss.....................        --       (13,400)   (111,184)    (124,584)
                                --------  -----------   ---------  -----------
Balance at December 31,
 1997........................    676,025   (1,154,420)   (111,184)    (589,579)
Net income (unaudited).......        --           --       42,305       42,305
                                --------  -----------   ---------  -----------
Balance at September 30, 1998
 (unaudited).................   $676,025  $(1,154,420)  $ (68,879) $  (547,274)
                                ========  ===========   =========  ===========



                            See accompanying notes.

               MOBILEMEDIA COMMUNICATIONS, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                               NINE MONTHS ENDED
                               YEAR ENDED DECEMBER 31,           SEPTEMBER 30,
                          -----------------------------------  -------------------
                             1995         1996        1997       1997       1998
                          -----------  -----------  ---------  ---------  --------
                                                                  (UNAUDITED)
Operating activities
 Net income (loss)......  $   (41,079) $(1,059,944) $(124,584) $(101,139) $ 42,305
Adjustments to reconcile
 net loss to net cash
 provided by (used in)
 operating activities:
 Depreciation and
  amortization..........       71,408      348,698    140,238    104,368    88,312
 Amortization of
  deferred gain on tower
  sale..................                                                      (389)
 Income tax provision
  (benefit).............          --       (69,442)       --         --        678
 Accretion of note
  payable discount......       15,159       16,792      1,485      1,485
 Provision for
  uncollectible
  accounts..............        4,259       56,556     65,181     57,965    13,011
 Write-off of
  unamortized debt
  issuance costs........        5,391          --         --         --        --
 Recognized gain on sale
  of tower assets.......          --           --         --         --    (94,165)
 Impairment of long-
  lived assets..........          --       792,478        --         --        --
 Undistributed earnings
  of affiliate, net.....         (303)         160         69        (54)       97
Change in operating
 assets and liabilities:
 Accounts receivable....      (17,595)     (55,965)   (53,904)   (56,888)    4,294
 Inventories............       (3,353)       2,433     12,514      9,239      (299)
 Prepaid expenses and
  other assets..........          133       12,145       (686)     1,555    (1,541)
 Accounts payable,
  accrued expenses and
  other liabilities.....        9,829       13,283    (25,393)   (19,378)  (10,718)
                          -----------  -----------  ---------  ---------  --------
 Net cash provided by
  (used in) operating
  activities............       43,849       57,194     14,920     (2,847)   41,585
                          -----------  -----------  ---------  ---------  --------
Investing activities:
 Construction and
  capital expenditures,
  including net changes
  in pager assets.......      (86,163)    (161,861)   (40,556)   (32,321)  (32,394)
 Net proceeds from the
  sale of tower assets..          --           --         --         --    169,703
 Investment in net
  assets of equity
  affiliates............       (1,641)         --         --         --        --
 Acquisition of
  businesses............     (171,223)    (866,460)       --         --        --
 MAP Mobile channel
  exchange agreement....      (10,175)         --         --         --        --
 Cash paid to FCC for
  PCS license...........      (42,935)         --         --         --        --
 Other..................         (561)         --         --         --        --
                          -----------  -----------  ---------  ---------  --------
Net cash provided by
 (used in) investing
 activities.............     (312,698)  (1,028,321)   (40,556)   (32,321)  137,309
                          -----------  -----------  ---------  ---------  --------
Financing activities:
 Capital contribution by
  MobileMedia
  Corporation...........      518,332       12,800      3,396      3,396       --
 Proceeds from sale of
  notes, net............      245,863          --         --         --        --
 Repayment of Dial
  Page..................      (83,430)         --         --         --        --
 Payment of debt issue
  costs.................      (22,721)      (6,939)       --         --        --
 Borrowing from
  revolving credit
  facilities............    1,071,000      580,250        --         --        --
 Repayments on revolving
  credit facilities.....   (1,057,250)         --         --         --   (170,000)
 Borrowing from DIP
  credit facilities.....          --           --      47,000     17,000       --
 Repayments on DIP
  credit facilities.....          --           --     (37,000)       --    (10,000)
                          -----------  -----------  ---------  ---------  --------
Net cash provided by
 (used in) financing
 activities.............      671,794      586,111     13,396     20,396  (180,000)
                          -----------  -----------  ---------  ---------  --------
Net (decrease) increase
 in cash, cash
 equivalents designated
 and cash designated for
 the MobileComm
 acquisition............      402,945     (385,016)   (12,240)   (14,772)   (1,106)
Cash and cash
 equivalents at
 beginning of period....        5,231      408,176     23,160     23,160    10,920
                          -----------  -----------  ---------  ---------  --------
Cash and cash
 equivalents at end of
 period.................  $   408,176  $    23,160  $  10,920  $   8,388  $  9,814
                          ===========  ===========  =========  =========  ========

                            See accompanying notes.

               MOBILEMEDIA COMMUNICATIONS, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. CHAPTER 11 REORGANIZATION AND BASIS OF PRESENTATION

  On January 30, 1997 (the "Petition Date"), MobileMedia Corporation ("Parent"), its wholly owned subsidiary MobileMedia Communications, Inc., and all seventeen of MobileMedia Communication's Inc.'s subsidiaries ("MobileMedia") (collectively with MMC Parent and MobileMedia, the "Debtors"), filed for protection under Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code"). The Debtors are operating as debtors-in-possession and are subject to the jurisdiction of the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"). Chapter 11 is the principal business reorganization chapter of the Bankruptcy Code. Under Chapter 11 of the Bankruptcy Code, a debtor is authorized to reorganize its business for the benefit of its creditors and stockholders. In addition to permitting rehabilitation of the debtor, another goal of Chapter 11 is to promote equality of treatment of creditors and equity security holders of equal rank with respect to the restructuring of debt. In furtherance of these two goals, upon the filing of a petition for reorganization under Chapter 11, section 362(a) of the Bankruptcy Code generally provides for an automatic stay of substantially all acts and proceedings against the debtor and its property, including all attempts to collect claims or enforce liens that arose prior to the commencement of the debtor's case under Chapter 11.

  The Bankruptcy Court has exercised supervisory powers over the operations of the Debtors with respect to the employment of attorneys, investment bankers and other professionals, and transactions out of the Debtors' ordinary course of business or otherwise requiring bankruptcy court approval under the Bankruptcy Code. The Debtors have been paying undisputed obligations that have arisen subsequent to the Petition date on a timely basis.

  Since the Petition date, the Bankruptcy Court has entered orders allowing the Debtors (i) to pay certain customer refunds and deposits in the ordinary course of business, (ii) to pay wages, salaries and benefits owing to employees, and (iii) to pay specified pre-petition taxes owing to various governmental entities. On February 6, 1997, the Bankruptcy Court entered an order authorizing the Debtors to pay approximately $46 million in pre-petition amounts owing to certain essential vendors.

  Under the Bankruptcy Code, the Debtors may elect to assume or reject real estate leases, employment contracts, personal property leases, service contracts and other unexpired executory pre-petition leases and contracts, subject to Bankruptcy Court approval. Assumption of a contract requires the Debtors, among other things, to cure all defaults under the contract, including payment of all pre-petition liabilities. Rejection of a contract constitutes a breach of that contract as of the moment immediately preceding the Chapter 11 filing and the other party has the right to assert a general, unsecured claim against the bankruptcy estate for damages arising out of such breach. These parties may also seek to assert post-petition administrative claims against the Debtors to the extent that the Debtors utilize the collateral or services of such parties subsequent to the commencement of the Chapter 11 proceedings. The Debtors cannot presently determine or reasonably estimate the ultimate liability which may result from payments required to cure defaults under assumed leases and contracts or from the filing of claims for all leases and contracts which may be rejected.

  In connection with the Chapter 11 filing, the Debtors notified all known claimants that pursuant to an order of the Court, all proofs of claims, on account of pre-petition obligations, other than for certain governmental entities, were required to be filed by June 16, 1997 (the "Bar Date"). As of September 30, 1998, approximately 2,400 proofs of claim have been filed against the Debtors. Included among the claims filed are claims of unspecified and undeterminable amounts. The Debtors consider the amounts set forth in certain proofs of claim to be inaccurate estimates of the Debtors' liabilities. As of September 30, 1998, the Debtors had secured orders of the Bankruptcy Court reducing approximately 1,292 claims filed in an aggregate amount of approximately $110.8 million to an allowed amount of $5.51 million. The Debtors expect the objection process to continue.

               MOBILEMEDIA COMMUNICATIONS, INC. AND SUBSIDIARIES

  Confirmation and consummation of a plan of reorganization are the principal objectives of a Chapter 11 reorganization case. A plan of reorganization sets forth the means for satisfying claims against, and interests in, a debtor. Confirmation of a plan requires, among other things, the affirmative vote of creditors holding at least two-thirds in total dollar amount and more than one-half in number of the allowed claims in each impaired class of claims that have voted on the plan, and two-thirds in amount of equity interests in each impaired class of interests that voted on the plan. Section 1129(b) of the Bankruptcy Code--commonly referred to as the "cramdown" provision--permits confirmation of a plan over the objection of an impaired class under certain circumstances. Confirmation of a plan of reorganization by a bankruptcy court makes the plan binding upon the debtor, any issuer of securities under the plan, any person acquiring property under the plan and any creditor or equity security holder of the debtor. Subject to certain limited exceptions, the confirmation order discharges the debtor from any debt that arose prior to the date of confirmation of the plan and substitutes therefore the obligations specified under the confirmed plan.

  On August 20, 1998, MobileMedia announced that it had executed a merger agreement with Arch Communications Group, Inc. ("Arch Parent"), pursuant to which MobileMedia Communications, Inc. will be merged with and into a wholly-owned subsidiary of Arch Parent. Immediately prior to the Merger, MMC Parent will contribute all of its assets to MobileMedia Communications, Inc. Concurrently, Debtors filed a First Amended Joint Plan of Reorganization that reflects the proposed merger with Arch Parent. (On September 3, 1998, Arch Parent and MobileMedia executed an amendment to the merger agreement and the Debtors filed a subsequent Second Amended Joint Plan of Reorganization (the "Plan").) Under the Plan, Debtors' secured creditors will receive cash in an amount equal to their allowed pre-petition claims and Debtors' unsecured creditors will receive cash or equity securities of Arch Parent in satisfaction of their pre-petition claims against the Debtors. Because there are a variety of conditions precedent to the consummation of the Plan and the merger with Arch Parent, there can be no assurance that the transactions contemplated thereby will be consummated.

  The consolidated financial statements at December 31, 1996 and 1997 and September 30, 1998 (unaudited) have been prepared on a going concern basis which assumes continuity of operations and realization of assets and liquidation of liabilities in the ordinary course of business. As discussed herein, there are significant uncertainties relating to the ability of MobileMedia to continue as a going concern. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or the amounts and classification of liabilities that might be necessary as a result of the outcome of the uncertainties discussed herein.

2. THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 The Company

  MobileMedia provides paging and wireless messaging services in the United States, including the 100 largest metropolitan areas.

 Consolidation

  The consolidated financial statements include the accounts of MobileMedia and it's wholly-owned subsidiaries (MobileMedia Communications of California, Inc., MobileMedia Paging, Inc., MobileMedia DP Properties, Inc., Dial Page Southeast, Inc., RadioCall Company of Virginia, Inc., MobileMedia PCS, Inc., Mobile Communications Corporation of America, MobileComm of Florida, Inc., MobileComm of Tennessee, Inc., MobileComm of the Midsouth, Inc., MobileComm Nationwide Operations, Inc., MobileComm of the West, Inc., MobileComm of the Northeast, Inc., MobileComm of the Southeast, Inc., MobileComm of the Southeast Private Carrier Operations, Inc., MobileComm of the Southwest, Inc. and FWS Radio, Inc.). All significant intercompany accounts and transactions have been eliminated.

               MOBILEMEDIA COMMUNICATIONS, INC. AND SUBSIDIARIES

 Cash Equivalents

  MobileMedia considers all highly-liquid securities with an original maturity of less than three months to be cash equivalents.

 Concentrations of Credit Risk

  Financial instruments that potentially subject MobileMedia to concentrations of credit risk consist principally of temporary cash investments and accounts receivable. MobileMedia places its temporary cash investments with high-quality institutions and, by policy, limits its credit exposure to any one institution. Although MobileMedia faces significant credit risk from its customers, which has been aggravated due to MobileMedia's operating problems, such risk does not result from a concentration of credit risk as a result of the large number of customers which comprise MobileMedia's customer base. MobileMedia generally does not require collateral or other security to support customer receivables.

 Inventories

  MobileMedia values inventories at the lower of specific cost or market value. Inventories consist of pagers held specifically for resale by MobileMedia.

 Revenue Recognition

  MobileMedia recognizes revenue under service, rent and maintenance agreements with customers at the time the related services are performed. Advance billings for services are deferred and recognized as revenue when earned. MobileMedia leases (as lessor) certain pagers under operating leases. Sales of pagers are recognized upon delivery.

 Reclassifications

  Certain 1995 financial statement items have been reclassified to conform to the 1996 and 1997 presentation.

 Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates.

 Property and Equipment

  Effective October 1, 1997, MobileMedia shortened the estimated useful life of pagers from four to three years. This change resulted in additional depreciation expense of approximately $2,500 in 1997.

  Property and equipment are stated at cost, less accumulated depreciation.

  While several companies manufacture pagers, MobileMedia purchases a significant percentage of its pagers from one supplier. Any disruption of such supply could have a material impact on MobileMedia's operations.

  Expenditures for maintenance are charged to expense as incurred.

  Upon retirement of pagers, the cost and related accumulated depreciation are removed from the accounts and the net book value, if any, is charged to depreciation expense. Upon the sale of pagers, the net book value is charged to cost of products sold.

               MOBILEMEDIA COMMUNICATIONS, INC. AND SUBSIDIARIES

  Depreciation and amortization are computed using the straight-line method over the following estimated useful lives:

   Pagers............................................................    3 years
   Radio transmission equipment......................................   10 years
   Computer equipment................................................    4 years
   Furniture and fixtures............................................    5 years
   Leasehold improvements............................................ 1-10 years
   Buildings.........................................................   30 years

 Intangible Assets

  Intangible assets consist primarily of customer lists, FCC licenses, a non-competition agreement, software and the excess of consideration paid over fair values of net assets acquired and are being amortized principally using the straight-line method over periods ranging from 1 to 40 years. In connection with the impairment writedown discussed below, MobileMedia revised the lives of FCC licenses and customer lists to 25 years and 3 years, respectively.

 Impairment of Long-Lived Assets

  In accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of", MobileMedia records impairment losses on long-lived assets used in operations when events and circumstances indicate that the assets might be impaired and the undiscounted cash flows estimated to be generated by those assets are less than the net book value of those assets. In 1997, MobileMedia determined impairment existed with respect to its long-lived assets as of December 31, 1996. Such determination was based upon the existence of adverse business circumstances, such as MobileMedia's bankruptcy, its 1996 operating results and the uncertainty associated with the pending FCC proceeding. In July 1998, MobileMedia evaluated the ongoing value of its long-lived assets effective December 31, 1996 and, based on this evaluation, MobileMedia determined that intangible assets with a net book value of $1,118,231 were impaired and wrote them down by $792,478 to their estimated fair value. Fair value was determined through the application of generally accepted valuation methods to MobileMedia's projected cash flows, discounted at an estimated market rate of interest. The remaining carrying amount of long-lived assets are expected to be recovered based on MobileMedia's estimates of cash flows. However, it is possible that such estimates could change based upon the uncertainties of the bankruptcy process and because future operating and financial results may differ from those projected which may require further writedowns to fair value.

 Debt Issue Costs

  Debt issue costs, which relate to the long term debt discussed in Note 6, are reported as "Other assets" in the accompanying balance sheets. Such costs amounted to $26,582 at December 31, 1996, $22,939 at December 31, 1997 and $20,206 at September 30, 1998 (unaudited) and are being amortized on a straight line basis over the term of the related debt.

 Restructuring Costs

  Restructuring costs are primarily comprised of professional fees constituting administrative expenses incurred by MobileMedia as a result of reorganization under Chapter 11 of the Bankruptcy Code.

 Income Taxes

  Income taxes are accounted for by the liability method in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes".

               MOBILEMEDIA COMMUNICATIONS, INC. AND SUBSIDIARIES

 Unaudited Interim Financial Statements

  The interim financial information as of September 30, 1998 and the nine months ended September 30, 1997 and 1998 contained herein is unaudited but, in the opinion of management, includes all adjustments of a normal recurring nature that are necessary for a fair presentation of the financial position, results of operations, and cash flows for the periods presented. Results of operations for the interim periods presented are not necessarily indicative of results of operations for the entire year.

 New Authoritative Accounting Pronouncements

  In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130 "Reporting Comprehensive Income" ("SFAS No. 130"), which is effective for years beginning after December 15, 1997. SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components (revenues, expenses, gains, and losses) in a full set of general-purpose financial statements. This Statement requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. SFAS No. 130 is effective for financial statements for fiscal years beginning after December 15, 1997, and therefore MobileMedia will adopt the new requirements retroactively in 1998. Management does not anticipate that the adoption of SFAS No. 130 will have a significant effect on MobileMedia's reporting.

  In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 131 "Disclosures about Segments of an Enterprise and Related Information" ("SFAS No. 131"), which is effective for years beginning after December 15, 1997. SFAS No. 131 establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports. It also establishes standards for related disclosures about products and services, geographic areas, and major customers. SFAS No. 131 is effective for financial statements for fiscal years beginning after December 15, 1997. Management has not completed its review of SFAS No. 131, but does not anticipate that the adoption of this statement will have any effect on MobileMedia's reporting.

  In April 1998, the Accounting Standards Executive Committee of the Financial Accounting Standards Board issued Statement of Position 98-5 ("SOP 98-5") "Reporting on the Costs of Start-Up Activities". SOP 98-5 requires costs of start-up activities and organization costs to be expensed as incurred. Initial application of SOP 98-5 will be reported as the cumulative effect of a change in accounting principle. MobileMedia intends to adopt SOP 98-5 effective January 1, 1999. The adoption of SOP 98-5 is not expected to have a material effect on MobileMedia's financial position or results of operations.

3. ACQUISITIONS AND DIVESTITURES

  On September 3, 1998, MobileMedia completed the sale of 166 transmission towers to Pinnacle Towers, Inc. ("Pinnacle") for $170.0 million in cash (the "Tower Sale"). Under the terms of a lease with Pinnacle, MobileMedia will lease antenna sites located on these towers for an initial period of 15 years at an aggregate annual rental of $10.7 million. The sale was accounted for in accordance with Statement of Financial Accounting Standards No. 28, Accounting for Sales with Leasebacks, and resulted in a recognized gain of $94.2 million and a deferred gain of $70.0 million. The deferred gain will be amortized on a straight-line basis over the initial lease period of 15 years. Subsequent to the sale, MobileMedia distributed the $170.0 million in proceeds to its secured creditors, who had a lien on such assets.

  On January 4, 1996, MobileMedia completed its acquisition of MobileComm, BellSouth's paging and wireless messaging unit, and an associated nationwide two-way narrowband 50/12.5 kHz PCS license, and

               MOBILEMEDIA COMMUNICATIONS, INC. AND SUBSIDIARIES

BellSouth agreed to enter into a two-year non-compete agreement and a five-year reseller agreement with MobileMedia (the "MobileComm Acquisition"). The aggregate consideration paid for the MobileComm Acquisition (excluding fees and expenses and related financing costs) was approximately $928,709.

  The MobileComm Acquisition has been accounted for as a purchase transaction in accordance with Accounting Principles Board Opinion No. 16 and, accordingly, the financial statements for the periods subsequent to January 4, 1996 reflect the purchase price and transaction costs of $24,328, allocated to tangible and intangible assets acquired and liabilities assumed based on their estimated fair values as of January 4, 1996. The allocation of the purchase price is summarized as follows:

   Current assets................................................... $  55,301
   Property and equipment...........................................   112,986
   Intangible assets................................................   934,269
   Other assets.....................................................       143
   Liabilities assumed..............................................  (149,662)
                                                                     ---------
                                                                     $ 953,037
                                                                     =========

  On August 31, 1995, MobileMedia purchased the paging assets and messaging services business (the "Paging Business") of Dial Page, Inc. ("Dial Page"), including the capital stock of two wholly-owned Dial Page subsidiaries, and assumed certain liabilities of the Paging Business (the "Dial Page Acquisition"). The purchase price for the Paging Business was $187,396, comprised of cash and the assumption by MobileMedia of the aggregate principal amount of and accrued interest on certain indebtedness of Dial Page.

  The Dial Page Acquisition has been accounted for as a purchase transaction in accordance with Accounting Principles Board Opinion No. 16 and, accordingly, the financial statements for the periods subsequent to August 31, 1995 reflect the purchase price, including bond tender premium and consent, and fees of $7,444 and transaction costs of $5,339, allocated to tangible and intangible assets acquired and liabilities assumed based on their estimated fair values as of August 31, 1995.

  The allocation of the purchase price is summarized as follows:

   Current assets.................................................... $  3,441
   Property and equipment............................................   37,406
   Intangible assets.................................................  167,101
   Other assets......................................................       74
   Liabilities assumed...............................................   (7,843)
                                                                      --------
                                                                      $200,179
                                                                      ========

  Results of operations for the year ended December 31, 1995 include results of Dial Page subsequent to August 31, 1995. The following unaudited pro forma information reflects the results of operations of MobileMedia assuming the Dial Page and MobileComm acquisitions had occurred as of January 1, 1995.

                                                                  YEAR ENDED
                                                               DECEMBER 31, 1995
                                                               -----------------
   Net revenue................................................     $ 559,236
   Net loss...................................................     $(213,173)

  On October 23, 1995, MobileMedia completed the purchase of additional capacity for its nationwide Private Carrier Paging channel for $10,175 from MAP Mobile Communications, Inc.

               MOBILEMEDIA COMMUNICATIONS, INC. AND SUBSIDIARIES

4. PROPERTY AND EQUIPMENT

  Property and equipment are summarized as follows:

                                                   DECEMBER 31,
                                                 ----------------- SEPTEMBER 30,
                                                   1996     1997       1998
                                                 -------- -------- -------------
                                                                    (UNAUDITED)
Pagers.......................................... $228,924 $196,791   $175,994
Radio transmission equipment....................  191,952  202,296    201,822
Computer equipment..............................   25,641   30,896     32,215
Furniture and fixtures..........................   19,435   20,918     21,890
Leasehold improvements..........................   14,943   14,652     16,022
Construction in progress........................    1,494    1,128      4,664
Land, buildings and other.......................   12,947    7,911      6,476
                                                 -------- --------   --------
                                                  495,336  474,592    459,083
Accumulated depreciation........................  167,579  216,655    240,210
                                                 -------- --------   --------
Property and equipment, net..................... $327,757 $257,937   $218,873
                                                 ======== ========   ========

5. INTANGIBLE ASSETS

                                                 DECEMBER 31,
                  ---------------------------------------------------------------------------
                                     1996                                   1997              SEPTEMBER 30, 1998 (UNAUDITED)
                  -------------------------------------------- ------------------------------ ------------------------------
                                           FAS 121
                             ACCUMULATED  IMPAIRMENT           ADJUSTED ACCUMULATED           ADJUSTED ACCUMULATED
                     COST    AMORTIZATION   CHARGE      NET      COST   AMORTIZATION   NET      COST   AMORTIZATION   NET
                  ---------- ------------ ----------  -------- -------- ------------ -------- -------- ------------ --------
FCC Licenses....  $  774,731  $ (22,757)  $(490,651)  $261,323 $261,323   $ (8,918)  $252,405 $261,323   $(14,882)  $246,441
Customer lists..     288,137   (102,735)   (120,972)    64,430   64,430    (21,477)    42,953   64,430    (37,584)    26,846
Software........       3,500     (1,167)     (2,333)       --       --         --         --       --         --         --
Non-competition
 agreement......     125,999   (114,029)    (11,970)       --       --         --         --       --         --         --
Excess of
 consideration
 paid over fair
 value of net
 assets
 acquired.......     176,646    (10,094)   (166,552)       --       --         --         --       --         --         --
                  ----------  ---------   ---------   -------- --------   --------   -------- --------   --------   --------
                  $1,369,013  $(250,782)  $(792,478)  $325,753 $325,753   $(30,395)  $295,358 $325,753   $(52,466)  $273,287
                  ==========  =========   =========   ======== ========   ========   ======== ========   ========   ========

  MobileMedia is not amortizing the cost of two nationwide Personal Communications Services ("PCS") licenses, one acquired directly from the FCC and the other as a result of the MobileComm acquisition, since the construction of paging networks related to such licenses has not been completed.

               MOBILEMEDIA COMMUNICATIONS, INC. AND SUBSIDIARIES

6. DEBT

  Debt is summarized as follows:

                                               DECEMBER 31,
                                           --------------------- SEPTEMBER 30,
                                              1996       1997        1998
                                           ---------- ---------- -------------
                                                                  (UNAUDITED)
DIP credit facility....................... $      --  $   10,000   $    --
Revolving loan............................     99,000     99,000     72,900
Term loan.................................    550,000    550,000    406,100
10 1/2% Senior Subordinated Deferred
 Coupon Notes due December 1, 2003........    172,628    174,125    174,125
9 3/8% Senior Subordinated Notes due
 November 1, 2007.........................    250,000    250,000    250,000
Dial Page Notes...........................      1,570      1,570      1,570
Note Payable..............................        998        986        986
                                           ---------- ----------   --------
  Total debt.............................. $1,074,196 $1,085,681   $905,681
                                           ========== ==========   ========

  The debt obligations of MobileMedia include:

    1) A debtor-in-possession credit facility ("DIP Facility") with a syndicate of lenders including The Chase Manhattan Bank, as Agent (the "DIP Lenders"). As of September 30, 1998 there were no funded borrowings and as of December 31, 1997, there was $10,000 of borrowings outstanding under this facility. MobileMedia is subject to certain financial and operating restrictions customary to credit facilities of this type including a limitation on periodic capital expenditures, minimum allowable periodic EBITDA and retention of a turnaround professional. Additionally, MobileMedia is required to make monthly interest payments to the DIP Lenders. The DIP Facility bears interest at a rate of LIBOR plus 250 basis points or Base Rate plus 150 basis points, at the option of MobileMedia. During 1997, the debtors drew down $47 million of borrowings and repaid $37 million under the DIP Facility. During January and February, 1998 the Debtors repaid an additional $10 million. On January 27, 1998, the DIP Facility was amended and reduced from $200,000 to $100,000. On August 12, 1998, MobileMedia received approval from the Bankruptcy Court to extend the DIP Facility to March 31, 1999 and further reduce it from $100,000 to $75,000.

    2) A $750,000 senior secured and guaranteed credit agreement (the "Pre-Petition Credit Agreement") with a syndicate of lenders including The Chase Manhattan Bank, as Agent. As of September 30, 1998 there was $479,000 outstanding under this facility consisting of term loans of $101,500 and $304,600 and loans under a revolving credit facility totaling $72,900. This agreement was entered into on December 4, 1995, in connection with the financing of the MobileComm Acquisition. Commencing in 1996 MobileMedia was in default under this agreement. As a result of such default and the bankruptcy filing, MobileMedia has no borrowing capacity under this agreement. Since the Petition date, MobileMedia has brought current its interest payments and has been making monthly payments to the lenders under the Pre-Petition Credit Agreement equal to the amount of interest accruing under such agreement. On September 3, 1998, MobileMedia repaid $170,000 of borrowings under the Pre-Petition Credit Agreement with proceeds from the Tower Sale (see Note 3).

    3) $250,000 Senior Subordinated Notes due November 1, 2007 (the "9 3/8% Notes") issued in November 1995, concurrent with MobileMedia's second offering of Class A Common Stock (See Note 11). These notes bear interest at a rate of 9 3/8% payable semiannually on May 1 and November 1 of each year. On November 1, 1996, MobileMedia did not make its scheduled interest payment on its 9 3/8% Notes which constituted an event of default. The note holders have not exercised any rights or remedies afforded such

               MOBILEMEDIA COMMUNICATIONS, INC. AND SUBSIDIARIES holders (which rights include, but are not limited to, acceleration of the stated maturity of the notes). Since the Petition date, any such right or remedy is subject to the automatic stay created by the Bankruptcy Code.

    4) $210,000 of Senior Subordinated Deferred Coupon Notes (the "Deferred Coupon Notes") issued, at a discount, in November 1993. The Deferred Coupon Notes accrete at a rate of 10 1/2%, compounded semiannually, to an aggregate principal amount of $210,000 by December 1, 1998 after which interest is paid in cash at a rate of 10 1/2% and is payable semiannually. By virtue of the missed interest payments on the 9 3/8% Notes and the Pre-Petition Credit Agreement an event of default has occurred. The note holders have not exercised any rights or remedies afforded such holders (which rights include, but are not limited to, acceleration of the stated maturity of the notes). Since the Petition date, any such right or remedy is subject to the automatic stay created by the Bankruptcy Code.

 Interest Expense on Debt

  Interest paid during the years ended December 31, 1995, 1996 and 1997, and the nine months ended September 30, 1997 and 1998 (unaudited) was $9,828, $65,978, $76,624, $58,114 and $41,321, respectively. Total interest cost incurred for the years ended December 31, 1995, 1996 and 1997 was $31,952, $94,231 and $68,409, respectively of which $176, $1,292 and $1,249 was capitalized. Total interest cost incurred for the nine months ended September 30, 1997 and 1998 was $51,661 and $42,573, respectively of which $130 and $124 was capitalized.

  Subsequent to the Petition date, interest was accrued and paid only on the Pre-Petition Credit Agreement and the DIP Facility. If not for the filing, interest expense for the year ended December 31, 1997 and the nine months ended September 30, 1997 and 1998 (unaudited) would have been approximately $104,152, $78,067 and $75,994 respectively.

7. RELATED PARTY TRANSACTIONS

  On February 8, 1995 MMC Parent called upon certain investors for an additional $25,000 of capital which was required to be contributed to MobileMedia in exchange for 137,095 shares of Class A and 2,362,900 shares of Class B common stock at $10 per share and warrants to purchase 51,014 shares of Class A Common Stock. On June 13, 1995, MobileMedia received the $25,000 from the exercise of such call.

8. INCOME TAXES

  The components of income tax benefit (expense) are as follows:

                                                        YEAR ENDED DECEMBER 31,
                                                       -------------------------
                                                        1995     1996     1997
                                                       ------- --------- -------
   Current:
     Federal.......................................... $   --  $     --  $   --
     State and local..................................     --        --      --
                                                       ------- --------- -------
   Deferred:
     Federal..........................................     --     52,081     --
     State and local..................................     --     17,361     --
                                                       ------- --------- -------
       Total.......................................... $   --  $  69,442 $   --
                                                       ======= ========= =======

  MobileMedia is included in the MMC Parent's consolidated federal income tax return. Income taxes are presented in the accompanying financial statements as if MobileMedia filed tax returns as a separate consolidated entity.

               MOBILEMEDIA COMMUNICATIONS, INC. AND SUBSIDIARIES

  A reconciliation of income tax benefit and the amount computed by applying the statutory federal income tax rate to loss before income taxes is as follows:

                                                  YEAR ENDED DECEMBER 31,
                                                -----------------------------
                                                  1995      1996       1997
                                                --------  ---------  --------
   Tax benefit at federal statutory rate....... $ 14,377  $ 395,285  $ 43,604
   Goodwill and intangible amortization and
    writedown..................................      --     (95,362)      --
   Valuation allowance on federal deferred tax
    assets.....................................  (14,377)  (230,481)  (43,604)
                                                --------  ---------  --------
     Total..................................... $    --   $  69,442  $    --
                                                ========  =========  ========

  The effect of the valuation allowance shown above represents federal tax effects on income from continuing operations.

  Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for federal and state income tax purposes. The components of deferred tax liabilities are as follows:

                                                            DECEMBER 31,
                                                         --------------------
                                                           1996       1997
                                                         ---------  ---------
   Deferred tax liabilities:
     Difference in book and tax basis of fixed assets... $     --   $  10,206
     Other..............................................       --          68
                                                         ---------  ---------
       Net deferred tax liabilities.....................       --      10,274
   Deferred tax assets:
     Accounts receivable reserves.......................    22,476     10,578
     Differences between the book and tax basis of
      intangible assets.................................   136,492    128,462
     Difference between book and tax basis of accrued
      liabilities.......................................     3,425      5,089
     Net operating loss carryforward....................    80,440    161,840
     Difference between book and tax basis of fixed
      assets............................................     2,208        --
     Other..............................................     1,357        --
                                                         ---------  ---------
       Total deferred assets............................   246,398    305,969
       Valuation allowances for deferred tax assets.....  (249,053)  (298,350)
                                                         ---------  ---------
       Net deferred tax assets..........................    (2,655)     7,619
                                                         =========  =========
       Net deferred tax liabilities..................... $   2,655  $   2,655
                                                         =========  =========

  As of December 31, 1997, MobileMedia has available net operating loss carryforwards for tax purposes of approximately $400,000 which expire in years 2008 through 2012. Utilization of these losses may be limited under Section 382 of the Internal Revenue Code.

  MobileMedia believes consummation of the public offering of 15,525,000 shares of Class A Common Stock on November 7, 1995 caused an ownership change for MobileMedia for purposes of Section 382 of the Code. As a result, the use of MobileMedia's pre-ownership change net operating loss carryforwards will be limited annually by the Section 382 Limitation, which is estimated to be approximately $40.0 million. If a second ownership change occurred subsequent to November 7, 1995, which has not been determined, use of MobileMedia's net operating losses would be severely limited. It is also anticipated that the net operating loss carryforwards and possibly other tax attributes will be substantially reduced as a result of consummation of the Plan.

               MOBILEMEDIA COMMUNICATIONS, INC. AND SUBSIDIARIES

9. LEASES

  Certain facilities and equipment used in operations are held under operating leases. In accordance with the Bankruptcy Code, all lease contracts will be reviewed, and subject to Court approval, are subject to rejection. Rental expenses under operating leases were $14,983, $44,574, $43,453, $32,891 and $30,847 for the years ended December 31, 1995, 1996 and 1997 and the nine months ended September 30, 1997 and 1998 (unaudited), respectively. At December 31, 1997, the aggregate minimum rental commitments under leases were as follows:

   1998................................................................ $ 23,566
   1999................................................................   18,953
   2000................................................................   14,037
   2001................................................................    7,625
   2002................................................................    4,788
   Thereafter..........................................................    7,707
                                                                        --------
                                                                        $ 76,676
                                                                        ========

  On March 23, 1998, MobileMedia moved into a new headquarters facility pursuant to a lease with Miller Freeman, Inc. entered into with Bankruptcy Court approval. On April 1, 1998, MobileMedia, with Bankruptcy Court approval, assigned its prior lease of rental property used for its Headquarters office to Southwestern Bell Yellow Pages, Inc. The lease expires in June, 2001. The estimated annual savings related to this lease assignment and the lease with Miller Freeman, Inc. is approximately $1,400. The cost savings is not reflected in the above minimum rental commitments.

10. EMPLOYEE BENEFIT PLANS

  MobileMedia has adopted a retirement savings plan that allows all employees who have been employed for one year and have at least 1,000 hours of credited service to contribute and defer up to 15% of their compensation. Effective February 1, 1996, MobileMedia began a matching contribution of 50% of the first 2% of the elected deferral plus an additional 25% of the next 4% of the elected deferral. MobileMedia's matching contribution was $700 in 1996, $730 in 1997 and $555 and $506 for the nine months ended September 30, 1997 and 1998 (unaudited), respectively.

  Employees of MobileComm and Dial Page who were hired by MobileMedia were eligible to participate in MobileMedia's retirement savings plan based on their recognized MobileComm and Dial Page service date. As of the date of the MobileComm and Dial Page Acquisitions employees with one year and at least 1,000 hours of credited service were eligible to participate.

11. COMMON STOCK, STOCK OPTION PLANS AND STOCK WARRANTS

  On July 6, 1995, MMC Parent issued an aggregate of 8,000,000 shares of Class A Common Stock in a public offering at a price of $18.50 per share. MMC Parent received net proceeds from the sale of approximately $137,975. In addition, on July 25, 1995, the underwriters exercised their over-allotment option to purchase an additional 800,000 shares of Class A Common Stock at the initial public offering price. Accordingly, MMC Parent received additional net proceeds of $13,910 for the over-allotment shares. On November 13, 1995, MMC Parent issued an aggregate of 13,500,000 shares of Class A Common Stock at a public offering price of $23.75 resulting in net proceeds of approximately $308,755. In addition, the underwriters exercised their over-allotment option to purchase an additional 2,025,000 shares of Class A Common Stock at the public offering price resulting in additional net proceeds of approximately $46,170.

               MOBILEMEDIA COMMUNICATIONS, INC. AND SUBSIDIARIES

 Non-Employee Directors

  MobileMedia adopted a stock option plan under which options to purchase MobileMedia's Class A Common Stock would be granted to the Company's non-employee directors. Options for a total of 121,800 shares of Class A Common Stock were issued under the Plan since the beginning of the Plan. All exercise prices per share were considered to be the fair market value at the date of grant. The plan was amended in 1997 to provide that no additional options may be granted. Accordingly, no additional options were granted after 1996 under the Plan. At December 31, 1996, options for a total of 92,040 shares of Class A Common Stock, at exercise prices ranging from $10.00 to $26.38, were outstanding. At December 31, 1997, options for a total of 90,290 shares of Class A Common Stock were outstanding.

 Employees

  MobileMedia has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations in accounting for its employee stock options because the alternative fair value accounting provided for under FASB Statement No. 123, "Accounting for Stock-Based Compensation," requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, because the exercise price of MobileMedia's employee stock option equals the market price of the underlying stock on the date of grant, no compensation expense is recognized. In light of MobileMedia's current circumstances, the pro forma effect of stock compensation expense pursuant to SFAS No. 123 has not been calculated. MobileMedia adopted the 1993 MobileMedia Corporation Stock Option Plan (the "Option Plan") under which options to purchase shares of MobileMedia's Class A Common Stock may be granted to officers and key employees of MobileMedia.

  Two types of options may be granted under the Option Plan: options intended to qualify as incentive stock options under Section 422 of the Code, and "non-qualified" stock options not specifically authorized or qualified for favorable federal income tax treatment under the Code. The option exercise price for incentive stock options granted under the Option Plan may not be less than the fair market value (as defined in the Option Plan) of Parent's Class A Common Stock on the date the option is granted. The exercise price of non-qualified stock options may be set by the Board of Directors at a discount from fair market value. Prior to the Petition date, qualified and non-qualified options issued to certain current and former officers and key employees of MobileMedia to purchase up to 1,618,740, 1,414,893 and 1,276,515, shares of Class A Common Stock at December 31, 1996 and 1997 and September 30, 1998, respectively, at exercise prices ranging from $6.81 to $10.00 per share, were outstanding.

12. COMMITMENTS AND CONTINGENCIES

  MobileMedia is party to a number of lawsuits and other matters arising in the ordinary course of business.

  As announced on September 27, 1996 and October 21, 1996, MobileMedia discovered misrepresentations and other violations that occurred during the licensing process for as many as 400 to 500, or approximately 6% to 7%, of its approximately 8,000 local transmission one-way paging stations. MobileMedia caused an investigation to be conducted by its outside counsel, and a comprehensive report regarding these matters was provided to the FCC in the fall of 1996. In cooperation with the FCC, outside counsel's investigation was expanded to examine all MobileMedia's paging licenses, and the results of that investigation were submitted to the FCC on November 8, 1996.

  On January 13, 1997, the FCC issued a Public Notice relating to the status of certain FCC authorizations held by MobileMedia. Pursuant to the Public Notice, the FCC announced that it had (i) automatically terminated approximately 185 authorizations for paging facilities that were not constructed by the expiration date of their construction permits and remained unconstructed, (ii) dismissed approximately 93 applications for fill-in sites

               MOBILEMEDIA COMMUNICATIONS, INC. AND SUBSIDIARIES around existing paging stations (which had been filed under the so-called "40-mile rule") as defective because they were predicated upon unconstructed facilities and (iii) automatically terminated approximately 99 other authorizations for paging facilities that were constructed after the expiration date of their construction permits. With respect to the approximately 99 authorizations where the underlying station was untimely constructed, the FCC granted MobileMedia interim operating authority subject to further action by the FCC.

  On April 8, 1997, the FCC adopted an order commencing an administrative hearing into the qualification of MobileMedia to remain a licensee. The order directed an Administrative Law Judge to take evidence and develop a full factual record on directed issues concerning MobileMedia's filing of false forms and applications. MobileMedia was permitted to operate its licensed facilities and provide service to the public during the pendency of the hearing.

  On June 6, 1997, the FCC issued an order staying the hearing proceeding in order to allow MobileMedia to develop and consummate a plan of reorganization that provides for a change of control of MobileMedia and a permissible transfer of MobileMedia's FCC licenses. The order was originally granted for ten months and was extended by the FCC through October 6, 1998. The order, which is based on an FCC doctrine known as Second Thursday, provides that, if there is a change of control that meets the conditions of Second Thursday, the regulatory issues designated for administrative hearing will be resolved by the transfer of MobileMedia's FCC licenses to the new owners of MobileMedia and the hearing will not proceed. MobileMedia believes that a reorganization plan that provides for either a conversion of certain existing debt to equity, in which case existing MobileMedia shares will be eliminated, or a sale or merger of MobileMedia will result in a change of control that will satisfy the Second Thursday doctrine. On September 2, 1998, MobileMedia and Arch Communications Group, Inc. filed a joint Second Thursday application. MobileMedia believes the plan of reorganization referenced in the application satisfies the conditions of Second Thursday. On October 5, 1998, a supplement was filed to notify the FCC of certain modifications to the proposed transaction. The application was accepted for filing by public notice dated October 15, 1998. On October 16, 1998, MobileMedia and Arch filed a joint supplement of data requested by the staff of the Wireless Telecommunications Bureau to assist in their evaluation of the application.

  In the event that MobileMedia was unable to consummate a plan of reorganization that satisfies the conditions of Second Thursday, MobileMedia would be required to proceed with the hearing, which, if adversely determined, could result in the loss of MobileMedia's licenses or substantial monetary fines, or both. Such an outcome would have a material adverse effect on MobileMedia's financial condition and results of operations.

  Prior to the Petition date, five actions allegedly arising under the federal securities laws were filed against MobileMedia and certain of its present and former officers, directors and underwriters in the United States District Court for the District of New Jersey (the "New Jersey District Court"). These actions were subsequently consolidated as In re MobileMedia Securities Litigation, No. 96-5723 (AJL) (the "New Jersey Actions"). A consolidated amended complaint (the "Complaint") was filed on November 21, 1997. The Complaint does not name MobileMedia as a defendant.

  In June 1997, the Debtors initiated an Adversary Proceeding in the Bankruptcy Court to stay the prosecution of the New Jersey Actions. Pursuant to a Stipulation entered into among the Debtors and the plaintiffs in the New Jersey Actions and "So Ordered" by the Bankruptcy Court on October 31, 1997, the plaintiffs in the New Jersey Actions could conduct only limited discovery in connection with the New Jersey Actions and could not file any pleadings, except responses to motions to dismiss, until the earlier of September 30, 1998 and the effective date of a plan of reorganization. On October 21, 1998, the defendents' motion to dismiss the New Jersey Actions filed with the New Jersey District Court on January 16, 1998 was denied.

               MOBILEMEDIA COMMUNICATIONS, INC. AND SUBSIDIARIES

  In addition to the New Jersey Actions, two lawsuits (together, the "California Actions" and, together with the New Jersey Actions, the "Securities Actions") were filed in September 1997 in the United States District Court for the Northern District of California and the Superior Court of California naming as defendants certain former officers and certain present and former directors of MobileMedia, certain investment entities and the Debtors' independent auditors. None of the Debtors is named as defendant in the California Actions.

  On November 4, 1997, the Debtors commenced an adversary proceeding in the Bankruptcy Court seeking to stay the prosecution of the California Actions against the named defendants. At hearings held on December 10, 1997 and May 29, 1998, the Bankruptcy Court enjoined the plaintiffs in the California Actions until September 15, 1998 from taking certain actions in connection with the California Actions, with certain exceptions.

  Neither the New Jersey Actions nor the California Actions name any of the Debtors as a defendant. However, proofs of claim have been filed against the Debtors by the plaintiffs in the New Jersey Actions, and both the New Jersey Actions and the California Actions may give rise to claims against the Debtors' Directors, Officers and Corporate Liability Insurance Policy. It is anticipated that under any plan of reorganization for MobileMedia these Claims will receive no distributions.

  Three former employees have pre-petition agreements which provide an incentive payment of up to $300 to each of them if the EBITDA for 1996 of an entity specified in such agreements equals or exceeds $82,000, subject to certain adjustments (the "1996 Target"), and of up to $1,000 to each of them if the EBITDA for 1998 of an entity specified in such agreements equals or exceeds $125,100, subject to certain adjustments (the "1998 Target"). One current and four former employees have pre-petition agreements which provide for incentive payments of up to $150 to each of them if the specified entity meets the 1996 Target and of up to $300 to each of them if the specified entity meets the 1998 Target. Several former employees have submitted proofs of claim with the Bankruptcy Court with respect to these incentive payments. MobileMedia intends to object to these unsecured claims.

13. OTHER INVESTMENTS

  On March 21, 1995, MobileMedia purchased a 33% interest in Abacus Communications Partners, L.P., a Delaware limited partnership, from Abacus Business Services, Inc. for $1,641. Abacus Communications Partners, L.P. is one of MobileMedia's alphanumeric dispatch services providers. The investment has been accounted for under the equity method in accordance with Accounting Principles Board Opinion No. 18. Under the equity method, original investments are recorded at cost and adjusted by MobileMedia's share of undistributed earnings or losses of the purchased company. MobileMedia's share of income
(loss) of affiliate, net of distribution, for the years ended December 31, 1995, 1996 and 1997 and for the nine months ended September 30, 1997 and 1998 (unaudited), was $(303), $162, $69, $(54) and $97, respectively.

14. IMPACT OF YEAR 2000 (UNAUDITED)

GENERAL

  Computer systems were originally designed to recognize calendar years by the last two digits in the date code field. Beginning in the year 2000, these date code fields will need to accept four digit entries to distinguish twenty-first century dates from twentieth century dates. Any of MobileMedia's computer programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities. As a result, in less than two years, the computerized systems (including both information and non-information

               MOBILEMEDIA COMMUNICATIONS, INC. AND SUBSIDIARIES technology systems) and applications used by MobileMedia will need to be reviewed, evaluated and, if and where necessary, modified or replaced to ensure that all financial, information and operating systems are Year 2000 compliant.

 State of Readiness

  MobileMedia has formed an internal task force comprised of representatives of its various relevant departments to address Year 2000 compliance matters. The task force has undertaken a preliminary review of internal and external areas that are likely to be affected by Year 2000 compliance matters and has classified the various areas as mission critical, important or non-critical/non-important. MobileMedia also expects to hire outside consultants to review MobileMedia's testing methodology and test results, to assess its contingency planning and to provide general oversight relating to Year 2000 compliance matters.

  With respect to internal matters, MobileMedia has completed a review of its hardware and software to determine whether its business-related applications (including applications relating to distribution, finance, inventories, operations, pager activation, purchasing and sales/marketing) will be year 2000 compliant. In addition, in the last quarter of 1998, programs designed to identify Year 2000 problems associated with dates embedded in certain business-related files were created and run to identify any Year 2000 compliance issues. While the results of the tests are still being analyzed, relatively few Year 2000 problems were identified. Additional testing is scheduled for the first quarter of 1999, including testing of MobileMedia's financial and human resource software packages. There can be no assurance, however, that such testing has, or will, detect all compliance issues related to the Year 2000 problem.

  With respect to external matters, MobileMedia has distributed questionnaires and requests for certification to its mission critical vendors and is in the process of obtaining and reviewing the responses thereto. The questionnaires have requested information concerning embedded technologies of such vendors, the hardware and software applications used by such vendors and the Year 2000 compliance efforts of such vendors relating thereto.

 Estimated Year 2000 Compliance Costs

  MobileMedia has an information technology staff of approximately 68 people that has addressed technical issues relating to the Year 2000 compliance matters. To date, MobileMedia has incurred approximately $50,000 in costs (excluding in-house labor and hardware) in connection with Year 2000 compliance matters. In addition, MobileMedia has purchased upgraded hardware at a cost of approximately $150,000 for use as redundant equipment in testing for Year 2000 problems in an isolated production environment. MobileMedia estimates that it will expend approximately $200,000 on additional software and other items related to the Year 2000 compliance matters.

  In addition, MobileMedia estimates that it will incur approximately $200,000 in costs relating to Year 2000 remediation efforts for its paging network hardware. MobileMedia has also upgraded its paging network hardware over the fiscal year 1998 and plans further upgrades in fiscal year 1999. Such upgrades have not been and are not expected to be purchased solely for remediation of the Year 2000 compliance problems; such upgrades are not themselves expected to have Year 2000 compliance problems.

 Risks relating to Year 2000 Compliance Matters

  MobileMedia has a goal to become Year 2000 compliant with respect to internal matters during calendar year 1999. Although MobileMedia has begun and is undertaking testing of its internal business-related hardware

               MOBILEMEDIA COMMUNICATIONS, INC. AND SUBSIDIARIES and software applications, there can be no assurances that such testing will detect all applications that may be affected by Year 2000 compliance problems. With respect to external matters, due to the multi-dependent and interdependent issues raised by Year 2000 compliance, including many factors beyond its control, MobileMedia may face the possibility that one or more of its mission critical vendors, such as its utilities, telephone carriers, equipment manufacturers or satellite carriers, may not be Year 2000 compliant on a timely basis. Because of the unique nature of such vendors, alternate providers may not be available. Finally, MobileMedia does not manufacture any of the pagers, paging-related hardware or network equipment used by MobileMedia or its customers in connection with MobileMedia's paging operations. Although MobileMedia has tested such equipment, it has also relied upon the representations of its vendors with respect to their Year 2000 readiness. MobileMedia can give no assurance as to the accuracy of such vendors' representations.

 Contingency Planning

  MobileMedia has begun the process of assessing contingency plans that might be available in the event of either internal or external Year 2000 compliance problems. To this end, MobileMedia's various internal departments have begun to prepare assessments of potential contingency alternatives. The Task Force will undertake a review of these assessments in respect of application of contingency plans on a department-by-department basis and on a company-wide basis. MobileMedia intends to complete its contingency planning in respect of Year 2000 compliance during calendar year 1999.

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  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY
REPRESENTATIONS IN CONNECTION WITH THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR ANY OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF ARCH SINCE THE DATE HEREOF OR THAT ANY INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                               ----------------

                           SUMMARY TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
Prospectus Summary.......................................................   1
Risk Factors.............................................................  15
The Exchange Offer.......................................................  27
Use of Proceeds..........................................................  35
Capitalization...........................................................  36
Selected Consolidated Financial and Operating Data.......................  37
Management's Discussion and Analysis of Financial Condition and Results
 of Operations...........................................................  41
Business.................................................................  52
Management...............................................................  65
Principal Stockholders...................................................  71
Description of Certain Indebtedness......................................  73
Description of Notes.....................................................  81
Certain Federal Income Tax Considerations................................ 110
Plan of Distribution..................................................... 115
Legal Matters............................................................ 116
Experts.................................................................. 116
Glossary of Defined Terms................................................ 117
Index to Financial Statements............................................ F-1
Annex A.................................................................. A-1

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                                 $130,000,000

               [LOGO OF ARCH COMMUNICATIONS, INC. APPEARS HERE]

                           ARCH COMMUNICATIONS, INC.

                               OFFER TO EXCHANGE

                        12  3/4% SENIOR NOTES DUE 2007

                         FOR ALL OUTSTANDING 12  3/4%

                             SENIOR NOTES DUE 2007


                           ------------------------

                                  PROSPECTUS

                           ------------------------


                                JANUARY 5, 1999

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